UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ALLERGAN PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Allergan plc ordinary shares (the “Allergan shares”)

(2)

Aggregate number of securities to which transaction applies:

337,362,154 Allergan securities as of August 5, 2019, which consists of: (A) 328,029,799 Allergan shares, (B) Allergan options to purchase an aggregate 6,108,800 Allergan shares, (C) 2,843,429 Allergan shares subject to outstanding restricted stock unit awards and (D) 380,126 Allergan shares subject to Allergan performance stock unit awards.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated by multiplying (x) 337,362,154, the aggregate number of securities to which the transaction applies, by (y) $160.335, representing the average of the high and low prices reported on the New York Stock Exchange for a share of Allergan plc ordinary shares on August 5, 2019.

	(4)	Proposed maximum aggregate value of transaction: $54,090,960,961.59

	(5)	Total fee paid: $6,555,824.47

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED AUGUST 12, 2019

ALLERGAN PLC

Clonshaugh Business and Technology Park,

Coolock, Dublin D17 E400 Ireland

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Shareholders:

You are cordially invited to attend two special meetings of the shareholders of Allergan plc, referred to as “Allergan.” The first, the special Court-ordered meeting, is to be held on [                    ], 2019 at [            ] local time, at [            ], and the second, the extraordinary general meeting of shareholders, referred to as the “extraordinary general meeting,” is to be held on [                    ], 2019 at [            ] local time, at [            ], or, if the special Court-ordered meeting has not concluded by [            ] local time, as soon as possible after the conclusion or adjournment of the special Court-ordered meeting.

As previously announced, on June 25, 2019, Allergan entered into a Transaction Agreement, referred to as the “Transaction Agreement,” by and among Allergan, AbbVie Inc., a Delaware corporation, referred to as “AbbVie,” and Venice Subsidiary LLC, a Delaware limited liability company and a direct wholly owned subsidiary of AbbVie, referred to as “Acquirer Sub.” Under the terms of the Transaction Agreement, Acquirer Sub will acquire Allergan (referred to as the “acquisition” or the “transaction”) pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014, referred to as the “Act,” and a capital reduction under Sections 84 to 86 of the Act, which are collectively referred to as the “scheme.” As a result of the scheme, Allergan will become a wholly owned subsidiary of AbbVie.

As consideration for the acquisition, Allergan shareholders will be entitled to receive at the effective time of the scheme, referred to as the “effective time,” (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock, par value $0.01 per share (the “AbbVie common stock”), in exchange for each Allergan ordinary share held by such Allergan shareholders, which together are referred to as the “scheme consideration.” If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the completion of the acquisition (the “completion”) (as reasonably determined by AbbVie) (the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh trading day prior to the date of completion (the “completion date”) to the closing of trading on the second to last trading day prior to the completion date.

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement, and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case, as further described below.

You are being asked to vote on a proposal to approve the scheme at both special meetings, as well as additional proposals being presented at the extraordinary general meeting that shareholders must approve in order to properly implement the scheme and upon which approval of the acquisition is conditioned. The scheme is also subject to approval by the Irish High Court. More information about the transaction and the proposals is contained in the accompanying proxy statement. We urge all Allergan shareholders to read the accompanying proxy statement, including the annexes and the documents incorporated by reference therein, carefully and in their entirety. In particular, we urge you to read carefully “Risk Factors” beginning on page 19 of the accompanying proxy statement.

Your proxy is being solicited by the members of the board of directors of Allergan entitled to solicit your proxy under the Irish Takeover Rules.

After careful consideration, the members of the board of directors of Allergan entitled to make a recommendation in this matter under the Irish Takeover Rules (additional information regarding interests in the transaction of the directors entitled to make such recommendation may be found in “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61 of the accompanying proxy statement, and each subsequent reference to the Allergan board of directors is intended to refer to the members so entitled) have unanimously determined that the Transaction Agreement and the transactions contemplated by the Transaction Agreement, including the scheme, are fair to and in the best interests of Allergan and its shareholders and that the terms of the scheme are fair and reasonable. The Allergan board of directors recommends unanimously that you vote “FOR” all proposals. In considering the recommendation of the Allergan board of directors, you should be aware that certain directors and executive officers of Allergan have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61 for more information. Your vote is very important. Please vote as soon as possible, whether or not you plan to attend the special meetings, by following the instructions in the accompanying proxy statement.

On behalf of the Allergan board of directors, thank you for your consideration and continued support.

Very truly yours,

Brenton L. Saunders Chairman, President and Chief Executive Officer	Christopher J. Coughlin Lead Independent Director

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transaction or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, the accompanying proxy statement is not intended to be and is not a prospectus for the purposes of the Companies Act 2014, Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 or the Central Bank (Investment Market Conduct) Rules 2019, and the Central Bank of Ireland has not approved this document.

The accompanying proxy statement is dated [                    ], 2019, and is first being mailed to shareholders of Allergan on or about [                    ], 2019.

ADDITIONAL INFORMATION

The accompanying proxy statement incorporates by reference important business and financial information about Allergan from documents that are not included in or delivered with the proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in the proxy statement by requesting them in writing or by telephone from Allergan at the following address, email or telephone number:

Allergan plc

5 Giralda Farms

Madison, New Jersey 07940

Attn: Investor Relations

(862) 261-7000

investor.relations@allergan.com

In addition, if you have questions about the transaction or the special meetings, or if you need to obtain copies of the accompanying proxy statement, proxy cards or other documents incorporated by reference in the proxy statement, you may contact the contact listed below. You will not be charged for any of the documents you request.

1407 Broadway – 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

If you would like to request documents, please do so by [                    ], 2019 in order to receive them before the special meetings.

For a more detailed description of the information incorporated by reference in the accompanying proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 149 of the accompanying proxy statement.

ALLERGAN PLC

Clonshaugh Business and Technology Park,

Coolock, Dublin D17 E400 Ireland

NOTICE OF COURT MEETING OF SHAREHOLDERS

IN THE HIGH COURT No. [2019/[                ] [                ]]

IN THE MATTER OF ALLERGAN PLC

– and –

IN THE MATTER OF THE COMPANIES ACT 2014

NOTICE IS HEREBY GIVEN that by an Order dated [                    ], 2019, made in the above matters, the Irish High Court has directed a meeting (referred to as the “special Court-ordered meeting”) to be convened of the holders of the Scheme Shares (as defined in the proposed scheme of arrangement that is included in the document of which this Notice forms a part) of Allergan plc (“Allergan”) for the purpose of considering and, if thought fit, approving a resolution to approve (with or without modification) a scheme of arrangement pursuant to Chapter 1 of Part 9 of the Companies Act 2014 proposed to be made between Allergan and the holders of the Scheme Shares (referred to as the “scheme” or “scheme of arrangement”) (and that such meeting will be held at [            ], on [                    ] 2019, at [            ] (Irish time)), at which place and time all holders of the Scheme Shares entitled to vote thereat are invited to attend; such resolution being in the following terms:

“That the scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the High Court be agreed to.”

A copy of the scheme of arrangement and a copy of the explanatory statement required to be furnished pursuant to Section 452 of the Companies Act 2014 are included in the document of which this Notice forms a part.

Scheme Shareholders (as defined in the proposed scheme of arrangement that is included in the document of which this Notice forms a part) may vote in person at the special Court-ordered meeting or they may appoint another person, whether a member of Allergan or not, as their proxy to attend, speak and vote in their stead. A white form of proxy for use at the special Court-ordered meeting is enclosed with this Notice. Completion and return of a form of proxy will not preclude a Scheme Shareholder from attending and voting in person at the special Court-ordered meeting, or any adjournment thereof, if that shareholder wishes to do so. Any alteration to the form of proxy must be initialed by the person who signs it.

It is requested that forms of proxy duly completed and signed, together with any power of attorney, if any, under which it is signed, be submitted to Allergan’s inspector of election, [            ] no later than 3:59 p.m. (Eastern Time in the U.S.) on the day before the special Court-ordered meeting but, if forms are not so submitted, they may be handed to the Chairman of the special Court-ordered meeting before the start of the special Court-ordered meeting and will still be valid.

Scheme Shareholders may also submit a proxy or proxies via the internet by accessing the website www.proxyvote.com or vote by telephone by calling the toll-free telephone number listed on www.proxyvote.com or on the voter instruction form or proxy card anytime up to 3:59 p.m. (Eastern Time in the U.S.) on [            ]. All proxies will be forwarded to Allergan’s registered address electronically.

In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members of Allergan in respect of the joint holding.

Entitlement to attend and vote at the meeting, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to the register of members of Allergan as of [            ] p.m. (Eastern Time in the U.S.) on [                    ] 2019, which is referred to as the “Voting Record Time.” In each case, changes to the register of members of Allergan after such time shall be disregarded for the purposes of being entitled to vote.

If the form of proxy is properly executed and returned to Allergan’s inspector of election, it will be voted in the manner directed by the shareholder executing it, or if no directions are given, it will be voted at the discretion of the Chairman of the special Court-ordered meeting or any other person duly appointed as proxy by the shareholder.

In the case of a corporation, the form of proxy must be either under its Common Seal or under the hand of an officer or attorney, duly authorized.

By the said Order, the Irish High Court has appointed [            ] or, failing [him] [her], [            ], or, failing [him] [her], [            ], to act as Chairman of said meeting and has directed the Chairman to report the result thereof to the Irish High Court.

Subject to the approval of the resolution proposed at the meeting convened by this notice, the requisite resolutions to be proposed at the extraordinary general meeting of Allergan convened for [                    ] 2019 and the satisfaction of the other conditions to the completion of the scheme of arrangement, it is anticipated that the Irish High Court will order that the hearing of the application to sanction said scheme of arrangement will take place in [            ] [20[19][20]].

Terms shall have the same meaning in this Notice as they have in the proxy statement accompanying this Notice.

Said scheme of arrangement will be subject to the subsequent sanction of the Irish High Court.

Issued Shares and Total Voting Rights

The total number of issued Scheme Shares held by Scheme Shareholders as of the Voting Record Time (as defined in the proposed scheme of arrangement that is included in the document of which this Notice forms a part) entitled to vote at the special Court-ordered meeting is [            ]. The resolution at the special Court-ordered meeting shall be decided on a poll. Every holder of an Allergan ordinary share (excluding AbbVie and its affiliates, to the extent they hold Allergan ordinary shares) as of the Voting Record Time will have one vote for every Allergan ordinary share carrying voting rights of which he, she or it is the holder. A holder of an Allergan ordinary share as of the Voting Record Time (whether present in person or by proxy) who is entitled to more than one vote need not use all his, her or its votes or cast all his, her or its votes in the same way. In order for the resolution at the special Court-ordered meeting to pass, those voting to approve the scheme must: (a) represent a simple majority (being more than fifty percent (50%)) in number of the shareholders of record of Allergan ordinary shares as of the Voting Record Time present and voting (in person or by proxy), and (b) also represent three-fourths (75%) or more in value of the Allergan ordinary shares held by such holders as of the Voting Record Time, present and voting (in person or by proxy).

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE SPECIAL COURT-ORDERED MEETING (WHETHER IN PERSON OR BY PROXY) SO THAT THE IRISH

HIGH COURT CAN BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF ALLERGAN SHAREHOLDER OPINION. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL COURT-ORDERED MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR BY INTERNET OR TELEPHONE IN THE MANNER PROVIDED ABOVE. IF YOU ATTEND THE SPECIAL COURT-ORDERED MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A COMPLETED FORM OF PROXY.

Dated [                ] 2019

Arthur Cox

Ten Earlsfort Terrace

Dublin 2

Ireland

Solicitors for Allergan

ALLERGAN PLC

Clonshaugh Business and Technology Park,

Coolock, Dublin D17 E400 Ireland

NOTICE OF EXTRAORDINARY GENERAL MEETING OF ALLERGAN PLC

NOTICE IS HEREBY GIVEN that an EXTRAORDINARY GENERAL MEETING of Allergan plc (referred to as “Allergan”) will be held at [            ], on [                    ] 2019, at [            ] (local time) (or, if the special Court-ordered meeting has not concluded by [            ] local time, as soon as possible after the conclusion or adjournment of the special Court-ordered meeting (as defined in the scheme of arrangement that is included in the document of which this Notice forms a part (the “Scheme of Arrangement”))) for the purpose of considering and, if thought fit, passing the following resolutions of which resolutions 1, 3, 5 and 6 will be proposed as ordinary resolutions and resolutions 2 and 4 as special resolutions:

1.	Ordinary Resolution: To Approve the Scheme of Arrangement

That, subject to the approval by the requisite majorities of the Scheme of Arrangement at the special Court-ordered meeting, the Scheme of Arrangement (a copy of which has been produced to this meeting and for the purposes of identification signed by the Chairman thereof) in its original form or with or subject to any modification, addition or condition approved or imposed by the Irish High Court be approved and the directors of Allergan be authorized to take all such action as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

2.	Special Resolution: Cancellation of Cancellation Shares Pursuant to the Scheme of Arrangement

That, subject to the passing of resolution 1 (above) and to the confirmation of the Irish High Court pursuant to Section 84 of the Companies Act 2014 and pursuant to Article 48 of Allergan’s articles of association, the issued capital of Allergan be reduced by cancelling and extinguishing all the Cancellation Shares (as defined in the Scheme of Arrangement) but without thereby reducing the authorized share capital of Allergan.

3.	Ordinary Resolution: Directors’ Authority to Allot Securities and Application of Reserves

That, subject to the passing of resolutions 1 and 2 (above):

(i)

the directors of Allergan be and are hereby generally authorized pursuant to and in accordance with Section 1021 of the Companies Act 2014 to give effect to this resolution and accordingly to effect the allotment of the New Allergan Shares (as defined in the Scheme of Arrangement) referred to in paragraph (ii) below provided that (a) this authority shall expire on September 25, 2020, (b) the maximum aggregate nominal amount of shares which may be allotted hereunder shall be an amount equal to the nominal value of the Cancellation Shares (as defined in the Scheme of Arrangement) and (c) this authority shall be without prejudice to any other authority under said Section 1021 previously granted before the date on which this resolution is passed; and

(ii)

forthwith upon the reduction of capital referred to in resolution 2 above taking effect, the reserve credit arising in the books of account of Allergan as a result of the cancellation of the Cancellation Shares be applied in paying up in full at par such number of new Allergan Shares as shall be equal to the aggregate of the number of Cancellation Shares cancelled pursuant to resolution 2 above, such new Allergan Shares to be allotted and issued to Venice Subsidiary LLC (“Acquirer Sub”) and/or its nominee(s) in the manner described in the Scheme of Arrangement, credited as fully paid up and free from all liens, charges, encumbrances, rights of pre-emption and any other third-party rights of any nature whatsoever.

4.	Special Resolution: Amendment to Articles

That, subject to the Scheme becoming effective, the articles of association of Allergan be amended by adding the following new Article 171:

171. Scheme of Arrangement

(a)

In these Articles, the “Scheme” or the “Scheme of Arrangement” means the scheme of arrangement dated [    ] between the Company and the holders of the scheme shares (which comprise the ordinary shares of the Company that are cancelled or transferred under the Scheme) (the “Scheme Shares”) under Chapter 1 of Part 9 of the Companies Act 2014 in its original form or with or subject to any modification, addition or condition approved or imposed by the Irish High Court and expressions defined in the Scheme and (if not so defined) in the document containing the explanatory statement circulated with the Scheme under Section 452 of the Companies Act 2014 shall have the same meanings in this Article 171.

(b)

Notwithstanding any other provision of these Articles, if the Company allots and issues any ordinary shares (other than to Venice Subsidiary LLC (“Acquirer Sub”) and/or its nominee(s)) on or after the Voting Record Time (as defined in the Scheme of Arrangement) and prior to the Scheme Record Time (as defined in the Scheme of Arrangement), such shares shall be allotted and issued subject to the terms of the Scheme and the holder or holders of those shares shall be bound by the Scheme accordingly.

(c)

Notwithstanding any other provision of these Articles, if any new ordinary shares of the Company are allotted or issued to any person (a “new member”) (other than to Acquirer Sub and/or its nominee(s)) on or after the Scheme Record Time, the new member shall, provided that the Scheme has become effective, have such shares (the “Post-Scheme Shares”) transferred immediately, free of all encumbrances, to Acquirer Sub and/or its nominee(s) as Acquirer Sub and/or its nominee(s) may direct in consideration of and conditional on the payment by Acquirer Sub to the new member of the consideration to which the new member would have been entitled under the terms of the Scheme had such ordinary shares transferred to Acquirer Sub and/or its nominee(s) hereunder been Scheme Shares at the Scheme Record Time.

(d)

On any reorganisation of, or material alteration to, the share capital of the Company or AbbVie Inc. (“AbbVie”) (including, without limitation, any subdivision and/or consolidation), the value of the consideration per Post-Scheme Share under paragraph (c) above shall be adjusted by the Company and AbbVie in such manner as the auditors of the Company or an independent investment bank selected by the Company and AbbVie may determine to be fair and reasonable to reflect such reorganisation or alteration. References in this article to shares shall, following such adjustment, be construed accordingly.

(e)

Fractions of shares of AbbVie common stock will not be issued or transferred to new members pursuant to this Article 171. Instead, new members shall receive in lieu of such fractional entitlements, cash in an amount in U.S. dollars (rounded down to the nearest cent) equal to such fractional amount multiplied by the last reported sale price of shares of AbbVie common stock on NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by AbbVie) on the last Business Day prior to the Effective Date.

(f)

In order to give effect to any such transfer required by this Article 171, the Company may appoint any person to execute and deliver a form of transfer on behalf of or as attorney for, the new member in favour of Acquirer Sub and/or its nominee(s) without the need for any further action being required to give effect thereto. Pending the registration of Acquirer Sub and/or its nominee(s) as a holder of any share to be transferred under this Article 171, the new member shall not be entitled to exercise any rights attaching to any such share unless so agreed by Acquirer Sub and Acquirer Sub shall be irrevocably empowered to appoint a person nominated by Acquirer Sub to act as attorney or agent on behalf of any holder of that share in accordance with any directions Acquirer Sub may give in relation to any dealings with or disposal of that share (or any interest in it), the exercise of any rights attached to it or receipt of any distribution or other benefit accruing or payable in respect of it, and any holder(s)

-ii-

of that share must exercise all rights attaching to it in accordance with the directions of Acquirer Sub. The Company shall not be obliged to issue a certificate to the new member for any such share.

(g)

In addition to the power in Article 154, the distributable reserve arising in the books of account of the Company as a result of the cancellation of the Cancellation Shares (as defined in the Scheme of Arrangement) may be applied by the Board at such time as the Board shall determine in paying up in full at par such number of New Allergan Shares (as defined in the Scheme of Arrangement) as shall be equal to the aggregate of the number of Cancellation Shares, such New Allergan Shares to be allotted and issued to Acquirer Sub and/or its nominee(s) in the manner described in the Scheme, credited as fully paid up and free from all liens, charges, encumbrances, rights of pre-emption and any other third-party rights of any nature whatsoever.

5.	Ordinary Resolution (non-binding, advisory): Approval of Specified Compensatory Arrangements between Allergan and its Named Executive Officers

That, on a non-binding, advisory basis, specified compensatory arrangements between Allergan and its named executive officers relating to the transaction (as more particularly described in the section of the accompanying proxy statement captioned “Interests of Certain Persons in the Transaction” beginning on page 61) be approved.

6.	Ordinary Resolution: Adjournment of the Extraordinary General Meeting

That any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve resolutions 1 through 4, be approved.

By order of the Board	Allergan plc
EVP and Chief Legal Officer and Corporate Secretary	Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland
A. Robert D. Bailey
Dated: [ ] 2019

Notes:

1.

Each Allergan shareholder is entitled to attend, speak and vote at the extraordinary general meeting or is entitled to appoint a proxy to attend, speak and vote in his or her place (using the form of proxy provided or in the form in section 184 of the Companies Act 2014). A proxy need not be a member of Allergan.

2.

Entitlement to attend, speak and vote at the extraordinary general meeting, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to the register of members of Allergan as of [            ] (Eastern Time in the U.S.) on [                    ] 2019, which is referred to as the “Voting Record Time.” In each case, changes to the register of members of Allergan after such time will be disregarded for the purposes of being entitled to vote.

3.	This document is available at www.materials.proxyvote.com.

4.

You may vote your shares in person at the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, we encourage you to vote the shares: (i) by accessing the internet site www.proxyvote.com up until 3:59 p.m. Eastern Time (in the U.S.) on [            ], (ii) by calling the toll-free telephone number 1-800-690-6903 to submit your form of proxy up until 3:59 p.m. Eastern Time (in the U.S.) on [            ], or (iii) by marking, dating and signing any form of proxy or voter instruction form provided to you and returning it in the accompanying postage prepaid envelope as quickly as possible, to be received by 3:59 p.m. Eastern Time (in the U.S.) on [            ] (which will be forwarded to Allergan’s registered address electronically).

-iii-

5.

It is requested that forms of proxy duly completed and signed, together with any power of attorney, if any, under which it is signed, be submitted to Allergan’s inspector of election, in accordance with Note 4. If forms are not so submitted, they may be handed to the Chairman of the extraordinary general meeting before the start of the extraordinary general meeting and will still be valid.

6.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in the Allergan register of members in respect of the joint holding.

-iv-

-i-

(cont.)

-ii-

(cont.)

-iii-

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the transaction and each special meeting. These questions and answers highlight only some of the information contained in this proxy statement. They may not contain all the information that is important to you. You should read carefully this entire proxy statement, including the annexes and the documents incorporated by reference into this proxy statement, to understand fully the proposed transactions and the voting procedures for the special meetings. See “Where You Can Find More Information” beginning on page 149. Unless otherwise specified, all references in this proxy statement to “Allergan” refer to Allergan plc, a public limited company incorporated in Ireland; all references in this proxy statement to “AbbVie” refer to AbbVie Inc., a Delaware corporation; all references in this proxy statement to Acquirer Sub refer to Venice Subsidiary LLC, a Delaware limited liability company; all references to the “Transaction Agreement” refer to the Transaction Agreement, dated as of June 25, 2019, by and among Allergan, AbbVie and Acquirer Sub, a copy of which is included as Annex A to this proxy statement; all references to the “conditions appendix” refer to the conditions to the acquisition and the scheme, a copy of which is included as Annex B to this proxy statement; and all references to the “expenses reimbursement agreement” refer to the Expenses Reimbursement Agreement, dated as of June 25, 2019, by and between Allergan and AbbVie, which is included as Annex C to this proxy statement. Unless otherwise indicated, all references to “dollars” or “$” in this proxy statement are references to U.S. dollars. If you are in any doubt about this transaction you should consult an independent financial advisor who, if you are taking advice in Ireland, is authorized or exempted by the Investment Intermediaries Act 1995 (as amended), or the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017).

Q:	Why am I receiving this proxy statement?

A:

Allergan, AbbVie and Acquirer Sub have entered into the Transaction Agreement, pursuant to which Acquirer Sub will acquire Allergan by means of a “scheme of arrangement,” or “scheme,” which is referred to in this proxy statement as the “acquisition.”

The Irish High Court has ordered the convening of a special Court-ordered meeting of Allergan shareholders in order to obtain shareholder approval of the scheme of arrangement, which is referred to as the “special Court-ordered meeting.” At [    ] on [    ], 2019, or, if the special Court-ordered meeting has not concluded by [    ] local time, as soon as possible after the conclusion or adjournment of the special Court-ordered meeting, Allergan will hold an extraordinary general meeting in order to obtain shareholder approval of the resolutions necessary to implement the scheme of arrangement and related resolutions. The special Court-ordered meeting and the extraordinary general meeting are referred to collectively as the “special meetings.”

It will not be possible to complete the acquisition unless the requisite Allergan shareholder approvals described above are obtained at each special meeting. However, as described below, the acquisition is not conditioned on approval of certain additional matters being presented at the extraordinary general meeting.

We have included in this proxy statement important information about the acquisition, the Transaction Agreement (a copy of which is attached as Annex A), the conditions appendix (a copy of which is attached as Annex B), the expenses reimbursement agreement (a copy of which is attached as Annex C) and the Allergan special meetings. You should read this information carefully and in its entirety. If you are a record holder, the enclosed voting materials allow you to vote your shares without attending each or either special meeting by granting a proxy or voting your shares by mail, telephone or over the internet. If you hold your shares through a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such shares.

Q:	When and where will each special meeting be held?

A:	The special Court-ordered meeting will be held at the [ ], on [ ], 2019, at [ ], local time.

The extraordinary general meeting will be held at [    ], on [    ], 2019, at [    ], local time or, if the special Court-ordered meeting has not concluded by [    ] local time, as soon as possible after the conclusion of the special Court-ordered meeting.

Q:	What will the Allergan shareholders receive as consideration in the acquisition?

A:

As consideration for the acquisition, Allergan shareholders will be entitled to receive at the effective time (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock, in exchange for each Allergan ordinary share held by such Allergan shareholders. If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the completion (as reasonably determined by AbbVie) (referred to as the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Allergan shareholders will not receive any fractional shares of AbbVie common stock as scheme consideration. Instead, fractional shares will be aggregated and sold in the market by the exchange agent, with the net proceeds of any such sale distributed in cash pro rata to the Allergan shareholders whose fractional entitlements have been sold.

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case as further described below.

Q:	What proposals are being voted on at each Allergan special meeting and what shareholder vote is required to approve those proposals?

A:	Special Court-Ordered Meeting

Allergan shareholders are being asked to vote on a proposal to approve the scheme at both the special Court-ordered meeting and at the extraordinary general meeting. The vote required for such proposal is different at each of the meetings, however. As set out in full under the section entitled “Part 2—Explanatory Statement—Consents and Special Meetings” beginning on page 154, in order for the resolution at the special Court-ordered meeting to pass, those voting to approve the scheme must: (a) represent a simple majority (being more than fifty percent (50%)) in number of the Allergan shareholders of record as of the Voting Record Time, present and voting (in person or by proxy), and (b) also represent three-fourths (75%) or more in value of the Allergan ordinary shares held by such holders as of the Voting Record Time, present and voting (in person or by proxy).

Because the vote required to approve the proposal at the special Court-ordered meeting is based on votes properly cast at the meeting, and because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, along with failures to vote, will have no effect on such proposal.

The acquisition is conditioned on approval of the scheme at the special Court-ordered meeting.

Extraordinary General Meeting

Set forth below is a table summarizing certain information with respect to the resolutions to be voted on at the extraordinary general meeting:

Extraordinary General Meeting Resolution #	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Approve the scheme of arrangement and authorize the directors of Allergan to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.	Ordinary	Yes

2	Approve the cancellation of any Allergan ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan ordinary shares which are held from time to time by AbbVie, Acquirer Sub or any other subsidiary of AbbVie, if any).	Special	Yes

3	Authorize the directors of Allergan to allot and issue new Allergan shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme.	Ordinary	Yes

4	Amend the articles of association of Allergan so that any ordinary shares of Allergan that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration.	Special	Yes

5	Approve, on a non-binding, advisory basis, specified compensatory arrangements between Allergan and its named executive officers relating to the transaction.	Ordinary	No

6	Approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the extraordinary general meeting to approve resolutions 1 through 4.	Ordinary	No

At the extraordinary general meeting, the requisite approval of each of the resolutions depends on whether it is an “ordinary resolution” (resolutions 1, 3, 5 and 6), which requires the approval of at least a majority of the votes cast by the holders of Allergan ordinary shares present and voting, either in person or by proxy, or a “special resolution” (resolutions 2 and 4), which requires the approval of at least seventy-five percent (75%) of the votes cast by the holders of Allergan ordinary shares present and voting, either in person or by proxy.

For all the resolutions, because the votes required to approve such resolutions are based on votes properly cast at the extraordinary general meeting, and because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, along with failures to vote, will have no effect on the resolutions.

As of the Voting Record Time, the Allergan directors and executive officers had the right to vote approximately [    ] percent ([    ]%) of the Allergan ordinary shares then outstanding and entitled to vote at the special Court-ordered meeting and the extraordinary general meeting. It is expected that Allergan’s directors and executive officers will vote “FOR” each of the proposals at the special Court-ordered meeting and each of the proposals at the extraordinary general meeting, although none of them have entered into any agreement requiring them to do so.

Q:	Why are there two special meetings?

A:

Irish law requires that two separate shareholder meetings be held, the special Court-ordered meeting and the extraordinary general meeting. Both meetings are necessary to cause the scheme of arrangement to become effective.

At the special Court-ordered meeting, Allergan shareholders (excluding AbbVie and its affiliates, to the extent they hold Allergan ordinary shares) will be asked to approve the scheme for the purposes of satisfying the requirements of the Irish legislation upon which the scheme is based.

At the extraordinary general meeting, Allergan shareholders (including AbbVie and any of its affiliates, to the extent they hold Allergan ordinary shares) will also be asked to approve the scheme, authorize Allergan’s directors to take whatever actions they deem necessary or appropriate for carrying the scheme into effect and approve the cancellation of certain ordinary shares and issuance of new ordinary shares as part of the scheme and other related matters. For more detail on these matters, see “The Special Meetings of Allergan’s Shareholders” beginning on page 33.

Q:	What constitutes a quorum?

A:

Two or more holders of Allergan ordinary shares outstanding, present in person or by proxy, representing a majority of the voting power of Allergan at the Voting Record Time will constitute a quorum for each meeting. Allergan does not currently hold any ordinary shares in treasury (although any such shares would not be included in the calculation of the number of ordinary shares present at the special meetings for the purposes of determining a quorum in any event). Allergan’s inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Q:	What is the recommendation of the Allergan board of directors regarding the proposals being put to a vote at each special meeting?

A:

The board of directors of Allergan (excluding Thomas C. Freyman due to his ownership of AbbVie shares) has unanimously approved the Transaction Agreement and determined that the Transaction Agreement and the transactions contemplated by the Transaction Agreement, including the scheme, are fair to and in the best interests of Allergan and its shareholders and that the terms of the scheme are fair and reasonable. For the purposes of the remainder of this proxy statement, each reference to the Allergan board of directors (or any meeting thereof) is intended to refer to that board or meeting without any participation, recommendation or solicitation, as the case may be, by Mr. Freyman, who has recused himself from such participation, recommendation or solicitation.

The Allergan board of directors unanimously recommends that Allergan shareholders vote:

•	“FOR” the scheme of arrangement at the special Court-ordered meeting;

•	“FOR” the scheme of arrangement at the extraordinary general meeting;

•

“FOR” the cancellation of any Allergan ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan ordinary shares which are held from time to time by AbbVie, Acquirer Sub or any other subsidiary of AbbVie, if any);

•	“FOR” the authorization of the directors of Allergan to allot and issue new Allergan shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme;

•

“FOR” the amendment of the articles of association of Allergan so that any ordinary shares of Allergan that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration;

•	“FOR” the approval, on a non-binding, advisory basis, of specified compensatory arrangements between Allergan and its named executive officers; and

•

“FOR” the proposal to approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve the scheme of arrangement or the other resolutions, other than the advisory vote on specified compensatory arrangements, set out above.

See “The Transaction—Recommendation of the Allergan Board of Directors and Allergan’s Reasons for the Transaction” beginning on page 45.

In considering the recommendation of the Allergan board of directors, you should be aware that certain directors and executive officers of Allergan have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61.

Q:	When is the transaction expected to be completed?

A:

As of the date of this proxy statement, the transaction is expected to be completed by early 2020. However, no assurance can be provided as to when or if the transaction will be completed. The required vote of Allergan shareholders to adopt the required shareholder proposals at the special meetings, as well as the necessary regulatory consents and approvals, must first be obtained and other conditions specified in the conditions appendix must be satisfied or, to the extent applicable, waived.

Q:	Who is entitled to vote?

A:

The board of directors of Allergan has fixed a record date of [    ] as the Voting Record Time. If you were an Allergan shareholder of record at the Voting Record Time, you are entitled to receive notice of and to vote at each special meeting and any adjournments thereof.

Q:	What if I sell my Allergan ordinary shares after the Allergan record date?

A:

If you transfer your shares after the Allergan record date but before either special meeting, you will retain your right to vote at both special meetings, but will have transferred the right to receive the scheme consideration. In order to receive the scheme consideration, you must hold your shares through the completion of the transaction.

Q:	What if I buy Allergan shares after the record date?

A:

If you acquire additional Allergan ordinary shares after the Allergan record date, you will not have the right to vote in respect of those additional Allergan ordinary shares at either special meeting. You will have the right to receive the scheme consideration in respect of those additional Allergan ordinary shares if you hold such shares through the completion of the transaction.

Q:	How do I vote?

A:

If you are an Allergan shareholder of record, you will receive two proxy cards (one for the special Court-ordered meeting and one for the extraordinary general meeting). You may vote your shares at each Allergan special meeting in one of the following ways:

•	by mailing your applicable completed and signed proxy card in the enclosed return envelope;

•	by voting by telephone or over the internet as instructed on the applicable enclosed proxy card;

•	by handing your applicable completed and signed proxy card to the Chairman of the applicable special meeting before the start of the applicable special meeting; or

•	by attending the applicable special meeting and voting in person.

If you are an Allergan shareholder of record, the shares listed on your proxy cards will include, if applicable, shares held in a book-entry account at Computershare Trust Company, N.A., Allergan’s transfer agent.

If you hold your shares through a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such shares.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in the Allergan register of members in respect of the joint holding.

Q:	How do I vote shares acquired through an employee program?

A:

If you are an Allergan shareholder of record, the shares listed in each of your proxy cards will include, if applicable, shares held in a book-entry account at Computershare Trust Company, N.A., Allergan’s transfer agent.

If you hold your shares through a bank, broker or nominee, you will receive a separate Voter Instruction Form and should follow the instructions provided by your bank, broker or nominee in order to instruct them how to vote such shares.

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:

No. Your bank, broker or other nominee will not vote your shares if you do not provide your bank, broker or other nominee with a signed voting instruction form with respect to your shares, such failure to vote being referred to as a “broker non-vote.” Therefore, you should instruct your bank, broker or other nominee to vote your shares by following the directions your bank, broker or other nominee provides.

Brokers do not have discretionary authority to vote on any of the Allergan proposals at either special meeting.

Please see “The Special Meetings of Allergan’s Shareholders—Voting Ordinary Shares Held in Street Name” beginning on page 37.

Q:	How many votes do I have?

A:

At each special meeting, you are entitled to one vote for each Allergan ordinary share that you owned as of [    ] p.m. (Eastern Time in the U.S.) on the Allergan record date, also referred to as the Voting Record Time. As of the Voting Record Time on the Allergan record date, [    ] Allergan ordinary shares were outstanding and entitled to vote at the special Court-ordered meeting and at the extraordinary general meeting.

Q:	Should I send in my stock certificates now?

A:

No. Allergan shareholders should keep their existing stock certificates at this time. After the transaction is completed, you will receive written instructions for exchanging your stock certificates for consideration.

Q:	What do I need to do now?

A:

Shareholders entitled to vote at the special Court-ordered meeting have been sent a form of proxy card for that meeting, and shareholders entitled to vote at the extraordinary general meeting have been sent a form of proxy card for that meeting. Shareholders are strongly urged to complete and return their proxy cards as soon as possible and, in any event, no later than 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the special Court-ordered meeting on [    ] 2019 in the case of the proxy card for the special Court-ordered meeting and 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the extraordinary general meeting on [    ] 2019 in the case of the proxy card for the extraordinary general meeting. Even if you plan to attend either or both special meetings, we encourage you to vote by proxy before the special meeting(s) that you plan to attend. After carefully reading and considering the information contained in this proxy statement, including the annexes and the documents incorporated by reference, please submit your proxy or proxies by telephone or over the internet in accordance with the instructions set forth on the relevant enclosed proxy cards or mark, sign and date the applicable proxy card, and return it in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the applicable special meeting. Your proxy card or your telephone or internet directions will instruct the persons identified as your proxy to vote your shares at the applicable special meeting as directed by you. The proxy card for the special Court-ordered meeting and/or the proxy card for the extraordinary general meeting may also be handed to the Chairman of the special Court-ordered meeting and/or the extraordinary general meeting, as applicable, before the start of the respective special meeting on [    ] 2019 and will still be valid.

If a shareholder signs and returns his, her or its proxy card appointing the Chairman of the applicable special meeting as his, her or its proxy but does not mark the proxy card to tell the proxy how to vote on a voting item, such shares will be voted in respect of such voting item at the discretion of the Chairman of the applicable special meeting.

If you hold your Allergan ordinary shares through a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when instructing them how to vote your Allergan ordinary shares.

Q:	May I change my vote after I have mailed my signed proxy cards or voted by telephone or over the internet?

A:

Yes, you may change your vote at any time before your proxy is voted at the special Court-ordered meeting or at any time before your proxy is voted at the extraordinary general meeting. You can do this in one of four ways:

•

deliver a valid later-dated proxy by mail by 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the special Court-ordered meeting on [    ] 2019 in the case of the proxy card for the special Court-ordered meeting and 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the extraordinary general meeting on [    ] 2019 in the case of the proxy card for the extraordinary general meeting;

•

before the applicable special meeting, provide written notice that you have revoked your proxy to the Allergan Corporate Secretary, as applicable, so that it is received prior to midnight on the night before the applicable special meeting at the following address:

Allergan plc

Clonshaugh Business and Technology Park,

Coolock, Dublin, D17 E400 Ireland

Attention: Corporate Secretary

•	submit revised voting instructions by telephone or over the internet by following the instructions set forth on the proxy cards; or

•

attend the applicable special meeting and vote in person. Simply attending the applicable meeting, however, will not revoke your proxy or change your voting instructions; you must vote by ballot at the applicable meeting to change your vote.

If you have instructed a bank, broker or other nominee to vote your shares, you must follow directions received from your bank, broker or other nominee to change your vote or revoke your proxy.

Q:	Who can help answer my questions?

A:

If you have questions about the transaction, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy cards, you should contact MacKenzie Partners, the proxy solicitation agent for Allergan, by mail at 1407 Broadway – 27th Floor, New York, New York 10018 by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

If your shares are held by a broker, bank or other nominee, you should contact your broker, bank or other nominee for additional information.

Q:	Where can I find more information about Allergan?

A:	You can find more information about Allergan from various sources described under “Where You Can Find More Information” beginning on page 149.

SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, you should read carefully this entire proxy statement, including the annexes and the documents referred to or incorporated by reference in this proxy statement. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See also the section entitled “Where You Can Find More Information” beginning on page 149 of this proxy statement.

Information about the Companies (Page 76)

AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. AbbVie’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world.

AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly traded company as a result of the distribution by Abbott Laboratories (“Abbott”) of one hundred percent (100%) of the outstanding common stock of AbbVie to Abbott’s shareholders. AbbVie is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “ABBV.” AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, its telephone number is (847) 932-7900 and its website is www.abbvie.com. Information on AbbVie’s website is not incorporated by reference into or otherwise part of this proxy statement.

Allergan

Allergan is a global pharmaceutical leader. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology. Allergan has operations in more than 100 countries. Allergan’s ordinary shares are currently traded on the New York Stock Exchange under the symbol “AGN.” Allergan’s principal executive offices are located at Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, and its telephone number is (862) 261-7000 and its website is www.allergan.com. Information on Allergan’s website is not incorporated by reference into or otherwise part of this proxy statement.

Acquirer Sub

Acquirer Sub, a wholly owned subsidiary of AbbVie, is a limited liability company organized in Delaware solely for the purpose of effecting the acquisition. Acquirer Sub was formed on June 20, 2019. To date, Acquirer Sub has not conducted any activities other than those incidental to its formation and the execution of the Transaction Agreement and the other documents relating to the acquisition.

Acquirer Sub’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

The Transaction (Page 39)

On June 25, 2019, Allergan entered into the Transaction Agreement by and among Allergan, AbbVie and Acquirer Sub. Under the terms of the Transaction Agreement, Acquirer Sub will acquire Allergan pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Act”) and a capital reduction under Sections 84 to 86 of the Act (collectively referred to as the “scheme” or “scheme of arrangement”). As a result of the scheme, Allergan will become a wholly owned subsidiary of AbbVie.

Structure of the Transaction (Page 77)

Pursuant to the acquisition, Acquirer Sub will acquire the entire issued and to be issued ordinary share capital of Allergan by way of a scheme of arrangement. Upon the completion of the acquisition, Allergan will be a wholly owned subsidiary of AbbVie.

AbbVie reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the acquisition by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Transaction Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to Allergan shareholders (except for an acceptance condition set at eighty percent (80%) of the nominal value of the Allergan shares to which such offer relates and which are not already beneficially owned by AbbVie) as those which would apply in relation to the scheme, among other requirements.

Scheme Consideration to Allergan Shareholders (Page 77)

At the effective time, Allergan shareholders will be entitled to receive (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock, in exchange for each Allergan ordinary share held by such Allergan shareholders. If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the completion (as reasonably determined by AbbVie) (referred to as the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Allergan shareholders will not receive any fractional shares of AbbVie common stock as scheme consideration. Instead, fractional shares will be aggregated and sold in the market by the exchange agent, with the net proceeds of any such sale distributed in cash pro rata to the Allergan shareholders whose fractional entitlements have been sold.

Treatment of Allergan Options and Allergan Share Awards (Page 77)

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case, as further described below.

At the effective time, each Allergan stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time, will be substituted by AbbVie with an AbbVie stock option

(a “substituted AbbVie stock option”). The number of shares of AbbVie common stock subject to such substituted AbbVie stock option will equal (i) the number of Allergan ordinary shares (rounded down to the nearest whole share) subject to the Allergan stock option immediately prior to the effective time multiplied by (ii) the “equity award conversion ratio” (as defined below). The exercise price applicable to such substituted AbbVie stock option will equal (i) the exercise price of such Allergan stock option immediately prior to the effective time divided by (ii) the equity award conversion ratio (rounded up to the nearest whole cent).

“Allergan share awards” consist of Allergan restricted stock unit awards and Allergan performance stock unit awards. At the effective time, each Allergan share award that is outstanding immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award (a “substituted AbbVie share award”). The number of shares of AbbVie common stock subject to such substituted AbbVie share award will equal (i) the number of Allergan ordinary shares (rounded up to the nearest whole share) subject to the Allergan share award immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Each Allergan performance stock unit award will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service (and not subject to satisfaction of any performance-based vesting conditions), and for any performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, any applicable performance metrics will be deemed satisfied at one hundred and thirty percent (130%) of target as of the effective time.

Following the effective time, the substituted AbbVie stock options and substituted AbbVie share awards will have the same terms and conditions (including, for any performance stock unit awards, the same time-based vesting conditions, but excluding any performance-based vesting conditions, as described above) as applied to the corresponding Allergan stock option or Allergan share award immediately prior to the effective time, except for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The “equity award conversion ratio” is equal to the sum (rounded to the nearest one thousandth) of (i) the exchange ratio specified in the Transaction Agreement (currently 0.8660) and (ii) the quotient obtained by dividing (A) the per share cash consideration payable under the Transaction Agreement ($120.30) by (B) the volume-weighted average price of a share of AbbVie common stock for the ten (10) trading day period starting with the opening of trading on the eleventh (11th) trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Recommendation of the Allergan Board of Directors and Allergan’s Reasons for the Transaction (Page 45)

The Allergan board of directors has approved the Transaction Agreement and determined that the Transaction Agreement and the transactions contemplated by the Transaction Agreement, including the scheme, are advisable for, fair to and in the best interests of Allergan and the Allergan shareholders, and that the terms of the scheme are fair and reasonable.

The Allergan board of directors recommends that Allergan shareholders vote:

•	“FOR” the scheme of arrangement at the special Court-ordered meeting;

•	“FOR” the scheme of arrangement at the extraordinary general meeting;

•

“FOR” the cancellation of any Allergan ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan ordinary shares which are held from time to time by AbbVie, Acquirer Sub or any other subsidiary of AbbVie, if any);

•	“FOR” the authorization of the directors of Allergan to allot and issue new Allergan shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme;

•

“FOR” the amendment of the articles of association of Allergan so that any ordinary shares of Allergan that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration;

•	“FOR” the approval, on a non-binding, advisory basis, of specified compensatory arrangements between Allergan and its named executive officers; and

•

“FOR” the proposal to approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve the Scheme of Arrangement or the other resolutions set out above, other than the advisory vote on specified compensatory arrangements.

The Allergan board of directors considered many factors in making their determination that the Transaction Agreement and the transactions contemplated thereby, including the scheme, are advisable for, fair to and in the best interests of Allergan and Allergan’s shareholders, and that the terms of the scheme are fair and reasonable. For a more complete discussion of these factors, see “The Transaction—Recommendation of the Allergan Board of Directors and Allergan’s Reasons for the Transaction” beginning on page 45.

In considering the recommendation of the Allergan board of directors, you should be aware that certain directors and executive officers of Allergan have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61.

Opinion of J.P. Morgan Securities LLC (Page 49)

J.P. Morgan Securities LLC, which we refer to in this proxy statement as “J.P. Morgan,” delivered its opinion for the benefit of Allergan’s board of directors that, as of June 24, 2019 and based upon and subject to the factors and assumptions set forth therein, the scheme consideration was fair, from a financial point of view, to the holders of Allergan ordinary shares.

The full text of the written opinion of J.P. Morgan, dated June 24, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. J.P. Morgan provided its opinion for the information and assistance of the Allergan board of directors in connection with its consideration of the transaction. The J.P. Morgan opinion is not a recommendation as to how any holder of Allergan ordinary shares should vote with respect to the transaction or any other matter.

Pursuant to an engagement letter between Allergan and J.P. Morgan, Allergan has agreed to pay J.P. Morgan a transaction fee of $123.0 million, of which $12.5 million became payable upon delivery of J.P. Morgan’s opinion (regardless of the conclusion reached therein), and the balance of which is payable at the effective time of the transaction contemplated by the Transaction Agreement. See “The Transaction—Opinion of J.P. Morgan Securities LLC” beginning on page 49 of this proxy statement.

Interests of Certain Persons in the Transaction (Page 61)

In considering the recommendation of the Allergan board of directors with respect to the Transaction Agreement, you should be aware that some of Allergan’s directors and executive officers have interests in the proposed transaction that are in addition to, or different from, any interests of Allergan’s shareholders generally.

Interests of Allergan’s directors and executive officers that may be in addition to, or different from, any interests of Allergan’s shareholders include the vesting of equity awards and payment of severance benefits upon certain qualifying terminations of employment during a specified period following a change in control of Allergan, eligibility to receive transaction-related retention awards, the extension of the Chief Executive Officer’s employment agreement on the same terms under his current employment agreement, dated as of August 3, 2015, and rights to ongoing indemnification and insurance coverage. In addition, Thomas C. Freyman is not participating in the recommendation of the Allergan board of directors as Mr. Freyman is regarded under Rule 3 of the Irish Takeover Rules as having a conflict of interest due to Mr. Freyman’s shareholding in AbbVie.

These interests are discussed in more detail in the section entitled “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61. The Allergan board of directors was aware of the additional or different interests set forth herein and considered such interests along with other matters in approving the Transaction Agreement and the proposed transaction.

Material Tax Consequences of the Proposed Transaction (Page 71)

For Irish tax purposes, the receipt of cash and AbbVie common stock for Allergan ordinary shares pursuant to the scheme of arrangement should not be within the charge to Irish capital gains tax in the case of Allergan shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and who do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency. See “Material Tax Consequences of the Proposed Transaction—Irish Tax Considerations—Taxation of Chargeable Gains” and “Part 2—Explanatory Statement” beginning on pages 71 and 152 respectively.

For U.S. federal income tax purposes, the receipt of cash and AbbVie common stock for Allergan ordinary shares pursuant to the scheme will be a taxable transaction, and a U.S. holder (as defined below under “Material Tax Consequences of the Proposed Transaction—Material U.S. Federal Income Tax Considerations”) will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash and the fair market value of the AbbVie common stock received in the scheme and (ii) the U.S. holder’s adjusted tax basis in the Allergan ordinary shares surrendered in exchange therefor.

Holders of Allergan ordinary shares should read the section entitled “Material Tax Consequences of the Proposed Transaction” beginning on page 71 for a more complete discussion of certain Irish and U.S. federal income tax consequences of the scheme. Tax matters can be complicated, and the tax consequences to a particular holder will depend on such holder’s particular facts and circumstances. Holders of Allergan ordinary shares should consult their own tax advisors to determine the specific consequences to them of receiving AbbVie common stock and cash pursuant to the scheme.

No Dissenters’ Rights (Page 70)

Under Irish law, holders of Allergan ordinary shares do not have appraisal or dissenters’ rights with respect to the acquisition or any of the other transactions described in this proxy statement.

Regulatory Approvals Required (Page 68)

United States Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (referred to as the “HSR Act”), the acquisition cannot be consummated until, among other things, notifications have been submitted to the U.S. Federal Trade Commission (referred to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (referred to as the “Antitrust Division”), and specified waiting period requirements have been observed. On July 25, 2019, each of AbbVie and Allergan filed a Notification and Report Form (referred to as “HSR Notification Form”) pursuant to the HSR Act with the FTC and the Antitrust Division, initiating a 30-day waiting period. The 30-day waiting period under the HSR Act is scheduled to expire at 11:59 p.m. (Eastern Time in the U.S.) on August 26, 2019; however, if AbbVie withdraws and refiles its HSR Notification Form prior to the expiration of the initial 30-day waiting period, a new 30-day waiting period is initiated. During the 30-day waiting period, the FTC or the Antitrust Division can choose to shorten the waiting period by granting early termination or may extend the waiting period by issuing a Request for Additional Information and Documentary Materials (referred to as “Second Request”) to each party. If Second Requests are issued, the waiting period would be extended until 11:59 p.m. (Eastern Time in the U.S.) on the 30th day after certification of substantial compliance with such Second Request by both parties (however, the parties could agree with the FTC or DOJ not to consummate the acquisition for some period of time after the waiting period expires). As a practical matter, if such Second Requests were issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.

Other Regulatory Clearances

AbbVie and Allergan derive revenues in other jurisdictions where merger control filings or clearances are required, including clearance by the European Commission and in Brazil, Canada, China, Israel, Mexico, Japan, South Africa, South Korea, Turkey and the United Kingdom (only in the event of any exit by the United Kingdom from, or suspension or termination of its membership in, the European Union such that a United Kingdom governmental entity has jurisdiction under any antitrust law to review the transaction contemplated by the Transaction Agreement). The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the countries listed above where merger control filings or approvals are required.

Irish Court Approvals

The scheme of arrangement requires the approval of the Irish High Court, which involves an application by Allergan to the Irish High Court to sanction the scheme. The Irish High Court must also confirm the reduction of capital of Allergan that would be effected by extraordinary general meeting resolution #2.

Conditions to the Completion of the Acquisition (Page 92)

The scheme and the completion of the acquisition is subject to the satisfaction (or waiver, to the extent permitted) of all of the following conditions:

•	the approval of the scheme at the special Court-ordered meeting (or at any adjournment of such meeting);

•

the extraordinary general meeting resolutions other than the specified compensatory arrangement resolution and the adjournment resolution being duly passed by the Allergan shareholders at the extraordinary general meeting (or at any adjournment of such meeting);

•

the Irish High Court’s sanction of the scheme of arrangement (without material modification) and related reduction of capital and registration of the Court Order and minute with the Registrar of Companies;

•	the approval for listing on the New York Stock Exchange (subject only to official notice of issuance) of all of the shares of AbbVie common stock to be issued in the acquisition;

•

all applicable waiting periods under the HSR Act in connection with the acquisition having expired or having been terminated, and, to the extent applicable, any agreement between Allergan and AbbVie, on the one hand, and the FTC or the Antitrust Division, on the other hand, not to consummate the scheme or the acquisition having expired or been earlier terminated;

•

to the extent (i) the Acquisition constitutes a concentration within the scope of the EC Merger Regulation or otherwise is a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow the closing of the Acquisition, or (ii) that all or part of the Acquisition is referred by the European Commission to the relevant authority of one or more member countries of the European Economic Area, such relevant authority(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) the prior clause (i);

•

all required clearances of any governmental entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the acquisition, under the antitrust laws of the U.S., European Union, China, Brazil, Canada, Israel, Mexico, Japan, South Africa, South Korea, Turkey and the United Kingdom (only in the event of any exit by the United Kingdom from, or suspension or termination of its membership in, the European Union such that a United Kingdom governmental entity has jurisdiction to review the acquisition under antitrust laws) (each a “required antitrust jurisdiction”);

•

(a) no order, writ, decree, judgment or injunction (whether temporary or permanent) has been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no law (excluding any antitrust law other than those of a required antitrust jurisdiction) has been enacted, issued, promulgated, enforced or entered and continues in effect and, in each case of clauses (a) and (b), restrains, enjoins, makes illegal or otherwise prohibits the consummation of the acquisition;

•	the Transaction Agreement not having been terminated in accordance with its terms;

•	the absence of a material adverse effect with respect to each party since June 25, 2019;

•	the accuracy of each of the parties’ representations and warranties, subject to specified materiality standards; and

•	the performance and compliance by each party, in all material respects, with all of its covenants and agreements under the Transaction Agreement.

AbbVie reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the acquisition by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Transaction Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to Allergan shareholders and equity award holders (except for an acceptance condition set at eighty percent (80%) of the nominal value of the Allergan shares to which such offer relates and which are not already beneficially owned by AbbVie) as those which would apply in relation to the scheme, among other requirements. If AbbVie is required to make a mandatory offer for Allergan shares under the provisions of Rule 9 of the Irish Takeover Rules (by virtue of having, at that time, accumulated a thirty percent (30%) stake in Allergan between itself and certain of its affiliates), AbbVie may make such alterations to the conditions set forth above as are necessary to comply with the provisions of that rule.

The acquisition is also conditioned on the scheme becoming effective and unconditional by not later than June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) (or such earlier date as may be specified by the Irish Takeover Panel, or such later date as AbbVie and Allergan may agree, subject to receiving the consent of the Irish Takeover Panel and the Irish High Court, in each case if required). In addition, the scheme will lapse unless it is effective on or prior to June 25, 2020 (unless extended under the terms of the Transaction Agreement to September 25, 2020) (or such later date as AbbVie and Allergan may agree, subject to receiving the consent of the Irish Takeover Panel and the Irish High Court, in each case if required). See “The Transaction Agreement—Conditions to the Completion of the Acquisition” beginning on page 92 of this proxy statement. The complete text of the conditions appendix is attached as Annex B to this proxy statement.

Termination of the Transaction Agreement (Page 93)

The Transaction Agreement may be terminated at any time prior to the effective time in any of the following ways:

•	by mutual written consent of Allergan and AbbVie;

•	by either Allergan or AbbVie:

•	if after completion of the special Court-ordered meeting or the extraordinary general meeting, the necessary resolutions have not been approved by the requisite votes;

•

subject to certain exceptions, if the acquisition has not been consummated by 5:00 p.m., New York City time, on June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement);

•

if the Irish High Court declines or refuses to sanction the scheme, unless both parties agree in writing that the decision of the Irish High Court will be appealed (it is agreed that Allergan will make such an appeal if requested by AbbVie and the counsel appointed by AbbVie and by Allergan agree that doing so is a reasonable course of action);

•

subject to certain exceptions, if there is in effect any (x) law other than an order, writ, decree, judgment or injunction described in clause (y) (excluding any antitrust law of any jurisdiction that is not a required antitrust jurisdiction) in any jurisdiction of competent authority or (y) final and non-appealable order, writ, decree, judgment, or injunction issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, that, in the case of each of clauses (x) and (y), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the acquisition; or

•	by Allergan:

•

if AbbVie or Acquirer Sub breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate such that the breach, failure to perform or inaccuracy (1) would result in the failure of certain closing conditions and (2) the breach, failure to perform or inaccuracy is not reasonably capable of being cured by June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or, if curable, is not cured by the earlier of June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) and 30 days following written notice by Allergan;

•	prior to obtaining Allergan shareholder approval at both special meetings, in order to enter into an agreement providing for an Allergan Superior Proposal as defined below; or

•	by AbbVie:

•

if Allergan breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate such that the breach, failure to perform or inaccuracy (1) would result in the failure of certain closing conditions and (2) the breach, failure to perform or inaccuracy is not reasonably capable of being cured by the earlier of June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or, if curable, is not cured by the earlier of June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) and 30 days following written notice by Allergan thereof; or

•	prior to obtaining Allergan shareholder approval, Allergan, its subsidiaries or its or their respective directors, officers or employees (A) withdraw or qualify, amend or modify in any manner adverse to AbbVie, the recommendation of the Allergan board of directors in favor of the scheme (referred to as the “scheme recommendation”) or the comparable recommendation if AbbVie should elect to implement the acquisition by way of a takeover offer, (B) fail to include the scheme recommendation in the document distributed to Allergan shareholders and, for information only, holders of Allergan equity awards that contains, among other things, the scheme, notice or notices of the special meetings and an explanatory statement subject to the Act or this proxy statement, (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Allergan Alternative Proposal or (D) fail to reaffirm the scheme recommendation in a statement complying with Rule 14e-2(a) under the United States Securities Exchange Act of 1934 with regard to an Allergan Alternative Proposal or in connection with such action by the close of business on the tenth (10th) business day after the commencement of such Allergan Alternative Proposal, defined elsewhere in this proxy statement, under Rule 14e-2(a).

Reverse Termination Payment

The Transaction Agreement also provides that, upon termination of the Transaction Agreement due to the failure of specified conditions related to obtaining antitrust clearance for the acquisition or related to antitrust laws, AbbVie will pay Allergan a reverse termination fee of approximately two percent (2%) of the implied transaction equity value of approximately $63 billion as of June 24, 2019, upon termination of the Transaction Agreement under specified circumstances.

Upon Allergan becoming entitled to the foregoing reverse termination payment, neither AbbVie nor Acquirer Sub will have further liability in connection with the termination of the Transaction Agreement, except for liability for willful breach, fraud or as provided in the confidentiality agreement between Allergan and AbbVie dated as of May 30, 2019.

Expenses Reimbursement Agreement (Page 97)

In connection with the execution of the Transaction Agreement, Allergan and AbbVie entered into an expenses reimbursement agreement, the terms of which have been consented to by the Irish Takeover Panel for the purposes of Irish Takeover Rule 21.2 only. Under the expenses reimbursement agreement, Allergan has agreed to pay to AbbVie the documented, specific, quantifiable third-party costs and expenses incurred by AbbVie in connection with the acquisition upon the termination of the Transaction Agreement in certain specified circumstances. The maximum amount payable by Allergan to AbbVie pursuant to the expenses reimbursement agreement is an amount equal to one percent (1%) of the aggregate value of the total scheme consideration (other than scheme consideration payable on Allergan ordinary shares held by AbbVie or by persons deemed to be acting in concert with AbbVie under the Irish Takeover Rules and the cash resulting from the aggregation and sale of fractional shares).

See “Expenses Reimbursement Agreement” beginning on page 97 of this proxy statement. The complete text of the expenses reimbursement agreement is attached as Annex C to this proxy statement.

Financing Relating to the Transaction (Page 99)

AbbVie estimates that it will need approximately $41 billion in order to pay Allergan shareholders the cash consideration due to them under the Transaction Agreement and to pay related fees, expenses and other transaction costs in connection with the acquisition. AbbVie anticipates that the funds needed to pay the foregoing amount will be derived from (i) cash on hand, (ii) borrowings under its existing and new credit facilities, including as described below, (iii) the proceeds from the sale of debt securities or (iv) any combination of the foregoing. In addition, either prior to or after the closing of the acquisition, AbbVie may conduct one or more exchange offers, offers to purchase and/or consent solicitations with respect to Allergan’s outstanding debt securities. The terms and timing of any such debt offerings, exchange offers, offers to purchase and/or consent solicitations has not been determined as of the date of this proxy statement. This proxy statement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any debt securities of AbbVie or Allergan. No offer of debt securities will be made in the United States absent registration under the U.S. Securities Act of 1933, referred to as the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement, you should consider carefully the following risk factors, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30. You should also read and consider the risks associated with the business of AbbVie and the risks associated with the business of Allergan because these risks will also affect the combined company. The risks associated with the business of AbbVie can be found in the AbbVie Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this proxy statement. The risks associated with the business of Allergan can be found in the Allergan Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 149.

Risks Relating to the Transaction

The number of AbbVie shares that Allergan shareholders will be entitled to receive as a result of the transaction will be based on a fixed exchange ratio (except for adjustments in limited circumstances pursuant to the Transaction Agreement). The value of the AbbVie shares that Allergan shareholders receive could be different than at either time Allergan shareholders vote to approve the scheme.

At completion, Allergan shareholders will be entitled to receive (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock, in exchange for each Allergan ordinary share held by such Allergan shareholders. The number of AbbVie shares that Allergan shareholders will be entitled to receive will not be adjusted in the event of any increase or decrease in the share price of either AbbVie common stock or Allergan ordinary shares between the time the Allergan shareholders vote to approve the scheme and the completion time.

The market value of the shares of AbbVie common stock that Allergan shareholders will be entitled to receive when the transaction is completed could vary significantly from the market value of AbbVie common stock on the date of this proxy statement or the date of either Allergan special meeting. Because the exchange ratio will not be adjusted to reflect any changes in the market value of AbbVie common stock or Allergan ordinary shares, such market price fluctuations may affect the value that Allergan shareholders will be entitled to receive upon completion of the transaction. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of AbbVie or Allergan, market assessments of the likelihood that the transaction will be completed, the timing of the transaction, regulatory considerations, general market and economic conditions and other factors. Shareholders are urged to obtain current market quotations for AbbVie common stock and Allergan ordinary shares.

The transaction is subject to customary closing conditions, including conditions related to required shareholder approvals and required regulatory approvals, and may not be completed on a timely basis, or at all.

The completion of the transaction is subject to a number of customary conditions and there can be no assurance that the conditions to the closing of the transaction will be satisfied or waived (to the extent permitted by law). The failure to satisfy the required conditions could delay the completion of the transaction for a significant period of time or prevent the completion from occurring at all. These closing conditions include the approval of the scheme by a majority in number of the Allergan shareholders of record, such shareholders representing seventy-five percent (75%) or more in value of the Allergan ordinary shares held by such holders, present and voting either in person or by proxy, at the special Court-ordered meeting, and the approval by Allergan shareholders of certain other transaction-related resolutions at the extraordinary general meeting.

These closing conditions also include certain antitrust related approvals, including (i) that all applicable waiting periods under the HSR Act in connection with the acquisition having expired or having been terminated, and termination or expiration of any agreement between Allergan and AbbVie, on the one hand, and the FTC or the Antitrust Division, on the other hand, not to consummate the acquisition, (ii) all required clearances of any governmental entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the transaction, under the antitrust laws of the required antitrust jurisdictions, (iii) to the extent (a) the Acquisition constitutes a concentration within the scope of the EC Merger Regulation or otherwise is a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow the closing of the Acquisition, or (b) that all or part of the Acquisition is referred by the European Commission to the relevant authority of one or more member countries of the European Economic Area, such relevant authority(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) the prior clause (a). The governmental agencies from which the parties will seek certain approvals related to these conditions have broad discretion in administering the governing regulations. As a condition to their approval of the transaction, agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company’s business after the closing. Such requirements, limitations, costs or restrictions could delay or prevent the consummation of the transaction or have a material adverse effect on the combined company’s business and results of operations.

In addition, the closing conditions include other legal and regulatory conditions, such as (i) the sanction by the Irish High Court of the scheme and registration of the court order with the Irish Registrar of Companies, (ii) the approval by the New York Stock Exchange of the listing of all of the shares of AbbVie common stock to be issued in connection with the scheme, and (iii) (a) no order, writ, decree, judgment or injunction (whether temporary or permanent) having been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no law (excluding any antitrust law other than those of a required antitrust jurisdiction) having been enacted, issued, promulgated, enforced or entered and continuing in effect and, in each case of clauses (a) and (b), that restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transaction.

The transaction is also subject to other customary closing conditions, including: (i) the Transaction Agreement not having been terminated in accordance with its terms, (ii) the accuracy of each party’s representations and warranties made in the Transaction Agreement, subject to specified materiality standards, (iii) the absence of a material adverse effect with respect to each party since June 25, 2019 and (iv) the performance and compliance by each party of all of its obligations and compliance with all of its covenants under the Transaction Agreement in all material respects. For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the transaction, see “The Transaction Agreement—Conditions to the Completion of the Acquisition” beginning on page 92. There can be no assurance that the conditions to completion of the transaction will be satisfied or waived or that the transaction will be completed within the expected time frame, or at all.

The Transaction Agreement contains provisions that limit Allergan’s ability to pursue alternatives to the transaction and, in specified circumstances, could require Allergan to reimburse certain of AbbVie’s expenses.

Under the Transaction Agreement, Allergan is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, engage in discussion or negotiations with respect to such proposals or provide information in connection with such proposals, subject to customary exceptions. Allergan may terminate the Transaction Agreement and enter into an agreement providing for a superior proposal only if specified conditions have been satisfied, including a determination by the Allergan board of directors (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) that such proposal is more favorable to the Allergan shareholders from a financial point of view than the transaction, and such a termination would result in Allergan being required to reimburse certain of AbbVie’s expenses under the expenses reimbursement agreement. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Allergan from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher value than the value of the scheme consideration.

Failure to consummate the transaction could negatively impact the share price and the future business and financial results of Allergan.

If the transaction is not consummated, the ongoing business of Allergan may be adversely affected and, without realizing any of the potential benefits of having consummated the transaction, Allergan will be subject to a number of risks, including the following:

•	Allergan will be required to pay certain costs and expenses relating to the proposed transaction;

•	if the Transaction Agreement is terminated under specified circumstances, Allergan may be obligated to reimburse certain expenses of AbbVie;

•

matters relating to the transaction (including integration planning) may require substantial commitments of time and resources by Allergan management, which could otherwise have been devoted to other opportunities that may have been beneficial to Allergan;

•

the Transaction Agreement restricts Allergan, without AbbVie’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the transaction occurs or the Transaction Agreement terminates. These restrictions may prevent Allergan from pursuing otherwise attractive business opportunities and making other changes to its business that may arise prior to completion of the transaction or termination of the Transaction Agreement; and

•

Allergan could be subject to litigation related to any failure to consummate the transaction or related to any enforcement proceeding commenced against Allergan to perform its obligations under the Transaction Agreement.

If the transaction is not consummated, these risks may materialize and may adversely affect Allergan’s business, financial results and share price.

Allergan’s directors and executive officers have interests in the transaction that are in addition to, or different from, any interests they might have as shareholders.

In considering the recommendation of the Allergan board of directors with respect to the Transaction Agreement, you should be aware that some of Allergan’s directors and executive officers have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. These interests include the vesting of equity awards and payment of severance benefits upon certain qualifying terminations of employment during a specified period following a change in control of Allergan, eligibility to receive transaction-related retention awards, the extension of the Chief Executive Officer’s employment agreement on the same terms as in effect under his current employment agreement, dated as of August 3, 2015, and rights to ongoing indemnification and insurance coverage. These interests, among others, may have an influence on the decision of the directors and executive officers of Allergan with respect to the scheme and any additional proposals being presented at the extraordinary general meeting. For more information, including the assumptions used to estimate the value of such interests, please see “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61. You should consider these interests in connection with your vote on the related proposals.

The opinion of Allergan’s financial advisor was based on the financial advisor’s financial analysis and considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to the financial advisor, as of the date of the opinion.

The opinion rendered for the benefit of the Allergan board of directors by J.P. Morgan was provided in connection with, and at the time of, the evaluation of the transaction and the Transaction Agreement by the

Allergan board of directors. The opinion was based on the financial, economic, market and other conditions as in effect on, and the information made available to J.P. Morgan, as of the date of the opinion. Events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing it. The Allergan board of directors has not obtained an updated opinion as of the date of this proxy statement from J.P. Morgan, and the Allergan board of directors does not expect to obtain an updated opinion prior to completion of the transaction. J.P. Morgan does not assume any obligation to update, revise or reaffirm its opinion. Changes in the operations and prospects of AbbVie or Allergan, general market and economic conditions and other factors that may be beyond the control of Allergan, and on which the opinion was based, may have altered the value of AbbVie or Allergan or the prices of Allergan ordinary shares or AbbVie common stock since the date of the opinion, or may alter such values and prices by the time the transaction is completed and, therefore, the opinion does not address the fairness of the scheme consideration from a financial point of view at the effective time. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that J.P. Morgan rendered to the Allergan board of directors, please refer to “The Transaction—Opinion of J.P. Morgan Securities LLC” beginning on page 49.

The financial forecasts are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts included under the section “The Transaction—Allergan Unaudited Prospective Financial Information” were based on assumptions of, and information available to, Allergan’s management when prepared and these estimates and assumptions are subject to uncertainties, many of which are beyond Allergan’s control and may not be realized. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from the estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

Allergan’s financial estimates set forth in the forecasts included under the sections “The Transaction—Allergan Unaudited Prospective Financial Information” were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Allergan does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. Neither Allergan’s independent accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to Allergan’s prospective financial information included under the section “The Transaction—Allergan Unaudited Prospective Financial Information,” nor have they expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, such prospective financial information. The audit reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this proxy statement and should not be read to do so. See “The Transaction—Allergan Unaudited Prospective Financial Information” beginning on page 57 for more information.

Allergan shareholders will have a reduced ownership and voting interest after the transaction and will exercise less influence over management.

AbbVie will issue new shares of AbbVie common stock to Allergan shareholders in the transaction. Immediately following the completion of the transaction, current Allergan shareholders are expected to hold approximately seventeen percent (17%) of the outstanding shares of AbbVie common stock on a fully diluted basis. Allergan shareholders currently have the right to vote for their directors and on other matters affecting

Allergan. Following completion of the transaction, the AbbVie common stock that each holder of Allergan ordinary shares receives in exchange for its Allergan ordinary shares will represent a percentage ownership of AbbVie that is smaller than the Allergan shareholders’ percentage ownership of Allergan before the effective time. As a result of this reduced ownership percentage, Allergan shareholders will have less influence on the management and policies of the combined company than they have as to Allergan prior to the transaction.

The shares of AbbVie common stock to be received by Allergan shareholders upon completion of the acquisition carry different rights than Allergan ordinary shares.

Upon completion of the acquisition, Allergan shareholders will no longer be shareholders of Allergan, but will instead become stockholders of AbbVie, and their rights as AbbVie stockholders will be governed by the terms of AbbVie’s amended and restated certificate of incorporation, as it may be amended from time to time, and AbbVie’s amended and restated by-laws, as they may be amended from time to time. The terms of AbbVie’s amended and restated certificate of incorporation and AbbVie’s amended and restated by-laws are in some respects materially different than the terms of Allergan’s amended and restated memorandum and articles of association, which currently govern the rights of Allergan shareholders. See “Description of AbbVie Capital Stock” and “Comparison of the Rights of AbbVie Stockholders and Allergan Shareholders” beginning on pages 116 and 120 respectively of this proxy statement for a discussion of the different rights associated with Allergan ordinary shares and shares of AbbVie common stock.

While the transaction is pending, Allergan will be subject to business uncertainties related to its relationships with employees, customers and suppliers, which could adversely affect Allergan’s business and operations.

Uncertainty about the effect of the transaction on employees, customers and suppliers may have an adverse effect on Allergan. These uncertainties may impair Allergan’s ability to attract, retain and motivate key personnel until the transaction is consummated and for a period of time thereafter, and could cause customers, suppliers and others who deal with Allergan to seek to change or terminate existing business relationships with Allergan. Employee retention may be particularly challenging during the pendency of the transaction because employees may experience uncertainty about their future roles with the combined company. If, despite Allergan’s retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s business could be harmed and its ability to realize the anticipated benefits of the transaction could be adversely affected.

While the transaction is pending, Allergan will be subject to contractual restrictions, which could adversely affect Allergan’s business and operations.

Under the terms of the Transaction Agreement, Allergan is also subject to certain restrictions on the conduct of its business prior to completing the transaction, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into contracts or incur capital expenditures to grow its business. Such limitations could negatively affect Allergan’s businesses and operations prior to the completion of the transaction. Furthermore, the process of planning to integrate two businesses and organizations for the post-transaction period can divert management attention and resources and could ultimately have an adverse effect on Allergan.

Risks Relating to the Combined Company Following the Transaction

If completed, the transaction may not achieve its intended results.

Allergan and AbbVie entered into the Transaction Agreement with the expectation that the transaction will result in various benefits, including, among other things, synergies at the combined company, a comprehensive product portfolio, diversified growth profile and broad geographic reach. Achieving the anticipated benefits of the transaction is subject to a number of uncertainties, including whether the businesses of AbbVie and Allergan can be integrated in an efficient and effective manner. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company’s future business, financial condition, operating results and cash flows.

Allergan and AbbVie may be unable to successfully integrate their operations. Failure to successfully integrate the businesses of Allergan and AbbVie in the expected timeframe may adversely affect the future results of the combined organization, and, consequently, the value of the shares of AbbVie common stock that Allergan shareholders receive as the transaction consideration.

It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company’s ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company’s ability to achieve the anticipated benefits of the transaction. The combined company’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the completion of the transaction. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization.

Allergan and AbbVie will incur substantial transaction fees and costs in connection with the transaction.

Allergan and AbbVie expect to incur a number of non-recurring substantial transaction-related costs associated with completing the transaction, combining the operations of the two organizations and achieving desired synergies. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, retention, severance, change in control and other integration-related costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of Allergan and AbbVie. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all.

The pro forma financial statements included in this proxy statement are based on various assumptions that may not prove to be correct, and they are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the transaction.

The pro forma financial statements contained in this proxy statement are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the transaction for several reasons. See “Summary Unaudited Pro Forma Financial Data” beginning on page 29. The actual financial condition and results of operations of the combined company following the transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the transaction.

Following the transaction, the combined company will have a substantial amount of debt, which could adversely affect its business, financial condition or results of operations and prevent it from fulfilling its debt-related obligations.

Following the transaction, the combined company will have a substantial amount of debt. The combined company’s substantial debt could adversely affect it in a number of ways including but not limited to making it more difficult for the combined company to satisfy its obligations with respect to its debt or to its trade or other creditors and requiring a substantial portion of the combined company’s cash flows from operations and the proceeds of any capital markets offerings or loan borrowings for the payment of interest on the combined company’s debt. If the combined company cannot service its indebtedness, it may have to take actions such as selling assets, seeking additional debt or equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances.

Certain Allergan agreements may contain change of control provisions that may be triggered by the transaction and, if not waived, could cause the combined company to lose the benefit of such agreements and incur liabilities and/or replacement costs, which could have an adverse effect on the combined company.

Allergan is party to, or may become party to after the date hereof, various agreements with third parties, including, among other agreements, certain license agreements, collaboration agreements, business development-related agreements, production and distribution related agreements, financing facilities, hedging arrangements, contracts for the performance of services material to the operations of Allergan and/or its affiliates and employment agreements that may contain change of control provisions that may be triggered upon the completion of the transaction. In the event that there is such a contract or arrangement requiring a consent or waiver in relation to the transaction, for which such consent or waiver was not obtained, the combined company could lose the benefit of the underlying agreement and incur liabilities or replacement costs, which could have an adverse effect on the operations of the combined company.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ABBVIE

The following table sets forth summary financial information for AbbVie as of and for the years ended December 31, 2018, 2017 and 2016 are derived from its audited consolidated financial statements as of and for the years ended December 31, 2018, 2017 and 2016. The summary interim financial information for the six months ended June 30, 2019 and June 30, 2018 has been derived from AbbVie’s unaudited condensed consolidated financial statements and includes, in the opinion of AbbVie’s management, all normal and recurring adjustments necessary for a fair statement of the financial information. The results for the six-month period do not necessarily indicate the results to be expected for the full year. You should read the following information in conjunction with AbbVie’s consolidated financial statements and related notes and other financial information incorporated by reference in this proxy statement. Historical results are not necessarily indicative of any results to be expected in the future. See “Where You Can Find More Information” beginning on page 149.

	As of and for the six months ended June 30,		As of and for the years ended December 31,
	2019	2018	2018	2017	2016
	(in millions)
Statement of earnings data
Net revenues	$16,083	$16,212	$32,753	$28,216	$25,638
Net earnings	$3,197	$4,766	$5,687	$5,309	$5,953
Balance sheet data
Total assets	$57,142	$61,641	$59,352	$70,786	$66,099
Long-term debt and finance lease obligations(1)	$36,954	$33,598	$36,611	$36,968	$36,465

(1)	Includes current portion of both long-term debt and finance lease obligations.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALLERGAN

The following table sets forth summary financial information for Allergan as of and for the years ended December 31, 2018, 2017 and 2016 are derived from its audited consolidated financial statements as of and for the years ended December 31, 2018, 2017 and 2016. The summary interim financial information for the six months ended June 30, 2019 and June 30, 2018 has been derived from Allergan’s unaudited condensed consolidated financial statements and includes, in the opinion of Allergan’s management, all normal and recurring adjustments necessary for a fair statement of the financial information. The results for the six-month period do not necessarily indicate the results to be expected for the full year. You should read the following information in conjunction with Allergan’s consolidated financial statements and related notes and other financial information incorporated by reference in this proxy statement. Historical results are not necessarily indicative of any results to be expected in the future. See “Where You Can Find More Information” beginning on page 149.

	As of and for the six months ended June 30,		As of and for the years ended December 31,
	2019	2018	2018 (1)(2)(3)	2017 (4)(5)(6)(7)	2016 (10)(11)(12)
	(in millions)
Statement of earnings data
Net revenues	$7,687.2	$7,796.3	$15,787.4	$15,940.7	$14,570.6
Net (loss)/income attributable to ordinary shareholders	$(4,167.0)	$(805.0)	$(5,142.8)	$(4,403.9)	$14,695.0
Basic (loss)/Earnings per share	$(12.63)	$(2.39)	$(15.26)	$(13.19)	$38.18
Weighted average ordinary shares outstanding:
Diluted	329.9	336.9	337.0	333.8	384.9
Balance sheet data
Total assets	$95,480.7	$108,858.8	$101,787.6	$118,341.9	$128,986.3
Long-term debt and lease obligations	$23,241.5	$25,350.5	$23,797.7	$30,075.3	$32,768.7

(1)

In the year ended December 31, 2018, Allergan recorded impairment charges relating to its General Medicine Reporting Unit goodwill of $2.8 billion, an impairment of $771.7 million as a result of holding its Anti-Infectives business for sale, currently marketed intangibles assets of $1,831.4 million, including its Kybella®/Belkyra® asset of $1,643.8 million and IPR&D assets of $804.6 million, including $522.0 million relating to RORyt.

(2)

On September 20, 2018, Allergan completed the sale of five medical dermatology products in the U.S. to Almirall, S.A. As part of the sale, Allergan received cash consideration of $550.0 million and recorded a net gain of $129.6 million included as a component of “other income/(expense), net”.

(3)	In the year ended December 31, 2018, Allergan repurchased $2.74 billion or 16,772,162 shares as a result of Allergan’s share repurchase programs.
(4)	On April 28, 2017, Allergan completed the Zeltiq Acquisition for $2.4 billion through which it acquired Zeltiq’s body contouring business.
(5)	On February 1, 2017, Allergan completed the LifeCell Acquisition for $2.9 billion through which it acquired LifeCell’s regenerative medicines business.
(6)

In the year ended December 31, 2017, Allergan recognized intangible impairments including, but not limited to, $3,230.0 million related to Restasis®, $170.0 million related to Dry Eye IPR&D assets, and $646.0 million related to Aczone®.

(7)	In the year ended December 31, 2017, Allergan retired 6,822,394 shares as a result of Allergan’s share buyback programs.
(8)	On November 1, 2016, Allergan completed the Tobira Acquisition. The acquisition increased Allergan’s intangible assets with the addition of Cenicriviroc.

(9)	On October 25, 2016, Allergan completed the Vitae Acquisition. The acquisition increased Allergan’s intangible assets with the addition of RORyt.
(10)	In the year ended December 31, 2016, Allergan retired 61,620,459 shares as a result of Allergan’s $15.0 billion share buyback programs.
(11)	On October 3, 2016, we completed the divestiture of the Anda Distribution business to Teva for $0.5 billion.
(12)	On August 2, 2016, Teva acquired our global generics business for $38.3 billion of cash and Teva shares.

SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

The following selected unaudited pro forma financial data (“Selected Pro Forma Data”) give effect to the acquisition. The Selected Pro Forma Data have been prepared using the acquisition method of accounting under U.S. GAAP under which the assets and liabilities of Allergan are recorded by AbbVie at their respective fair values as of the date the acquisition is completed. The selected unaudited pro forma condensed combined balance sheet data as of June 30, 2019 give effect to the acquisition as if it had occurred on June 30, 2019. The selected unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2018 and for the six months ended June 30, 2019 give effect to AbbVie’s results of operations as if the acquisition occurred on January 1, 2018. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of earnings, are expected to have a continuing impact on the consolidated results.

The Selected Pro Forma Data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of AbbVie appearing elsewhere in this proxy statement and the accompanying notes to the pro forma statements. In addition, the pro forma statements were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of both AbbVie and Allergan for the applicable periods, which have been incorporated in this proxy statement by reference. See the sections captioned “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Information” beginning on pages 148 and 101 respectively in this proxy statement for additional information. The Selected Pro Forma Data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the Selected Pro Forma Data do not purport to project the future financial position or operating results of the combined company. Also, as explained in more detail in the accompanying notes to the pro forma statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the Selected Pro Forma Data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the acquisition. The Selected Pro Forma Data was prepared by AbbVie management and not prepared or approved by Allergan.

Selected Unaudited Pro Forma Condensed Combined Statement of Earnings

(in millions except for per share data)	Six months ended June 30, 2019 (Unaudited Pro Forma Combined)	Year ended December 31, 2018 (Unaudited Pro Forma Combined)
Net revenues	$23,770	$48,540
Net earnings (loss)	$(2,376)	$(1,458)
Earnings (loss) per share—basic	$(1.36)	$(0.85)
Earnings (loss) per share—diluted	$(1.36)	$(0.85)
Weighted-average shares outstanding—basic	1,764	1,825
Weighted-average shares outstanding—diluted	1,764	1,825

Selected Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions)	As of June 30, 2019 (Unaudited Pro Forma Combined)
Total assets	$152,946
Total liabilities	$142,519
Total equity (deficit)	$10,427

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated into it by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning AbbVie, Allergan, the acquisition and the other transactions contemplated by the Transaction Agreement that involve risks and uncertainties. All statements, trend analyses and other information contained herein about the markets for the services and products of AbbVie and Allergan and future trends, plans, events, results of operations or financial conditions, as well as other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “goal,” “forecast,” “guidance,” “predict,” “project,” “intend,” “may,” “will,” “would,” “should,” “continue,” “pursue,” “possible,” “potential” or the negative of these terms or other similar words, phrases or expressions, constitute forward-looking statements. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the transaction or to pay dividends or repurchase shares are forward-looking statements. These forward-looking statements are not historical facts but instead represent only AbbVie’s and Allergan’s expectations, estimates and projections regarding future events, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, many of which are outside the control of AbbVie and Allergan, which may include the risk factors set forth above and other market, business, legal and operational uncertainties discussed elsewhere in this proxy statement and the documents which are incorporated herein by reference. Those uncertainties include, but are not limited to:

•	the inherent uncertainty associated with financial projections;

•	failure to satisfy one or more closing conditions with respect to the acquisition;

•	the inability to complete the acquisition on a timely basis or at all;

•	adverse regulatory decisions or developments;

•	the risk that the required regulatory approvals for the acquisition are not obtained, are delayed or are subject to conditions that are not anticipated;

•	product liability claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates;

•	the timing and success of product launches;

•	the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any;

•	potential for adverse pricing movement;

•	difficulties or delays in manufacturing;

•	reduction or interruption in supply;

•	changes in tax laws or interpretations that could increase AbbVie’s, or Allergan’s consolidated tax liabilities;

•

the risk that the Allergan and AbbVie businesses will not be integrated successfully or that the estimated cost savings, synergies and benefits of the acquisition will not be realized in time or at all;

•	access to available financing (including financing for the acquisition or refinancing of AbbVie or Allergan debt) on a timely basis and on reasonable terms;

•	the combined company’s ability to refinance the bridge loan facilities on favorable terms (or at all) and maintain AbbVie’s current long-term credit ratings;

•	expectations regarding cash flow generation, accretion to cash earnings per share, capital structure and debt repayment following the closing of the acquisition;

•	the timing and amount of any dividends or share repurchases;

•	unanticipated changes in the markets for AbbVie’s and Allergan’s business segments;

•	the anticipated size of the markets and continued demand for AbbVie’s and Allergan’s products;

•	unanticipated downturns in business relationships with customers or their purchases from AbbVie or Allergan;

•	the ability to execute and realize the expected benefits from strategic initiatives, as well as revenue growth plans and cost control and productivity improvement programs;

•	the possibility that other strategic opportunities will not be pursued;

•	the risks and uncertainties normally incident to the pharmaceutical industry, including industry competition and competitive pressures on AbbVie’s and Allergan’s sales and pricing;

•	reduction, interruption or increase in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing;

•	the availability and pricing of third-party sourced products and materials;

•	the risks of fluctuations in foreign currency exchange rates;

•	the magnitude of any disruptions from manufacturing rationalizations;

•	the ability to develop and introduce new products;

•	changes in the mix of products sold;

•	variability of trade buying patterns;

•	the introduction of competing technologies;

•	the impact of competitive products and pricing;

•	unexpected technical or marketing difficulties;

•	unexpected claims, charges, litigation or dispute resolutions;

•	the difficulty of predicting the timing or outcome of pending or future litigation or government investigations;

•	costs and efforts to defend or enforce intellectual property rights;

•	product quality problems and changes in R&D spend;

•	political developments;

•	changing legislation and governmental regulations;

•	changes in capital markets conditions (including currency exchange rate fluctuations), inflation and interest rates;

•	the loss of key senior management or scientific staff;

•	risks associated with international operations;

•	risks associated with self-insurance and commercial insurance;

•	successful compliance with governmental regulations applicable to AbbVie’s and Allergan’s facilities, products and/or businesses;

•	changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products;

•	health care policy changes;

•	exposure to fluctuations in energy prices;

•	volatility of end markets that AbbVie and Allergan serve;

•

adverse effects on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares and on AbbVie’s or Allergan’s operating results because of a failure to complete the possible acquisition;

•

negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares;

•	significant transaction costs and/or unknown or inestimable liabilities;

•	potential litigation associated with the possible acquisition; and

•	general political, economic and business conditions that affect the combined company following the consummation of the possible acquisition.

The above list of factors is not exhaustive. You should carefully consider the factors and the other risks and uncertainties that affect our businesses described herein and in AbbVie’s and Allergan’s most recent Annual Reports on Form 10-K and other documents filed from time to time with the SEC or incorporated herein by reference.

PART 1—THE TRANSACTION AND THE SPECIAL MEETINGS

THE SPECIAL MEETINGS OF ALLERGAN’S SHAREHOLDERS

Overview

This proxy statement is being provided to Allergan shareholders as part of a solicitation of proxies by the Allergan board of directors (excluding Thomas C. Freyman due to his ownership of AbbVie shares) for use at the special meetings of Allergan shareholders referred to below and at any adjournments of such meetings. For the purposes of this proxy statement, each reference to the Allergan board of directors (or any meeting thereof) is intended to refer to that board or meeting without any participation, recommendation or solicitation, as the case may be, by Mr. Freyman who has recused himself from such participation, recommendation or solicitation. This proxy statement is being furnished to Allergan shareholders on or about [                    ], 2019. This proxy statement provides Allergan shareholders with information they need to be able to vote or instruct their vote to be cast at the special meetings.

Date, Time and Place of the Special Meetings

A special Court-ordered meeting of Allergan shareholders has been convened for [                    ] at [                    ] local time, at [                    ]. Allergan has also convened an extraordinary general meeting of shareholders on [                    ] at [                    ] local time, at [                    ], or, if the special Court-ordered meeting has not concluded by [                    ] local time, as soon as possible after the conclusion or adjournment of the special Court-ordered meeting.

Attendance

Attendance at the special Court-ordered meeting and the extraordinary general meeting is limited to Allergan shareholders on the Allergan record date. Please indicate on the proxy cards if you plan to attend the special meetings. If your shares are held through a bank, broker or other nominee, and you would like to attend, please write to Allergan plc, Corporate Secretary, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, or bring to the applicable meeting a statement or a letter from the bank, broker or other nominee confirming beneficial ownership of the Allergan shares as of the Allergan record date for the meetings. Any beneficial holder who plans to vote at either meeting must obtain a legal proxy from his or her bank, broker or other nominee and should contact such bank, broker or other nominee for instructions on how to obtain a legal proxy. Each Allergan shareholder may be asked to provide a valid picture identification, such as a driver’s license or passport and proof of ownership as of the Allergan record date. The use of cell phones, smartphones, pagers, recording and photographic equipment will not be permitted in the meeting rooms.

Proposals

Special Court-Ordered Meeting: Allergan shareholders (excluding AbbVie or any of its affiliates, to the extent they hold Allergan ordinary shares) are being asked to consider and vote on a proposal at the special Court-ordered meeting to approve the scheme of arrangement.

Extraordinary General Meeting: Allergan shareholders (including AbbVie and any of its affiliates, to the extent they hold Allergan ordinary shares) are also being asked to consider and vote on a proposal at the extraordinary general meeting to approve the scheme of arrangement, in addition to certain other proposals as set forth in the resolutions described below.

The first three resolutions relate to the approval of the scheme of arrangement and of actions required to be taken in connection with the scheme—specifically, both the cancellation of the shares of Allergan that are not already owned by AbbVie or its affiliates and the subsequent allotment and issuance of new shares of Allergan to Acquirer Sub and/or its nominee(s) in exchange for the scheme consideration. The fourth resolution also relates to the scheme of arrangement and would ensure that the holders of any new ordinary shares of Allergan issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees are acquired by Acquirer Sub or its nominees for the scheme consideration. The acquisition is conditioned on approval of resolutions 1 through 4.

1.

Resolution #1: To approve the scheme of arrangement and authorize the directors of Allergan to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.

2.

Resolution #2: To approve the cancellation of any Allergan ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan ordinary shares which are held from time to time by AbbVie, Acquirer Sub or any other subsidiary of AbbVie).

3.	Resolution #3: To authorize the directors of Allergan to allot and issue new Allergan shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme.

4.

Resolution #4: To amend the articles of association of Allergan so that any ordinary shares of Allergan that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration.

The acquisition is not conditioned on approval of the remaining resolutions.

5.	Resolution #5: To approve, on a non-binding, advisory basis, specified compensatory arrangements between Allergan and its named executive officers relating to the transaction.

6.

Resolution #6: To approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve resolutions 1 through 4 set out above.

Record Date; Outstanding Ordinary Shares; Ordinary Shares Entitled to Vote

Only holders of Allergan ordinary shares as of [                    ] (Eastern Time in the U.S.) on [                    ], 2019, the record date for the special meetings, will be entitled to notice of, and to vote at the special meetings or any adjournments thereof. On the Allergan record date, there were [                    ] Allergan ordinary shares outstanding, held by [                    ] holders of record. Each outstanding Allergan ordinary share (including AbbVie and any of its affiliates, to the extent they hold Allergan ordinary shares) is entitled to one vote on each proposal and any other matter properly coming before the special meetings.

Quorum

Two or more holders of Allergan ordinary shares outstanding, present in person or by proxy, entitling them to exercise a majority of the voting power of Allergan on the Allergan record date will constitute a quorum for each of the special meetings. Allergan does not currently hold any ordinary shares in treasury; such shares would not be included in the calculation of the number of ordinary shares present at the special meetings for the purposes of determining a quorum. Allergan’s inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Ordinary Share Ownership and Voting by Allergan’s Directors and Officers

As of the Voting Record Time, the full Allergan board of directors and executive officers had the right to vote approximately [                    ] of the then-outstanding Allergan ordinary shares at the special meetings,

representing approximately [                    ] percent ([    ]%) of the Allergan ordinary shares then outstanding and entitled to vote at the special Court-ordered meeting and approximately [    ]% of the Allergan ordinary shares then outstanding and entitled to vote at the extraordinary general meeting. The Allergan board of directors and executive officers who are shareholders of Allergan intend to vote “FOR” the scheme of arrangement at the special Court-ordered meeting, “FOR” the scheme of arrangement at the extraordinary general meeting, “FOR” the cancellation of any Allergan ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan ordinary shares which are held from time to time by AbbVie, Acquirer Sub or any other subsidiary of AbbVie, if any), “FOR” the authorization of the directors of Allergan to allot and issue new Allergan shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme, “FOR” the amendment of the articles of association of Allergan so that any ordinary shares of Allergan that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration, “FOR” the non-binding, advisory proposal approving specified compensatory arrangements between Allergan and its named executive officers, and “FOR” the proposal to approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve the scheme of arrangement or the other resolutions set out above, other than the advisory vote on specified compensatory arrangements.

Vote Required; Recommendation of the Allergan Board of Directors

Special Court-Ordered Meeting

Proposal to approve the scheme of arrangement: Allergan shareholders are being asked to vote on a proposal to approve the scheme at both the special Court-ordered meeting and at the extraordinary general meeting. The vote required for such proposal is different at each of the meetings, however. As set out in full under the section entitled “Part 2—Explanatory Statement—Consents and Special Meetings” beginning on page 154, in order for the resolution at the special Court-ordered meeting to pass, those voting to approve the scheme must: (a) represent a simple majority (being more than fifty percent (50%)) in number of the Allergan shareholders of record as of the Voting Record Time, present and voting (in person or by proxy), and (b) represent three-fourths (seventy-five percent (75%)) or more in value of the Allergan ordinary shares held by such holders, as of the Voting Record Time, present and voting (in person or by proxy).

Because the vote required to approve the proposal at the special Court-ordered meeting is based on votes properly cast at the meeting, and because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, along with failures to vote, will have no effect on such proposal.

The acquisition is conditioned on approval of the scheme at the special Court-ordered meeting.

The Allergan board of directors recommends that Allergan shareholders vote “FOR” the proposal to approve the scheme of arrangement at the special Court-ordered meeting.

In considering the recommendation of the Allergan board of directors, you should be aware that certain directors and executive officers of Allergan have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61. In particular, Thomas C. Freyman is not participating in the recommendation of the Allergan board of directors due to Mr. Freyman’s shareholding of AbbVie.

Extraordinary General Meeting

Set forth below is a table summarizing certain information with respect to the resolutions:

Resolution #	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Approve the scheme of arrangement and authorize the directors of Allergan to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.	Ordinary	Yes

2	Approve the cancellation of any Allergan ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan ordinary shares which are held from time to time by AbbVie, Acquirer Sub or any other subsidiary of AbbVie, if any).	Special	Yes

3	Authorize the directors of Allergan to allot and issue new Allergan shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme.	Ordinary	Yes

4	Amend the articles of association of Allergan so that any ordinary shares of Allergan that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration.	Special	Yes

5	Approve, on a non-binding, advisory basis, specified compensatory arrangements between Allergan and its named executive officers relating to the transaction.	Ordinary	No

6	Approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to solicit additional proxies in favor of the approval of the Resolutions if there are insufficient votes at the time of the extraordinary general meeting to approve resolutions 1 through 4.	Ordinary	No

At the extraordinary general meeting, the requisite approval of each of the resolutions depends on whether it is an “ordinary resolution” (resolutions 1, 3, 5 and 6), which requires the approval of at least a majority of the votes cast by the holders of Allergan ordinary shares present and voting, either in person or by proxy, or a “special resolution” (resolutions 2 and 4), which requires the approval of at least seventy-five percent (75%) of the votes cast by the holders of Allergan ordinary shares present and voting, either in person or by proxy.

For all the resolutions, because the votes required to approve such resolutions are based on votes properly cast at the extraordinary general meeting, and because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, along with failures to vote, will have no effect on the resolutions.

The Allergan board of directors recommends that Allergan shareholders vote “FOR” the proposals to approve each of the resolutions.

In considering the recommendations of the Allergan board of directors described above, you should be aware that certain directors and executive officers of Allergan have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61. In particular, Thomas C. Freyman is not participating in the recommendation of the Allergan board of directors as Mr. Freyman is regarded under Rule 3 of the Irish Takeover Rules as having a conflict of interest due to Mr. Freyman’s shareholding of AbbVie.

Voting Your Ordinary Shares

Allergan shareholders may vote by proxy or in person at each special meeting. Allergan recommends that you submit your proxy even if you plan to attend either or both special meeting. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at either or both special meeting.

If you own shares in your own name, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”

If you are an Allergan shareholder of record you may use the enclosed proxy cards to tell the persons named as proxies how to vote your shares. If you are an Allergan shareholder of record, the shares listed on your proxy cards will include, if applicable, shares held in a book-entry account at Computershare Trust Company, N.A., Allergan’s transfer agent.

If you properly complete, sign and date your proxy cards, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If you sign and return your proxy cards appointing the Chairman as your proxy but do not mark your cards to tell the proxy how to vote on a voting item, your shares will be voted in respect of such voting item at the discretion of the Chairman.

Allergan shareholders may also vote over the internet at www.proxyvote.com or by telephone at 1-800-690-6903 anytime up to 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding each special meeting. Voting instructions are printed on the proxy cards or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the special meetings. You may also hand your applicable completed and signed proxy card to the Chairman of the applicable special meeting before the start of the applicable special meeting.

Voting Ordinary Shares Held in Street Name

If your shares are held in an account through a bank, broker or other nominee, you must likewise instruct the bank, broker or other nominee how to vote your shares by following the instructions that the bank, broker or other nominee provides you along with this proxy statement. Your bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your bank, broker or other nominee.

If you do not provide a signed voting instruction form to your bank, broker or other nominee, your shares will not be voted on any proposal on which the bank, broker or other nominee does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the bank, broker or other nominee will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals at either special meeting.

Accordingly, if you fail to provide a signed voting instruction form to your bank, broker or other nominee, your shares held through such bank, broker or other nominee will not be voted at either special meeting.

Revoking Your Proxy

If you are an Allergan shareholder of record, you may revoke your proxy at any time before it is voted at the special Court-ordered meeting or at any time before your proxy is voted at the extraordinary general meeting by:

•	delivering a written revocation letter to the Allergan Corporate Secretary;

•	submitting your voting instructions again by telephone or over the internet;

•	signing and returning by mail one or both proxy cards with a later date so that it is received prior to the applicable special meeting; or

•	attending the applicable special meeting and voting by ballot in person.

Attendance at either special meeting will not, in and of itself, revoke a proxy or change your voting instructions; you must vote by ballot at the applicable meeting to change your vote.

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Costs of Solicitation

Allergan will bear the cost of soliciting proxies from its shareholders.

Allergan will solicit proxies by mail. In addition, the directors, officers and employees of Allergan may solicit proxies from its shareholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. Allergan will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of Allergan ordinary shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

Allergan has engaged a professional proxy solicitation firm MacKenzie Partners, to assist in soliciting proxies for a fee of approximately $75,000. In addition, Allergan will reimburse MacKenzie Partners for its reasonable disbursements.

Other Business

Allergan is not aware of any other business to be acted upon at the special meetings. If, however, other matters are properly brought before the special meetings, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Allergan board of directors may recommend.

Adjournment

Any adjournment of the special Court-ordered meeting will result in an adjournment, as applicable, of the extraordinary general meeting.

Assistance

If you need assistance in completing your proxy cards or have questions regarding Allergan’s special meetings, please contact MacKenzie Partners, the proxy solicitation agent for Allergan, by mail at 1407 Broadway – 27th Floor, New York, New York 10018, by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

THE TRANSACTION

The Acquisition

On June 25, 2019, Allergan entered into the Transaction Agreement by and among Allergan, AbbVie and Acquirer Sub. Under the terms of the Transaction Agreement, Acquirer Sub will acquire Allergan pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Act”) and a capital reduction under Sections 84 to 86 of the Act (collectively referred to as the “scheme” or “scheme of arrangement”). As a result of the scheme, Allergan will become a wholly owned subsidiary of AbbVie.

At the effective time, Allergan shareholders will be entitled to receive (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock, in exchange for each Allergan ordinary share held by such Allergan shareholders. If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the completion (as reasonably determined by AbbVie) (referred to as the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh (11th) trading day prior to the completion date to the closing of trading on the second-to-last trading day prior to the completion date.

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case, as further described below.

At the effective time, each Allergan stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time, will be substituted by AbbVie with an AbbVie stock option (a “substituted AbbVie stock option”). The number of shares of AbbVie common stock subject to such substituted AbbVie stock option will equal (i) the number of Allergan ordinary shares (rounded down to the nearest whole share) subject to the Allergan stock option immediately prior to the effective time multiplied by (ii) the “equity award conversion ratio” (as defined below). The exercise price applicable to such substituted AbbVie stock option will equal (i) the exercise price of such Allergan stock option immediately prior to the effective time divided by (ii) the equity award conversion ratio (rounded up to the nearest whole cent).

“Allergan share awards” consist of Allergan restricted stock unit awards and Allergan performance stock unit awards. At the effective time, each Allergan share award that is outstanding immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award (a “substituted AbbVie share award”). The number of shares of AbbVie common stock subject to such substituted AbbVie share award will equal (i) the number of Allergan ordinary shares (rounded up to the nearest whole share) subject to the Allergan share award immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Each Allergan performance stock unit award will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service (and not subject to satisfaction of any performance-based vesting conditions), and for any performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, any applicable performance metrics will be deemed satisfied at one hundred thirty percent (130%) of target as of the effective time.

Following the effective time, the substituted AbbVie stock options and substituted AbbVie share awards will have the same terms and conditions (including, for any performance stock unit awards, the same time-based vesting conditions, but excluding any performance-based vesting conditions, as described above) as applied to the corresponding Allergan stock option or Allergan share award immediately prior to the effective time, except for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The “equity award conversion ratio” is equal to the sum (rounded to the nearest one thousandth) of (i) the exchange ratio specified in the Transaction Agreement (currently 0.8660) and (ii) the quotient obtained by dividing (A) the per share cash consideration payable under the Transaction Agreement ($120.30) by (B) the volume-weighted average price of a share of AbbVie common stock for the ten (10) trading day period starting with the opening of trading on the eleventh (11th) trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

AbbVie reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the acquisition by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Transaction Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to Allergan shareholders and equity award holders (except for an acceptance condition set at eighty percent (80%) of the nominal value of the Allergan shares to which such offer relates and which are not already beneficially owned by AbbVie) as those which would apply in relation to the scheme, among other requirements.

Background of the Transaction

The Allergan board of directors and Allergan management have, on an ongoing basis, considered the long-term strategy of Allergan and strategic opportunities that might be available to it to enhance shareholder value, including investments in new growth opportunities, potential acquisitions, the possible sale of Allergan and/or a potential spin-off of certain of Allergan’s businesses.

On March 13, 2019, Mr. Richard A. Gonzalez, Chairman and Chief Executive Officer of AbbVie, called Mr. Brenton L. Saunders, Chairman, President and Chief Executive Officer of Allergan, to discuss market speculation regarding a variety of potential strategic opportunities Allergan may be considering. Mr. Gonzalez indicated that if Allergan were to become interested in exploring a strategic transaction, AbbVie may be interested in discussing a possible strategic relationship between Allergan and AbbVie.

On April 22, 2019, Mr. Gonzalez and Mr. Saunders met in person. Mr. Gonzalez noted to Mr. Saunders that AbbVie may be interested in exploring a possible acquisition of Allergan, but Mr. Gonzalez did not make a proposal.

On May 1, 2019, at a regularly scheduled meeting of the Allergan board of directors, Mr. Saunders apprised the directors of his discussions with Mr. Gonzalez. The Allergan board of directors expressed interest in exploring the possibility of a transaction with AbbVie and authorized the management of Allergan to engage in further discussions with AbbVie, and proposed that Mr. Saunders update the Mergers and Acquisitions Committee of the Allergan board of directors (the “M&A Committee”), comprised of Robert J. Hugin as Chairman, Christopher J. Coughlin, Thomas C. Freyman and Michael E. Greenberg, PhD (which had previously been formed to provide focused oversight on mergers, acquisitions, divestitures and other transactions), on further discussions and developments with respect to a potential transaction with AbbVie until such time as the discussions advance to require input from the Allergan board of directors.

On May 3, 2019, Mr. Saunders contacted Mr. Gonzalez to continue the discussion regarding a possible acquisition of Allergan by AbbVie. Over the next few weeks, Messrs. Gonzalez and Saunders engaged in a series of telephonic discussions to consider the possible timing and logistics for negotiating such a transaction, and the possible signing of a confidentiality agreement in the future, although price was not discussed. Mr. Saunders and Mr. Gonzalez agreed to plan to meet later in the month.

On May 9 and May 15, 2019, the M&A Committee held special telephonic information sessions during which Mr. Saunders updated the M&A Committee on his continuing discussions with Mr. Gonzalez. Mr. Saunders informed the M&A Committee that he and Mr. Gonzalez agreed to meet later in the month, at which point Mr. Saunders anticipated that Mr. Gonzalez would be in a position to make a proposal.

On May 28, 2019, Mr. Gonzalez and Mr. Saunders met in person. During the meeting, Mr. Gonzalez indicated to Mr. Saunders that, among other strategic alternatives AbbVie was considering, AbbVie may be interested in pursuing an acquisition of Allergan at a price in the range of $174 – 178.50 per Allergan share, representing a premium of 28 – 32% to Allergan’s then-market value, with approximately two-thirds of the consideration in cash and one-third of the consideration in AbbVie shares. Mr. Gonzalez also expressed a desire to move quickly and to promptly commence due diligence. Mr. Saunders informed Mr. Gonzalez that the Allergan board of directors was unlikely to be interested in a transaction at that price, but may be interested in a transaction at a higher price. Mr. Gonzalez expressed that AbbVie would be open to revisiting the issue upon completion of diligence.

The M&A Committee held a special telephonic information session on May 29, 2019. At this session, Mr. Saunders updated the M&A Committee on his meeting with Mr. Gonzalez on May 28, 2019 and his plan to continue to have discussions with AbbVie to explore the possibility of receiving an improved offer. Mr. Saunders also updated the M&A Committee that the Company had been working with J.P. Morgan Securities LLC (“J.P. Morgan”) to help consider whether there was a potential transaction with AbbVie that could be beneficial to holders of Allergan ordinary shares and also that the Company had been working with Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) to consider certain legal questions regarding a potential transaction. Following discussion, Mr. Saunders also advised the M&A Committee that he would schedule an update call to discuss the AbbVie proposal with the entire Allergan board of directors.

On May 30, 2019, Mr. Gonzalez and Mr. Saunders spoke by telephone about next steps in exploring a possible transaction, including the proposed entry into a mutual confidentiality agreement and a proposed mutual due diligence plan.

Later on May 30, 2019, Allergan and AbbVie entered into a mutual confidentiality agreement. Following the execution of the confidentiality agreement and through the execution of the Transaction Agreement on June 25, 2019, representatives of AbbVie and Allergan (including their respective advisors) conducted due diligence on Allergan and AbbVie, respectively.

On June 2, 2019, the Allergan board of directors held a special telephonic meeting. Mr. Saunders described for the Allergan board of directors the conversations to date with AbbVie and discussed the possibility of progressing negotiations with AbbVie in connection with a possible acquisition. At this meeting, members of management reviewed with the Allergan board of directors the proposed mutual due diligence plan. The Allergan board of directors requested that Mr. Saunders continue to keep the Allergan board of directors apprised, either directly or via the M&A Committee, of further discussions and developments with respect to a potential transaction with AbbVie.

Later on June 2, 2019, Mr. Gonzalez and Mr. Saunders spoke by telephone, and on June 3, 2019, Mr. Gonzalez and Mr. Saunders met in person, to discuss the next steps in exploring a possible acquisition by AbbVie of Allergan. Mr. Saunders and Mr. Gonzalez agreed to plan to meet on June 7, 2019 to discuss further. During the week of June 3, 2019, members of the AbbVie and Allergan management teams met in person. During these meetings, members of Allergan management presented to AbbVie’s management team information concerning, among other things, Allergan’s internal management structure, portfolio, business strategy, product pipeline, various financial metrics and financial outlook and Allergan’s perspective as to the strategic rationale for AbbVie’s potential acquisition of Allergan.

On June 4, 2019, the M&A Committee held a special telephonic information session, also attended by representatives of Wachtell Lipton and members of Allergan management. At this session, the M&A Committee received an update from Mr. Saunders on the status of the due diligence process with AbbVie. The M&A Committee also noted that an update session with the entire Allergan board of directors in the next week with presentations by J.P. Morgan would be appropriate and provided guidance to management on the analyses that the entire Allergan board of directors would find most useful.

On June 7, 2019, Mr. Gonzalez and Mr. Saunders met in person and discussed various matters relating to a possible transaction, including potential synergies, the business strategy of the combined company and the structure and timing of a possible transaction. At this meeting, Mr. Gonzalez updated Mr. Saunders on the preliminary findings of AbbVie’s due diligence process and noted that AbbVie would be interested in pursuing an acquisition at an implied price of $184.00 per Allergan share (with approximately two-thirds of the consideration in cash and one-third of the consideration in AbbVie shares), subject to satisfactory completion of due diligence, negotiation of mutually acceptable definitive written agreements and receipt of board approvals from both companies. During this discussion, Mr. Saunders requested that AbbVie offer a higher price so that Mr. Saunders could then present a revised proposal to the Allergan board of directors. On June 8, 2019, Mr. Gonzalez reiterated that the current proposal was still $184.00, but conveyed to Mr. Saunders that, subject to further discussions with the AbbVie board of directors and the results of ongoing due diligence, AbbVie might be able to reach an implied price of $186.00 per Allergan share (consisting of the same cash-stock mix).

On June 9, 2019 the Allergan board of directors held a special telephonic meeting, also attended by representatives of Wachtell Lipton. All members of the Allergan board of directors were present except for Thomas C. Freyman, who recused himself from this and all subsequent meetings and information sessions regarding a potential transaction with AbbVie in light of his ownership of AbbVie shares (which fact had previously been disclosed to the Allergan board of directors). For purposes of the remainder of this section, each reference to the Allergan board of directors (or any information session or meeting thereof) is intended to refer to that board, information session or meeting without any participation by Mr. Freyman who on and after such time did not participate in such information sessions, board meetings and deliberations as a result of his recusal. Mr. Saunders updated the Allergan board of directors on his discussions with the AbbVie management team, including that AbbVie had indicated the possibility of increasing its offer to an implied price of $186.00 per Allergan share (with approximately two-thirds of the consideration in cash and one-third of the consideration in AbbVie shares). A discussion ensued regarding valuation and the presentations that were expected to be made by management and J.P. Morgan at a special in-person meeting scheduled for June 11. At the conclusion of the meeting, the Allergan board of directors noted that Allergan management and Allergan’s advisors should continue discussions and negotiations with AbbVie with a view to obtaining a higher valuation, and requested that Mr. Saunders continue to keep the Allergan board of directors apprised of further discussions and developments with respect to a potential transaction with AbbVie.

On June 11, 2019, the Allergan board of directors held a special board meeting attended in person or telephonically by members of the Allergan board of directors, members of Allergan management, and representatives of Wachtell Lipton and J.P. Morgan. Mr. Saunders and other members of Allergan management reviewed with the Allergan board of directors the latest management projections, which illustrated the views of Allergan’s management regarding a plausible range of outcomes for Allergan’s business. Also during this meeting, representatives of J.P. Morgan provided an update on recent M&A activity in the healthcare industry and an overview of AbbVie. In addition, representatives of J.P. Morgan reviewed with the Allergan board of directors certain preliminary analyses with respect to a potential combination with AbbVie. In addition, representatives of J.P. Morgan reviewed with the Allergan board of directors key metrics for evaluating a potential proposal from AbbVie. Representatives of Wachtell Lipton also discussed with the Allergan board of directors an overview of the duties of directors in the context of the proposed transaction with AbbVie. Detailed discussions ensued throughout this meeting, between management, the directors and the advisers present, including with respect to alternative strategic options that Allergan might consider, such as a spin-off of certain of its businesses and whether there may be other potential parties interested in acquiring Allergan that should be contacted prior to Allergan entering into any definitive agreement with AbbVie. The Allergan board of directors also discussed, as a means to obtain a higher valuation from AbbVie, whether a contingent value right concept would be appropriate. At the conclusion of the meeting, the Allergan board of directors instructed Allergan management and Allergan’s advisors to continue discussions and negotiations with AbbVie to determine the best price that AbbVie might offer and requested that Mr. Saunders continue to keep the Allergan board of directors apprised of further discussions and developments with respect to a potential transaction with AbbVie.

Following the meeting of the Allergan board of directors, on June 11, 2019, Mr. Saunders called Mr. Gonzalez to discuss the potential transaction. Mr. Saunders noted that AbbVie would need to revise its offer again in order for the Allergan board of directors to support a transaction, and suggested that a contingent value right concept could bridge the gap. On June 12, 2019, Mr. Gonzalez called Mr. Saunders and rejected the contingent value right approach but relayed an updated final proposal to Mr. Saunders conditioned on AbbVie receiving assurances from credit rating agencies that AbbVie would maintain its investment grade rating. The final proposal was for an implied price of $188.00 per Allergan share, consisting of approximately two-thirds in cash and one-third in AbbVie shares and fixing the value of AbbVie stock for purposes of the exchange ratio at $78.17, the closing price of AbbVie stock on June 11. Mr. Gonzalez said that this was the highest price that AbbVie would be prepared to offer. Mr. Gonzalez noted that AbbVie intended to begin contacting the credit rating agencies on June 13, 2019 and that he would provide Mr. Saunders with an update following the regularly scheduled meeting of the AbbVie board of directors on June 19 – 20, 2019. Mr. Gonzalez also said that if Allergan agreed to proceed with a transaction, AbbVie would invite two of Allergan’s current directors (Mr. Saunders and a second director) to join an expanded AbbVie board of directors following the closing of the transaction.

On June 10 and June 12, 2019, representatives of Kirkland & Ellis LLP (“Kirkland & Ellis”), AbbVie’s legal advisor in connection with the transaction, discussed with representatives of Wachtell Lipton the process of negotiating and documenting a possible transaction, including requirements of the Irish Takeover Rules.

On June 13, 2019, Mr. Saunders and Mr. Gonzalez discussed the transaction, including timing and process of reaching agreement, as well as the implied premium to the then-current Allergan stock price.

Also on June 13, 2019, Kirkland & Ellis sent Wachtell Lipton initial drafts of the proposed transaction agreement, expenses reimbursement agreement and conditions to the consummation of the proposed transaction (referred to as the “Conditions Appendix”).

On June 16, 2019, the Allergan board of directors held a special telephonic meeting, attended by members of Allergan management and representatives of Wachtell Lipton. Mr. Saunders updated the Allergan board of directors on the status of the potential transaction and the discussions with the AbbVie management team. Following extensive discussion by the Allergan board of directors of the proposed terms, the Allergan board unanimously agreed that Allergan management and Allergan’s advisors should continue to progress the transaction, including negotiation of other terms, completion of due diligence and preparation for a public announcement.

On June 17, 2019, Mr. Saunders provided Mr. Gonzalez with an update on the Allergan board meeting and discussed the process of reaching agreement with respect to the transaction.

Also on June 17, 2019, Wachtell Lipton delivered to Kirkland & Ellis revised drafts of the transaction agreement, the expenses reimbursement agreement and the Conditions Appendix. Over the course of the subsequent days, the parties and their respective advisors, including their respective Irish co-counsel, negotiated and exchanged drafts of these and other transaction-related documents. The negotiations primarily focused on issues relating to the conditionality of the consummation of the transaction, covenants and closing conditions with respect to regulatory approvals and the implications if regulatory approvals could not be obtained, the definition of “material adverse effect,” the circumstances in which Allergan would be required to reimburse

AbbVie for its expenses (subject to the one percent (1%) limit under Irish law as described elsewhere in this proxy statement), the treatment of equity awards and other employee compensation and benefits matters, provisions regarding Allergan’s ability to change its recommendation in favor of the transaction, provisions restricting the solicitation of alternative transaction proposals, the grounds for terminating the transaction agreement, and the interim operating covenants of Allergan pending the consummation of the transaction. Also during this process, the parties stayed in contact with the Irish Takeover Panel and raised issues with and received responses from the Irish Takeover Panel.

In addition to the negotiation of the transaction documentation, during the week of June 17, 2019, representatives of AbbVie and Allergan held numerous discussions regarding certain due diligence matters with respect to Allergan and AbbVie.

On June 20, 2019, Mr. Gonzalez and Mr. Saunders spoke again regarding the timing and process of reaching agreement with respect to the transaction. Mr. Gonzalez updated Mr. Saunders on the results of the meeting of the AbbVie board of directors, including that the AbbVie board of directors was supportive of the potential transaction. Mr. Gonzalez and Mr. Saunders concurred as to the importance of completing the process expeditiously, including because under the Irish Takeover Rules a leak could require premature public disclosure of the parties’ discussions, and agreed that the parties should work towards an announcement on the morning of June 25. Between June 20 and June 23, 2019, Mr. Gonzalez and Mr. Saunders had several conversations to resolve the final remaining open issues in the draft transaction agreement.

On June 23, 2019, the Allergan board of directors held a meeting in Shannon, Ireland, attended by members of Allergan management and representatives of Wachtell Lipton, Arthur Cox, and J.P. Morgan to consider the proposed terms and documentation for the proposed acquisition of Allergan by AbbVie. Mr. Saunders summarized for the Allergan board of directors the discussions with AbbVie and AbbVie’s advisors during the past two weeks and members of senior management of Allergan reviewed with the Allergan board of directors AbbVie’s due diligence process, Allergan’s reverse due diligence effort and the procedures undertaken by Allergan in connection with the proposed transaction. Representatives of Wachtell Lipton and Arthur Cox discussed with the Allergan board of directors an overview of the duties of directors and the Irish Takeover Rules in the context of the proposed transaction with AbbVie. In addition, a representative of Arthur Cox described to the Allergan board of directors the substance of the announcement required pursuant to Rule 2.5 of the Irish Takeover Rules in connection with the proposed transaction. Following this, representatives of J.P. Morgan reviewed for the Allergan board of directors their financial analysis of the proposed transaction. A discussion by the Allergan board of directors with respect to the proposed transaction, as well as alternatives to it ensued and members of Allergan management and representatives of J.P. Morgan, Wachtell Lipton and Arthur Cox responded to comments and questions from the Allergan board of directors. Following discussion, J.P. Morgan conveyed to the Allergan board of directors that J.P. Morgan expected to be able to deliver, on June 24, 2019, its opinion that the consideration to be paid to holders of Allergan ordinary shares was fair, from a financial point of view, to such Allergan shareholders, assuming that the definitive Transaction Agreement and the expenses reimbursement agreement would not differ in any material respects from the drafts thereof furnished to J.P. Morgan and that no material developments would occur prior to the delivery of the opinion that would have an adverse effect on J.P. Morgan’s financial analyses or opinion. J.P. Morgan’s opinion is more fully described under the caption “The Transaction—Opinion of J.P. Morgan Securities LLC” beginning on page 49 and the full text of the written opinion of J.P. Morgan, which sets forth the assumptions and limitations in such opinion, is attached as Annex D hereto. Representatives of Wachtell Lipton then summarized the key terms of the proposed transaction agreement, the expenses reimbursement agreement and the Conditions Appendix, which were summarized in writing in advance of the meeting, and also reviewed the regulatory processes the transaction entails and related terms of the proposed transaction documents. Following this, and based upon the presentations and discussions at this meeting, the Allergan board of directors unanimously determined that the draft transaction agreement and the transactions contemplated thereby, including the scheme, are advisable for, fair to and in the best interests of Allergan and the Allergan shareholders, and, subject to the final transaction agreements being in substantially the same form as reviewed by the Allergan board of directors (and not materially adverse to

Allergan compared to the forms presented to the Allergan board of directors), as to be finally determined by Mr. Coughlin and Mr. Saunders, and subject to receipt of the J.P. Morgan opinion, approved the acquisition and determined that the terms of the scheme are fair and reasonable. Shortly thereafter, Mr. Saunders contacted Mr. Gonzalez to advise him of the action by the Allergan board of directors.

On June 24, 2019, the AbbVie board of directors held a telephonic meeting with Mr. Gonzalez, certain members of AbbVie’s management and representatives of AbbVie’s advisors to discuss the terms and documentation for the transaction and to further discuss the strategic rationale for, and financial information relating to, the transaction. AbbVie’s management also informed the AbbVie board of directors that the rating agencies had assessed the potential transaction and indicated that AbbVie would retain investment grade ratings, with assessments by Moody’s at Baa2 and S&P at BBB+. With the assistance of AbbVie’s management and the representatives of AbbVie’s advisors, the AbbVie board of directors reviewed the proposed final terms and conditions of the transaction agreements and the proposed transactions and the announcement required pursuant to Rule 2.5 of the Irish Takeover Rules in connection with the proposed transaction. Following discussion, the AbbVie board of directors unanimously approved and declared advisable the transaction agreements and the transactions contemplated thereby, including the scheme, and authorized the execution and delivery of the relevant transaction agreements by AbbVie, subject to the final transaction agreements being in substantially the same form as those reviewed by the AbbVie board of directors.

Also on June 24, 2019, Mr. Coughlin and Mr. Saunders, together with A. Robert D. Bailey, Executive Vice President and Chief Legal Officer and Corporate Secretary of Allergan, met telephonically with representatives of Wachtell Lipton, who provided an update on the transaction agreement negotiations since the prior day’s board of directors meeting. Mr. Coughlin and Mr. Saunders concluded that the final transaction agreements were in substantially the same form as those reviewed by the Allergan board of directors at the June 23, 2019 board meeting (and not materially adverse to Allergan compared to the forms presented to the Allergan board of directors). J.P. Morgan also formally delivered its opinion that as of June 24, 2019, and based upon and subject to the assumptions and limitations set forth in its opinion, the consideration proposed to be paid to the holders of Allergan ordinary shares in the proposed transaction was fair, from a financial point of view, to such Allergan shareholders.

On the morning of June 25, 2019, Allergan and AbbVie executed the Transaction Agreement and the expenses reimbursement agreement. Shortly thereafter, AbbVie and Allergan jointly issued the Rule 2.5 announcement pursuant to the Irish Takeover Rules.

Recommendation of the Allergan Board of Directors and Allergan’s Reasons for the Transaction

At its meeting on June 23, 2019, the members of the Allergan board of directors (other than Mr. Freyman, who had recused himself) unanimously determined that the Transaction Agreement and the transactions contemplated thereby, including the scheme, are advisable for, fair to and in the best interests of Allergan and the Allergan shareholders, and that the terms of the scheme are fair and reasonable. For purposes of the remainder of this section, each reference to the Allergan board of directors (or any meeting thereof) is intended to refer to that board or meeting without any participation by Mr. Freyman. The members of the Allergan board of directors unanimously recommend that the shareholders of Allergan vote in favor of the scheme at the special Court-ordered meeting and in favor of the scheme and other resolutions at the EGM.

In evaluating the Transaction Agreement and the proposed transaction, the Allergan board of directors consulted with management, as well as Allergan’s internal and outside legal counsel and its financial advisor, and considered a number of factors, weighing both the perceived benefits of the transaction and the potential risks of the transaction.

The Allergan board of directors considered various factors that it believes support its determinations and recommendations, including the following (not necessarily in order of relative importance):

Aggregate Value and Composition of the Consideration

•

the scheme consideration has an implied value per Allergan ordinary share of $188.52, based on the closing price of AbbVie shares as of June 21, 2019, and represented (1) an approximately 44.1% premium to the closing price per Allergan share on June 21, 2019, and (2) an approximately 51% premium to the one-month volume-weighted average of Allergan’s share price as of June 21, 2019, which the Allergan board of directors regarded as an attractive valuation relative to other transactions and peer comparisons;

•

the benefits that Allergan was able to obtain as a result of negotiations with AbbVie, including an increase in the price per share from the time of initial discussions with AbbVie to the final implied value of $188.52 per Allergan ordinary share, and the Allergan board of directors’ belief that this was the highest price per share that AbbVie would be willing to pay;

•

the cash portion of the scheme consideration provides Allergan shareholders with immediate certainty of value while the equity component of the scheme consideration offers Allergan shareholders the opportunity to participate in the future earnings and growth of the combined company;

•	the fixed exchange ratio provides certainty to the Allergan shareholders as to their pro forma percentage ownership of approximately 17% of the combined company;

Synergies and Strategic Considerations

•	Allergan shareholders, as shareholders of the combined company, have the potential to benefit from the synergies expected to result from the transaction;

•

the belief of the Allergan board of directors that the combined company will have a comprehensive product portfolio, leadership positions across a number of therapeutic areas, and a diversified growth profile and broad geographic reach;

•

the Allergan board of directors’ familiarity with and understanding of Allergan’s business, results of operations, financial and market position, and its expectations concerning Allergan’s future prospects;

•

information and discussions with Allergan’s management, in consultation with J.P. Morgan, regarding AbbVie’s business, results of operations, financial and market position, and AbbVie management’s expectations concerning AbbVie’s business prospects, and historical and current trading prices of AbbVie shares;

•	information and discussions regarding the benefits of size and scale, the expected credit profile and the expected pro forma effect of the proposed transaction;

•

the Allergan board of directors’ ongoing evaluation of strategic alternatives for maximizing shareholder value over the long term, including senior management’s stand-alone plan or spinning off certain of Allergan’s businesses, and the potential risks (including the sub-scale R&D capacity of any spun-off entity), rewards and uncertainties associated with such alternatives, and the Allergan board’s belief that the proposed transaction with AbbVie was the most attractive option available to Allergan shareholders;

•

Allergan’s management’s view, shared with the Allergan board of directors, that industry trends will require increased R&D budgets and scale for long-term success and that, based on historic stand-alone R&D budgets of both companies, the new combined company is expected to have an annual R&D budget of approximately $6 billion, which will be critical to its success and which is an amount substantially in excess of that available to Allergan as a stand-alone company;

Opinion of Financial Advisor

•

the opinion of J.P. Morgan for the benefit of the Allergan board of directors that, as of the date of the opinion and based upon and subject to the assumptions and limitations set forth therein, the consideration to be paid to holders of Allergan ordinary shares in the proposed transaction was fair, from a financial point of view, to such Allergan shareholders, together with the financial analyses presented by J.P. Morgan to the Allergan board of directors in connection with the delivery of the opinion, as further described under “—Opinion of J.P. Morgan Securities LLC” beginning on page 49;

Likelihood of Completion of the Transaction

•	the likelihood that the transaction will be consummated and anticipated timing of closing, based on, among other things:

•	the closing conditions to the scheme and acquisition, including the fact that the obligations of AbbVie are not subject to a financing condition;

•	that AbbVie has obtained committed debt financing for the transaction from reputable financing sources in accordance with the “funds certain” requirement of the Irish Takeover Rules; and

•

the commitment made by AbbVie to cooperate and use reasonable best efforts to obtain regulatory clearances, including under the HSR Act and the EC Merger Regulation, including to divest Allergan assets or commit to limitations on the businesses of Allergan to the extent provided in the Transaction Agreement, as discussed further under “The Transaction—Regulatory Approvals Required” beginning on page 68;

Favorable Terms of the Transaction Agreement and Expenses Reimbursement Agreement

•	the terms and conditions of the Transaction Agreement and the expenses reimbursement agreement and the course of negotiations of such agreements, including, among other things:

•

the ability of Allergan, under certain circumstances, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described under “The Transaction Agreement—Covenants and Agreements” beginning on page 81;

•

the ability of the Allergan board of directors, under certain circumstances, to change its recommendation to Allergan shareholders concerning the scheme or to recommend, adopt or approve an alternative acquisition proposal, as further described under “The Transaction Agreement—Covenants and Agreements” beginning on page 81;

•

the ability of the Allergan board of directors to terminate the Transaction Agreement under certain circumstances, including to enter into an agreement providing for a superior proposal, subject to certain conditions (including payment of an expense reimbursement to AbbVie and certain rights of AbbVie giving it the opportunity to match the superior proposal), as further described under “The Transaction Agreement—Covenants and Agreements” beginning on page 81;

•

the Allergan board of directors’ belief that the expenses reimbursement payment to be made to AbbVie upon termination of the Transaction Agreement under specified circumstances, which is capped at an amount equal to 1% of the aggregate value of the total scheme consideration, is reasonable, customary and not likely to significantly deter another party from making a superior acquisition proposal;

•

the obligation of AbbVie to pay Allergan a termination fee of approximately 2% of the implied transaction equity value of approximately $63 billion as of June 24, 2019, upon termination of the Transaction Agreement under specified circumstances; and

•

the governance arrangements contained in the Transaction Agreement, which provide that, after completion of the scheme, the board of directors of AbbVie be expanded to include two individuals who are members of the Allergan board of directors immediately prior to the completion of the transaction, and the Allergan board of directors’ belief that these members could enhance the likelihood of obtaining the strategic benefits expected from the transaction and enhance the benefits that Allergan could bring to the combined company.

The Allergan board of directors also considered a variety of risks and other countervailing factors, including the following (not necessarily in order of relative importance):

Taxable Transaction

•	that any gains arising from the receipt of scheme consideration would be taxable to certain Allergan shareholders for U.S. federal income tax purposes;

Fluctuations in Share Price

•

that the fixed exchange ratio will not be adjusted to compensate for changes in the price of Allergan or AbbVie shares prior to the consummation of the transaction, and the terms of the Transaction Agreement do not include termination rights triggered by a decrease in the value of AbbVie relative to the value of Allergan (although the Allergan board of directors determined that the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of Allergan and AbbVie);

Limitations on Allergan’s Business Pending Completion of the Transaction

•

the restrictions on the conduct of Allergan’s business during the pendency of the transaction, which may delay or prevent Allergan from undertaking business opportunities that may arise or may negatively affect Allergan’s ability to attract and retain key personnel;

•

the terms of the Transaction Agreement that restrict Allergan’s ability to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction, as further discussed under “The Transaction Agreement—Covenants and Agreements” beginning on page 81;

Possible Disruption of Allergan’s Business

•	the potential for diversion of management attention and employee attrition and the possible effects of the announcement and pendency of the transaction on customers and business relationships;

Risks of Delays or Non-Completion

•

the amount of time it could take to complete the transaction, including the fact that completion of the transaction depends on factors outside of Allergan’s control, and that there can be no assurance that the conditions to the transaction will be satisfied even if the scheme is approved by Allergan shareholders;

•

the possibility of non-consummation of the transaction and the potential consequences of non-consummation, including the potential negative impacts on Allergan, its business and the trading price of its shares and the risk that the payment that AbbVie would be required to pay to Allergan under certain circumstances would be insufficient to compensate Allergan for the time, expenses and disruption incurred in connection with the contemplated transaction;

Uncertainties Following Completion

•

the difficulty and costs inherent in integrating diverse, global businesses and the risk that the cost savings, synergies and other benefits expected to be obtained as a result of the transaction might not be fully or timely realized; and

Other Risks

•	the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 19 and 30 respectively.

In considering the recommendation of the Allergan board of directors, you should be aware that certain directors and officers of Allergan have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “—Interests of Certain Persons in the Transaction” beginning on page 61.

The Allergan board of directors concluded that the uncertainties, risks and potentially negative factors relevant to the transaction were outweighed by the potential benefits that it expected Allergan and its shareholders would achieve as a result of the transaction.

This discussion of the information and factors considered by the Allergan board of directors includes the principal positive and negative factors considered by the Allergan board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Allergan board of directors. In view of the wide variety of factors considered in connection with its evaluation of the transaction, and the complexity of these matters, the Allergan board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the transaction and to make its recommendations to the Allergan shareholders. Rather, the Allergan board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Allergan board of directors may have given differing weights to different factors.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated June 24, 2019, Allergan retained J.P. Morgan as its financial advisor in connection with the proposed transaction.

At the meeting of the Allergan board of directors on June 23, 2019, J.P. Morgan presented to the Allergan board of directors its financial analyses regarding the consideration to be paid to holders of Allergan ordinary shares in the proposed transaction and conveyed to the Allergan board of directors that J.P. Morgan expected to be able to deliver its opinion with respect to such consideration on June 24, 2019, assuming that the definitive Transaction Agreement and expenses reimbursement agreement would not differ in any material respects from the drafts thereof furnished to J.P. Morgan and that no material developments would occur prior to the delivery of the opinion that would have an adverse effect on J.P. Morgan’s financial analyses or opinion. On June 24, 2019, J.P. Morgan delivered its written opinion for the benefit of Allergan’s board of directors that, as of such date, the consideration to be paid to holders of Allergan ordinary shares in the proposed transaction was fair, from a financial point of view, to such shareholders. The full text of the written opinion of J.P. Morgan dated June 24, 2019, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Allergan’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Allergan board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed transaction, was directed only to the consideration to be paid in the proposed transaction and did not address any other aspect of the proposed transaction. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of Allergan or as to the underlying decision by Allergan to engage in the proposed transaction. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any Allergan shareholder as to how such shareholder should vote with respect to the proposed transaction or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the draft of the Transaction Agreement dated June 24, 2019, and the draft of the Expenses Reimbursement Agreement dated June 23, 2019;

•	reviewed certain publicly available business and financial information concerning Allergan and AbbVie and the industries in which they operate;

•

compared the proposed financial terms of the proposed transaction with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of Allergan and AbbVie with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Allergan ordinary shares and AbbVie common stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of Allergan relating to its business and certain Wall Street equity analyst forecasts for AbbVie supplied by the management of AbbVie as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the proposed transaction as prepared by the management of Allergan (the “Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Allergan and AbbVie with respect to certain aspects of the proposed transaction, and the past and current business operations of Allergan and AbbVie, the financial condition and future prospects and operations of Allergan and AbbVie, the effects of the proposed transaction on the financial condition and future prospects of Allergan and AbbVie, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

Allergan furnished two sets of projections to J.P. Morgan for Allergan for the calendar years 2019 through 2024, which were prepared by the management of Allergan (for more information regarding Allergan’s projections, please refer to “—Allergan Unaudited Prospective Financial Information” beginning on page 57). Each management case set forth in the projections resulted in a different compound annual growth rate for Allergan’s revenues (the “3.5% Growth Case” and the “5.1% Growth Case,” further described in “—Allergan Unaudited Prospective Financial Information” beginning on page 57), and Allergan’s management directed J.P. Morgan to use both sets of projections in its analyses. The projections Allergan furnished to J.P. Morgan for AbbVie for the calendar years 2019 through 2024 were prepared by the management of Allergan based on Wall Street equity analyst forecasts for AbbVie as supplied by the management of AbbVie. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to “—Allergan Unaudited Prospective Financial Information” beginning on page 57.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Allergan and AbbVie or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Allergan, did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Allergan or AbbVie under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of Allergan as to the expected future results of operations and financial condition of Allergan and AbbVie to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the transaction contemplated by the Transaction Agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Allergan, and will be consummated as described in the Transaction Agreement. J.P. Morgan also assumed that the definitive Transaction Agreement and expenses reimbursement agreement would not differ in any material respects from the drafts thereof furnished to J.P. Morgan.

J.P. Morgan also assumed that there will be no adjustment made to the exchange ratio pursuant to the terms of the Transaction Agreement and that the representations and warranties made by Allergan and AbbVie in the Transaction Agreement and related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to Allergan with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Transaction Agreement will be obtained without any adverse effect on Allergan or AbbVie or on the contemplated benefits of the proposed transaction.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to holders of Allergan ordinary shares of the consideration to be paid to such shareholders, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Allergan or as to the underlying decision by Allergan to engage in the transaction contemplated by the Transaction Agreement. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the transaction contemplated by the Transaction Agreement, or any class of such persons relative to the consideration to be paid to holders of Allergan ordinary shares or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Allergan’s ordinary shares or shares of AbbVie’s common stock will trade at any future time.

J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Allergan or any other alternative transaction.

The terms of the Transaction Agreement were determined through arm’s-length negotiations between Allergan and AbbVie, and the decision to enter into the Transaction Agreement was solely that of Allergan’s board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by Allergan’s board of directors in its evaluation of the transaction contemplated by the Transaction Agreement and should not be viewed as determinative of the views of Allergan’s board of directors or management with respect to such proposed transaction or the consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to Allergan’s board of directors on June 24, 2019. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion, as well as certain analyses utilized for reference purposes. Such summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand-alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Historical Trading Range. J.P. Morgan presented to Allergan’s board of directors the trading range per share of Allergan’s ordinary shares for the 52-week period ending June 21, 2019, based on closing prices, which was $115.73 to $193.46, and compared that to (i) the closing price per share of Allergan’s ordinary shares of $130.81 on June 21, 2019, and (ii) the implied offer price per share of $188.52, consisting of the sum of $120.30 per share of cash consideration and $68.22 per share of implied stock consideration based on the closing price per share of AbbVie common stock of $78.78 on June 21, 2019.

J.P. Morgan also reviewed with Allergan’s board of directors the trading range per share of AbbVie common stock for the 52-week period ending June 21, 2019, based on closing prices, which was $75.70 to $98.84, and compared that to the closing price per share of AbbVie common stock of $78.78 on June 21, 2019.

J.P. Morgan noted that the historical trading range analysis is not a valuation methodology and that such analysis was presented merely for reference purposes only and not as a component of its fairness analysis.

Analyst Price Targets. J.P. Morgan presented to Allergan’s board of directors price targets of certain public equity research analysts for Allergan, which provided a reference range of $140.00 per share to $255.00 per share, with a price target per Wall Street consensus of $177.45 per share, and compared that to (i) the closing price per share of Allergan’s ordinary shares of $130.81 on June 21, 2019, and (ii) the implied offer price per share of $188.52.

J.P. Morgan also reviewed with Allergan’s board of directors price targets of certain public equity research analysts for AbbVie, which provided a reference range of $78.00 per share to $115.00 per share, with a price target per Wall Street consensus of $89.27 per share, and compared that to the closing price per share of AbbVie common stock of $78.78 on June 21, 2019.

J.P. Morgan noted that the analyst price targets analysis is not a valuation methodology and that such analysis was presented for reference purposes only and not as a component of its fairness analysis.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Allergan and AbbVie with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to those engaged in by Allergan and AbbVie.

For Allergan, the companies selected by J.P. Morgan were as follows:

•	Amgen Inc.

•	Biogen Inc.

•	Gilead Sciences, Inc.

•	AbbVie (based on estimated earnings per Wall Street consensus)

For AbbVie, the companies selected by J.P. Morgan were as follows:

•	Amgen Inc.

•	Biogen Inc.

•	Gilead Sciences, Inc.

•	Allergan (based on estimated earnings per Wall Street consensus)

None of the selected companies reviewed is identical to Allergan or AbbVie, and certain of these companies may have characteristics that are materially different from those of Allergan and AbbVie. However, these companies were selected because they are publicly traded companies that, for purposes of J.P. Morgan’s analysis, may be considered similar to Allergan or AbbVie, as applicable, based on their operations and businesses. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Allergan or AbbVie, as applicable.

Using publicly available information, J.P. Morgan calculated for each selected company the ratio of its share price to estimated earnings per share, or “EPS,” for calendar year 2020, which is referred to throughout “—Opinion of J.P. Morgan Securities LLC” as “P/E 2020E.” The ratios were based on the selected companies’ closing share prices on June 21, 2019, and publicly available FactSet Consensus EPS estimates for calendar year 2020. The P/E 2020E ratios for the selected companies ranged from a low of 7.6x to a high of 12.7x.

Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected a P/E 2020E reference range of 7.5x to 12.5x for Allergan and AbbVie.

The range was then applied to Allergan’s estimated EPS for calendar year 2020 provided by the management of Allergan to J.P. Morgan, considering both management cases. Under the 5.1% Growth Case, the range yielded an implied equity value per share range, rounded to the nearest whole dollar, of $125.00 to $208.00. Under the 3.5% Growth Case, the range yielded an implied equity value per share range, rounded to the nearest whole dollar, of $123.00 to $206.00. J.P. Morgan compared the implied per share equity value ranges for Allergan to (i) the closing price per share of Allergan’s ordinary shares of $130.81 on June 21, 2019, and (ii) the implied offer price per share of $188.52.

The range for AbbVie was applied to AbbVie’s estimated EPS for calendar year 2020 provided by the management of Allergan to J.P. Morgan, yielding an implied equity value per share range, rounded to the nearest whole dollar, of $69.00 to $115.00. J.P. Morgan compared the implied per share equity value range for AbbVie to AbbVie’s closing price per share of $78.78 on June 21, 2019.

Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving businesses that J.P. Morgan judged to be sufficiently analogous to the business of Allergan. Specifically, J.P. Morgan reviewed the following transactions:

Target	Acquiror	Announcement Date
Celgene Corporation	Bristol-Myers Squibb Company	January 3, 2019
Shire plc	Takeda Pharmaceutical Co. Ltd.	May 8, 2018
Baxalta Incorporated	Shire plc	January 11, 2016
Allergan, Inc.	Actavis plc	November 17, 2014
Forest Laboratories, Inc.	Actavis plc	February 18, 2014
Genzyme Corporation	Sanofi-Aventis S.A.	February 16, 2011
Schering-Plough Corporation	Merck & Co., Inc.	March 8, 2009
Wyeth	Pfizer Inc.	January 26, 2009

None of the selected transactions reviewed was identical to the transaction contemplated by the Transaction Agreement. However, the transactions selected were chosen because they involved target companies that, for purposes of J.P. Morgan’s analysis, may be considered similar to Allergan based on their operations and businesses and because the transaction values may be considered similar to the transaction contemplated by the Transaction Agreement. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the transaction contemplated by the Transaction Agreement.

Using publicly available information, J.P. Morgan calculated, for each of the selected transactions, the multiple of the target company’s enterprise value implied by the consideration paid in such transaction to the target company’s estimated EBITDA (based on FactSet data as of the date of the relevant transaction announcement) for (i) in the case of transactions announced prior to June 30, the calendar year in which the transaction was announced and (ii) in the case of transactions announced after June 30, the calendar year following the calendar year in which the transaction was announced, which is referred to in this proxy statement as CY1 EBITDA.

Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected a multiple reference range of 9.5x to 12.0x for CY1 EBITDA. This range was then applied to Allergan’s estimated EBITDA for calendar year 2019 provided by the management of Allergan to J.P. Morgan, yielding an implied equity value per share range of $150.00 to $205.00.

The range of implied equity values for Allergan was compared to (i) the closing price per share of Allergan’s ordinary shares of $130.81 on June 21, 2019, and (ii) the implied offer price per share of $188.52.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for each of Allergan and AbbVie. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” “Unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, for Allergan, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, changes in net working capital, capital expenditures and certain one-time cash flow items. For AbbVie, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, changes in net working capital and capital expenditures. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate and applying a discounting convention that assumes that all cash flows were generated at the midpoint of each period. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan utilized the estimated unlevered free cash flows for Allergan and AbbVie for calendar years 2020 through 2024, as reflected in the Allergan projections and the AbbVie projections, respectively. J.P. Morgan calculated a range of terminal values for Allergan and AbbVie at the end of this period by applying a perpetual growth rate ranging from 0.5% to 1.5% to the unlevered free cash flows of Allergan, and a perpetual growth rate ranging from negative 1.0% to 0.0% to the unlevered free cash flows for AbbVie, in each case during the terminal period of the projections and based on terminal growth rates and assumptions provided by Allergan.

The unlevered free cash flows and the range of terminal values were discounted to present values as of December 31, 2019, using a range of discount rates from 8.5% to 9.5% for both Allergan and AbbVie. The discount rates for Allergan and AbbVie were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the respective companies. The implied equity values were divided by the number of fully diluted shares outstanding at the applicable company, which analysis indicated an implied equity value per share range for Allergan, rounded to the nearest whole dollar, of $151.00 to $207.00 (implementing the 3.5% Growth Case) and $167.00 to $228.00 (implementing the 5.1% Growth Case), and an implied equity value per share range for AbbVie, rounded to the nearest whole dollar, of $82.00 to $102.00, in each case on a stand-alone basis (i.e., without the Synergies).

The range of implied equity values for Allergan was compared to (i) the closing price per share of Allergan’s ordinary shares of $130.81 on June 21, 2019, and (ii) the implied offer price per share of $188.52. The range of implied equity values for AbbVie was compared to AbbVie’s closing price per share of $78.78 on June 21, 2019.

Relative Implied Exchange Ratio Analysis. J.P. Morgan compared the results for Allergan to the results for AbbVie with respect to the public trading multiples and discounted cash flow analyses described above, after adjusting for $120.30 per share of cash consideration.

For each comparison, J.P. Morgan compared the highest equity value per share for Allergan to the lowest equity value per share for AbbVie to derive the highest exchange ratio implied by each pair of results. J.P. Morgan also compared the lowest equity value per share for Allergan to the highest equity value per share for AbbVie to derive the lowest exchange ratio implied by each pair of results. The implied exchange ratios resulting from this analysis were:

	Lowest Implied Exchange Ratio		Highest Implied Exchange Ratio
52-week range (for reference only)	(0.0581x	)	0.8118x
Analyst price targets (for reference only)	0.1713x		1.7269x
Public Trading Multiples (implementing 5.1% Growth Case)	0.0366x		1.2651x
Public Trading Multiples (implementing 3.5% Growth Case)	0.0268x		1.2380x
Discounted Cash Flow (implementing 5.1% Growth Case)	0.4575x		1.3124x
Discounted Cash Flow (implementing 3.5% Growth Case)	0.2974x		1.0584x

The implied exchange ratios were compared to (i) the exchange ratio under the Transaction Agreement of 0.8660x, after adjusting for $120.30 per share of cash consideration, and (ii) the exchange ratio of 0.1334x, after adjusting for $120.30 per share of cash consideration, implied by the closing prices of Allergan’s ordinary shares and the shares of AbbVie common stock on June 21, 2019 of $130.81 and $78.78, respectively.

Value Creation Analysis. J.P. Morgan conducted an analysis of the theoretical value creation to the existing holders of Allergan ordinary shares that compared the estimated implied equity value per share of Allergan on a stand-alone basis based on the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above to the estimated implied equity value per share of Allergan’s former shareholders’ ownership in the combined company, pro forma for the transaction contemplated by the Transaction Agreement.

J.P. Morgan calculated the pro forma value to holders of Allergan ordinary shares by (1) calculating the sum of (a) the implied equity value of Allergan on a stand-alone basis using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above, (b) the implied equity value of AbbVie on a stand-alone basis using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above and (c) the estimated present value of the Synergies (net of estimated transaction expenses) as reflected in synergy estimates Allergan’s management provided to J.P. Morgan for use in connection with its analysis, (2) subtracting the aggregate amount of cash consideration to be paid to holders of Allergan ordinary shares based on $120.30 per share of cash consideration, (3) multiplying such result by the pro forma equity ownership of the combined company by the existing holders of Allergan ordinary shares, and (4) adding the aggregate amount of cash consideration to be paid to holders of Allergan ordinary shares based on $120.30 per share of cash consideration. This value creation analysis indicated that the transaction contemplated by the Transaction Agreement would create hypothetical incremental implied value of 7.3% (implementing the 5.1% Growth Case) or 16.9% (implementing the 3.5% Growth Case) for the holders of Allergan ordinary shares as compared to the stand-alone equity value of Allergan. There can be no assurance, however, that the Synergies, transaction-related expenses and other impacts referred to above will not be substantially greater or less than those estimated by Allergan’s management and described above.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Allergan or AbbVie. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Allergan or AbbVie, and none of the selected transactions reviewed was identical to the transaction contemplated by the Transaction Agreement. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Allergan and AbbVie. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the transaction contemplated by the Transaction Agreement. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Allergan and AbbVie and the transactions compared to the transaction contemplated by the Transaction Agreement.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Allergan with respect to the transaction contemplated by the Transaction Agreement and deliver an opinion to Allergan’s board of directors with respect thereto on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Allergan, AbbVie and the industries in which they operate.

For services rendered in connection with the transaction (including the delivery of its opinion), Allergan agreed to pay J.P. Morgan a transaction fee of $123.0 million, of which $12.5 million became payable upon delivery of J.P. Morgan’s opinion (regardless of the conclusion reached therein), and the balance of which is payable at the effective time of the transaction contemplated by the Transaction Agreement. If Allergan or any of its subsidiaries or affiliates receives any payment from another person (including any payment as reimbursement of expenses) as a result of or in connection with the termination, abandonment or failure to occur of the transaction contemplated by the Transaction Agreement, Allergan will pay J.P. Morgan a break-up fee in an amount equal to $61.5 million (less any of the above fees already paid by Allergan). In addition, Allergan has agreed to reimburse J.P. Morgan for its reasonable costs and expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Allergan, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on an offering of debt securities of a subsidiary of Allergan in November 2018. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Allergan, for which it receives customary compensation or other financial benefits. In addition, during the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with AbbVie, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on a revolving credit facility of AbbVie in August 2018, and acting as joint lead bookrunner on an offering of debt securities of AbbVie in September 2018. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of AbbVie, for which it receives customary compensation or other financial benefits. J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Allergan and AbbVie. During the two-year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from Allergan were approximately $1.3 million and from AbbVie were approximately $8.3 million. In the ordinary course of its businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Allergan or AbbVie for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Allergan Unaudited Prospective Financial Information

Allergan’s management does not as a matter of course make public projections as to future performance, revenues, earnings or other results beyond the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. Allergan is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As result, Allergan does not endorse the unaudited prospective financial information as a reliable indication of future results. However, in connection with its evaluation of a potential transaction, Allergan’s management prepared certain unaudited prospective financial information for the partial fiscal year 2019 and fiscal years 2020 – 2024 with respect to each of Allergan (referred to as the “Allergan projections”) and AbbVie (referred to as the “AbbVie projections” and with the Allergan projections, the “Projections”). These Projections were made available to Allergan’s board of directors in connection with its consideration and evaluation of the transaction and to Allergan’s financial advisor in connection with its financial analyses and opinion.

As part of the due diligence investigation of AbbVie undertaken by Allergan and its advisors, Allergan requested from AbbVie nonpublic forecasts and projections as to AbbVie’s potential future performance prepared or adopted by AbbVie’s management. AbbVie informed Allergan that it does not as a matter of course make public forecasts or projections as to its potential future performance, and instead AbbVie directed Allergan to use certain Wall Street equity analyst forecasts for information on AbbVie’s potential future performance.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of Allergan, AbbVie or their respective affiliates, advisors or representatives considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. This summary of these internal financial forecasts is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of Allergan, AbbVie or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from these Projections, and none of them undertake any obligation to update or otherwise revise or reconcile these Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error, in each case, except as may be required under applicable law. Allergan advised the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects. While presented with numerical specificity, these Projections were based on numerous variables and assumptions known to Allergan at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of Allergan. Important factors that may affect actual results and cause these internal financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Allergan and AbbVie (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other factors described or referenced under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 19 and 30 respectively. Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections. The Projections summarized below do not give effect to the combination. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections do not take into account any circumstances or events occurring after the date they were prepared. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this proxy statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the transaction and the other transaction contemplated by the Transaction Agreement are completed) from the Projections. For all of these reasons, the internal financial forecasts, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial forecasts. Accordingly, there can be no assurance that the Projections will be realized.

The Projections were prepared for internal use and to assist Allergan’s financial advisor with its financial analyses and opinion and the Allergan board of directors with its consideration and evaluation of the transaction, and although they were prepared on an accounting basis consistent with Allergan’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, Allergan. PricewaterhouseCoopers LLP (Allergan’s independent auditor, or “PricewaterhouseCoopers US”) or any other independent accountants has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections contained herein, and accordingly, PricewaterhouseCoopers US or any other independent accountant do not express an opinion or any other form of assurance with respect hereto. The PricewaterhouseCoopers US report incorporated by reference in this proxy statement relates to Allergan’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.

For these reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, none of Allergan, AbbVie or their respective affiliates, advisors, officers, directors, partners or representatives intend to update, or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections set forth below. None of Allergan, AbbVie or their respective affiliates, advisors, officers, directors, partners or representatives intend to make publicly available any update or other revision to these Projections. In addition, none of Allergan, AbbVie or their respective affiliates, advisors, officers, directors, partners or representatives has made, makes or is authorized in the future to make any representation to any shareholder or other person regarding Allergan’s or AbbVie’s ultimate performance compared to the information contained in the Projections or that forecasts results will be achieved, and any statements to the contrary should be disregarded. Neither Allergan nor its financial advisor assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Projections. Allergan has made no representation to AbbVie, and AbbVie has made no representation to Allergan, in the Transaction Agreement or otherwise, concerning the Projections.

Allergan’s management prepared two sets of projections on a product-by-product basis, which resulted in a 5.1% Growth Case and a 3.5% Growth Case. The two sets of projections were selected to illustrate the views of Allergan’s management regarding a plausible range of outcomes for Allergan’s business. The following is a summary of the Allergan projections (dollars in millions, except as otherwise indicated):

5.1% Growth Case

	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$15,384	$15,807	$16,803	$17,458	$18,574	$19,766
EBITDA	$7,334	$7,299	$7,835	$8,078	$8,694	$9,284
EPS (dollars)	$16.61	$16.60	$17.91	—	—	—

3.5% Growth Case

	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$15,384	$15,698	$16,463	$16,758	$17,457	$18,271
EBITDA	$7,334	$7,243	$7,660	$7,718	$8,147	$8,616
EPS (dollars)	$16.61	$16.45	$17.45	—	—	—

Allergan’s management also developed projections for AbbVie, based on the information described above. The following is a summary of the AbbVie projections (dollars in millions, except as otherwise indicated):

	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$32,888	$34,887	$37,436	$40,219	$39,444	$38,240
EBITDA	$16,083	$16,655	$17,707	$19,028	$17,986	$17,693
EPS (dollars)	$8.85	$9.19	$9.79	—	—	—

In connection with its opinion to the Allergan board of directors, J.P. Morgan calculated, based on the Allergan projections provided by Allergan’s management to J.P. Morgan and pursuant to the adjustments for depreciation, changes in net working capital, capital expenditures and certain one-time cash flow items indicated by Allergan’s management, unlevered projected free cash flows for Allergan’s fiscal years 2020—2024. Projected free cash flows for fiscal years 2020—2024 represent the estimated unlevered net operating profit after tax for the relevant fiscal year, adjusted for depreciation, changes in net working capital, capital expenditures and certain one-time cash flow items, including pipeline acquisitions.

5.1% Growth Case

2020E	2021E	2022E	2023E	2024E
$3,638	$4,033	$4,141	$5,195	$5,318(1)

(1)	Adjustments for change in net working capital and one-time cash flow items were not applied to the calculation of the terminal free cash flow.

3.5% Growth Case

2020E	2021E	2022E	2023E	2024E
$3,573	$3,869	$3,835	$4,720	$4,748(1)

(1)	Adjustments for change in net working capital and one-time cash flow items were not applied to the calculation of the terminal free cash flow.

In connection with its opinion to the Allergan board of directors, J.P. Morgan calculated, based on the AbbVie projections provided by Allergan’s management to J.P. Morgan and pursuant to the adjustments for depreciation, changes in net working capital, capital expenditures and certain one-time cash flow items indicated by Allergan’s management, unlevered projected free cash flows for AbbVie’s fiscal years 2020—2024. Projected free cash flows for fiscal years 2020—2024 represent the estimated unlevered net operating profit after tax for the relevant fiscal year, adjusted for depreciation, changes in net working capital and capital expenditures.

2020E	2021E	2022E	2023E	2024E
$13,971	$14,448	$15,527	$14,592	$14,359(1)

(1)	Adjustments for change in net working capital were not applied to the calculation of the terminal free cash flow.

See “—Opinion of J.P. Morgan Securities LLC—Discounted Cash Flow Analysis” beginning on page 54 for more information on the calculation of unlevered projected free cash flows.

Financing

AbbVie estimates that it will need approximately $41 billion in order to pay Allergan shareholders the cash consideration due to them under the Transaction Agreement and to pay related fees, premiums, costs, expenses and other transaction costs in connection with the acquisition. AbbVie anticipates that the funds needed to pay the foregoing amount will be derived from (i) cash on hand, (ii) borrowings under its existing and new credit facilities, including as described below, (iii) the proceeds from the sale of debt securities or (iv) any combination of the foregoing. In addition, either prior to or after the closing of the acquisition, AbbVie may conduct one or more exchange offers, offers to purchase and/or consent solicitations with respect to Allergan’s outstanding debt securities. The terms and timing of any such debt offerings, exchange offers, offers to purchase and/or consent solicitations has not been determined as of the date of this proxy statement. This proxy statement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any debt securities of AbbVie or Allergan. No offer of debt securities will be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc, financial advisor to AbbVie, is satisfied that sufficient resources are available to satisfy in full the cash consideration payable to Allergan shareholders under the terms of the transaction.

Bridge Credit Agreement

On June 25, 2019, AbbVie entered into a 364-day senior unsecured bridge credit agreement (the “Bridge Credit Agreement”) among AbbVie, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent. Under the Bridge Credit Agreement, the lenders party thereto have committed to provide AbbVie with unsecured bridge financing in an aggregate principal amount of $38.0 billion. The commitments are intended to be available to finance, in part, the cash component of the scheme consideration, fees and expenses related thereto and the repayment of Allergan’s existing revolving credit facility. The commitments under the Bridge Credit Agreement were reduced by $6.0 billion upon the execution of the Term Loan Credit Agreement described below.

Term Loan Credit Agreement

On July 12, 2019, AbbVie entered into a senior unsecured term loan credit agreement (the “Term Loan Credit Agreement” and, together with the Bridge Credit Agreement, the “Credit Agreements,” and each individually, a “Credit Agreement”) among AbbVie, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent. Under the Term Loan Credit Agreement, the lenders party thereto have committed to provide AbbVie with unsecured term loan financing consisting of (i) a $1.5 billion 364-day term loan tranche, (ii) a $2.5 billion three-year term loan tranche and (iii) a $2.0 billion five-year term loan tranche, in an aggregate principal amount of $6.0 billion. AbbVie intends to draw upon such commitments upon the consummation of the transaction to finance, in part, the cash component of the scheme consideration, fees and expenses related thereto and the repayment of Allergan’s existing revolving credit facility.

Summary of Terms of the Bridge Credit Agreement and the Term Loan Credit Agreement

The funding of the loans under each Credit Agreement is conditioned on, among other things, the consummation of the transaction and the absence of certain events of default described in each Credit Agreement. The commitments under each Credit Agreement automatically terminate on the earlier of (a) the date on which all of the certain funds purposes have been achieved without the making of any advances under the facility and (b) the time after a mandatory cancellation event occurs, including June 25, 2020 (subject to extension to September 25, 2020 in accordance with the end date set forth in the Transaction Agreement).

The borrower may voluntarily prepay the loans under each Credit Agreement at any time without premium or penalty. The Bridge Credit Agreement also requires mandatory prepayments with the net cash proceeds received by AbbVie in connection with certain asset sales, debt or equity issuances and recovery events, subject to customary exceptions. Each Credit Agreement also contains customary events of default, upon the occurrence of which, and for so long as such event of default is continuing, the amounts outstanding under such Credit Agreement will accrue interest at an increased rate and payments of such outstanding amounts could be accelerated by the lenders. In addition, the loan parties under each Credit Agreement will be subject to certain affirmative and negative covenants.

Interests of Certain Persons in the Transaction

Allergan

In considering the recommendation of the Allergan board of directors with respect to the Transaction Agreement, you should be aware that some of Allergan’s directors and executive officers have interests in the proposed transaction that are in addition to, or different from, any interests of Allergan’s shareholders generally. These interests are described in more detail below, and, with respect to the named executive officers of Allergan, are quantified in the table below. The Allergan board of directors was aware of these interests and considered them when it adopted the Transaction Agreement and approved the transaction.

Treatment of Allergan Stock Options and Allergan Share Awards

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan stock option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case, as further described below.

At the effective time, each Allergan stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time, will be substituted by AbbVie with an AbbVie stock option

(a “substituted AbbVie stock option”). The number of shares of AbbVie common stock subject to such substituted AbbVie stock option will equal (i) the number of Allergan ordinary shares (rounded down to the nearest whole share) subject to the Allergan stock option immediately prior to the effective time multiplied by (ii) the “equity award conversion ratio” (as defined below). The exercise price applicable to such substituted AbbVie stock option will equal (i) the exercise price of such Allergan stock option immediately prior to the effective time divided by (ii) the equity award conversion ratio (rounded up to the nearest whole cent).

“Allergan share awards” consist of Allergan restricted stock unit awards and Allergan performance stock unit awards. At the effective time, each Allergan share award that is outstanding immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award(a “substituted AbbVie share award”). The number of shares of AbbVie common stock subject to such substituted AbbVie share award will equal (i) the number of Allergan ordinary shares (rounded up to the nearest whole share) subject to the Allergan share award immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Each Allergan performance stock unit award will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service (and not subject to satisfaction of any performance-based vesting conditions), and for any performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, any applicable performance metrics will be deemed satisfied at one hundred thirty percent (130%) of target as of the effective time.

Following the effective time, the substituted AbbVie stock options and substituted AbbVie share awards will have the same terms and conditions (including, for any performance stock unit awards, the same time-based vesting conditions, but excluding any performance-based vesting conditions, as described above) as applied to the corresponding Allergan stock option or Allergan share award immediately prior to the effective time, except for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The “equity award conversion ratio” is equal to the sum (rounded to the nearest one thousandth) of (i) the exchange ratio specified in the Transaction Agreement (currently 0.8660) and (ii) the quotient obtained by dividing (A) the per share cash consideration payable under the Transaction Agreement ($120.30) by (B) the volume-weighted average price of a share of AbbVie common stock for the ten trading day period starting with the opening of trading on the eleventh trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Per the terms of the Allergan equity plans, if an executive officer of Allergan experiences a “qualified termination” (as defined in the applicable equity plan), which includes the executive officer’s termination without cause or resignation with good reason, during the two years following a change in control of Allergan, the executive officer’s substituted AbbVie stock options and substituted AbbVie share awards will vest in full. The Transaction Agreement provides that any unvested Allergan share awards held by a non-employee director of Allergan as of the effective time will vest in full upon such non-employee director ceasing to serve on the board of directors of AbbVie at or following the effective time. The Transaction Agreement also provides that following the effective time any post-vesting holding periods and/or transfer restriction periods applicable to Allergan performance stock unit awards held by Allergan’s executive officers will cease to apply.

For an estimate of the amounts that would be payable to each of Allergan’s named executive officers in respect of their unvested Allergan stock options and unvested Allergan share awards, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below. Based on the assumptions described under “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers—Assumptions” below, the estimated aggregate amount that would be payable to (i) Allergan’s executive officers who are not named executive officers in respect of their unvested Allergan share awards is $4,955,778 and (ii) Allergan’s non-employee directors in respect of their unvested Allergan share awards is $3,415,507. None of Allergan’s non-employee directors or executive officers who are not named executive officers hold any unvested Allergan stock options.

Chief Executive Officer Employment Agreement

Brenton L. Saunders entered into an employment agreement with Allergan at the time he commenced his role as Chief Executive Officer. Mr. Saunders’ employment agreement is scheduled to expire on December 31, 2019 and, prior to the effective time, Allergan intends to renew his employment agreement through December 31, 2020 on the same terms and conditions as provided in his existing employment agreement. Pursuant to the terms of his employment agreement, if Mr. Saunders’ employment is terminated by Allergan without cause or by him with good reason, and such termination occurs within 90 days prior to or 12 months following a change in control of Allergan, he will be entitled to receive: (i) a lump sum cash payment equal to three times the sum of (A) his then-current annual base salary and (B) his target annual bonus amount for the year in which the termination occurs, payable on the date that is 10 days following the 60th day following his termination of employment and (ii) continued group health benefits, with Mr. Saunders paying active employee premium rates and Allergan paying the balance of the company portion of premium rates, for him and his dependents for up to 36 months following termination.

In order to receive his severance benefits, Mr. Saunders is required to execute a release of claims against Allergan and comply with certain restrictive covenants included in his employment agreement, consisting of (i) limitations on soliciting or interfering with Allergan’s employees, customers, suppliers, licensees, or other business associates for a one-year period following his termination of employment; (ii) restrictions on competing with Allergan for a one-year period following his termination of employment; and (iii) non-disparagement and cooperation covenants effective for 24 months following his termination of employment. If Mr. Saunders incurs a termination of employment that does not entitle him to severance, Allergan may elect to pay him a lump sum cash payment, in an amount equal to the sum of his then-current base salary and target annual bonus amount for the year in which the termination occurs, in exchange for his agreement to comply with such non-competition restrictions.

The Transaction Agreement separately provides that, upon any termination of employment, Mr. Saunders will be provided with two years of secretarial support at the same level provided as of June 25, 2019.

For an estimate of the amounts that would be payable to Mr. Saunders pursuant to his employment agreement upon a severance-qualifying termination that occurs in connection with the transaction, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below.

Executive Severance Plan

On July 20, 2017, the compensation committee of the Allergan board of directors approved the Allergan 2017 Executive Severance Plan and, effective as of March 18, 2017, the compensation committee of the Allergan board of directors approved the Change of Control Severance Plan (each, a “Severance Plan”). Each Allergan executive officer other than Mr. Saunders whose severance entitlements are set forth in his employment agreement described above, participates in a Severance Plan. An executive officer whose employment is terminated during the 60 days prior to or two years following a change in control of Allergan, either by Allergan without cause or by the executive officer with good reason, is entitled to receive the following payments and benefits under the Severance Plan: (i) a lump sum payment equal to a multiple (2.5 for each named executive officer and one other executive officer and 2.0 for one other executive officer) of the sum of the executive officer’s (A) annual base salary as of his termination date or, if greater, as of the time of the change in control and (B) target annual incentive award for the fiscal year in which the termination occurs, payable on the first regularly scheduled payroll date following the date on which the executive officer’s release of claims becomes irrevocable, (ii) continued group health benefits (medical, dental and vision) for the executive officer and the executive officer’s eligible dependents for a period of months (up to 30 for each named executive officer and up to 24 for each other executive officer) with the executive officer paying active employee premium rates and Allergan paying the balance of the premium rates; and (iii) outplacement services for a period of months (up to 30 for each named executive officer and up to 24 for each other executive officer). Receipt of payments and benefits under the Severance Plan is conditioned upon the executive officer’s execution of an effective release of claims against Allergan (which will, for participants in the Executive Severance Plan, include non-competition, non-solicitation and other customary restrictive covenants).

For an estimate of the amounts that would be payable to Allergan’s named executive officers under the applicable Severance Plan if they experience a severance-qualifying termination in connection with the transaction, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below. Based on the assumptions described under “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers—Assumptions” below, the estimated aggregate amount that would be payable to Allergan’s executive officers who are not named executive officers under the applicable Severance Plan is $4,915,000.

Annual Incentive Awards

Pursuant to the terms of Allergan’s 2019 Annual Incentive Program, if a change in control of Allergan occurs during the plan year (i.e., during calendar year 2019), participants will, as soon as practicable following the change in control, be paid a prorated annual incentive program award, subject to remaining employed with Allergan on the date of the change in control (unless terminated earlier due to retirement, death or disability). Performance will be determined based on the greater of deemed target performance and actual year-to-date performance through the date of the change in control, and the award will be prorated based on the portion of the performance period that lapsed between January 1, 2019 and the date of the change in control.

For an estimate of the amounts that would be payable to each of Allergan’s named executive officers under Allergan’s 2019 Annual Incentive Program in connection with the transaction, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below. Based on the assumptions described under “—Quantification of Payments and Benefits to Allergan’s Named Executive Officer—Assumptions” below, the estimated aggregate amount that would be payable under Allergan’s 2019 Annual Incentive Program in connection with the transaction to Allergan’s executive officers who are not named executive officers is $604,849.

Retention Bonuses

Prior to the effective time, Allergan may grant retention and/or transaction incentive bonuses to employees of Allergan (other than Mr. Saunders). The aggregate amount of such retention and/or transaction incentive bonuses shall not exceed $65 million, consisting of $50 million pursuant to the terms of the Transaction Agreement, plus an additional $15 million that was expressly agreed to by Allergan and AbbVie after their entry into the Transaction Agreement. Such retention and/or transaction incentive bonuses shall be paid no earlier than the first anniversary of the effective time (or upon the recipient’s earlier termination of employment without cause or resignation with good reason (other than due to a material diminution or reduction in authority, title, duties or responsibilities that occurs in connection with the transaction, including Allergan becoming a subsidiary of AbbVie, and the associated organizational changes) at or following the effective time, to the extent specified in the applicable award agreement). Although each of Allergan’s executive officers, other than Mr. Saunders, is eligible to receive a retention and/or transaction incentive bonus, as of the date of this filing, no executive officer of Allergan has received a retention or transaction incentive bonus in connection with the transaction.

Golden Parachute Excise Taxes

None of Allergan’s executive officers is entitled to receive a tax gross-up under an employment agreement or the applicable Severance Plan. Rather, any payment or benefit received by the executive officer that would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit (after taking into account the excise tax, interest and penalties and any tax imposed by any comparable provision of state law and any applicable federal, state, and local income and employment taxes) that would be received by the participant if no reduction was made.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Transaction Agreement, certain directors and officers of Allergan will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the transaction. Such indemnification and insurance coverage is further described in the section entitled “—The Transaction Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 90.

Quantification of Payments and Benefits to Allergan’s Named Executive Officers

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that each of Allergan’s named executive officers may receive in connection with the transaction. Although Maria Teresa Hilado was one of Allergan’s named executive officers for its most recently completed fiscal year, she terminated employment prior to the date on which the Transaction Agreement was executed and is not entitled to any payments or benefits in connection with the transaction. Accordingly, she is excluded from the table below.

Assumptions

Unless otherwise noted, the estimates set forth in the table below assume the following:

•

the relevant per share price of Allergan ordinary shares is $165.48, which equals the average closing price of a share of Allergan ordinary shares over the first five business days following the announcement of the transaction;

•	the effective time of the transaction occurs on August 12, 2019, which is the latest practicable date prior to the date of this filing;

•	each named executive officer experiences a termination without cause or resigns with good reason immediately following the completion of the transaction; and

•	each named executive officer’s base salary and annual target bonus amounts remain unchanged from those in place on August 12, 2019.

The amounts set forth in the table below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. The amounts below do not reflect certain compensation actions that may occur before the effective time, such as the grant of annual equity awards in the ordinary course of business. The actual amounts payable to Allergan’s named executive officers, if any, will depend on whether the named executive officer incurs a qualifying termination, the date of termination of the named executive officer’s employment (if applicable), the closing date of the transaction, the value of AbbVie common stock on the termination date, the manner of termination, and the terms of the plans or agreements in effect at such time.

Change in Control Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Brenton L. Saunders	14,882,877	23,625,381	—	154,037	—	38,662,295
Matthew W. Walsh	5,049,863	8,887,319	—	91,942	—	14,029,124
William Meury	5,797,055	7,093,432	—	90,004	—	12,980,491
C. David Nicholson	5,797,055	6,925,304	—	67,587	—	12,789,946
A. Robert D. Bailey	4,769,315	4,826,886	—	90,206	—	9,686,407

(1)

The cash payments to Mr. Saunders consist of (a) a pro rata annual bonus for the 2019 fiscal year (assuming target performance), payable as soon as practicable following the effective time and (b) a lump sum cash payment equal to three times the sum of (i) his then-current annual base salary and (ii) his target annual bonus amount for the 2019 fiscal year, payable within 10 days following the date that is 60 days after his termination date.

The cash payments to each other named executive officer consist of (a) a pro rata annual bonus for the 2019 fiscal year (assuming target performance), payable as soon as practicable following the effective time and (b) a lump sum payment equal to 2.5 multiplied by the sum of the named executive officer’s (i) annual base salary as of his termination date or, if greater, as of the time of the change in control, and (ii) target annual incentive award for the fiscal year in which the termination occurs, payable on the first regularly scheduled payroll date following the date on which the named executive officer’s release of claims becomes irrevocable.

The pro rata bonuses are “single-trigger” benefits payable solely due to the occurrence of the effective time; and the lump sum cash severance payments are “double-trigger” benefits that would be payable upon a termination without cause or resignation with good reason that occurs, in each case, during the two years (or, for Mr. Saunders, one year) following the effective time.

Name	Pro Rata Bonus ($)	Lump Sum Severance Payment ($)
Brenton L. Saunders	1,832,877	13,050,000
Matthew W. Walsh	549,863	4,500,000
William Meury	672,055	5,125,000
C. David Nicholson	672,055	5,125,000
A. Robert D. Bailey	519,315	4,250,000

For more information, please see “—Interests of Certain Persons in the Transaction—Allergan—Chief Executive Officer Employment Agreement,” “—Executive Severance Plan” and “—Annual Incentive Awards” above.

(2)

The amounts in this column represent the value of unvested Allergan stock options and unvested Allergan share awards, which are “double-trigger” benefits and would only accelerate upon the named executive officer’s termination of employment without cause or resignation with good reason that occurs, in each case, during the two years following the effective time. None of the named executive officers holds unvested Allergan stock options.

Name	Allergan Restricted Stock Units ($)	Allergan Performance Stock Units ($)
Brenton L. Saunders	2,777,913	20,847,468
Matthew W. Walsh	2,859,329	6,027,990
William Meury	877,209	6,216,223
C. David Nicholson	877,209	6,048,095
A. Robert D. Bailey	584,806	4,242,080

For more information, please see “—Interests of Certain Persons in the Transaction—Allergan—Treatment of Allergan Stock Options and Allergan Share Awards” above.

(3)

None of Allergan’s named executive officers is eligible to receive any non-qualified deferred compensation plan enhancements upon the transaction or a termination of employment following the transaction. Any vested non-qualified deferred compensation account balances under Allergan’s non-qualified deferred compensation plans will be paid in accordance with the named executive officer’s pre-existing elections, which may include payment upon a separation from service. If the non-qualified deferred compensation plan is terminated by Allergan in connection with the transaction, any such amounts will be paid within 12 months following the termination of the plan. None of Allergan’s named executive officers participates in Allergan’s defined benefit pension plans.

(4)

The amounts set forth in the table above include the estimated value of continued health benefits (medical, dental and vision) for Mr. Saunders for 36 months and for each other named executive officer for 30 months. In addition, for each named executive officer other than Mr. Saunders, the amounts set forth in the table above include the estimated value of 30 months of outplacement benefits, and for Mr. Saunders only, sets forth the estimated value of two years of secretarial support. Benefits continuation and outplacement benefits are “double-trigger” benefits payable only upon a termination without cause or resignation with good reason that occurs, in each case, during the two years (or, for Mr. Saunders, one year) following the effective time.

Name	Benefits Continuation ($)	Outplacement Benefits/ Other ($)
Brenton L. Saunders	54,037	100,000
Matthew W. Walsh	41,942	50,000
William Meury	40,004	50,000
C. David Nicholson	17,587	50,000
A. Robert D. Bailey	40,206	50,000

(5)	None of Allergan’s named executive officers is entitled to receive a golden parachute excise tax gross-up.

In addition, Thomas C. Freyman is not participating in the recommendation of the Allergan board of directors as Mr. Freyman is regarded under Rule 3 of the Irish Takeover Rules as having a conflict of interest due to Mr. Freyman’s shareholding in AbbVie.

AbbVie’s Intentions Regarding AbbVie and Allergan

AbbVie’s directors believe that the Acquisition will create a more diversified pharmaceutical company, positioned for success in current and future health care markets. Following the Acquisition, AbbVie will have additional growth platforms and an expanded revenue base, providing immediate scale and enhanced profitability, while also enhancing Allergan’s product portfolio with AbbVie’s commercial strength, expertise and international infrastructure. The combined company will consist of several attractive franchises with leadership positions across immunology, hematologic oncology, medical aesthetics, neuroscience, women’s health, eye care and virology.

AbbVie has commenced, and will continue following the closing, a comprehensive evaluation of the combined company’s operations and will identify the best way to integrate the organizations in order to further improve its ability to serve its patients, as well as achieve cost synergies. Employees from both Allergan and AbbVie are involved in the evaluation and formation of an integration plan. AbbVie and Allergan will continue to operate separately and independently until closing.

The evaluation and formulation of these plans will be diligently conducted in phases. Until these evaluations and formation of plans have been completed, neither AbbVie nor Allergan is in a position to comment on prospective potential impacts upon employment, specific locations or any redeployment of fixed assets. Based upon experience in integrating acquisitions, it is AbbVie’s and Allergan’s expectation that there will be a reduction in headcount for the combined group stemming from the elimination of duplicative activities, functions, facilities, or the redeployment of fixed assets.

Upon completion of the transaction, AbbVie will continue to be incorporated in Delaware as AbbVie Inc. and have its principal executive offices in North Chicago, Illinois. AbbVie will continue to be led by Richard A.

Gonzalez as chairman and chief executive officer. Two members of Allergan’s Board, including chairman and chief executive officer, Brent Saunders, will join AbbVie’s Board following closing of the transaction.

AbbVie has not entered into, and has not had discussions with, Allergan or its management on proposals for AbbVie to enter into any form of incentivization arrangements with members of Allergan’s management. As part of its broader strategic review of Allergan, AbbVie may put in place appropriate arrangements for management and/or certain employees of Allergan. For details of certain retention arrangements that Allergan has put in place in connection with the Acquisition, please see “Interests of Certain Persons in the Transaction—Allergan—Retention Bonuses” beginning on page 163.

Regulatory Approvals Required

United States Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (referred to as the “HSR Act”), the acquisition cannot be consummated until, among other things, notifications have been submitted to the U.S. Federal Trade Commission (referred to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (referred to as the “Antitrust Division”), and specified waiting period requirements have been observed. On July 25, 2019, each of AbbVie and Allergan filed a Notification and Report Form (referred to as “HSR Notification Form”) pursuant to the HSR Act with the FTC and the Antitrust Division, initiating a 30-day waiting period. The 30-day waiting period under the HSR Act is scheduled to expire at 11:59 p.m. (Eastern Time in the U.S.) on August 26, 2019; however, if AbbVie withdraws and refiles its HSR Notification Form prior to the expiration of the initial 30-day waiting period, a new 30-day waiting period is initiated. During the 30-day waiting period, the FTC or the Antitrust Division can choose to shorten the waiting period by granting early termination or may extend the waiting period by issuing a Request for Additional Information and Documentary Materials (referred to as “Second Request”) to each party. If Second Requests are issued, the waiting period would be extended until 11:59 p.m. (Eastern Time in the U.S.) on the 30th day after certification of substantial compliance with such Second Request by both parties (however, the parties could agree with the FTC or DOJ not to consummate the acquisition for some period of time after the waiting period expires). As a practical matter, if such Second Requests were issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.

Other Regulatory Clearances

AbbVie and Allergan derive revenues in other jurisdictions where merger control filings or clearances are required, including clearance by the European Commission and in Brazil, Canada, China, Israel, Mexico, Japan, South Africa, South Korea, Turkey, and the United Kingdom (only in the event of any exit by the United Kingdom from, or suspension or termination of its membership in, the European Union such that a United Kingdom governmental entity has jurisdiction under any antitrust law to review the transaction contemplated by the Transaction Agreement). The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the countries listed above where merger control filings or approvals are required.

Irish Court Approvals

The scheme of arrangement requires the approval of the Irish High Court, which involves an application by Allergan to the Irish High Court to sanction the scheme. The Irish High Court must also confirm the reduction of capital of Allergan that would be effected by resolution #2 described above.

Payment of Consideration

Settlement of the scheme consideration to which any Allergan shareholder is entitled will be paid to Allergan shareholders of record within 14 days of completion of the transaction. For further information regarding the settlement of consideration, see “Part 2—Explanatory Statement—Settlement, Listing and Dealings” beginning on page 168.

NO DISSENTERS’ RIGHTS

Under Irish law, holders of Allergan ordinary shares do not have appraisal or dissenters’ rights with respect to the acquisition or any of the other transactions described in this proxy statement.

MATERIAL TAX CONSEQUENCES OF THE PROPOSED TRANSACTION

Irish Tax Considerations

This is a summary of the principal Irish tax considerations for certain beneficial owners of Allergan ordinary shares who receive shares of AbbVie common stock and cash under the scheme based on Irish taxation laws and the practices of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with Allergan shareholders who beneficially own their Allergan ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding Allergan ordinary shares, such as dealers in securities, collective investment schemes, insurance companies, trusts etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Holders of Allergan ordinary shares should consult their professional advisers on the tax implications of the scheme under the laws of their country of residence, citizenship or domicile.

Taxation of Chargeable Gains

The current rate of tax on chargeable gains in Ireland is thirty-three percent (33%).

Non-resident shareholders

Allergan shareholders that are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their Allergan ordinary shares in connection with a trade carried on by such shareholders through an Irish branch or agency should not be liable for Irish tax on chargeable gains (referred to as the “Irish CGT”) in relation to the scheme.

Irish resident shareholders

Allergan shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or that hold their Allergan ordinary shares in connection with a trade carried on by such persons through an Irish branch or agency (each referred to as an “Irish Holder”) will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT in relation to the scheme.

For the purposes of Irish CGT:

•	the receipt of shares of AbbVie common stock pursuant to the scheme should be treated as a reorganisation of Allergan’s share capital;

•

the effect should be that an Irish Holder’s holding of shares of AbbVie common stock received pursuant to the scheme should be treated as the same asset, acquired at the same time and for the same consideration, as the holding of Allergan ordinary shares held by that Irish Holder immediately prior to the scheme;

•

in respect of cash received by an Irish Holder pursuant to the scheme (including cash received in lieu of fractional shares), an Irish Holder should be treated as having made a part disposal of their holding for such cash amount. This may, subject to the Irish Holder’s individual circumstances and any available exemption or relief, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT;

•

each Irish Holder’s aggregate CGT base cost in their holding of Allergan ordinary shares prior to the issue of shares of AbbVie common stock should fall to be apportioned by apportioning the aggregate CGT base cost between that part of the holding disposed of in consideration for the cash entitlement and that part of the holding which remains. The proportion of base cost attributable to the part of the holding disposed of should be equal to X/(X+Y) where X is the cash entitlement in respect of the Irish Holder’s Allergan ordinary shares and Y is the market value of the Irish Holder’s shares of AbbVie common stock on the relevant date of disposal (converted into euro, where necessary, using the exchange rate prevailing on that day).

Computation And Treatment Of Gains Or Losses In Respect Of The Cash Entitlement

•

An Irish Holder should be treated as having made a disposal of part of his/her holding of Allergan ordinary shares for consideration of an amount equal to the cash received in respect of their cancellation. This may, subject to the Irish Holder’s individual circumstances and any available exemption or relief, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT.

•

Any gain or loss will be calculated by reference to the difference between the amount of cash received and the element of the Irish Holder’s CGT base cost in their holding of Allergan ordinary shares that is apportioned to the part of the holding disposed of as described above.

•

For the purposes of such calculations, euro amounts must generally be used. Where an Irish Holder has given or received a non-euro amount in acquiring or being treated as disposing of assets, such euro amounts must be determined by reference to the relevant rate of exchange at the time of the relevant CGT event. An Irish Holder receiving a dollar amount on the cancellation of the Allergan ordinary shares will therefore be required to convert that sum into euro by reference to the relevant rate of exchange as at the effective date of the scheme.

•

An Irish Holder will be subject to tax on chargeable gains at thirty-three percent (33%) on their net chargeable gains (after taking account of allowable loses) arising in the year of assessment. In the case of individuals, an annual exemption from CGT applies (EUR (€) 1270 for 2019).

Stamp Duty

No Irish stamp duty should be payable by Allergan shareholders on the issue of the shares of AbbVie common stock or the cancellation of the Allergan ordinary shares.

Any holder of Allergan ordinary shares who has any doubt about his or her own taxation position or who is subject to taxation in any jurisdiction other than Ireland is strongly recommended to consult his or her independent professional adviser immediately.

Material U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax consequences of the scheme to U.S. holders (as defined below) that receive shares of AbbVie common stock and cash in exchange for their Allergan ordinary shares pursuant to the scheme. This discussion is limited to U.S. holders who hold their Allergan ordinary shares as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (referred to as the “Code”) (generally, property held for investment). This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (which is referred to as the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of Allergan ordinary shares in light of their particular facts and circumstances and does not apply to holders of Allergan ordinary shares that are subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, holders liable for the alternative minimum tax, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold Allergan ordinary shares as part of a straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders that actually or constructively hold five percent (5%) or more of the Allergan ordinary shares and holders who acquired their Allergan ordinary shares through the exercise of an employee stock option or otherwise as compensation or through a retirement plan). This discussion does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Furthermore, this discussion does not address any tax consequences to holders who are not U.S. holders.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Allergan ordinary shares that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Allergan ordinary shares, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Such partnerships and any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Allergan ordinary shares should consult their tax advisors regarding the tax consequences of the scheme to them.

All holders of Allergan ordinary shares should consult their own tax advisors to determine the particular tax consequences to them of the scheme, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws. Holders of Allergan ordinary shares that are not U.S. holders should consult their own tax advisors regarding the possibility that, in the event the applicable withholding agent is unable to determine whether any cash consideration paid in the scheme should be treated as a dividend for applicable U.S. federal income tax purposes, such withholding agent may withhold U.S. federal withholding tax at a rate of thirty percent (30%) (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of cash consideration payable to such non-U.S. holders in the scheme, and such non-U.S. holders should consult their own tax advisors as to the possible desirability and timing of selling any AbbVie common stock or Allergan ordinary shares that they own.

Subject to the discussion below under “—Passive Foreign Investment Company Considerations” beginning on page 74, the receipt of cash and shares of AbbVie common stock in exchange for Allergan ordinary shares pursuant to the scheme will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the sum of the cash and the fair market value of the AbbVie common stock received pursuant to the scheme and (ii) such U.S. holder’s adjusted tax basis in the Allergan ordinary shares surrendered in exchange therefor. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year as of the effective date of the scheme. Long-term capital gains for certain noncorporate U.S. holders, including individuals, are generally eligible for a preferential rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Allergan ordinary shares at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Allergan ordinary shares.

A U.S. holder’s tax basis in the AbbVie common stock received in the transaction will equal its fair market value as of the effective time. A U.S. holder’s holding period for the AbbVie common stock received in the scheme will begin on the day following the effective time.

Notwithstanding the foregoing, in certain circumstances, the receipt of cash pursuant to the scheme by a U.S. holder that actually or constructively owns AbbVie common stock, may be subject to Section 304 of the Code. If Section 304 of the Code applies, then instead of recognizing gain or loss as described above in respect of any cash consideration received in the scheme, such U.S. holder may recognize dividend income up to the amount of such cash consideration depending on the application of the tests set forth in Section 302 of the Code in light of such U.S. holder’s particular circumstances, including the application of constructive ownership rules. Holders of Allergan ordinary shares that also actually or constructively own AbbVie common stock should consult their tax advisors regarding the application of these rules to their particular circumstances and any actions that may be taken to mitigate the potential application of such rules.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as Allergan, will be classified as a “passive foreign investment company” (referred to as a “PFIC”) for any taxable year, if after the application of certain “look-through” rules, (a) at least seventy-five percent (75%) of its gross income is “passive income” as that term is defined in the relevant provisions of the Code (e.g., dividends, interest, royalties, or gains on the disposition of certain minority interests), or (b) at least fifty percent (50%) of the average value of its assets consists of assets that produce, or are held for the production of, “passive income.” Allergan is not expected to be classified as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change.

If Allergan were classified as a PFIC for any taxable year during which a U.S. holder held Allergan ordinary shares, such classification could result in adverse tax consequences to such U.S. holder, and different U.S. federal income tax consequences from those described above may apply to the receipt of cash and AbbVie common stock by such U.S. holder in exchange for Allergan ordinary shares. These consequences may include having gains realized on the receipt of cash and AbbVie common stock in exchange for Allergan ordinary shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on such gains. U.S. holders should consult their own tax advisors regarding the potential application of the PFIC rules to their disposition of Allergan ordinary shares in connection with the scheme.

Information Reporting and Backup Withholding

Payments of cash to a U.S. holder pursuant to the scheme may be subject to information reporting and backup withholding (currently at a rate of twenty-four percent (24%)), unless such U.S. holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

The preceding discussion is intended only as a general summary of material U.S. federal income tax consequences of the scheme. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of Allergan ordinary shares should consult their own tax advisors as to the specific tax consequences of the transaction to them, including tax reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

DELISTING AND DEREGISTRATION OF ALLERGAN ORDINARY SHARES

Following the consummation of the transaction, Allergan ordinary shares will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

INFORMATION ABOUT THE COMPANIES

AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. AbbVie’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world.

AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly-traded company as a result of the distribution by Abbott of one hundred percent (100%) of the outstanding common stock of AbbVie to Abbott’s shareholders. AbbVie is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “ABBV.” AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, its telephone number is 847-932-7900 and its website is www.abbvie.com. Information on AbbVie’s website is not incorporated by reference into or otherwise part of this proxy statement.

Allergan

Allergan is a global pharmaceutical leader. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology. Allergan has operations in more than 100 countries. Allergan’s ordinary shares are currently traded on the New York Stock Exchange under the symbol “AGN.” Allergan’s principal executive offices are located at Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, its telephone number is (862) 261-7000 and its website is www.allergan.com. Information on Allergan’s website is not incorporated by reference into or otherwise part of this proxy statement.

Acquirer Sub

Acquirer Sub, a wholly owned subsidiary of AbbVie, is a limited liability company organized in Delaware solely for the purpose of effecting the acquisition. Acquirer Sub was formed on June 20, 2019. To date, Acquirer Sub has not conducted any activities other than those incidental to its formation and the execution of the Transaction Agreement and the other documents relating to the acquisition.

Acquirer Sub’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is 847-932-7900.

THE TRANSACTION AGREEMENT

The following is a summary of certain material terms of the Transaction Agreement and the conditions appendix and is qualified in its entirety by reference to (i) the complete text of the Transaction Agreement, which is incorporated into this proxy statement by reference and attached as Annex A to this proxy statement and (ii) the complete text of the conditions appendix, which is incorporated into this proxy statement by reference and attached as Annex B to this proxy statement. This summary is not intended to provide you with any other factual information about Allergan or AbbVie. We urge you to read carefully this entire proxy statement, including the Annexes and the documents incorporated by reference. You should also review the section entitled “Where You Can Find More Information” beginning on page 149.

Structure of the Transaction

Pursuant to the acquisition, Acquirer Sub will acquire the entire issued and to be issued ordinary share capital of Allergan by way of a scheme of arrangement. Upon the completion of the acquisition, Allergan will be a wholly owned subsidiary of AbbVie.

Closing of the Transaction

The closing of the acquisition will take place at 9:00 a.m. New York City time, on a date to be selected by AbbVie in consultation with Allergan as promptly as reasonably practicable following, but not later than the third business day after the satisfaction or waiver, where applicable, of the conditions set forth in the conditions appendix other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions, or at such other date and/or time as may be mutually agreed to by AbbVie and Allergan in writing. For a description of the conditions to the closing of the acquisition, see the section entitled “—Conditions to the Completion of the Acquisition” beginning on page 92 of this proxy statement.

Scheme Consideration to Allergan Shareholders

At the effective time, Allergan shareholders will be entitled to receive (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock, in exchange for each Allergan ordinary share held by such Allergan shareholders. Allergan shareholders will not receive any fractional shares of AbbVie common stock as scheme consideration. Instead, fractional shares will be aggregated and sold in the market by the exchange agent, with the net proceeds of any such sale distributed in cash pro rata to the Allergan shareholders whose fractional entitlements have been sold.

If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the completion (as reasonably determined by AbbVie) (referred to as the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Treatment of Allergan Options and Allergan Share Awards

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case, as further described below.

At the effective time, each Allergan stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time, will be substituted by AbbVie with an AbbVie stock option (a “substituted AbbVie stock option”). The number of shares of AbbVie common stock subject to such substituted AbbVie stock option will equal (i) the number of Allergan ordinary shares (rounded down to the nearest whole share) subject to the Allergan stock option immediately prior to the effective time multiplied by (ii) the “equity award conversion ratio” (as defined below). The exercise price applicable to such substituted AbbVie stock option will equal (i) the exercise price of such Allergan stock option immediately prior to the effective time divided by (ii) the equity award conversion ratio (rounded up to the nearest whole cent).

“Allergan share awards” consist of Allergan restricted stock unit awards and Allergan performance stock unit awards. At the effective time, each Allergan share award that is outstanding immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award (a “substituted AbbVie share award”). The number of shares of AbbVie common stock subject to such substituted AbbVie share award will equal (i) the number of Allergan ordinary shares (rounded up to the nearest whole share) subject to the Allergan share award immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Each Allergan performance stock unit award will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service (and not subject to satisfaction of any performance-based vesting conditions), and for any performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, any applicable performance metrics will be deemed satisfied at one hundred thirty percent (130%) of target as of the effective time.

Following the effective time, the substituted AbbVie stock options and substituted AbbVie share awards will have the same terms and conditions (including, for any performance stock unit awards, the same time-based vesting conditions, but excluding any performance-based vesting conditions, as described above) as applied to the corresponding Allergan stock option or Allergan share award immediately prior to the effective time, except for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The “equity award conversion ratio” is equal to the sum (rounded to the nearest one thousandth) of (i) the exchange ratio specified in the Transaction Agreement (currently 0.8660) and (ii) the quotient obtained by dividing (A) the per share cash consideration payable under the Transaction Agreement ($120.30) by (B) the volume-weighted average price of a share of AbbVie common stock for the ten (10) trading day period starting with the opening of trading on the eleventh (11th) trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Exchange of Allergan Ordinary Shares

An exchange agent appointed by AbbVie and reasonably acceptable to Allergan will act as exchange agent. At or immediately following the effective time, AbbVie, will deposit, or cause to be deposited, with the exchange agent (i) certificates or, at AbbVie’s option, evidence of shares in book-entry form representing the aggregate AbbVie shares issuable pursuant to the acquisition, (ii) cash in an amount equal to the aggregate amount of the cash consideration payable to Allergan’s shareholders and (iii) cash representing the proceeds of the sale of any fractional shares of AbbVie otherwise due to Allergan shareholders. As promptly as reasonably practicable after the effective time, and in any event within five (5) business days after the effective time, AbbVie will cause the exchange agent to mail to each holder of record of a certificate or certificates which immediately prior to the effective time represented Allergan shares and each holder of record of non-certificated Allergan shares represented by book-entry shares that is entitled to receive the scheme consideration a letter of transmittal and instructions for use in receiving payment of the scheme consideration. See “—Scheme Consideration to Allergan Shareholders” beginning on page 77.

Each holder of record of such Allergan shares will be entitled to receive promptly following the effective time: (a) the amount of cash payable in respect of the $120.30 that such holder has the right to receive plus the amount of any cash payable in lieu of any fractional AbbVie shares that such holder has the right to receive and (b) that number of AbbVie shares into which such holder’s Allergan shares were converted. No interest will be paid or accrue for the benefit of holders of the Allergan shares on the scheme consideration payable in respect of the Allergan shares. See “—Scheme Consideration to Allergan Shareholders” beginning on page 77.

Representations and Warranties

Allergan, AbbVie and Acquirer Sub made customary representations and warranties set forth in the Transaction Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Transaction Agreement or in certain disclosure schedules to the Transaction Agreement. The representations and warranties made by Allergan, AbbVie and Acquirer Sub are also subject to and qualified by certain information included in filings Allergan and AbbVie have made with the SEC.

The Transaction Agreement contains substantially reciprocal representations and warranties of AbbVie and Acquirer Sub, on one hand, and Allergan, on the other hand, regarding, among other things:

•	corporate organization, existence and good standing and requisite corporate power and authority to carry on business;

•	capital structure;

•	corporate authority to enter into the Transaction Agreement and the expenses reimbursement agreement and the enforceability thereof;

•	SEC filings and financial statements contained in those filings;

•	the maintenance of internal disclosure controls and internal control over financial reporting;

•	the absence of undisclosed liabilities or obligations that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	compliance with applicable laws and government regulations;

•	the absence of certain changes since March 31, 2019, that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect; and

•	the absence of certain material litigation, claims and actions.

In addition, Allergan has further made representations and warranties regarding, among other things:

•

the due incorporation or organization, valid existence and good standing of its subsidiaries as well as their qualification to do business and good standing in each jurisdiction where such qualification is necessary;

•	compliance with environmental laws;

•	compliance with applicable laws related to employee benefits and the Employee Retirement Income Security Act of 1974, as amended;

•

the reliability and accuracy of information supplied for this proxy statement and any other documents filed or furnished to the Irish High Court, the SEC, or pursuant to the Act or the Takeover Rules, in each case in connection with the acquisition;

•	certain regulatory matters relating to, among other relevant authorities, the U.S. Food, Drug and Cosmetic Act of 1938, as amended, and other U.S. and foreign healthcare laws;

•	certain tax matters;

•	the absence of collective bargaining agreements and other employment and labor matters;

•	ownership of or right to intellectual property, and absence of infringement;

•	title and rights to, and condition of, real property;

•	the requisite vote of shareholders necessary to consummate the acquisition;

•	the existence of and compliance with certain material contracts;

•	the existence and maintenance of insurance;

•	the receipt of a fairness opinion;

•	the absence of undisclosed brokers’ fees or finders’ fees relating to the acquisition;

•	compliance with the Foreign Corrupt Practices Act of 1977, as amended, and certain anti-corruption laws in other jurisdictions;

•	the inapplicability of anti-takeover statutes, regulations and provisions of Allergan’s organizational document to the parties to the Transaction Agreement and to the acquisition;

•	related party transactions; and

•	Allergan’s ownership of shares of AbbVie common stock.

In addition, AbbVie and Acquirer Sub have further made representations and warranties, among other things availability of financing to AbbVie.

Under the Transaction Agreement, the parties agreed that except for the representations and warranties contained in the Transaction Agreement, neither Allergan nor AbbVie makes any other representation or warranty.

Many of the representations and warranties made by each of Allergan, AbbVie and Acquirer Sub are qualified by a material adverse effect standard. For the purpose of the Transaction Agreement, a “material adverse effect” with respect to each of Allergan and AbbVie means:

•

an event, change, effect, development or occurrence that, individually or together with any other event, change, effect, development or occurrence, (a) would prevent, materially delay or materially impair the ability of the applicable party to consummate the acquisition prior to June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or (b) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the applicable party and its subsidiaries, taken as a whole, however, solely for the purposes of clause (b), excluding any event, change, effect, development or occurrence to the extent resulting from or arising out of:

•	any changes in general United States or global economic conditions;

•	any change in conditions generally affecting the industries in which the applicable party operates;

•

any decline, in and of itself, in the market price or trading volume of the applicable party’s stock price (however, the facts, events, developments or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be a material adverse effect);

•	any change in political conditions or in securities, credit, financial, debt or other capital markets in the United States and abroad;

•

any failure, in and of itself, by the applicable party and its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions, revenues, earnings or other financial or operating metrics for any period (however, the facts, events, developments or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be a material adverse effect);

•

the execution and delivery of the Transaction Agreement, the public announcement of the Transaction Agreement or the consummation of the transaction contemplated thereby (except with respect to any representation or warranty that is intended to expressly address the consequences of the execution, delivery or performance of the Transaction Agreement or the consummation of the transaction contemplated by the Transaction Agreement (including the acquisition) or the closing condition requiring Allergan’s representations and warranties to be true at closing);

•	any adoption of, or change in applicable law of or by any governmental entity;

•	any change or prospective change in GAAP;

•	any change in geopolitical conditions or the escalation thereof since the date of the Transaction Agreement;

•	any epidemic or other natural disasters or acts of God;

•	certain matters set forth in the applicable party’s disclosure schedules to the Transaction Agreement; or

•

any action taken by the applicable party or its subsidiaries that is expressly required to be taken by such party or its subsidiaries pursuant to the Transaction Agreement or any action expressly requiring the other party’s consent pursuant to the Transaction Agreement which is not taken as a result of the failure of the other party to consent to such action.

However, the exceptions laid out in the second, third, fifth, eighth, ninth, tenth or eleventh bullets may be considered to the extent that any such event, change, effect, development or occurrence has a disproportionate adverse effect on the applicable party, taken as a whole, relative to the adverse effect such event, change, effect, development or occurrence has on other companies operating in the industries in which the applicable party operates.

THE DESCRIPTION OF THE TRANSACTION AGREEMENT IN THIS PROXY STATEMENT HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. THE TRANSACTION AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACT BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THE TRANSACTION AGREEMENT AND IN SOME CASES WERE QUALIFIED BY CONFIDENTIAL DISCLOSURES MADE BY THE PARTIES, WHICH DISCLOSURES ARE NOT REFLECTED IN THE TRANSACTION AGREEMENT. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS.

Covenants and Agreements

Allergan and AbbVie agreed to certain covenants and agreements set forth in the Transaction Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Transaction Agreement or in certain disclosure schedules to the Transaction Agreement.

Shareholders Meetings and Recommendations

Allergan has agreed to (i) convene or seek an order of the Irish High Court convening a meeting of its shareholders to approve the scheme of arrangement in accordance with the requirements of the Act and (ii) convene the extraordinary general meeting, in order to approve the resolutions required to effect the scheme, subject to the specified exception described in “—Conditions to the Completion of the Acquisition—Termination” beginning on page 93 below. Additionally, the Allergan board of directors has, subject to the specified exceptions described in “—Third-Party Acquisition Proposals” beginning on page 82 below, recommended that Allergan’s shareholders vote to approve the scheme of arrangement at the special Court-ordered meeting and vote to approve the resolutions required to effect the scheme at the extraordinary general meeting. Thomas C. Freyman is not participating in that recommendation.

Third-Party Acquisition Proposals

Allergan has agreed in the Transaction Agreement that it will not and it will cause its subsidiaries and its and their respective directors, officers, employees not to, and it will use reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

•

solicit, initiate or take any action to knowingly facilitate or knowingly encourage (including by way of furnishing information to any person in connection with) the submission of any Allergan Alternative Proposal (as defined below) or any indication, proposal or inquiry that would reasonably be expected to lead to an Allergan Alternative Proposal;

•

enter into or participate in any discussions or negotiations with, furnish any information relating to Allergan or any of its subsidiaries to, or afford access to the business, properties, assets, books or records of Allergan or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that would reasonably be expected to seek to make, or has made, an Allergan Alternative Proposal (except Allergan may notify such a third party of the existence of the restrictions described in this section);

•

(A) withdraw or qualify, amend or modify in any manner adverse to AbbVie, the recommendation of the Allergan board of directors in favor of the scheme (referred to as the “scheme recommendation”) or the comparable recommendation if AbbVie should elect to implement the acquisition by way of a takeover offer, (B) fail to include the scheme recommendation in the document distributed to Allergan shareholders, (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Allergan Alternative Proposal or (D) fail to reaffirm the scheme recommendation in a statement complying with Rule 14e-2(a) under the United States Securities Exchange Act of 1934 with regard to an Allergan Alternative Proposal or in connection with such action by the close of business on the 10th business day after the commencement of such Allergan Alternative Proposal under Rule 14e-2(a) (each of A, B, C and D referred to as an “Allergan change of recommendation”);

•

take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations under applicable law inapplicable to any third party or any Allergan Alternative Proposal; or

•

enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement providing for or relating to an Allergan Alternative Proposal.

However, if at any time prior to the approval of the transaction by Allergan shareholders at the special meetings (and in no event after that time), the Allergan board of directors receives a written Allergan Alternative Proposal made after the date of the Transaction Agreement which has not resulted from a breach in any material respect of Allergan’s non-solicitation obligations described in this section, the Allergan board of directors, directly or indirectly through its representatives, may:

•

contact the third party that has made such Allergan Alternative Proposal in order to ascertain facts or clarify terms for the sole purpose of the Allergan board of directors informing itself about such Allergan Alternative Proposal and such third party, and

•

(x) engage in negotiations or discussions with any such third party that has made such an unsolicited written Allergan Alternative Proposal, and (y) furnish to such third party and its representatives and financing sources nonpublic information relating to Allergan or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable in the aggregate to Allergan than those contained in the confidentiality agreement between Allergan and AbbVie dated as of May 30, 2019, a copy of which will be provided, promptly after its execution, to AbbVie for informational purposes. In addition, all non-public information (to the extent that such information has not been previously provided or made available to AbbVie) must be provided or made available to AbbVie, as the case may be, substantially concurrently with the time it is provided or made available to such third party. Prior to and as a condition of taking any actions described in this bullet, the Allergan board of directors must determine in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Allergan Alternative Proposal either constitutes or could reasonably be expected to lead to an Allergan Superior Proposal (as defined below).

Allergan must notify AbbVie promptly (but in any event within 48 hours) if any Allergan Alternative Proposal or any indication, proposal or inquiry by a third party that would reasonably be expected to make an Allergan Alternative Proposal, is received by Allergan. Each such notice must be provided in writing and must identify the third party making, and, to the extent applicable, the material terms and conditions (including price) of, any such Allergan Alternative Proposal, indication, proposal or inquiry. Following such initial notice, Allergan must keep AbbVie reasonably informed, on a reasonably current basis, of any material changes in the status and details of any such Allergan Alternative Proposal, indication, proposal or inquiry and will promptly (but in no event later than 24 hours after receipt) provide to AbbVie copies of all material correspondence and written materials sent or provided by or to Allergan or any of its subsidiaries (or any of its or their respective representatives) that describes any terms or conditions of any Allergan Alternative Proposal. Neither Allergan nor any of its subsidiaries will enter into any agreement with any person which prohibits Allergan from providing any information to AbbVie in accordance with, or otherwise complying with, the provisions described in this section.

Subject to AbbVie’s right to negotiate with Allergan to amend the Transaction Agreement in light of any Allergan Superior Proposal, prior to the approval of the transaction by Allergan shareholders at the special meetings (and in no event after that time), the Allergan board of directors may (A) make an Allergan change of recommendation, or (B) terminate the Transaction Agreement in order to substantially concurrently enter into a definitive agreement providing for an Allergan Superior Proposal if (x) in the case of such an action taken in connection with an Allergan Alternative Proposal, the Allergan Alternative Proposal has not been withdrawn and the Allergan board of directors determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that such Allergan Alternative Proposal constitutes an Allergan Superior Proposal, or (y) in the case of an Allergan change of recommendation contemplated by clause (A) above involving or relating to an Allergan Intervening Event (as defined below) (and not involving any Allergan Alternative Proposal), the Allergan board of directors determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would reasonably be expected to be inconsistent with its directors’ fiduciary duties under applicable law.

The Allergan board of directors and Allergan, as applicable, may not take any of the actions described in the previous paragraph unless prior to taking such action (i) Allergan has notified AbbVie, in writing at least three (3) business days before taking such action, that Allergan intends to take such action, which notice attaches, in the case of an Allergan change of recommendation in response to an Allergan Superior Proposal or the termination of the Transaction Agreement, the most current version of each proposed contract providing for or related to such Allergan Superior Proposal (including any contract relating to financing or expense reimbursement) and the identity of the third party(ies) making the Allergan Superior Proposal or, in the case of an Allergan Intervening Event, a reasonably detailed description of the facts relating to such Allergan Intervening Event, (ii) if requested by AbbVie, during such three (3) business day period, Allergan and its representatives will discuss and negotiate in good faith with AbbVie (to the extent that AbbVie desires to so discuss or negotiate)

regarding any proposal by AbbVie to amend the terms of the Transaction Agreement in response to such Allergan Superior Proposal or other potential Allergan change of recommendation and (iii) after such three (3) business day period, the Allergan board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and taking into account any proposal by AbbVie to amend the terms of the Transaction Agreement, that in the case of any such action in connection with an Allergan Alternative Proposal, such Allergan Alternative Proposal continues to constitute an Allergan Superior Proposal (in the event of any amendment to the financial terms or other material terms of any such Allergan Superior Proposal, a new written notification from Allergan consistent with that described in clause (i) above is required, and a new notice period under clause (i) will commence, during which notice period Allergan will be required to comply with the requirements described in this paragraph anew, except that such new notice period will be for two business days (as opposed to three business days)). After delivery of such written notice described in this paragraph, Allergan will promptly inform AbbVie of all material developments affecting the material terms of any such Allergan Superior Proposal and will promptly provide AbbVie with copies of any additional written materials received or sent that are material to such Allergan Superior Proposal.

The Transaction Agreement provides that an “Allergan Alternative Proposal” means: any bona fide proposal or offer (including non-binding proposals or offers) from any person or group, other than AbbVie and its subsidiaries or any of its concert parties, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Allergan or any of its subsidiaries (including equity securities of its subsidiaries) equal to twenty percent (20%) or more of the consolidated assets of Allergan, or to which twenty percent (20%) or more of the revenues or earnings of Allergan on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (ii) direct or indirect acquisition (including by scheme of arrangement or takeover offer) or issuance (whether in a single transaction or a series of related transactions) of twenty percent (20%) or more of any class of equity or voting securities of Allergan, (iii) scheme of arrangement, tender offer, takeover offer or exchange offer that, if consummated, would result in a person or group beneficially owning twenty percent (20%) or more of any class of equity or voting securities of Allergan, or (iv) scheme of arrangement, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction involving Allergan or any of its subsidiaries, under which a person or group or, in the case of clause (B) below, the shareholders or equityholders of any person or group would, directly or indirectly, (A) acquire assets equal to twenty percent (20%) or more of the consolidated assets of Allergan, or to which 20% or more of the revenues or earnings of Allergan on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, or (B) immediately after giving effect to such transactions, beneficially own twenty percent (20%) or more of any class of equity or voting securities of Allergan or the surviving or resulting person (including any parent person) in such transaction.

The Transaction Agreement provides that an “Allergan Superior Proposal” means: any bona fide, written Allergan Alternative Proposal (other than an Allergan Alternative Proposal which has resulted from a breach in any material respect of the non-solicitation provisions described in this section) (with all references to “twenty percent (20%)” in the definition of Allergan Alternative Proposal being deemed to be references to “fifty percent (50%)”) on terms that the Allergan board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the Allergan Alternative Proposal that the Allergan board of directors considers to be appropriate (including the identity of the person making the Allergan Alternative Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing), is more favorable to the Allergan shareholders from a financial point of view than the acquisition (taking into account any proposal by AbbVie to amend the terms of the Transaction Agreement).

The Transaction Agreement provides that an “Allergan Intervening Event” means any material event, fact, change, effect, development or occurrence arising or occurring after the date of the Transaction Agreement that (i) was not known, or the material consequences of which were not known, in each case to the Allergan board of directors as of or prior to the date of the Transaction Agreement, (ii) does not relate to or involve any Allergan Alternative Proposal and (iii) does not relate to AbbVie or any of its subsidiaries.

The obligations of the parties under the Transaction Agreement are subject in all respects to the parties’ obligations under the Irish Takeover Rules.

Efforts to Consummate

Each of Allergan and AbbVie agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (including by taking certain divestiture actions) to achieve satisfaction of the closing conditions and to consummate the acquisition as promptly as reasonably practicable following publication of the scheme of arrangement disclosure document and in any event no later than June 25, 2020 (September 25, 2020, if extended under the terms of the Transaction Agreement), including using reasonable best efforts to (x) prepare and file as promptly as reasonably practicable all necessary regulatory filings, (y) obtain prior to June 25, 2020 (September 25, 2020, if extended under the terms of the Transaction Agreement), and thereafter maintain, all clearances required to be obtained from any governmental entity that are necessary and advisable to consummate the acquisition and complying with the terms and conditions of each clearance (including by supplying any information that may be requested by regulatory authorities pursuant to applicable laws), and (z) cooperate with the other parties in their efforts to comply with their obligations under the Transaction Agreement.

Notwithstanding the above or anything else in the Transaction Agreement, neither AbbVie, Acquirer Sub nor any of their respective subsidiaries will be required to propose, agree to, commit to or effect any action (or refrain or cause to refrain from taking any action) (including, in each case, any divestiture, hold separate arrangement, licensing of rights, and/or termination, assignment, novation or modification of contracts (or portions of contracts) or other business relationships), restriction, commitment, condition, contingency, contribution, cost, expense, liability, limitation, loss, obligation, payment, requirement or term, with respect of any asset, operation, division, business, product line or business relationship of AbbVie, Allergan or any of their respective subsidiaries as a condition to or in connection with (i) the expiration or termination of any applicable waiting period relating to the acquisition under the HSR Act, (ii) obtaining any clearance under any other applicable antitrust laws or foreign investment laws or (iii) obtaining any other clearance from a governmental entity or otherwise. However, AbbVie will and will cause its subsidiaries to, if necessary to resolve, avoid or eliminate impediments or objections, if any, that may be asserted with respect to the acquisition under any antitrust law or foreign investment law commit to or effect (x) a divestiture, sale or license of (or subjecting to any hold-separate order) the assets and business relationships of Allergan and all of its subsidiaries (the “Allergan Group”), relating to certain specified products and (y) such other actions (including any divestiture, sale or license of (or subjecting to any hold-separate order)), with respect to any asset, operation, division, business, product line or business relationship of the Allergan Group (and not, for clarity, of AbbVie or any of its Subsidiaries) as would not, individually or in the aggregate, have (if effected) a material impact (with materiality measured relative to a company of the size and scale of the Allergan Group) on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations AbbVie and its subsidiaries following the completion of the acquisition (provided that the impact of the actions contemplated by clause (x) will not be taken into account in assessing any impact under this clause (y)).

In addition, (x) neither Allergan nor AbbVie or any of their subsidiaries will be required to agree to or enter into any action which is not conditioned upon and does not become effective only upon the completion of the acquisition and (y) Allergan is not permitted to agree to any obligation, restriction, requirement, limitation, qualification, condition, remedy or other action relating to approvals under any antitrust law or foreign investment law required to be obtained by the Parties or their respective subsidiaries in connection with the acquisition without the prior written consent of AbbVie, but if requested by AbbVie, Allergan is required to take any such action to obtain governmental approvals required to complete the acquisition, subject to the preceding clause (x).

Financing

Allergan is required to use its reasonable best efforts, and to cause each of its subsidiaries and its and their respective officers, employees and advisors and other representatives, to use their reasonable best efforts, to provide to AbbVie and its subsidiaries such assistance as may be reasonably requested by AbbVie in writing that is customary in connection with, among other things, (1) the arranging, obtaining and syndication of AbbVie’s financing and (2) certain exchange offers, offers to purchase and/or consent solicitations with respect to certain of Allergan’s outstanding debt securities, in each case subject to certain exceptions and qualifications.

The consummation of the transaction is not conditioned upon the consummation of, or the receipt by AbbVie of proceeds from, any debt financing.

Conduct of Business Pending the Completion Date

Allergan has agreed to use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice in all material respects and in compliance in all material respects with all applicable laws and to preserve intact its business organization and relationships with customers, members, suppliers, licensors, licensees and other third parties and keep available the services of its present officers and employees.

Allergan has also agreed that, except as may be prohibited or required by law or the Transaction Agreement or as set forth in the disclosure schedules to the Transaction Agreement, without AbbVie’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), Allergan will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

•

amend its organizational documents other than, with respect to each significant subsidiary of Allergan, amendments that would not prohibit or hinder, impede or delay in any material respect the consummation of the acquisition;

•

subject to the exceptions to Allergan’s non-solicitation obligations, (A) merge or consolidate with any other person, or acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or business thereof or any assets, securities or property that (in the case of such assets, securities or property) constitute all or a material portion of such person or any division or business thereof, other than (1) transactions (x) solely among Allergan and one or more of its wholly owned subsidiaries or (y) solely among Allergan’s wholly owned subsidiaries and (2) acquisitions of inventory or equipment in the ordinary course of business consistent with past practice, or (B) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, other than a liquidation or dissolution of any of Allergan’s immaterial wholly owned subsidiaries;

•

(A) split, combine or reclassify any shares of its capital stock (other than transactions either solely among Allergan and one or more of its wholly owned subsidiaries or solely among Allergan’s wholly owned subsidiaries), (B) amend any term or alter any rights of any of its outstanding equity securities, (C) declare, set aside or pay any dividend or make any other distribution in respect of any equity securities other than (x) the declaration and payment by Allergan of quarterly cash dividends on the outstanding Allergan Shares in an amount per quarter not to exceed $0.74 per outstanding Allergan share and with the timing of the declaration, record and payment dates in any given quarter materially consistent with the timing of the declaration, record and payment dates for the comparable quarter in the prior fiscal year and (y) dividends or distributions by a subsidiary of Allergan to Allergan or a wholly owned subsidiary of Allergan or, or (D) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its equity securities or any equity securities of any subsidiary, other than repurchases of Allergan shares in connection with the exercise of Allergan options or the vesting or settlement of Allergan share awards (including in satisfaction of any amounts required to be deducted or withheld under applicable law) in accordance with the terms of such

Allergan equity awards (I) outstanding as of June 25, 2019 (in accordance with their existing terms as of June 25, 2019) or (II) granted after June 25, 2019 (to the extent disclosed to AbbVie in the schedules prepared in conjunction with the Transaction Agreement) and (y) transactions among Allergan and its wholly owned subsidiaries or among Allergan’s wholly owned subsidiaries;

•

issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities, other than (A) the issuance of any Allergan shares upon the exercise of Allergan options, the accrual of any dividend equivalents under any dividend equivalent rights applicable to any Allergan equity awards, or the vesting or settlement of the Allergan share awards, and/or the withholding of Allergan shares to satisfy tax obligations pertaining to the exercise of Allergan options or the vesting or settlement of Allergan equity awards or to satisfy the exercise price with respect to Allergan options or to effectuate an optionee direction upon exercise of any Allergan options that, in each case, (x) were outstanding as of June 25, 2019 (in accordance with their existing terms as of June 25, 2019), or (y) granted after June 25, 2019 (to the extent expressly permitted by the schedules prepared in conjunction with the Transaction Agreement), (B) transactions with respect to any employer stock fund under the Allergan benefit plans that are tax-qualified retirement or non-qualified supplemental savings retirement plans which are taken in accordance with the existing terms of such Allergan benefit plans as of June 25, 2019 and applicable law, or (C) in connection with transactions (1) solely among Allergan and one or more of its wholly owned subsidiaries or (2) solely among Allergan’s wholly owned subsidiaries;

•

authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith in excess of $400 million in the aggregate during fiscal year 2019 or in excess of $87.5 million in the aggregate during any fiscal quarter in 2020;

•

sell, lease, license, transfer or otherwise dispose of any subsidiary of Allergan or any assets, securities or properties of Allergan and its subsidiaries, taken as a whole, other than (A) sales or dispositions of inventory, goods, services, tangible personal property (including equipment) or other immaterial assets, in each case in the ordinary course of business consistent with past practice, (B) transactions (1) solely among Allergan and one or more of its wholly owned subsidiaries or (2) solely among Allergan’s wholly owned subsidiaries or (C) any non-exclusive license of intellectual property granted in connection with a settlement of a claim of litigation entered into by Allergan or by any of its subsidiaries in the ordinary course of business consistent with past practice and in accordance with the terms of the Transaction Agreement;

•

sell, assign, license (including sublicense), abandon, allow to lapse, transfer or otherwise dispose of, or create or incur any lien (other than certain permitted liens) on, any material intellectual property, other than in the ordinary course of business consistent with past practice (A) pursuant to non-exclusive licenses, (B) for the purpose of abandoning, allowing to lapse or otherwise disposing of immaterial, obsolete or worthless assets or (C) for the purpose of abandoning or allowing to lapse patent applications or applications to register intellectual property during the ordinary course of prosecution;

•

(A) make any material loans, advances or capital contributions to any other person, other than (1) loans, advances or capital contributions (a) by Allergan to or in, as applicable, one or more of its wholly owned subsidiaries or (b) by any subsidiary of Allergan to or in, as applicable, Allergan or any wholly owned subsidiary of Allergan, or (2) capital contributions required under the terms of contracts in effect as of the date of the Transaction Agreement or (B) incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or any options, warrants or other rights to acquire debt securities (in each case, whether, directly or indirectly, on a contingent basis or otherwise) or enter into any interest rate or currency swaps, forward currency or interest rate contracts or other interest rate or currency hedging arrangements other than (1) borrowings under Allergan’s or its subsidiaries’ existing credit facilities (as in effect as of the date of the Transaction Agreement) or credit facilities incurred in compliance with the Transaction Agreement in accordance with the terms thereof and commercial paper arrangements backstopped thereby, (2) intercompany indebtedness among Allergan and its wholly owned subsidiaries or among

Allergan’s wholly owned subsidiaries, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness of Allergan or any of its subsidiaries disclosed to AbbVie in the schedules prepared in conjunction with the Transaction Agreement, which indebtedness is (a) (i) prepayable or redeemable at any time (subject to customary notice requirements) without penalty (other than customary eurocurrency rate breakage) or (ii) on terms (including, with respect to tenor, that the tenor of such indebtedness does not exceed the tenor of the indebtedness being replaced, renewed, extended, refinanced or refunded at the time it was originally incurred) that are substantially consistent with those contained in the indebtedness being replaced, renewed, extended, refinanced or refunded (other than with respect to the interest rate applicable thereto, which will be on commercially reasonable terms) and (b) not in a principal amount greater than such indebtedness being replaced, renewed, extended, refinanced or refunded or, in the case of any “revolving” credit facility, the aggregate amount that may be incurred under the credit agreement governing such indebtedness being replaced, renewed, extended, refinanced or refunded (as in effect as of the date hereof), (4) guarantees of third-party indebtedness of Allergan or its wholly owned Subsidiaries outstanding on the date hereof or otherwise incurred in compliance with the Transaction Agreement and (5) entry by Allergan or its subsidiaries into interest rate or currency swaps, forward currency or interest rate contracts or other interest rate or currency hedging arrangements, in each case in the ordinary course of business consistent with past practice;

•

create or incur any lien (other than certain permitted liens) on any material assets or properties, other than (A) liens created or incurred in the ordinary course of business consistent with past practice, (B) pursuant to non-exclusive licenses or (C) liens that may be discharged at or prior to the completion of the acquisition;

•

(A) enter into any material contract other than in the ordinary course of business consistent with past practice (except that no material contract that is a collaboration agreement, product license agreement, joint venture or similar strategic partnership containing exclusivity or non-competition restrictions may be entered into), or (B) terminate, renew, extend or in any material respect modify or amend (including waiving, releasing or assigning any material right or claim thereunder) any material contract other than in the ordinary course of business consistent with past practice (except that no material contract that is a collaboration agreement, product license agreement, joint venture or similar strategic partnership containing exclusivity or non-competition restrictions may be terminated, renewed, extended or in any material respect modified or amended);

•

except as required by the terms of an Allergan benefit plan as in effect on June 25, 2019, (A) grant (or increase the value of) any change in control, equity or equity-based awards, or severance, termination or similar pay, to (or amend any existing arrangement with) any current or former director, officer, employee or individual independent contractor of Allergan or any of its subsidiaries (each, a “Covered Individual”), (B) enter into any employment, deferred compensation or other similar agreement (or any extension of, or amendment to, any such existing agreement) with any Covered Individual at global grade level 16 or above, (C) establish, adopt, enter into, amend or terminate any Allergan benefit plan (including any union or works council agreement) (subject to the permitted actions described in the following sentence), (D) increase, or accelerate the payment, vesting or funding of, the incentive, equity or equity-based awards, bonus opportunity or other compensation payable under any Allergan benefit plan or otherwise, (E) hire or terminate (other than for “cause”) any individual who would be upon hire (or is at the time of termination) at global grade level 16 or above, or (F) pay or provide any compensation or benefit to any Covered Individual at global grade level 16 or above, other than the continued payment of compensation and the continued provision of existing benefits in the ordinary course of business consistent with past practice. However, Allergan and its subsidiaries may (I) enter into or make amendments to such Allergan benefit plans and labor agreements in the ordinary course of business consistent with past practice that neither contravene the covenants described in this bullet nor materially increase the annual cost to Allergan of maintaining the affected Allergan benefit plans or other plan, trust, fund policy, practice, agreement or arrangement which would, if in effect on June 25,

2019, constitute an Allergan benefit plan, (II) enter into third-party contracts for the provision of services to such Allergan benefit plans, including benefit administration, that will not materially increase the annual cost to Allergan of maintaining the affected Allergan benefit plan or other plan, trust, fund policy, practice, or agreement or arrangement, and (III) enter into (x) employment agreements with employees in the U.S. terminable on less than thirty (30)-days’ notice without penalty or liability and (y) employment agreements with employees in non-U.S. jurisdictions that are terminable without any liability beyond the minimum required by applicable law, in each case, in the ordinary course of business consistent with past practice and only with respect to any Covered Individual below global grade level 16;

•

make any material change in any method of financial accounting or financial accounting principles or practices, except for any such change required by reason of (or, in the reasonable good-faith judgment of Allergan, advisable under) a change in GAAP or applicable law or SEC policy;

•

(A) make, change or revoke any material tax election; (B) change the annual tax accounting period of any material subsidiary; (C) adopt or change any material method of tax accounting; (D) enter into any material closing agreement with respect to taxes; or (E) settle or surrender any material tax claim, audit or assessment (1) for an amount in excess of reserves therefor on the financial statements of Allergan and its subsidiaries or (2) if any term of such settlement or surrender may be reasonably expected to materially increase the tax liability of AbbVie, Allergan or their respective subsidiaries following the closing;

•

settle or compromise, or propose to settle or compromise, any action involving or against Allergan or any of its subsidiaries (including any action involving or against any officer or director of Allergan or any of its subsidiaries in their capacities as such, but excluding any action, audit, claim or other proceeding in respect of taxes), other than any settlement or compromise (or proposed settlement or compromise) that (A)(i) does not involve or otherwise relate to, directly or indirectly, any current or former Allergan product or any current or former material intellectual property owned by Allergan or material licensed intellectual property, (ii) is for an amount not to exceed $10 million individually or $50 million in the aggregate, and (iii) does not involve any material non-monetary relief, including anything that would restrict the operation or conduct of Allergan or any of its subsidiaries in any material respect (or, following the completion of the acquisition, of AbbVie or any of its subsidiaries in any material respect) or (B) solely involves matters in which Allergan and each of its subsidiaries party thereto (if any) is a plaintiff. However, in no case will Allergan or any of its subsidiaries settle any action set forth in Allergan’s disclosure schedules to the Transaction Agreement without the prior written consent of AbbVie; or

•	agree, commit or propose to do any of the otherwise-prohibited actions described above.

AbbVie has also agreed that, except as may be prohibited or required by law or the Transaction Agreement or as set forth in the disclosure schedules to the Transaction Agreement, without Allergan’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), AbbVie will not, and will cause each of its subsidiaries not to, among other things, take the following actions:

•

amend AbbVie’s or Acquirer Sub’s organizational documents in any manner that would prohibit or hinder, impede or delay in any material respect the consummation of the transactions contemplated by the Transaction Agreement, including the acquisition; however, any amendment to its certificate of incorporation to increase the authorized number of shares of any class or series of the capital stock of AbbVie or to create a new series of capital stock of AbbVie is in no way restricted by this covenant;

•

acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, or otherwise purchase, lease, license or otherwise enter into a transaction, in each case that would prohibit or delay beyond June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) the consummation of the transactions contemplated by the Transaction Agreement, including the acquisition;

•

declare, set aside or pay any dividend or make any other distribution payable in cash, stock, property or any combination thereof in respect of any equity securities, other than (A) the declaration and payment by AbbVie of quarterly cash dividends on the outstanding shares of AbbVie common stock in an amount per quarter not to exceed $1.07 per outstanding share of AbbVie common stock (as such amount may be increased in a manner consistent with past practice by AbbVie) with the timing of the declaration, record and payment dates in any given quarter materially consistent with the timing of the declaration, record and payment dates for the comparable quarter in the prior fiscal year, and (B) dividends or distributions by a subsidiary of AbbVie to AbbVie or a wholly owned subsidiary of AbbVie;

•

split, combine or reclassify any of its capital stock, except for any such transaction by a wholly owned subsidiary of AbbVie which remains a wholly owned subsidiary after consummation of such transaction; or

•	agree, commit or propose to do any of the otherwise-prohibited actions described above.

Directors’ and Officers’ Indemnification and Insurance

For not less than six (6) years after the effective date, AbbVie will maintain in effect the provisions for indemnification, advancement of expenses and limitations of liability in the organizational documents of Allergan and its respective subsidiaries in favor of the current or former directors or officers of Allergan or any of their respective subsidiaries no less favorable than those provisions set forth in Allergan’s organizational documents on June 25, 2019 and, for a period of at least six (6) years from the effective date, will not amend, repeal or modify such provisions in any manner that would adversely affect the rights of any individuals who are entitled to such rights (unless such change is required by law and then only to the extent the change is required).

For a period of not less than six (6) years from the effective date, AbbVie will cause Allergan or any applicable subsidiary to indemnify and hold harmless each person who was on June 25, 2019, was previously, or during the period from June 25, 2019 through the date of the effective time, serving as a director or officer of Allergan or any of its subsidiaries, or at the request or for the benefit of Allergan or any of its subsidiaries as a director, trustee or officer of any other entity or any benefit plan maintained by Allergan or any of its subsidiaries (each referred to as an “indemnified party”), against any threatened, asserted, pending or completed action, whether instituted by any governmental entity or any other person, arising out of or pertaining to acts or omissions occurring at or prior to the effective time that relate to any such indemnified party’s duties or service (A) as a director or officer of Allergan or the applicable subsidiary thereof at or prior to the effective time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of the Transaction Agreement, the scheme, the acquisition and the consummation of the other transactions contemplated hereby (including the acquisition), including the consideration and approval thereof and the process undertaken in connection therewith) or (B) as a director, trustee or officer of any other entity or any benefit plan maintained by Allergan or any of its subsidiaries (for which such indemnified party is or was serving at the request or for the benefit of Allergan or any of its subsidiaries) at or prior to the effective time (any such action referred to as a “director and officer claim”) and any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from a director and officer claim. For the same period, AbbVie will also cause Allergan or any applicable subsidiary to promptly advance to such indemnified party any claim expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any director and officer claim in advance of the final disposition of such director and officer claim, including payment on behalf of or advancement to the indemnified party of any claim expenses incurred by the indemnified party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to the indemnifying party’s receipt of a written undertaking by or on behalf of such indemnified party to repay such claim expenses if it is ultimately determined under applicable law that such indemnified party is not entitled to be indemnified.

Prior to the effective time, Allergan may purchase (and pay in full the aggregate premium for) a six (6) year prepaid “tail” policy of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of Allergan or any of its subsidiaries as Allergan’s and its subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the effective time for director and officer claims arising from facts, acts, events or omissions that occurred on or prior to the effective time. However, the aggregate premium may not exceed three hundred percent (300%) of the annual amount currently paid by Allergan and its subsidiaries for such insurance (referred to as the “maximum rate”). If Allergan fails to obtain such tail insurance policy prior to the effective time, AbbVie will obtain such policy. If such policy cannot be obtained or can be obtained only by paying a premium in excess of the maximum rate, AbbVie is only required to obtain as much coverage as can be obtained by paying a premium equal to the maximum rate. AbbVie and Allergan will cause any such policy (whether obtained by AbbVie or Allergan) to be maintained in full force and effect, for its full term, and AbbVie will, following the effective time, cause Allergan to honor all of its obligations under the policy.

Employee Matters

From the effective time through the earlier of the second anniversary of the effective time and December 31, 2021 (as applicable, the “Continuation Period”), AbbVie will provide (i) each continuing Allergan employee with a base salary no less favorable than as provided immediately prior to the effective time, (ii) each continuing Allergan employee with a target annual cash bonus opportunity no less favorable than that in effect immediately prior to the effective time, (iii) for Allergan employees eligible to be selected to receive an annual equity compensation opportunity, in the form determined by AbbVie, continued eligibility to be selected to receive an annual equity compensation opportunity with a target grant date value no less than the target grant date value applicable to his or her global grade level as of June 25, 2019 under Allergan’s equity plan guidelines and (iv) for Allergan employees as a group, employee benefits that are no less favorable in the aggregate than those provided to Allergan employees immediately prior to the effective time. For purposes of clause (iv), defined benefit pension plans, nonqualified deferred compensation plans, subsidized retiree health or welfare benefits, post-termination health or welfare benefits and retention or change in control payments and awards will be excluded from the comparability standard.

During the Continuation Period, AbbVie will provide each Allergan employee who experiences a severance-qualifying termination of employment with severance benefits no less favorable than those to which such employee would have been entitled under the Allergan severance plan, policy, program, agreement or arrangement in which such Allergan employee was eligible to participate as of immediately prior to the effective time (disregarding any changes made after June 25, 2019 without AbbVie’s advance written consent), but only to the extent such Allergan severance plan, policy, program, agreement or arrangement is set forth in the disclosure schedules and was provided to AbbVie prior to June 25, 2019. Notwithstanding anything to the contrary in the foregoing, for each Allergan employee eligible to participate in the “Allergan severance plans” (as defined below) as of the effective time, if such employee experiences a severance-qualifying termination of employment during the two-year period immediately following the effective time, AbbVie will provide such employee with severance benefits no less favorable than those he or she would have received under the applicable Allergan severance plan. “Allergan severance plan” means (i) the Allergan Change of Control Severance Plan, effective as of March 18, 2017, (ii) the Allergan 2017 Executive Severance Plan, effective as of July 20, 2017, and (iii) the Allergan Employee Severance Pay Plan, effective as of July 3, 2017, as amended January 1, 2018.

AbbVie will recognize Allergan employees’ length of employment with Allergan or its subsidiaries for purposes of determining eligibility, vesting and level of benefits under their benefit plans providing benefits to Allergan employees to the same extent and for the same purpose as such service was recognized under the Allergan benefit plans, except that length of employment will not be recognized (i) by any AbbVie defined benefit pension plan, (ii) by any AbbVie retiree medical plan or post-termination health or welfare benefit plan, (iii) by any AbbVie benefit plan that is frozen or for which participation is limited to a grandfathered population or (iv) for any cash- or equity-based compensation arrangements, subject to limited exceptions. Service will not be credited if it would result in a duplication of benefits or compensation for the same period of service. Service will only be credited to the extent such service is credited for similarly situated AbbVie employees.

Waiting periods under any AbbVie benefit plan that replaces a comparable Allergan benefit plan will be waived for an Allergan employee to the extent the Allergan employee participated in and had already satisfied any such waiting periods under the Allergan benefit plan prior to the effective time. AbbVie will use its reasonable best efforts to waive any actively-at-work requirements and preexisting condition limitations under AbbVie’s medical, dental, pharmaceutical and vision plans if the requirements and limitations were not applicable prior to the effective time under the corresponding Allergan medical, dental, pharmaceutical and/or vision benefit plan. For medical, dental, pharmaceutical and/or vision benefit plans, AbbVie will also use its reasonable best efforts to credit eligible expenses incurred by Allergan employees under Allergan’s medical, dental, pharmaceutical and/or vision benefit plans during the portion of the applicable plan year prior to the date on which Allergan employees move into the corresponding AbbVie plans (if applicable) toward deductibles, coinsurance and maximum out-of-pocket requirements under the corresponding AbbVie plans for the same such plan year.

Prior to the effective time, AbbVie and Allergan will cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to employees or consultants of Allergan or its subsidiaries, or any of their respective bargaining representatives, in accordance with applicable laws and works council and other bargaining agreements, if any.

Conditions to the Completion of the Acquisition

The scheme and the completion of the acquisition are conditioned on the satisfaction (or waiver, by the appropriate party to the extent permitted by law) of among other things:

•	the approval of the scheme at the special Court-ordered meeting (or at any adjournment of such meeting);

•

the extraordinary general meeting resolutions other than the specified compensatory arrangement resolution and the adjournment resolution being duly passed by the Allergan shareholders at the extraordinary general meeting (or at any adjournment of such meeting);

•

the Irish High Court’s sanction of the scheme of arrangement (without material modification) and related reduction of capital and registration of the Court Order and minute with the Registrar of Companies;

•	the approval for listing on the New York Stock Exchange (subject only to official notice of issuance) of all of the shares of AbbVie common stock to be issued in the acquisition;

•

all applicable waiting periods under the HSR Act in connection with the acquisition having expired or having been terminated, and, to the extent applicable, any agreement between Allergan and AbbVie, on the one hand, and the FTC or the Antitrust Division, on the other hand, not to consummate the scheme or the acquisition having expired or been earlier terminated;

•

to the extent (i) the Acquisition constitutes a concentration within the scope of the EC Merger Regulation or otherwise is a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow the closing of the Acquisition, or (ii) that all or part of the Acquisition is referred by the European Commission to the relevant authority of one or more member countries of the European Economic Area, such relevant authority(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) the prior clause (i);

•

all required clearances of any governmental entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the acquisition, under the antitrust laws of the U.S., European Union, China, Brazil, Canada, Israel, Mexico, Japan, South Africa, South Korea, Turkey and the United Kingdom (only in the event of any exit by the United Kingdom from, or suspension or termination of its membership in, the European Union such that a United Kingdom governmental entity has jurisdiction to review the acquisition under antitrust laws) (each a “required antitrust jurisdiction”);

•

(a) no order, writ, decree, judgment or injunction (whether temporary or permanent) has been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no law (excluding any antitrust law other than those of a required antitrust jurisdiction) has been enacted, issued, promulgated, enforced or entered and continues in effect and, in each case of clauses (a) and (b), restrains, enjoins, makes illegal or otherwise prohibits the consummation of the acquisition;

•	the Transaction Agreement not having been terminated in accordance with its terms;

•	the absence of a material adverse effect with respect to each party since June 25, 2019;

•	the accuracy of each of the parties’ representations and warranties, subject to specified materiality standards; and

•	the performance and compliance by each party, in all material respects, with all of its covenants and agreements under the Transaction Agreement.

AbbVie reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the acquisition by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Transaction Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to Allergan shareholders and equity award holders (except for an acceptance condition set at 80 percent (80%) of the nominal value of the Allergan shares to which such offer relates and which are not already beneficially owned by AbbVie) as those which would apply in relation to the scheme, among other requirements.

The acquisition is also conditioned on the scheme becoming effective and unconditional by not later than June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement). In addition, the scheme will lapse unless it is effective on or prior to June 25, 2020.

Survival of Representations and Warranties

None of the representations and warranties of the Transaction Agreement will survive the consummation of the transaction or the termination of the Transaction Agreement.

Termination

The Transaction Agreement may be terminated at any time prior to the effective time in any of the following ways:

•	by mutual written consent of Allergan and AbbVie;

•	by either Allergan or AbbVie:

•

if the special Court-ordered meeting or the extraordinary general meeting has been completed and the special Court-ordered meeting resolution or the required resolutions, as applicable, have not been approved by the requisite majorities;

•

if the acquisition has not been consummated by 5:00 p.m., New York City time, on June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) (except that the right to terminate the Transaction Agreement pursuant to this provision is not available to a party whose breach of any provision of the Transaction Agreement is the primary cause of the failure of the acquisition to be consummated by 5:00 p.m., New York City time, on June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement));

•

if the Irish High Court declines or refuses to sanction the scheme, unless both parties agree in writing that the decision of the Irish High Court will be appealed (it is agreed that Allergan will make such an appeal if requested by AbbVie and the counsel appointed by AbbVie and by Allergan agree that doing so is a reasonable course of action);

•

if there is in effect any (x) law other than an order, writ, decree, judgment or injunction described in clause (y) (excluding any antitrust law of any jurisdiction that is not a required antitrust jurisdiction) in any jurisdiction of competent authority or (y) final and non-appealable order, writ, decree, judgment, or injunction issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, that, in the case of each of clauses (x) and (y), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the acquisition (except that the right to terminate the Transaction Agreement pursuant to this provision is not available to any party whose breach of any provision of the Transaction Agreement was the primary cause of such law, order, writ, decree, judgment or injunction);

•	by Allergan:

•

if AbbVie or Acquirer Sub breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate such that the breach, failure to perform or inaccuracy (1) would result in the failure of certain closing conditions and (2) the breach, failure to perform or inaccuracy is not reasonably capable of being cured by June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or, if curable, is not cured by the earlier of June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) and 30 days following written notice by Allergan;

•

prior to obtaining the approval of the Allergan shareholders at both special meetings of the scheme of arrangement and the resolutions required to effect the scheme, if (1) the Allergan board of directors authorized Allergan to terminate the Transaction Agreement in response to an Allergan Superior Proposal and (2) substantially concurrently with such termination, a definitive agreement providing for the consummation of such Allergan Superior Proposal is duly executed and delivered by all parties thereto and, prior to or substantially concurrently with such termination, Allergan pays AbbVie any amounts due under the expenses reimbursement agreement (only costs and expenses for which AbbVie has submitted to Allergan a written request for reimbursement and written support for such request prior to such termination in accordance with the expenses reimbursement agreement will be due substantially concurrently with such termination);

•	by AbbVie:

•

if Allergan breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate such that the breach, failure to perform or inaccuracy (1) would result in the failure of certain closing conditions and (2) the breach, failure to perform or inaccuracy is not reasonably capable of being cured by the earlier of June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or, if curable, is not cured by the earlier of June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) and 30 days following written notice by Allergan thereof;

•	if, prior to the receipt of approval of the Allergan shareholders of the scheme of arrangement and the resolutions required to effect the scheme, an Allergan change of recommendation has occurred.

Expenses

Except as otherwise provided in the Transaction Agreement or in the expenses reimbursement agreement (see “Expenses Reimbursement Agreement” beginning on page 97 of this proxy statement), all costs and expenses incurred in connection with the acquisition will be paid by the party incurring such cost or expense, except the following: (i) the Irish Takeover Panel’s document review fees will be paid by AbbVie, (ii) the costs associated with the filing, printing, publication and posting of the Rule 2.5 Announcement will be borne one hundred percent (100%) by AbbVie, (iii) the costs associated with the filing, printing, publication and proposing of the Scheme Document, proxy statement and any other materials required to be proposed to Allergan shareholders pursuant to SEC rules, the Act or the Irish Takeover Rules will be borne one hundred percent (100%) by Allergan, (iv) the filing fees incurred in connection with notifications with any governmental entities under any antitrust laws, will be borne one hundred percent (100%) by AbbVie and (v) the cost incurred in connection with soliciting proxies in connection with the special Court-ordered meeting and the extraordinary general meeting will be borne one hundred percent (100%) by Allergan.

Reverse Termination Payment

The Transaction Agreement also provides that, in the event of a termination of the Transaction Agreement as described in the next sentence, AbbVie will pay Allergan a reverse termination fee of approximately two percent (2%) of the implied transaction equity value of approximately $63 billion as of June 24, 2019. The reverse termination fee is owed when there is a valid termination of the Transaction Agreement if:

•

the effective time has not occurred by 5:00 p.m., New York City time, on June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) if, on the date of such termination, each of the conditions has been satisfied (other than any of conditions related to antitrust clearance); or

•

there is in effect pursuant to or in connection with an antitrust law in any of the required antitrust jurisdictions any (x) law other than an order, writ, decree, judgment or injunction described in clause (y) in any jurisdiction of competent authority or (y) final and non-appealable order, writ, decree, judgment, or injunction issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, that, in the case of each of clauses (x) and (y), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the acquisition;

Amendment and Waiver

The Transaction Agreement may not be amended except by an instrument in writing signed by each of the parties, except that following approval of the scheme by the Allergan shareholders there will be no further amendment which by applicable law would require further approval by the Allergan shareholders without such further approval nor will there be any amendment or change not permitted under applicable law. No delay or omission by either party to the Transaction Agreement in exercising any right, power or remedy provided by law or under the Transaction Agreement will operate as a waiver. Furthermore, certain provisions of the Transaction Agreement may not be amended without the prior written consent of sources of financing for the acquisition.

Specific Performance; Third-Party Beneficiaries

The parties agreed in the Transaction Agreement that irreparable harm would occur and that the parties would not have any adequate remedy at law for any breach of the provisions of the Transaction Agreement or in the event that any provisions of the Transaction Agreement were not performed in accordance with their specific terms. Except where the Transaction Agreement is validly terminated, as described above, each party is entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the Transaction Agreement and to specifically enforce the terms and provisions of the Transaction Agreement, without proof of actual damages, and each party agreed to waive any requirement for the securing or posting of any bond in connection with such remedy.

The Transaction Agreement is not intended to confer upon any person other than Allergan and AbbVie any rights or remedies with the exception of the rights of the specified directors, officers and employees to certain indemnification and insurance and certain rights provided to the financing sources of AbbVie in the Transaction Agreement.

EXPENSES REIMBURSEMENT AGREEMENT

The following is a summary of certain material terms of the expenses reimbursement agreement. This summary is qualified in its entirety by reference to the expenses reimbursement agreement, which is incorporated by reference in its entirety and attached to this proxy statement as Annex C. We encourage you to read the expenses reimbursement agreement carefully and in its entirety.

Concurrently with the execution of the Transaction Agreement, AbbVie and Allergan entered into the Expenses Reimbursement Agreement dated as of June 25, 2019, referred to as the expenses reimbursement agreement. Under the expenses reimbursement agreement, the terms of which have been consented to by the Irish Takeover Panel for the purposes of Irish Takeover Rule 21.2 only, Allergan has agreed to reimburse all documented, specific, quantifiable third-party costs and expenses incurred, directly or indirectly, by AbbVie and/or its subsidiaries, or on its behalf, for the purposes of, in preparation for, or in connection with the acquisition including third-party costs and expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the acquisition, legal, financial and commercial due diligence, arranging financing and engaging advisors to assist in the process, up to one percent (1%) of the aggregate value of the total scheme consideration (other than scheme consideration payable on shares of Allergan ordinary shares held by AbbVie or by persons deemed to be acting in concert with AbbVie under Irish Takeover Rules and the cash resulting from the aggregation and sale of fractional shares). Allergan has agreed to so reimburse AbbVie if:

(i)

AbbVie terminates the Transaction Agreement prior to Allergan obtaining the required Allergan shareholder approvals at both special meetings due to the Allergan board of directors making an Allergan change of recommendation; or

(ii)

Allergan terminates the Transaction Agreement prior to obtaining the required Allergan shareholder approvals at both special meetings in response to an Allergan Superior Proposal in compliance with the non-solicitation provisions of the Transaction Agreement and, substantially concurrently with such termination, a written definitive agreement providing for the consummation of the transactions contemplated by such Allergan Superior Proposal is duly executed and delivered by Allergan and all other parties thereto; or

(iii)	all of the following occur:

•

either AbbVie terminates the Transaction Agreement if Allergan breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement, which breach or failure to perform (1) would have resulted in a failure of Allergan’s obligation to perform and comply with the covenants contained in the Transaction Agreement in all material respects and (2) was not reasonably capable of being cured by June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or, if curable, is not cured by the earlier of (A) June 25, 2020, as extended under the terms of the Transaction Agreement and (B) 30 days following written notice by AbbVie thereof, or either AbbVie or Allergan terminates the Transaction Agreement if the special Court-ordered meeting or the extraordinary general meeting was completed and the resolutions to be proposed at those meetings under and which passage is required by the Transaction Agreement, as applicable, were not approved by the requisite majorities; and

•

prior to the special Court-ordered meeting, an Allergan Alternative Proposal, which definition for the purpose of this and the following bullet is modified so that references to “twenty percent (20%)” in the definition are deemed to refer to “fifty percent (50%),” was publicly disclosed or announced (or, in the case of a termination by AbbVie of the Transaction Agreement where Allergan breaches or fails to perform its covenants or other agreements found in the Transaction Agreement under certain conditions, was made publicly or privately to the Allergan board of directors), or any person has publicly announced an intention (whether or not conditional) to make an Allergan Alternative Proposal; and

•

(x) an Allergan Alternative Proposal under the Transaction Agreement is consummated within twelve (12) months after such termination, or (y) a definitive agreement providing for an Allergan Alternative Proposal is entered into within twelve (12) months after such termination and is subsequently consummated.

Upon AbbVie becoming entitled to a reimbursement payment under the expenses reimbursement agreement, Allergan will have no further liability in connection with the valid termination of the Transaction Agreement (other than the obligation to pay the reimbursement payments required by the expenses reimbursement agreement), whether under the Transaction Agreement or the expenses reimbursement agreement or otherwise, to AbbVie, its subsidiaries or its shareholders. However, the expenses reimbursement agreement does not release any party from liability (including any monetary damages or other appropriate remedy) for a material breach of the expenses reimbursement agreement or the Transaction Agreement that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or such omission to take action would be a material breach of such agreement, for fraud or as provided for in the confidentiality agreement by and between AbbVie and Allergan, dated May 30, 2019.

J.P. Morgan and Allergan have each confirmed in writing to the Irish Takeover Panel that the expenses reimbursement agreement is in the best interests of the Allergan shareholders in the context of the acquisition.

FINANCING RELATING TO THE TRANSACTION

AbbVie estimates that it will need approximately $41 billion in order to pay Allergan shareholders the cash consideration due to them under the Transaction Agreement and to pay related fees, premiums, costs, expenses and other transaction costs in connection with the acquisition. AbbVie anticipates that the funds needed to pay the foregoing amount will be derived from (i) cash on hand, (ii) borrowings under its existing and new credit facilities, including as described below, (iii) the proceeds from the sale of debt securities or (iv) any combination of the foregoing. In addition, either prior to or after the closing of the acquisition, AbbVie may conduct one or more exchange offers, offers to purchase and/or consent solicitations with respect to Allergan’s outstanding debt securities. The terms and timing of any such debt offerings, exchange offers, offers to purchase and/or consent solicitations has not been determined as of the date of this proxy statement. This proxy statement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any debt securities of AbbVie or Allergan. No offer of debt securities will be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc, financial advisor to AbbVie, is satisfied that sufficient resources are available to satisfy in full the cash consideration payable to Allergan shareholders under the terms of the transaction.

Bridge Credit Agreement

On June 25, 2019, AbbVie entered into the Bridge Credit Agreement among AbbVie, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent. Under the Bridge Credit Agreement, the lenders party thereto have committed to provide AbbVie with unsecured bridge financing in an aggregate principal amount of $38.0 billion. The commitments are intended to be available to finance, in part, the cash component of the scheme consideration, fees and expenses related thereto and the repayment of Allergan’s existing revolving credit facility. The commitments under the Bridge Credit Agreement were reduced by $6.0 billion upon the execution of the Term Loan Credit Agreement described below.

Term Loan Credit Agreement

On July 12, 2019, AbbVie entered into the Term Loan Credit Agreement among AbbVie, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent. Under the Term Loan Credit Agreement, the lenders party thereto have committed to provide AbbVie with unsecured term loan financing consisting of (i) a $1.5 billion 364-day term loan tranche, (ii) a $2.5 billion three-year term loan tranche and (iii) a $2.0 billion five-year term loan tranche, in an aggregate principal amount of $6.0 billion. AbbVie intends to draw upon such commitments upon the consummation of the transaction to finance, in part, the cash component of the scheme consideration, fees and expenses related thereto and the repayment of Allergan’s existing revolving credit facility.

Summary of Terms of the Bridge Credit Agreement and the Term Loan Credit Agreement

The funding of the loans under each Credit Agreement is conditioned on, among other things, the consummation of the transaction and the absence of certain events of default described in each Credit Agreement. The commitments under each Credit Agreement automatically terminate on the earlier of (a) the date on which all of the certain funds purposes have been achieved without the making of any advances under the facility and (b) the time after a mandatory cancellation event occurs, including June 25, 2020 (subject to extension to September 25, 2020 in accordance with the end date set forth in the Transaction Agreement).

The borrower may voluntarily prepay the loans under each Credit Agreement at any time without premium or penalty. The Bridge Credit Agreement also requires mandatory prepayments with the net cash proceeds received by AbbVie in connection with certain asset sales, debt or equity issuances and recovery events, subject to customary exceptions. Each Credit Agreement also contains customary events of default, upon the occurrence of which, and for so long as such event of default is continuing, the amounts outstanding under such Credit Agreement will accrue interest at an increased rate and payments of such outstanding amounts could be accelerated by the lenders. In addition, the loan parties under each Credit Agreement will be subject to certain affirmative and negative covenants.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in millions, except share data)

The following unaudited pro forma condensed combined financial information gives effect to the acquisition. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. GAAP under which the assets and liabilities of Allergan are recorded by AbbVie at their respective fair values as of the date the acquisition is completed. The unaudited pro forma condensed combined balance sheet data as of June 30, 2019 give effect to the acquisition as if it had occurred on June 30, 2019. The unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2018 and for the six months ended June 30, 2019 give effect to AbbVie’s results of operations as if the acquisition had occurred on January 1, 2018.

The following unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2018 is based on, has been derived from and should be read in conjunction with the historical audited financial statements of AbbVie (which are available in AbbVie’s Form 10-K for the year ended December 31, 2018) and the historical audited financial statements of Allergan (which are available in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2018), which have been incorporated in this proxy statement by reference. The following unaudited pro forma condensed combined statement of earnings for the six months ended June 30, 2019 and unaudited pro forma condensed combined balance sheet as of June 30, 2019 are based on, have been derived from and should be read in conjunction with the historical unaudited financial information of AbbVie for the six months ended June 30, 2019 (which is available in AbbVie’s Form 10-Q for the period ended June 30, 2019) and the historical unaudited financial information of Allergan for the six months ended June 30, 2019 (which is available in Allergan’s Form 10-Q for the period ended June 30, 2019), which have been incorporated in this proxy statement by reference.

The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

•

the completion of the acquisition, with each Allergan Shareholder receiving (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock for each Allergan ordinary share, subject to adjustment in accordance with the share cap; and

•

the incurrence of approximately $37.2 billion in debt by AbbVie or an affiliate to (i) finance, in part, the cash component of the acquisition consideration and (ii) pay certain transaction expenses in connection with the acquisition.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions which AbbVie management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under the acquisition method of accounting under U.S. GAAP, generally all assets acquired and liabilities assumed are recorded at their respective fair values as of the date the acquisition is completed. For pro forma purposes, the fair value of Allergan’s tangible and identifiable intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of June 30, 2019. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Certain current market based assumptions were used which will be updated upon completion of the acquisition. Management believes that the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions.

Preliminary fair value estimates of assets and liabilities may change as additional information becomes available and such changes could be material.

The unaudited pro forma condensed combined financial information has been prepared by AbbVie management in accordance with the regulations of the SEC and has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that AbbVie will experience after the acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of earnings does not include any expected cost savings, operating synergies, or revenue enhancements, which may be realized subsequent to the acquisition or the impact of any non-recurring activity and one-time transaction-related or integration-related costs. No material transactions existed between AbbVie and Allergan during the pro forma period.

Neither the unaudited pro forma condensed combined financial information nor the estimates and assumptions referred to in connection therewith have been approved by Allergan, and Allergan has not been involved in their preparation.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of AbbVie and Allergan incorporated by reference into this proxy statement.

AbbVie Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2019

	Historical
(in millions)	AbbVie	Allergan after reclassifications (Note 4)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
Assets
Current assets
Cash and equivalents	$5,172	$1,651	$(39,462)	5a	$37,200	5l	$4,246
			(217)	5d	—
			(98)	5i	—
Short-term investments	244	322	—		—		566
Accounts receivable, net	5,482	3,086	—		—		8,568
Inventories	1,895	1,005	3,700	5e	—		6,600
Prepaid expenses and other	2,307	2,508	—		—		4,815

Total current assets	15,100	8,572	(36,077)		37,200		24,795

Investments	1,473	55	—		—		1,528
Property and equipment, net	2,879	1,821	—		—		4,700
Intangible assets, net	20,459	41,232	24,918	5f	—		86,609
Goodwill	15,642	42,341	(25,718)	5j	—		32,265
Other assets	1,589	1,460	—		—		3,049

Total assets	$57,142	$95,481	$(36,877)		$37,200		$152,946

Liabilities and Equity
Current liabilities
Short-term borrowings	$306	$—	$—		$1,500	5l	$1,806
Current portion of long-term debt and finance lease obligations	5,335	3,094	—		—		8,429
Accounts payable and accrued liabilities	11,300	5,210	—		—		16,510

Total current liabilities	16,941	8,304	—		1,500		26,745

Long-term debt and finance lease obligations	31,619	19,609	506	5g	35,700	5l	87,434
Deferred income taxes	1,148	4,968	3,320	5h	—		9,436
Other long-term liabilities	16,000	2,904	—		—		18,904
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock	18	—	3	5b	—		21
Common stock held in treasury, at cost	(24,505)	—	—		—		(24,505)
Additional paid-in capital	15,028	55,812	(55,812)	5k	—		34,095
			18,527	5b	—
			540	5c	—
Retained earnings	3,384	2,581	(2,581)	5k	—		3,286
			(98)	5i	—
Accumulated other comprehensive loss	(2,491)	1,282	(1,282)	5k	—		(2,491)

Total stockholders’ equity (deficit)	(8,566)	59,675	(40,703)		—		10,406
Noncontrolling interest	—	21	—		—		21

Total equity (deficit)	(8,566)	59,696	(40,703)		—		10,427

Total liabilities and equity	$57,142	$95,481	$(36,877)		$37,200		$152,946

AbbVie Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Six Months Ended June 30, 2019

	Historical
(in millions, except per share data)	AbbVie	Allergan after reclassifications (Note 4)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
Net revenues	$16,083	$7,687	$—		$—		$23,770
Cost of products sold	3,513	4,039	1,049	6a	—		8,601
			—
Selling, general and administrative	3,334	2,300	(44)	6e	—		5,590
Research and development	2,580	1,312	—		—		3,892
Acquired in-process research and development	246	4	—		—		250
Goodwill impairments	—	3,553	—		—		3,553

Total operating costs and expenses	9,673	11,208	1,005		—		21,886

Operating earnings (loss)	6,410	(3,521)	(1,005)		—		1,884
Interest expense, net	634	366	(37)	6c	717	6b	1,673
			(7)	6e	—
Net foreign exchange loss	12	4	—		—		16
Other expense (income), net	2,413	38	—		—		2,451

Earnings (loss) before income taxes	3,351	(3,929)	(961)		(717)		(2,256)
Income tax expense (benefit)	154	233	(106)	6d	(161)	6d	120

Net earnings (loss)	3,197	(4,162)	(855)		(556)		(2,376)
Income attributable to noncontrolling interest	—	(5)	—		—		(5)

Net earnings (loss) attributable to stockholders	$3,197	$(4,167)	$(855)		$(556)		$(2,381)

Per share data
Basic earnings (loss) per share	$2.15						$(1.36)
Diluted earnings (loss) per share	$2.14						$(1.36)
Weighted-average basic shares outstanding	1,480						1,764
Weighted-average diluted shares outstanding	1,483						1,764

AbbVie Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Year Ended December 31, 2018

	Historical
(in millions, except per share data)	AbbVie	Allergan after reclassifications (Note 4)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
Net revenues	$32,753	$15,787	$—		$—		$48,540
Cost of products sold	7,718	11,070	1,148	6a	—		19,936
			—
Selling, general and administrative	7,399	4,508	—		—		11,907
Research and development	10,329	2,746	—		—		13,075
Acquired in-process research and development	424	326	—		—		750
Goodwill impairments	—	3,463	—		—		3,463
Other expense	500	—	—		—		500

Total operating costs and expenses	26,370	22,113	1,148		—		49,631

Operating earnings (loss)	6,383	(6,326)	(1,148)		—		(1,091)
Interest expense, net	1,144	866	(80)	6c	1,433	6b	3,363
Net foreign exchange loss	24	29	—		—		53
Other expense (income), net	18	(364)	—		—		(346)

Earnings (loss) before income taxes	5,197	(6,857)	(1,068)		(1,433)		(4,161)
Income tax expense (benefit)	(490)	(1,771)	(120)	6d	(322)	6d	(2,703)

Net earnings (loss)	5,687	(5,086)	(948)		(1,111)		(1,458)
Income attributable to noncontrolling interest	—	(10)	—		—		(10)

Net earnings (loss) attributable to stockholders	5,687	(5,096)	(948)		(1,111)		(1,468)
Dividends on preferred shares	—	47	—		—		47

Net earnings (loss) attributable to common stockholders	$5,687	$(5,143)	$(948)		$(1,111)		$(1,515)

Per share data
Basic earnings (loss) per share	$3.67						$(0.85)
Diluted earnings (loss) per share	$3.66						$(0.85)
Weighted-average basic shares outstanding	1,541						1,825
Weighted-average diluted shares outstanding	1,546						1,825

Note 1—Description of the Transaction

On June 25, 2019, AbbVie announced that it entered into a definitive transaction agreement under which Acquirer Sub will acquire Allergan pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014, and a capital reduction under Sections 84 to 86 of the Act. As a result of the scheme, Allergan will become a wholly owned subsidiary of AbbVie. As consideration for the acquisition, Allergan shareholders will be entitled to receive (i) $120.30 in cash and (ii) 0.8660 of a newly issued share of AbbVie common stock in exchange for each Allergan ordinary share. If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the completion (as reasonably determined by AbbVie) (referred to as the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date. The unaudited pro forma condensed combined financial information assumes that no adjustment will be made to the exchange ratio.

AbbVie expects to fund the cash portion of the transaction with any combination of cash on hand, borrowings under existing and new credit facilities and the proceeds from the sale of debt securities. In connection with the proposed acquisition, on June 25, 2019, AbbVie entered into a $38.0 billion 364-day bridge credit agreement. On July 12, 2019, AbbVie entered into a term loan credit agreement with an aggregate principal amount of $6.0 billion consisting of a $1.5 billion 364-day term loan tranche, a $2.5 billion three-year term loan tranche and a $2.0 billion five-year term loan tranche. The commitments under the bridge credit agreement were accordingly reduced to $32.0 billion.

Note 2—Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Allergan as if the acquisition occurred on June 30, 2019. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Allergan are based on the estimated fair value of Allergan’s assets and liabilities as of June 30, 2019. The pro forma condensed combined statements of earnings for the six months ended June 30, 2019 and the year ended December 31, 2018 give effect to the Allergan acquisition as if it occurred on January 1, 2018.

The date of the Transaction Agreement is June 25, 2019. For purposes of presenting this pro forma condensed combined financial information only the valuation of consideration transferred is based on, among other things, the closing price per share of AbbVie common stock on August 5, 2019 of $65.23. The value of the consideration ultimately transferred will be based on the closing price per share of AbbVie common stock on the last trading day prior to the closing date of the acquisition. The value of total actual consideration therefore will fluctuate until the closing of the acquisition. An increase (decrease) of 20 percent (20%) in AbbVie’s share price would increase (decrease) the total consideration by approximately $3.7 billion.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of AbbVie and Allergan. The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of earnings, are expected to have a continuing impact on the consolidated results.

Fair value is defined as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. As a result, AbbVie may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measurements that do not reflect AbbVie’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could lead to different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Note 3—Accounting Policies

The accounting policies of AbbVie may vary materially from those of Allergan. During preparation of the unaudited pro forma condensed combined financial information, AbbVie management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 4. Following the acquisition date, AbbVie management will conduct a final review of Allergan’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Allergan’s results of operations or reclassification of assets or liabilities to conform to AbbVie’s accounting policies and classifications. As a result of this review, AbbVie management may identify differences that, when adjusted or reclassified, could have a material impact on this unaudited pro forma condensed combined financial information.

Note 4—Reclassification of Allergan historical financial information

Certain reclassifications have been made to Allergan’s historical financial statements to conform to AbbVie’s presentation, as follows.

Reclassifications included in the unaudited pro forma condensed combined balance sheet

	As of June 30, 2019
(in millions)	Allergan, before reclassifications	Reclassifications			Allergan, after reclassifications
Assets
Short-term investments	$—	$322	(a	)	$322
Marketable securities	322	(322)	(a	)	—
Right of use asset—operating leases	458	(458)	(b	)	—
Investments	—	55	(i	)	55
Investments and other assets	335	(335)	(i	)	—
Non current assets held for sale	33	(33)	(c	)	—
Deferred tax assets	689	(689)	(d	)	—
Other assets	—	458	(b	)	1,460
		689	(d	)
		33	(c	)
		280	(i	)
Liabilities
Income taxes payable	91	(91)	(e	)	—
Current portion of lease liability—operating	123	(123)	(f	)	—
Accounts payable and accrued liabilities	4,996	91	(e	)	5,210
		123	(f	)
Other taxes payable	1,667	(1,667)	(g	)	—
Lease liability—operating	415	(415)	(h	)	—
Other long-term liabilities	822	415	(h	)	2,904
		1,667	(g	)

(a)	Marketable securities were reclassified to short-term investments.

(b)	Right of use asset—operating leases was reclassified to other assets.
(c)	Non current assets held for sale were reclassified to other assets.
(d)	Deferred tax assets were reclassified to other assets.
(e)	Income taxes payable were reclassified to accounts payable and accrued liabilities.
(f)	Current portion of lease liability—operating was reclassified to accounts payable and accrued liabilities.
(g)	Other taxes payable were reclassified to other long-term liabilities.
(h)	Lease liability—operating was reclassified to other long-term liabilities.
(i)	Investments and other assets were reclassified into investments of $55 million and other assets of $280 million.

Reclassifications included in the unaudited pro forma condensed combined statements of earnings

	For the six months ended June 30, 2019			For the year ended December 31, 2018
(in millions)	Allergan before reclassification	Reclassification	Allergan after reclassification	Allergan before reclassification	Reclassification	Allergan after reclassification	Note reference
Cost of products sold	$1,150	$2,801	$4,039	$2,191	$6,552	$11,070	(a	)
		(42)			112		(d	)
		130			2,215		(f	)
Selling, general and administrative	2,310	(6)	2,300	4,522	15	4,508	(f	)
		(4)			(29)		(g	)
Research and development	885	436	1,312	2,266	805	2,746	(b	)
		(5)			(5)		(d	)
		—			6		(f	)
		(4)			(326)		(e	)
Acquired in-process research and development	—	4	4	—	326	326	(e	)
Amortization	2,801	(2,801)	—	6,552	(6,552)	—	(a	)
Goodwill impairments	3,553	—	3,553	2,841	622	3,463	(f	)
In-process research and development impairments	436	(436)	—	805	(805)	—	(b	)
Asset sales and impairments, net	124	(124)	—	2,858	(2,858)	—	(f	)
Interest income	(31)	31	—	(45)	45	—	(c	)
Interest expense	397	(397)	—	911	(911)	—	(c	)
Interest expense, net	—	366	366	—	866	866	(c	)
Net foreign exchange loss	—	4	4	—	29	29	(g	)
Other expense (income), net	(9)	42	38	(257)	(112)	(364)	(d	)
		5			5		(d	)

(a)	Amortization was reclassified to cost of products sold.
(b)	In-process research and development impairments were reclassified to research and development.
(c)	Interest income and interest expense were reclassified to interest expense, net.
(d)	Gains and losses recognized due to the change in fair value of contingent consideration were reclassified from cost of products sold and research and development to other expense (income), net.
(e)	Upfront expenses for in-process research and development asset acquisitions were reclassified from research and development to acquired in-process research and development.

(f)	Asset sales and impairments, net were reclassified into cost of product sold, selling, general and administrative, research and development and goodwill impairments.
(g)	Foreign exchange losses were reclassified from selling, general and administrative to net foreign exchange loss.

Note 5—Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The estimated pro forma adjustments to record assets acquired and liabilities assumed at their fair values are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Allergan’s tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information.

At this time, AbbVie does not have sufficient information necessary to make a reasonable preliminary estimate of the fair value of Allergan’s property, plant and equipment; contractual arrangements, including operating leases, historical contingent consideration and other arrangements; legal and other contingencies; and uncertain tax positions. Therefore, no adjustment has been recorded to modify the current book values for these items.

The preliminary consideration and estimated fair value of assets acquired and liabilities assumed as if the acquisition date was June 30, 2019 is presented as follows.

(in millions)	Amount	Note reference
Calculation of consideration estimated to be transferred
Cash consideration to be paid to Allergan shareholders	$39,462	(a	)
Fair value of AbbVie shares of common stock to be issued to Allergan shareholders	18,530	(b	)
Fair value of AbbVie equity awards to be issued to Allergan equity award holders	540	(c	)

Fair value of total consideration estimated to be transferred	$58,532

Recognized amounts of identifiable assets acquired and liabilities assumed
Net book value of assets acquired	$59,675
Less transaction costs expected to be incurred by Allergan	(217)	(d	)
Less historical Allergan goodwill	(42,341)	(j	)
Less historical Allergan intangible assets	(41,232)	(f	)

Adjusted net book value of liabilities assumed	(24,115)
Inventory fair value adjustment	3,700	(e	)
Identifiable intangible assets at fair value	66,150	(f	)
Debt fair value adjustment	(506)	(g	)
Deferred tax impact of fair value adjustments	(3,320)	(h	)

Goodwill	$16,623	(j	)

(a)	Represents anticipated cash consideration to be transferred of $120.30 per outstanding Allergan share based on 328,029,799 Allergan shares outstanding as of August 5, 2019.
(b)	Represents the acquisition date fair value of shares of AbbVie common stock to be issued to Allergan shareholders. Refer to the calculation below.

(in millions, except per share data)
Allergan ordinary shares outstanding as of August 5, 2019	328.03
Exchange ratio	0.8660

Shares of AbbVie common stock to be issued	284.07
Closing price per share of AbbVie common stock on August 5, 2019	$65.23

Fair value of AbbVie shares to be issued as of August 5, 2019	$18,530

(c)

As of August 5, 2019, outstanding Allergan equity awards included Allergan options to purchase an aggregate 6,108,800 Allergan shares, 2,843,429 Allergan shares subject to outstanding RSU awards and 380,126 Allergan shares subject to Allergan PSU awards. These equity awards will be treated as set forth in the transaction agreement, such that each Allergan equity award will be substituted with a certain number of AbbVie equity awards based on a conversion factor. The estimated fair value of the AbbVie equity awards is $921 million. For pro forma purposes, $540 million of the fair value of the equity awards is considered pre-acquisition services and is allocated to the consideration estimated to be transferred.

(d)	Represents remaining estimated transaction costs to be incurred by Allergan, which will reduce net assets acquired.
(e)

Reflects the estimated fair value step-up related to Allergan’s inventory. This estimated step-up in inventory is preliminary and is subject to change based upon AbbVie management’s final determination of the fair values of finished goods and work-in-process inventories. AbbVie will recognize the increased value of inventory in cost of products sold as the acquired inventory is sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed to occur within the first year after acquisition. As there is no continuing impact of the inventory step-up on AbbVie’s results, the increased value is not included in the unaudited pro forma condensed combined statements of earnings.

(f)	Reflects the estimated fair value adjustment related to the Allergan intangible assets acquired. Identifiable intangible assets expected to be acquired consist of the following.

(in millions)	As of June 30, 2019
Identifiable intangible assets
Definite-lived intangible assets	$61,600
In-process research and development	4,550

Estimated fair value of identified intangible assets	66,150
Historical Allergan intangible assets	41,232

Pro forma adjustment for estimated fair value of identifiable intangible assets	$24,918

Currently, AbbVie does not have sufficient information as to the amount, timing and risk of cash flows of all of the acquired intangible assets. Some of the more significant assumptions inherent in the development of intangible asset fair values include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, capital expenditures, and working capital requirements) as well as estimated contributory asset charges; probability of success for in-process research and development projects, the discount rate selected to measure inherent risk of future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors. These assumptions will be adjusted accordingly, if the final identifiable intangible asset valuation generates results, including corresponding useful lives and related amortization methods, that differ from the pro forma estimates or if the above scope of intangible assets is modified. The final valuation will be completed within one year from the acquisition date.

(g)

Reflects the estimated fair value adjustment related to Allergan’s historical long-term debt and elimination of unamortized debt issuance costs, premiums and discounts as assumed debt is measured and recorded at fair value.

(h)

Reflects the adjustment to deferred income taxes resulting from the pro forma acquisition adjustments. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the pro forma adjustments attributable to the assets and liabilities to be acquired. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. In situations where jurisdictional detail was not available, a weighted average statutory rate of 12 percent (12%) was applied to the adjustment. The deferred tax assets on the unaudited pro forma condensed combined balance sheet have not been assessed for the need of a valuation allowance. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon AbbVie management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(i)

To record AbbVie’s estimated remaining acquisition-related transaction costs. The unaudited pro forma condensed combined balance sheet reflects the costs as a reduction of cash with a corresponding decrease to retained earnings.

(j)

Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the tangible and identifiable intangible assets acquired and liabilities assumed. The following adjustments were made to goodwill.

(in millions)	As of June 30, 2019
Goodwill	$16,623
Historical Allergan goodwill	(42,341)

Pro forma adjustment	$(25,718)

(k)	Represents the elimination of Allergan historical additional paid-in capital, accumulated other comprehensive income and retained earnings.
(l)

AbbVie expects to fund the cash portion of the transaction with any combination of cash on hand, including existing cash of $3.0 billion, borrowings under existing and new credit facilities and the proceeds from the sale of debt securities. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that $31.2 billion of commitments available under the 364-day bridge credit agreement and $6.0 billion of commitments available under the term loan credit agreement will be drawn. The unaudited pro forma condensed combined balance sheet presents borrowings under the term loan credit agreement as short-term borrowings of $1.5 billion and long-term debt of $4.5 billion based on contractual maturity dates. The unaudited pro forma condensed combined balance sheet presents borrowings under the bridge credit agreement as long-term debt under the assumption that AbbVie has the intent and ability to replace the bridge credit agreement with long-term debt financing. The unaudited pro forma condensed combined financial information does not reflect any potential future cash generated by AbbVie subsequent to June 30, 2019 through the expected completion date of the acquisition. As such, the actual amount of debt incurred could differ from the amount of debt reflected in the unaudited pro forma condensed combined financial information.

Note 6—Unaudited Pro Forma Condensed Combined Statements of Earnings Adjustments

(a)

To record estimated pro forma amortization expense on definite-lived intangible assets. Pro forma amortization has been estimated on a preliminary basis using the estimated pattern of economic benefit provided by the assets over their estimated useful lives and is as follows.

(in millions)	For the six months ended June 30, 2019	For the year ended December 31, 2018
Estimated amortization for acquired definite-lived intangible assets	$3,850	$7,700
Historical Allergan definite-lived intangible amortization	2,801	6,552

Pro forma adjustment to cost of products sold	$1,049	$1,148

The weighted-average estimated useful life for acquired definite-lived intangible assets is eight years. A five percent (5%) increase or decrease in the fair value of definite-lived identifiable intangible assets would increase or decrease amortization by approximately $193 million for the six months ended June 30, 2019 and approximately $385 million for the year ended December 31, 2018.

(b)

Interest expense includes amortization of fees as per contractual terms under the bridge credit agreement. For pro forma purposes, interest expense is calculated based on contractual terms under the bridge credit agreement and the term loan credit facility, which assume LIBOR plus an applicable margin, resulting in a weighted-average interest rate of 3.39%. A 1/8% change in the variable interest rate would result in a change in total interest expense of $23 million for the six months ended June 30, 2019 and $46 million for the year ended December 31, 2018. The interest rates assumed for pro forma purposes could be significantly different than actual interest rates on any long-term debt issued to finance the transaction based on market rates and other factors at that time.

(c)	Represents amortization of the fair value adjustment of Allergan’s historical long-term debt and elimination of Allergan’s historical amortization of debt issuance costs, premiums and discounts.

(d)

Statutory tax rates were applied, as appropriate, to each acquisition and financing adjustment based on the jurisdiction in which the adjustment was expected to occur. In situations where jurisdictional detail was not available, a weighted-average statutory rate of 12 percent (12%) was applied to the adjustment. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.

(e)	Represents the elimination of transaction costs that have been expensed in AbbVie’s and Allergan’s historical consolidated financial statements.

Note 7—Earnings per Share

The unaudited pro forma condensed combined basic and diluted earnings per share for the six months ended June 30, 2019 and the year ended December 31, 2018 have been calculated based on the estimated weighted-average shares outstanding as if the shares to be issued in the transaction had been issued and outstanding as of January 1, 2018. Pro forma weighted-average basic and diluted shares outstanding include an estimated 284,073,806 shares of AbbVie common stock to be issued to Allergan shareholders.

The following table summarizes the calculation of unaudited pro forma condensed combined basic and diluted earnings per share.

(in millions, except per share data)	For the six months ended June 30, 2019	For the year ended December 31, 2018
Basic EPS
Net earnings (loss)	$(2,381)	$(1,515)
Earnings allocated to participating securities	22	39

Earnings (loss) available to common shareholders	$(2,403)	$(1,554)

Weighted-average basic shares outstanding	1,764	1,825

Basic earnings (loss) per share	$(1.36)	$(0.85)

Diluted EPS
Net earnings (loss)	$(2,381)	$(1,515)
Earnings allocated to participating securities	22	39

Earnings (loss) available to common shareholders	$(2,403)	$(1,554)

Weighted-average shares of common stock outstanding	1,764	1,825
Effect of dilutive securities	—	—

Weighted-average diluted shares outstanding	1,764	1,825

Diluted earnings (loss) per share	$(1.36)	$(0.85)

Due to the pro forma net losses for the six months ended June 30, 2019 and the year ended December 31, 2018, shares issuable under stock-based compensation plans were excluded from the computation of pro forma diluted EPS because the effect would have been antidilutive.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Certain Beneficial Owners

The following table sets forth the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than five percent (5%) of our ordinary shares, based on filings made under Section 13 of the Exchange Act as of August 6, 2019 and based on 328,032,715 ordinary shares outstanding as of August 6, 2019:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (%)
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	24,934,153	(2)	7.49%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	24,179,830	(3)	7.27%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,466,017	(4)	6.45%

(1)

Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all ordinary shares reflected in this table. As of August 6, 2019, 328,032,715 of our ordinary shares were issued and outstanding.

(2)

According to Schedule 13G/A filed with the SEC on February 12, 2019, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP is the beneficial owner of 24,934,153 shares (with shared voting power with respect to 5,591,827 shares and shared dispositive power with respect to 24,934,153 shares) while Wellington Management Company LLP is the beneficial owner of 22,912,800 shares (with shared voting power with respect to 4,850,729 shares and shared dispositive power with respect to 22,912,800 shares). Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers. The securities reported on Schedule 13G/A are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(3)

According to Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group is the beneficial owner of 24,179,830 shares (with sole voting power with respect to 378,644 shares, shared voting power with respect to 75,501 shares, sole dispositive power with respect to 23,734,208 shares and shared dispositive power with respect to 445,622 shares). Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 273,104 shares or .08% of the ordinary shares outstanding of Allergan as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 274,092 shares or .08% of the ordinary shares outstanding of Allergan as a result of its serving as investment manager of Australian investment offerings.

(4)

According to Schedule 13G/A filed with the SEC on February 8, 2018, Blackrock, Inc. is the beneficial owner of 21,466,017 shares (with sole voting power with respect to 18,325,686 shares and sole dispositive power with respect to 21,466,017 shares).

Stock Ownership of Directors and Executive Officers

The following table sets forth, as of August 6, 2019, based on 328,032,715 ordinary shares outstanding as of that date, the beneficial ownership of Allergan ordinary shares (including rights to acquire shares within 60 days of August 6, 2019) by (i) each Allergan director, (ii) each Allergan named executive officer and (iii) all current directors and executive officers (including named executive officers) as a group. No shares have been pledged as security by any of the Allergan directors or executive officers named below. No individual director, named executive officer or directors and executive officers as a group beneficially owned more than one percent (1%) of Allergan ordinary shares.

Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, Allergan believes the persons named in this table have sole voting and investment power with respect to all ordinary shares reflected in this table. The business address of each of Allergan’s directors and named executive officers is Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

Name	Ordinary Shares(1) (#)	Rights to Acquire Shares (Options) (#)	Rights to Acquire Shares (Restricted Stock Units) (#)	Total (#)
Directors (excludes executive officer directors)
Nesli Basgoz, M.D.	6,143	9,100	2,064	17,307
Joseph H. Boccuzi	2,532		2,064	4,596
Christopher W. Bodine	17,542		2,064	19,606
Adriane M. Brown	1,843		2,064	3,907
Christopher J. Coughlin(2)	25,478	15,927	2,064	43,469
Carol Anthony (John) Davidson	1,032		2,064	3,096
Thomas C. Freyman	1,910		2,064	3,974
Michael E. Greenberg, PhD	620		2,064	2,684
Robert J. Hugin	3,221		2,064	5,285
Peter J. McDonnell, M.D.	5,279		2,064	7,343
Named Executive Officers
Brenton L. Saunders	167,909	407,102	5,596	580,607
Matthew M. Walsh(3)	6,902			6,902
William Meury	4,919	82,516	8,408	95,843
C. David Nicholson, PhD	7,945	17,006	7,391	32,342
A. Robert D. Bailey	15,681	42,939	6,196	64,816
Maria Teresa Hilado(4)	13,292	14,890		28,182
All directors and executive officers as a group (17 individuals)	282,248	589,480	48,231	919,959

(1)

Ordinary shares include voting securities represented by shares held of record, shares held by a bank, broker or nominee for the person’s account and shares held through family trust arrangements, including any shares of restricted stock which remain subject to sale restrictions.

(2)	Includes 10,000 shares held by a grantor retained annuity trust in which Mr. Coughlin retains a pecuniary interest.
(3)	Mr. Walsh became Allergan’s Chief Financial Officer on February 20, 2018.
(4)	Ms. Hilado was Allergan’s Chief Financial Officer until February 20, 2018. Information for Ms. Hilado is based on the information most recently available to Allergan.

ALLERGAN SHAREHOLDER VOTE ON SPECIFIED COMPENSATORY ARRANGEMENTS

Advisory Vote on Golden Parachute Compensation

In accordance with Section 14A of the Exchange Act, Allergan is providing its shareholders with the opportunity to cast a non-binding, advisory vote at the extraordinary general meeting on the compensation that may be paid or become payable to its named executive officers in connection with the transaction and the agreements and understandings pursuant to which such compensation may be paid or become payable. As required by those rules, Allergan is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Allergan’s named executive officers in connection with the transaction, as disclosed in the table in the section of the proxy statement entitled “The Transaction—Interests of Certain Persons in the Transaction—Allergan—Quantification of Payments and Benefits to Allergan’s Named Executive Officers,” including the associated narrative discussion, are hereby APPROVED.”

Required Vote

The vote on executive compensation payable in connection with the transaction is a vote separate and apart from the vote to approve the transaction. Accordingly, you may vote to approve the executive compensation and vote not to approve the transaction and vice versa. Because the vote is advisory in nature only, it will not be binding on Allergan or AbbVie.

The affirmative vote of holders of a majority of Allergan ordinary shares present or represented by proxy at the extraordinary general meeting and entitled to vote thereon is required to approve, on a non-binding, advisory basis, specified compensatory arrangements between Allergan and its named executive officers relating to the transaction.

Recommendation

The Allergan board of directors recommends that you vote “FOR” the proposal to approve, on a non-binding advisory basis, the specified compensatory arrangements between Allergan and its named executive officers relating to the transaction.

IN CONSIDERING THE RECOMMENDATION OF THE ALLERGAN BOARD OF DIRECTORS, YOU SHOULD BE AWARE THAT CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF ALLERGAN HAVE INTERESTS IN THE PROPOSED TRANSACTION THAT ARE DIFFERENT FROM, OR IN ADDITION TO, ANY INTERESTS THEY MIGHT HAVE AS SHAREHOLDERS.

DESCRIPTION OF ABBVIE CAPITAL STOCK

The following description of the material terms of AbbVie capital stock is a summary only and is qualified in its entirety by reference to the relevant provisions of Delaware law, AbbVie’s amended and restated certificate of incorporation and its amended and restated by-laws.

General

AbbVie is authorized to issue up to 4 billion shares of common stock, par value $0.01 per share, and 200 million shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. AbbVie’s board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 2, 2019, approximately 1,478,483,888 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding. AbbVie’s common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “ABBV.”

Common Stock

Each holder of AbbVie common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of AbbVie common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of AbbVie, holders of its common stock would be entitled to a ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of AbbVie common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of AbbVie common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that AbbVie may designate and issue in the future.

Preferred Stock

Under the terms of AbbVie’s amended and restated certificate of incorporation, its board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”) and by its amended and restated certificate of incorporation, to issue up to 200 million shares of preferred stock in one or more series without further action by the holders of its common stock. AbbVie’s board of directors has the discretion, subject to limitations prescribed by the DGCL and by AbbVie’s amended and restated certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and AbbVie’s Amended and Restated Certificate of Incorporation and By-Laws

Provisions of the DGCL and AbbVie’s amended and restated certificate of incorporation and by-laws could make it more difficult to acquire AbbVie by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that its board of directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with AbbVie’s board of directors.

Delaware Anti-Takeover Statute.    AbbVie is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) fifteen percent (15%) or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by AbbVie’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by AbbVie’s stockholders.

Board Structure.    AbbVie’s amended and restated certificate of incorporation and amended and restated by-laws provide that its board of directors be divided into three classes. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by AbbVie’s board, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of AbbVie’s board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of AbbVie.

Removal of Directors.    AbbVie’s amended and restated by-laws provide that its stockholders may only remove its directors for cause.

Amendments to Certificate of Incorporation.    AbbVie’s amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least eighty percent (80%) of its voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of its directors, the filling of its board vacancies, the calling of special meetings of stockholders, stockholder action by written consent, and director and officer indemnification.

Amendments to By-Laws.    AbbVie’s by-laws provide that they may be amended by AbbVie’s board of directors or by the affirmative vote of holders of a majority of AbbVie’s voting stock then outstanding, except that the affirmative vote of holders of at least eighty percent (80%) of AbbVie’s voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of AbbVie’s directors, the filling of its board vacancies, the calling of special meetings of stockholders, stockholder action by written consent, and director and officer indemnification.

Size of Board and Vacancies.    AbbVie’s amended and restated by-laws provide that the number of directors on its board of directors will be fixed exclusively by its board of directors. Any vacancies created in its board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of AbbVie’s board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on AbbVie’s board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified.

Special Stockholder Meetings.    AbbVie’s amended and restated certificate of incorporation provides that only the chairman of its board of directors, its chief executive officer, any president or its board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of AbbVie stockholders. Stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent.    AbbVie’s amended and restated certificate of incorporation provides that any action of its stockholders must be taken at an annual or special meeting of stockholders and may not be effected by written consent of AbbVie stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    AbbVie’s amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its board of directors or a committee of its board of directors.

No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. AbbVie’s amended and restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock.    The authority that AbbVie’s board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of AbbVie through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. AbbVie’s board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and AbbVie’s amended and restated certificate of incorporation includes such an exculpation provision. AbbVie’s amended and restated certificate of incorporation and by-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of AbbVie, or for serving at AbbVie’s request as a director or officer or another position at another corporation or enterprise, as the case may be. AbbVie’s amended and restated certificate of incorporation and by-laws also provide that AbbVie must indemnify and advance reasonable expenses to its directors and officers, subject to an undertaking from the indemnified party as may be required under the DGCL. AbbVie’s by-laws expressly authorize AbbVie to carry directors’ and officers’ insurance to protect AbbVie, its directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions that are in AbbVie’s amended and restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against AbbVie’s directors and officers, even though such an action, if successful, might otherwise benefit AbbVie and its stockholders. However, these provisions will not limit or eliminate AbbVie’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

Exclusive Forum

AbbVie’s amended and restated certificate of incorporation provides that unless the board of directors otherwise determines, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of AbbVie, any action asserting a claim of breach of a fiduciary duty owed by any director or officer of AbbVie to AbbVie or AbbVie’s stockholders, creditors or other constituents, any action asserting a claim against AbbVie or any director or officer of AbbVie arising pursuant to any provision of the DGCL or AbbVie’s amended and restated certificate of incorporation or by-laws, or any action asserting a claim against AbbVie or any director or officer of AbbVie governed by the internal affairs doctrine. However, if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, the action may be brought in another court sitting in the State of Delaware.

Authorized but Unissued Shares

AbbVie’s authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. AbbVie may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AbbVie by means of a proxy contest, tender offer, merger or otherwise.

COMPARISON OF THE RIGHTS OF ABBVIE STOCKHOLDERS AND ALLERGAN SHAREHOLDERS

The following is a summary comparison of some of the material differences between the rights of AbbVie stockholders under Delaware law, AbbVie’s amended and restated certificate of incorporation and its amended and restated by-laws and the rights of Allergan shareholders under Irish law and the Constitution of Allergan (“Allergan’s Constitution”). The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or New York Stock Exchange listing requirements.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of AbbVie’s amended and restated certificate of incorporation and amended and restated by-laws and Allergan’s Constitution. You are urged to read AbbVie’s amended and restated certificate of incorporation and amended and restated by-laws and Allergan’s Constitution, each of which have been filed by AbbVie and Allergan, respectively, with the SEC. You are also urged to carefully read the relevant provisions of the DGCL and the Act for a more complete understanding of the differences between being an AbbVie stockholder and an Allergan shareholder.

	AbbVie	Allergan
Authorized and Outstanding Capital Stock

Under AbbVie’s amended and restated certificate of incorporation, the authorized capital stock of AbbVie consists of 4.2 billion shares, of which 4 billion shares have been designated common stock, each having par value of $0.01, and 200 million shares of which have been designated preferred stock, each having par value of $0.01 per share.

As of August 2, 2019, approximately 1,478,483,888 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding.

Under Delaware law, the number of authorized shares of common stock or preferred stock may be increased or decreased (but not below the number of issued shares of common stock or preferred stock, as applicable) through an amendment of AbbVie’s amended and restated certificate of incorporation. Stockholder approval is required to amend AbbVie’s amended and restated certificate of incorporation. See the section captioned “—Amendments of Governing Documents.”

The share capital of Allergan is €40,000 and US$101,000 divided into 40,000 deferred ordinary shares with a nominal value of €1.00 each, 1,000,000,000 ordinary shares with a nominal value of US$0.0001 each and 10,000,000 serial preferred shares with a nominal value of US$0.0001 each.

As of August 6, 2019, approximately 328,032,715 ordinary shares, excluding treasury shares, were issued. There are no serial preferred shares issued.

The authorized share capital may be increased or reduced by way of an ordinary resolution of Allergan’s shareholders.

Allergan may, by special resolution and subject to confirmation by the High Court of Ireland, reduce its issued share capital (which includes its share premium) in any manner permitted by the Act.

Consideration for Shares	Under Delaware law, shares of stock with par value may be issued for such consideration, having a value not less	Under Irish law shares of a company may not be allotted at a discount to their nominal value.

	AbbVie	Allergan

than the par value, as determined from time to time by the board of directors, or by the stockholders if the certificate of incorporation so provides.

The par value of AbbVie’s shares is $0.01 per share. AbbVie’s amended and restated certificate of incorporation contains no requirements for consideration to be received for shares.

The nominal value of Allergan’s ordinary shares is US$0.0001 each.

Consolidation and Division; Subdivision

Under Delaware law, the outstanding shares of stock of a corporation may be combined into a smaller number of shares or split into a greater number of shares through an amendment to its certificate of incorporation. AbbVie stockholder approval is required to amend AbbVie’s amended and restated certificate of incorporation. See the section captioned “—Amendments of Governing Documents.”

Allergan’s Constitution provides that Allergan may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares and subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by Allergan’s Constitution.

Irish law does not recognize fractional shares held of record; accordingly, Allergan’s Constitution does not provide for the issuance of fractional shares of Allergan, and the official Irish register of members of Allergan does not and will not reflect any fractional shares.

Reduction of Capital Account

Under Delaware law, AbbVie, by resolution of the board of directors, may reduce its capital (i) by reducing or eliminating the capital associated with shares of capital stock that have been retired, (ii) by applying to an otherwise authorized purchase or redemption of outstanding shares some or all of the capital represented by shares purchased, redeemed, or any capital that has not been allocated to any particular class of its capital stock, (iii) by applying to an otherwise authorized conversion or exchange of outstanding shares some or all of the capital represented by the shares being converted or exchanged, or some or all of any capital that has not been allocated to any particular class of its capital stock or both, to the extent that

Under Irish law, a public limited company may reduce its company capital (which includes, amongst other things, its issued share capital and its share premium) by way of a special resolution of its shareholders confirmed by the High Court of Ireland.

	AbbVie	Allergan
such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange or (iv) by transferring to surplus capital the capital associated with certain shares of its stock. No reduction of capital may be made unless the assets of AbbVie remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.
Distributions, Dividends, Repurchases and Redemptions	Distributions / Dividends

Under Delaware law, the board of directors may declare and pay dividends to the AbbVie stockholders out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year, or both. If the capital of the corporation is diminished (i) by depreciation in the value of its property and/or (ii) by losses or otherwise, in each case to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes of stock having a preference as to the distribution of assets upon liquidation, the board of directors may not declare or pay out of such net profits any dividends upon any shares of any classes of its stock until the deficiency in the amount of capital represented having a preference on the distribution of assets may have been repaired. Under Delaware law, dividends upon shares of preferred stock having a preference as to dividends, to the extent of such preference, will be paid ahead of dividends on the remaining class or classes or series of stock. Under Delaware law, dividends may be paid in cash, in shares of AbbVie capital stock or in other property.

Under Irish law, dividends and distributions may only be made from distributable reserves.

A company’s distributable reserves generally means its accumulated realized profits less its accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of the company are equal to, or in excess of, the aggregate of the company’s called up share capital plus undistributable reserves (explained below) and the distribution does not reduce the company’s net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which the company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant

AbbVie	Allergan

accounts” of the company. The “relevant accounts” will be either the last set of unconsolidated, audited statutory financial statements in respect of the last preceding financial year or interim financial statements of the company that were prepared in accordance with the Act and which enable a reasonable judgment to be made as to the profits, losses, assets, liabilities, provisions, share capital and reserves of the company. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend becomes payable is governed by Allergan’s Constitution which authorizes the directors to declare such dividends as appear justified from the profits of Allergan without the approval of shareholders at a general meeting. The directors of Allergan may also recommend a dividend to be approved and declared by the shareholders at a general meeting.

Any general meeting declaring a dividend and any resolution of the directors of Allergan declaring a dividend may direct that the payment be made by distribution of assets, shares or cash. No dividend declared by shareholders at a general meeting may exceed the amount recommended by the directors of Allergan. The directors of Allergan may deduct from any dividend payable to any shareholder all sums of money (if any) immediately payable by such shareholder to Allergan in relation to Allergan’s ordinary shares.

Repurchases / Redemptions

Under Delaware law, AbbVie may redeem or repurchase its own shares, except that generally it may not redeem or repurchase its shares if the capital of the corporation is impaired at the time or would become impaired	Allergan’s Constitution provides that any ordinary share in the capital of Allergan or an interest in such ordinary shares which Allergan has acquired or agreed to acquire from a third party is deemed to be a redeemable share

AbbVie	Allergan
as a result of the redemption or repurchase of such shares. Shares that have been repurchased but have not been retired may be reissued by AbbVie.

unless the directors of Allergan specifically elect to treat such acquisition as a purchase for the purposes of the Act.

Accordingly, for Irish company law purposes, the repurchase by Allergan of its ordinary shares may technically be effected as a redemption of those shares. If such shares were not deemed to be redeemable shares, their repurchase by Allergan would be subject to additional requirements imposed by Irish law. Under Irish law, a company can issue redeemable shares and redeem them out of its distributable reserves or the proceeds of a new issue of shares issued for that purpose.

However, under the Act, a public limited company cannot make an on-market or overseas market purchase of its own shares unless the purchase has been authorized in advance by an ordinary resolution of the company’s shareholders. An off-market purchase by a public limited company of its own shares requires a special resolution of its shareholders in advance of the purchase. Furthermore, under Irish law a public limited company cannot purchase its shares if as a result of such purchase the nominal value of its non-redeemable issued share capital would be less than ten percent (10%) of the nominal value of the total issued share capital of the company. Ordinary shares purchased or redeemed by Allergan can be either held by Allergan as treasury shares, cancelled or, subject to further conditions, reissued.

AbbVie Stock Held by Subsidiaries of AbbVie	Allergan Stock Held by Subsidiaries of Allergan

Shares of AbbVie capital stock held in treasury or owned by a majority-owned subsidiary of AbbVie are neither entitled to vote nor counted as	Under Irish law, a subsidiary of Allergan holding ordinary shares in Allergan is not permitted to exercise voting rights in respect of the shares

	AbbVie	Allergan
	outstanding for quorum purposes unless the shares are held in a fiduciary capacity.	and any purported exercise of those rights will be void.

Duties of Directors

Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of loyalty requires that directors act in good faith and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging a decision of a board of directors for breach of fiduciary duty bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule applies to protect the directors and their decisions. The business judgment rule presumes that directors are acting independently, in good faith and with due care in making a business decision. If the business judgment rule is rebutted, the burden shifts to the directors to prove that the decision was entirely fair to the corporation, including both fair process and fair price.

In certain circumstances, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Under Delaware law, a member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of such member’s duties, be fully

The directors of Allergan are collectively responsible for the management of the business and affairs of Allergan and may exercise all of the powers of Allergan as are not required by Irish law or Allergan’s Constitution to be exercised by the shareholders in general meeting.

The Act imposes fiduciary duties on the directors of Irish companies, including duties:

(i)  to act in good faith and in the best interests of the company;

(ii)  to act honestly and responsibly in relation to the company’s affairs;

(iii)   to act in accordance with the company’s constitutional documents and to exercise powers only for lawful purposes;

(iv) not to misuse the company’s property, information and/or opportunity;

(v)   not to fetter their independent judgment;

(vi) to avoid conflicts of interest;

(vii)  to exercise care, skill and diligence; and

(viii)  in addition to the duty to have regard to the interests of the company’s employees, directors must also have regard to the interests of the company’s shareholders.

The Act also includes a number of general duties for directors of Irish companies, which include ensuring compliance with the provisions of the Act.

	AbbVie	Allergan
protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Conflicts of Interest of Directors

Under Delaware law, a contract or transaction involving the corporation in which a director or officer has an interest will not be void or voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by the disinterested stockholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void or voidable. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Under Irish law, a director has a fiduciary duty to avoid conflicts of interest with the company.

Allergan’s Constitution provides that directors of Allergan who have a personal interest in a contract or proposed contract with Allergan are required to declare the nature of their interest at a meeting of Allergan’s board of directors. As a matter of Irish law, Allergan is required to maintain its register of declared interests in Ireland at either its registered office or its principal place of business in Ireland. This register must be available for shareholder inspection at all times and generally available to any other person on payment of a fee.

Allergan’s Constitution states that where a director has declared the nature of his or her interest in a contract, transaction or arrangement, he or she will be counted in the quorum present at the meeting in relation to a resolution on that contract, transaction or arrangement (except where the contract, transaction or arrangement relates to his or her appointment as a director) and will be entitled to vote in respect of such. However, any such resolution will need to be approved by a majority of the disinterested directors of Allergan voting on the resolution. Allergan’s Constitution provides that a director will not be entitled to vote (or be

	AbbVie	Allergan

counted in the quorum) in respect of a resolution concerning his own appointment.

Allergan’s Constitution provides that a director of Allergan may be a director or otherwise interested in any company in which Allergan is interested and such director will not be accountable to Allergan for any remuneration received from their employment or other interest in that company.

Allergan’s Constitution further provides that so long as a director declares his or her interest at the first opportunity at a meeting of the board of directors of Allergan, then (i) that director will not be accountable to Allergan for any benefit received from that transaction or arrangement and (ii) that transaction or arrangement, if permitted by Allergan’s Constitution, will not be liable to avoidance on the grounds of the directors interest or benefit.

Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that the person is or was an officer, director, employee or agent of the corporation for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that such person had no reasonable cause to believe was unlawful.

Under AbbVie’s amended and restated by-laws, AbbVie will indemnify, to the fullest extent permitted under Delaware law, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or

Irish law strictly prohibits a company indemnifying its directors or company secretary where either acted negligently, in default, in breach of duty or in breach of trust.

In this regard, while a company’s constitution will often confer an indemnity on its directors and officers, this indemnity must only permit the company to pay the costs of the director or company secretary who has successfully defended a civil or criminal action, or where a court has granted relief on the basis that the director or company secretary acted honestly and reasonably and ought fairly to be excused.

Allergan’s Constitution confers an indemnity in favour of its directors and company secretary which is limited in scope to the extent permitted by Irish law.

	AbbVie	Allergan
investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of AbbVie or, while a director or officer of AbbVie, is or was serving at the request of AbbVie as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by AbbVie, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or while serving as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss reasonably incurred in connection therewith.

Allergan’s Constitution also contains indemnification and expense advancement provisions for current or former executive officers of Allergan and persons who are serving or have served at the request of Allergan or as a director or executive officer of another group company of Allergan (in each case only insofar as those persons are not directors or the company secretary of Allergan).

Directors and officers insurance is permitted under Irish law and Allergan’s Constitution provides that Allergan has the power to purchase and maintain such insurance for any director, the company secretary or other employees of Allergan.

Limitation on Director Liability

Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for certain breaches of fiduciary duty as a director.

However, a corporation may not limit or eliminate the personal liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit.

AbbVie’s amended and restated certificate of incorporation contains a provision exculpating its directors from monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware

Under Irish law, a company may not exempt any of its directors from liability for negligence, default, breach of duty or breach of trust.

However, where a breach of duty has been established, an Irish court may ultimately relieve the director in question from liability (in whole or in part) if, among other things, the court determines that he or she acted honestly and reasonably and ought fairly to be excused.

Under Allergan’s Constitution, to the maximum extent permitted by Irish law, no director or officer of Allergan will be held personally liable for monetary damages to Allergan or its shareholders for his or her acts or omissions unless such acts or omissions involve negligence, default, breach of duty or breach of trust.

	AbbVie	Allergan
law. Any amendment or modification or repeal of this provision will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Annual Meetings of Stockholders

Under Delaware law, corporations are required to hold an annual meeting of stockholders for the purposes of electing of directors and conducting such other business that properly comes before the meeting. If a corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting, upon the application of any stockholder or director, the Delaware Court of Chancery may order a corporation to hold an annual meeting.

Under AbbVie’s amended and restated by-laws, an annual meeting of AbbVie stockholders is held at a place and time designated by resolution of the AbbVie board.

If no designation is made, the annual meeting will take place at AbbVie’s principal office.

As a matter of Irish law, Allergan is required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting.

Allergan’s Constitution provides that meetings may be held within or outside of Ireland.

The provisions of Allergan’s Constitution relating to general meetings apply to every such general meeting of the holders of any class of shares.

Calling Special Meetings of Stockholders

Under Delaware law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or by-laws.

Under AbbVie’s amended and restated by-laws, special meetings of the AbbVie stockholders may only be called by the chairman of AbbVie’s board of directors, the chief executive officer, any President or AbbVie’s board of directors pursuant to a resolution adopted by the majority of the total number of directors which AbbVie would have if there were no vacancies.

As provided under Irish law, extraordinary general meetings of Allergan may be convened (i) by the board of directors of Allergan, (ii) on requisition of Allergan’s shareholders holding not less than ten percent (10%) of the paid up share capital of Allergan carrying voting rights, (iii) on requisition of Allergan’s auditors, where such auditors are resigning or (iv) in exceptional cases, by court order.

In the case of an extraordinary general meeting convened by Allergan’s shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of a valid requisition notice, the directors

	AbbVie	Allergan
AbbVie’s amended and restated certificate of incorporation and amended and restated by-laws do not permit AbbVie stockholders to call a special meeting.

of Allergan have 21 days to convene a meeting of Allergan’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice.

If the directors of Allergan do not convene the meeting within the 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Allergan’s receipt of the requisition notice.

If the directors of Allergan become aware that the net assets of Allergan are not greater than half of the amount of Allergan’s called-up share capital, it must convene an extraordinary general meeting of Allergan’s shareholders not later than 28 days from the date that a director of Allergan first learned of this fact to consider how to address the situation. The extraordinary general meeting must be convened for a date not exceeding 56 days from the date which a director first became aware of this shortfall.

Record Date	Under Delaware law, in order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date will not be more than 60 nor less than 10 days before the date of such meeting.

Allergan’s Constitution provides that the directors of Allergan may from time to time fix a record date for the purpose of determining the rights of shareholders to notice of and/or to vote at any general meeting of Allergan.

The record date will be not more than 60 days before the date of such meeting.

If no record date is set, the record date will be the close of business on the date preceding the day on which notice is given.

	AbbVie	Allergan

Advance Notice of Stockholder Proposals and Nominations

AbbVie’s amended and restated by-laws establish advance notice procedures for stockholder proposals (other than nominations) to be properly brought at an annual meeting of stockholders and for stockholder nominations of candidates for election as directors to be properly brought at an annual or special meeting of stockholders. For nominations of persons for election to AbbVie’s board of directors or proposals of other business to be properly requested by an AbbVie stockholder to be made at an annual meeting, an AbbVie’s stockholder must (i) be a stockholder of record at the time of giving of notice of such meeting and at the time of the meeting, (ii) be entitled to vote at such meeting and (iii) comply with the procedures set forth in AbbVie amended and restated by-laws as to such nomination or other business. The immediately preceding sentence is the exclusive means for an AbbVie stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act) before an annual meeting of AbbVie stockholders.

Nominations of persons for election to AbbVie’s board of directors may be made at a special meeting where AbbVie’s board of directors has determined to hold an election by an AbbVie stockholder who (i) is a stockholder of record at the time of giving of notice of such meeting and at the time of the meeting, (ii) is entitled to vote at such meeting and (iii) complies with the procedures set forth in AbbVie’s amended and restated by-laws as to such nomination. The immediately preceding sentence will be the exclusive means for an AbbVie stockholder to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act) before a special meeting of AbbVie stockholders.

Allergan’s Constitution provides that no business may be transacted at a meeting of its shareholders, other than business that is either: (i) proposed by or at the direction of Allergan’s directors; (ii) proposed at the direction of the High Court of Ireland; (iii) proposed on the requisition in writing of the relevant number of shareholders; and / or (iv) the chairman of the meeting determines in his or her absolute and sole discretion that the business may properly be regarded as within the scope of the meeting.

For business or nominations to be properly brought by a member before any general meeting of the company, the member proposing such business must be a holder of record at the time of giving of the notice, must be entitled to vote at such meeting and any proposed business must be a proper matter for shareholder action.

For nomination to the board of directors of Allergan, the notice must include (i) all information about the director nominee that is required to be disclosed by the Exchange Act and such other information as Allergan may require to determine the eligibility of the proposed nominee; and (ii) certain information about the shareholder giving the notice and in relation to their ownership of Allergan shares.

For other business that a shareholder proposes to bring before the meeting, the notice to the company secretary must include (i) a brief description of the business desired to be brought before the meeting, including the text of the proposal or business (and any resolutions proposed for consideration); (ii) the reasons for conducting such business at the meeting; (iii) certain information about the shareholder giving the notice and in relation to their ownership of Allergan shares; and (iv) any material interest of the shareholder, or persons

AbbVie	Allergan

Under AbbVie’s amended and restated by-laws, for stockholder proposals or nominations of directors to be properly brought before an annual meeting by an AbbVie stockholder, timely notice that meets the requirements of the amended and restated by-laws must be given.

To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of AbbVie not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s meeting, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by AbbVie. In no event will any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, for a stockholder’s notice for an annual meeting or a special meeting to be considered timely, a stockholder’s notice will further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the meeting and as of the date that is 10 business days associated with the shareholder, in such business.

In addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the company secretary of Allergan.

To be timely for an annual general meeting, a member’s notice to the company secretary must be delivered to, or mailed and received at, Allergan’s registered office not less than 120 calendar days and not more than 150 calendar days before the first anniversary of the notice convening Allergan’s annual general meeting for the prior year.

However, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the notice by the shareholder must be delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of the meeting is first made. In no event will the public announcement regarding an adjournment or postponement of an annual general meeting commence a new time period.

	AbbVie	Allergan
prior to the meeting or any adjournment or postponement thereof, and such update and supplement will be delivered to the Secretary at the principal executive offices of AbbVie not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

Notice of Meeting	Under AbbVie’s amended and restated by-laws, written notice stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 days before the meeting nor more than 60 days before the date of the meeting, personally, by electronic transmission or by mail, to each stockholder of record entitled to vote at such meeting.

As provided under Irish law, the notice of any general meeting must be given to all of Allergan’s shareholders, its directors and company secretary, and to its auditors.

Allergan’s Constitution provides for a minimum notice period of 21 clear days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting. Clear days, in relation to notice periods under the Allergan Constitution, exclude the day when a notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect.

General meetings may be called at shorter notice with the consent of Allergan’s auditors and all of the shareholders entitled to attend and vote at the meeting.

Quorum	Under AbbVie’s amended and restated by-laws, the holders of a majority of AbbVie’s outstanding shares entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. The	Under Allergan’s Constitution a quorum for a general meeting is two or more persons holding or representing by proxy more than fifty percent (50%) of the total issued voting rights relating to Allergan shares, provided, however, that if the class of shares will

	AbbVie	Allergan
	stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.	have only one holder, then that holder present in person or by proxy is the necessary quorum.

Super-Majority Voting	The amendment of certain provisions in AbbVie’s amended and restated certificate of incorporation and amended and restated by-laws require eighty percent (80%) of the votes entitled to be cast generally in the election of directors. See the section captioned “—Amendments of Governing Documents.”

The amendment of Allergan’s Constitution and the approval of certain matters under the Act requires a special resolution of Allergan’s shareholders.

A special resolution requires the approval of at least seventy-five percent (75%) of the votes cast by Allergan’s shareholders present in person or by proxy at a general meeting. An ordinary resolution, by way of contrast, would only require approval of greater than fifty percent (50%) of the votes cast by Allergan’s shareholders present in person or by proxy at a general meeting.

By comparison, a scheme of arrangement with Allergan shareholders requires a court order from the High Court of Ireland and the approval of a resolution at the special Court-ordered meeting by: (i) a simple majority (being more than fifty percent (50%)) in number of the shareholders of record of Allergan ordinary shares as of the relevant voting record time, present and voting in person or by proxy; and (ii) also represent at least three-fourths (75%) or more in value of the Allergan ordinary shares held by such holders as of the relevant voting record time, present and voting (in person or by proxy).

Stockholder Approval of Merger or Consolidation

Under Delaware law, subject to certain exceptions, the board of directors of each corporation which desires to merge or consolidate will adopt a resolution approving an agreement of merger or consolidation and declaring its advisability and submit the agreement to the stockholders of each

Shareholder approval in connection with a transaction involving Allergan would be required under the following circumstances:

(i) in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number

	AbbVie	Allergan
constituent corporation at an annual or special meeting for the purpose of acting on the agreement. The vote of the holders of a majority of the outstanding stock of the corporation entitled to vote on the matter will be required for the adoption of the agreement of merger or consolidation.

representing seventy-five percent (75%) in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme would be required; and

(ii)  in connection with an acquisition of Allergan by way of a merger with an EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the European Communities (Cross Border Mergers) Regulations 2008, approval by a special resolution of the shareholders would be required.

Stockholder Suits	Delaware law permits stockholders to bring a derivative action on behalf of the corporation against directors and/or officers of the corporation for damages caused to the corporation as a result of a breach of fiduciary duty by such directors and/or officers if certain requirements are satisfied. First, the stockholder must have been a stockholder at the time the alleged breach of fiduciary duty occurred. In addition, the stockholder must first make a demand upon AbbVie’s board of directors to bring the litigation on behalf of the corporation or demonstrate the requirement to make a demand is excused. A stockholder also may commence a class action suit directly on behalf of himself or herself and other similarly situated stockholders against the corporation, its directors and/or officers seeking to recover damages incurred by the stockholder individually as a result of breaches of fiduciary duty by directors and/or officers where the requirements for maintaining a class action have been met.	In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors, who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company, however the derivative action may not be commenced without the leave of the High Court of Ireland. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company, in this case Allergan, would otherwise go un-redressed.

	AbbVie	Allergan

The principal case law in Ireland indicates that to bring a derivative action a person must first establish (a) a prima facie case that the company is entitled to the relief claimed, (b) that its prima facie case has a realistic prospect of success based upon the evidence before the court and (c) that the action falls within one of the five exceptions derived from case law, as follows:

(i) where an ultra vires or illegal act is perpetrated;

(ii)  where more than a bare majority is required to ratify the “wrong” complained of;

(iii)  where the shareholders’ personal rights are infringed;

(iv) where a fraud has been perpetrated upon a minority by those in control; or

(v)   where the justice of the case requires a minority to be permitted to institute proceedings.

Shareholders may also bring proceedings against Allergan where the affairs of Allergan are being conducted, or the powers of the directors of Allergan are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrongful. The conduct must relate to the internal management of Allergan. Oppression is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records

Under Delaware law, a stockholder of a Delaware corporation, upon written demand under oath stating the purpose thereof, has the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a proper purpose (i.e., a purpose

Under Irish law, shareholders have the right to: (i) receive a copy of the company’s constitution and any act of the government of Ireland that alters the company’s constitution;

	AbbVie	Allergan
reasonably related to the person’s interest as a stockholder).

(ii)  inspect and obtain copies of the minutes of general meetings (which include the terms of all resolutions of the company);

(iii)  inspect and receive a copy of the register of members, register of directors and secretaries and register of disclosable interests;

(iv) receive copies of the company’s statutory financial statements and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and

(v)   receive the statutory financial statements of any subsidiary insofar as the statutory financial statements of the company group did not deal with the subsidiary undertaking.

Rights of Dissenting Stockholders

Under Section 262 of the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware, referred to as appraisal rights, in connection with certain statutory mergers or consolidations if the stockholder has neither voted in favor of nor consented in writing to the merger or consolidation and has complied with the other requirements of Section 262 of the DGCL.

However, unless a corporation’s certificate of incorporation otherwise provides (which AbbVie’s amended and restated certificate of incorporation does not), Delaware law does not provide for appraisal rights in certain mergers if: (1) the shares of the corporation are (a) listed on a national securities exchange or (b) held of record by more than 2,000 stockholders; or (2) the corporation is the surviving corporation and no vote of its stockholders is required for the merger. Notwithstanding the

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Allergan and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which ninety percent (90%) of the shares are held by the other party to the merger has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the transaction.

Under Irish law, holders of Allergan ordinary shares do not have appraisal or dissenters’ rights with respect to the acquisition or any of the other

	AbbVie	Allergan
	foregoing, Delaware law provides that appraisal rights will be available to the stockholders of a corporation if the stockholders are required by the terms of an agreement of merger or consolidation to accept for such stock anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. Delaware law does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide (which AbbVie’s amended and restated certificate of incorporation does not).	transactions described in this proxy statement.

Anti-takeover Measures	Under Delaware law, certain anti-takeover provisions apply to AbbVie as a publicly-traded company that may have the effect of making it more difficult for a third party to acquire AbbVie. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder (which is defined to include any person that is the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation) for a period of three years

A transaction in which a third party seeks to acquire thirty percent (30%) or more of the voting rights of Allergan is governed by the Irish Takeover Rules and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

The Irish Takeover Rules are built on the following “General Principles” which will apply to any transaction regulated by the Irish Takeover Panel:

AbbVie	Allergan

following the time that such stockholder became an interested stockholder, unless, among other exceptions, prior to such time the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder.

In addition, under AbbVie’s amended and restated certificate of incorporation and amended and restated by-laws, certain provisions may make it difficult for a third party to acquire AbbVie, or for a change in the composition of AbbVie’s board of directors or management to occur, including the authorization of “blank check” preferred stock, the terms of which may be established and shares of which may be issued by the board of directors without stockholder approval; the establishment of advance notice requirements for nominations for election to AbbVie’s board of directors or for proposing matters that can be acted upon at AbbVie stockholders’ meetings; the inability of stockholders to call a special meeting; the classification of AbbVie’s board of directors that fact that only the board of directors is authorized to fill vacancies on the board; and the prohibition of stockholder action by written consent.

(a) in the event of an offer, all holders of securities of the target company of the same class should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected; (b) the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business; (c) the board of directors of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer; (d) false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted; (e) a bidder must announce an offer only after ensuring that he or she can fulfil in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration; (f) a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and (g) a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will take place only at an acceptable speed and will be subject to adequate and timely disclosure.

The Irish Takeover Rules include rules in relation to relevant transactions in respect of, among other things, timing, announcements, information,

AbbVie	Allergan

mandatory offers, frustrating actions and restrictions following offers.

Certain of the Irish Takeover Rules may have the effect of making it more difficult for a third party to acquire Allergan. In particular, under certain circumstances, a person who acquires shares or other voting rights in Allergan may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Allergan at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing thirty percent (30%) or more of the voting rights in Allergan, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between thirty percent (30%) and fifty percent (50%) of the voting rights in Allergan would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than fifty percent (50%) of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Under the Irish Takeover Rules, Allergan’s board of directors is not permitted to take any action which might frustrate an offer for the shares

AbbVie	Allergan

of Allergan once the Allergan board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where the action is approved by Allergan’s shareholders at a general meeting or (in certain circumstances) where the Irish Takeover Panel has given its consent.

Substantial Acquisition Rules also apply to Allergan. The purpose of the Substantial Acquisition Rules is to restrict the speed with which a person may increase their holding of shares (or rights over shares) in a company to an aggregate of between fifteen percent (15%) and thirty percent (30%) of the voting right of a company.

Allergan’s Constitution expressly authorizes the board of directors of Allergan, subject to applicable law, to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which some or all shareholders will have rights to acquire shares or interests in shares at a discounted price, upon such terms and conditions as the directors of Allergan deems expedient and in the best interests of Allergan.

Irish law does not expressly authorize or prohibit companies from using share purchase plans or adopting a shareholder rights plan as an anti-

	AbbVie	Allergan
takeover measure. However, there is no directly relevant case law on this issue. The Takeover Rules may also restrict the ability of the Allergan board of directors to issue shares after the commencement of any offer period if it is deemed to constitute an attempt to “frustrate” the relevant bid pursuant to Rule 21 of the Irish Takeover Rules.

Amendments of Governing Documents

Under Delaware law, a corporation’s certificate of incorporation may generally be amended only if the board of directors adopts a resolution approving the amendment and declaring its advisability and the holders of a majority of the outstanding stock entitled to vote adopt the amendment. If the proposed amendment would increase or decrease the aggregate number of authorized shares of a class of stock, increase or decrease the par value of the shares of such class or change the powers, preferences or special rights of the shares so as to affect them adversely, the holders of a majority of the outstanding shares of such class will be entitled to vote as a class upon the proposed amendment.

AbbVie’s amended and restated certificate of incorporation may be amended or repealed and new articles may be adopted by the affirmative vote of AbbVie shares representing a majority of the outstanding shares of capital stock of AbbVie entitled to vote generally in the election of directors, provided that any amendment or repeal of Articles VI (Board of Directors), VII (Stockholder Action) or the provision setting forth this requirement will require the approval of the holders of shares representing not less than eighty percent (80%) of the votes entitled to be cast generally in the election of directors.

Under Irish law, Allergan’s Constitution may only be amended by the passing of a special resolution of its shareholders, being a resolution which, in order to be passed, requires the approval of at least seventy-five percent (75%) of the votes cast by Allergan shareholders, present in person or by proxy, at the general meeting.

	AbbVie	Allergan

AbbVie’s amended and restated by-laws provide that they may be altered, amended, repealed, in whole or in part, by the stockholders by an affirmative vote of the holders of a majority of outstanding shares entitled to vote generally in the election of directors, provided, however, that for stockholders to amend Section 2.2 (Special Meeting), 2.12 (No Stockholder Action by Written Consent), 3.2 (Number, Tenure and Qualifications), 3.3 (Classes of Directors), 3.10 (Vacancies) or 3.11 (Removal), Article VII (Indemnification) or Article X (Amendments) the affirmative vote of the holders of eighty percent (80%) of the AbbVie shares entitled to vote generally in the election of directors is required.

AbbVie’s amended and restated by-laws may also be altered, amended, repealed or added to by the affirmative vote of AbbVie’s board of directors provided that in the case of any such action at a meeting of AbbVie’s board of directors, notice of the proposed alteration, amendment, repeal or adoption of the new bylaw or by-laws must be given not less than two days prior to the meeting.

Rights Upon Liquidation

Under Delaware law, a corporation may be dissolved by either (i) by the adoption of a board resolution by a majority of the whole board and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or (ii) if all of the stockholders of the corporation consent in writing.

Upon dissolution, after satisfaction of the claims of creditors in accordance with the requirements of Delaware law, the assets of AbbVie available for distribution would be distributed to stockholders in accordance with their respective preferences, if any,

Allergan may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required, being a resolution which, in order to be passed, requires the approval of at least seventy-five percent (75%) of the votes cast by Allergan shareholders, present in person or by proxy, at a general meeting. Allergan may also be placed into liquidation and subsequently dissolved by way of court order on the application of a creditor, or by the Companies Registration Office

AbbVie	Allergan
including any rights a holder of shares of preferred stock may have to preferred distributions upon dissolution or liquidation of the corporation.

(without making an application to court) as an enforcement measure where Allergan has failed to file certain returns.

Allergan’s Constitution provides that if Allergan is wound up and the assets available for distribution among the shareholders will be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets will be distributed so that, as nearly as may be, the losses will be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by each of them respectively. If, in a winding up, the assets available for distribution among the shareholders will be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess will be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by each of them respectively.

In case of a sale by the liquidator under the Act, the liquidator may, under the contract of sale, agree to bind all the shareholders for the allotment to the shareholders directly of the proceeds of sale in proportion to their respective interests in Allergan and may further by the contract dictate an expiry time at which obligations or shares not accepted or required to be sold will be deemed to have been irrevocably refused and be at the disposal of Allergan.

The operation of these processes are subject to special rights attaching to any Allergan shares.

The power of sale of the liquidator will include a power to sell wholly or

	AbbVie	Allergan

partially for debentures, debenture stock, or other obligations of another company, constituted or about to be constituted for the purpose of carrying out the sale. If Allergan is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide among the shareholders in specie or kind the whole or any part of the assets of Allergan (whether they will consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division will be carried out as between the shareholders or different classes of shareholders.

The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member will be compelled to accept any assets upon which there is a liability.

Forum and Venue	Under AbbVie’s amended and restated certificate of incorporation, unless AbbVie’s board of directors decided otherwise, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of AbbVie, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of AbbVie to AbbVie or the AbbVie stockholders, creditors or other constituents, (iii) any action asserting a claim against AbbVie or any director or officer of AbbVie arising pursuant to any provision of the DGCL or the amended and restated certificate of incorporation or amended and restated by-laws (as either may be amended from time to time) or (iv) any action asserting a claim against AbbVie or any director or officer of AbbVie governed by the internal affairs doctrine; provided, that, if and	Under Irish law, the forum which has jurisdiction in respect of claims involving Allergan will be determined in accordance with: (i) the Recast Brussels Regulation on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (EU No. 1215 / 2012) (the “Recast Brussels Regulation”), which operates between EU Member States in relation to claims to which it applies; or (ii) the Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Lugano Convention”) which operates between EU Member States and Iceland, Switzerland, Norway, and Denmark in relation to claims to which it applies; or (iii) the general principles and rules of private international law in respect of claims that are not governed by either the Recast Brussels Regulation or the Lugano Convention.

AbbVie	Allergan
only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware.

The general principle that is set out in both the Recast Brussels Regulation and the Lugano Convention in respect of claims that fall within them is that a party should be sued in the courts of the state in which that party is domiciled. (Allergan is domiciled in Ireland.)

This general principle is subject to a number of specific exceptions that are set out in the Recast Brussels Regulation and the Lugano Convention, including among others: (a) agreement of the parties as to which courts have exclusive jurisdiction; and (b) the courts of the place where the harmful event occurred in respect of tortious claims.

FUTURE SHAREHOLDER PROPOSALS

Allergan held its 2019 annual general meeting of shareholders on May 1, 2019. Allergan will hold an annual general meeting of shareholders in the year 2020 only if the transaction has not already been completed.

Under Rule 14a-8 of the Exchange Act, shareholder proposals to be included in the Proxy Statement for the 2020 Annual General Meeting of Shareholders must be received by Allergan’s Corporate Secretary at Allergan’s principal executive offices no later than November 23, 2019 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

If you desire to bring a matter before the 2020 Annual General Meeting of Shareholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in Allergan’s Articles of Association. In accordance with Allergan’s Articles of Association, in order to be properly brought before the 2020 Annual General Meeting of Shareholders, a shareholder’s notice must generally be delivered to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, Attention: Corporate Secretary, not more than 150 days nor less than 120 days prior to the anniversary date of the notice convening Allergan’s 2019 Annual General Meeting of Shareholders and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in Allergan’s 2020 Proxy Statement. Therefore, to be presented at Allergan’s 2020 Annual General Meeting of Shareholders, such a proposal or nomination must be received by Allergan on or after October 24, 2019, but no later than the close of business on November 23, 2019.

HOUSEHOLDING OF PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified Allergan of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Allergan at its address identified below. Allergan will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Allergan plc, 5 Giralda Farms, Madison, New Jersey 07940 or contact Allergan Investor Relations by telephone at (862) 261-7000 or by email at investor.relations@allergan.com.

WHERE YOU CAN FIND MORE INFORMATION

Each of AbbVie and Allergan files annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Any other information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

Because each of AbbVie’s and Allergan’s shares are listed on the New York Stock Exchange, each company’s reports, proxy statements and other information can also be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.

You should rely only on the information contained in this proxy statement or that we have referred to you. None of AbbVie or Allergan has authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing or posting of this proxy statement to shareholders of AbbVie or Allergan shall create any implication to the contrary.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means:

•	incorporated documents are considered part of this proxy statement;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this proxy statement.

Allergan and AbbVie incorporate by reference the documents listed below:

Allergan

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February  15, 2019, including portions of Allergan’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019 and for the quarter ended June 30, 2019 filed with the SEC on August 8, 2019; and

•

Current Reports on Form 8-K of Allergan (only to the extent “filed” and not “furnished”), filed with the SEC on January  25, 2019; February 8, 2019; February 19, 2019; February 28, 2019; March  22, 2019; May 1, 2019; May  7, 2019; and June 25, 2019.

AbbVie

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February  27, 2019, including portions of AbbVie’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 3, 2019 and for the quarter ended June 30, 2019, filed with the SEC on August 5, 2019; and

•

Current Reports on Form 8-K of AbbVie (only to the extent “filed” and not “furnished”), filed with the SEC on January  4, 2019; April 25, 2019; May  6, 2019; June  25, 2019 (excluding Exhibit 99.1, which was furnished); and July 16, 2019.

All additional documents that Allergan or AbbVie may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the Allergan special meetings shall also be deemed to be incorporated by reference. However, some documents or information, such as that called for by Item 2.02 and Item 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents or information is incorporated by reference into this proxy statement. Additionally, to the extent this proxy statement, or the documents or information incorporated by reference into this proxy statement, contains references to the internet websites of Allergan or AbbVie, the information on those websites does not constitute a part of, and is not incorporated by reference into, this proxy statement.

Allergan has supplied all information contained in or incorporated by reference into this proxy statement related to Allergan, and AbbVie has supplied all such information related to AbbVie, as well as all pro forma financial information.

If you are a shareholder of Allergan, you can obtain any of the documents incorporated by reference through Allergan or the SEC. Documents incorporated by reference are available from Allergan without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement. You may obtain documents incorporated by reference in this proxy statement free of charge by requesting them in writing or by telephone as follows:

Allergan plc

Attention: Corporate Secretary

Clonshaugh Business and Technology Park,

Coolock, Dublin, D17, E400, Ireland

In order to ensure timely delivery of the documents, Allergan shareholders must make their requests no later than five business days prior to the date of each of the special meetings of Allergan shareholders, or no later than [                    ], 2019.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

For the purposes of the Irish Takeover Rules, the following information, relating to each of AbbVie and Allergan, which has been incorporated by reference can be found in the following documents which are available at www.sec.gov:

Information	AbbVie Source	Allergan Source
Revenue and net profit or loss before taxation, the charge for tax, extraordinary items, minority interests, the amount absorbed by dividends, and earnings and dividends per share

AbbVie Form 10-K for the fiscal year ended December 31, 2018 (see pages 43, 44 and 46)

AbbVie Form 10-Q for the quarter ended March 31, 2019 (see page 2)

AbbVie Form 10-Q for the quarter ended June 30, 2019 (see page 2)

Allergan Form 10-K for the fiscal year ended December 31, 2018 (see pages F-6, F-9)

Allergan Form 10-Q for the quarter ended March 31, 2019 (see page 4)

Allergan Form 10-Q for the quarter ended June 30, 2019 (see page 4)

A statement of net assets and liabilities shown in the latest published audited accounts	AbbVie Form 10-K for the fiscal year ended December 31, 2018 (see page 45)	Allergan Form 10-K for the fiscal year ended December 31, 2018 (see page F-5)

Information	AbbVie Source	Allergan Source
A cash flow statement if provided in the last published audited accounts	AbbVie Form 10-K for the fiscal year ended December 31, 2018 (see page 47)	Allergan Form 10-K for the fiscal year ended December 31, 2018 (see page F-8)

Significant accounting policies together with any points from the notes to the accounts which are of major relevance to an appreciation of the figures	AbbVie Form 10-K for the fiscal year ended December 31, 2018 (see pages 48 to 54)	Allergan Form 10-K for the fiscal year ended December 31, 2018 (see pages F-15 to F-89)

The information contained in Parts 2, 3 and 4 of this proxy statement is not required to be included pursuant to the rules and regulations of the Securities and Exchange Commission but is included solely to comply with the requirements of the Irish Companies Act 2014 and the Irish Takeover Rules in order to provide the information required under such laws to Allergan shareholders.

PART 2—EXPLANATORY STATEMENT

(IN COMPLIANCE WITH SECTION 452 OF THE IRISH COMPANIES ACT 2014)

To Allergan Shareholders, and, for information only, to Allergan Equity Award Holders

RECOMMENDED ACQUISITION OF ALLERGAN FOR CASH AND SHARES BY MEANS OF A SCHEME OF ARRANGEMENT UNDER CHAPTER 1 OF PART 9 OF THE IRISH COMPANIES ACT 2014

1.	INTRODUCTION

As previously announced, on June 25, 2019, AbbVie Inc., which is referred to as AbbVie, entered into a transaction agreement with Allergan plc, which is referred to as Allergan, and Venice Subsidiary LLC, which is referred to as Acquirer Sub (the “Transaction Agreement”), pursuant to which AbbVie will, through Acquirer Sub, acquire Allergan in a cash and stock transaction that was valued at approximately $63 billion at the time of announcement.

Capitalized terms used but not defined in this “Part 2—Explanatory Statement” have the meanings ascribed to such terms in “Part 3—The Scheme of Arrangement.”

Your attention is drawn to the section of this proxy statement captioned “Recommendation of the Allergan Board of Directors and Allergan’s Reasons for the Transaction” beginning on page 45 which sets forth the reasons why the directors of Allergan (excluding Thomas C. Freyman) (referred to as the “independent Allergan directors”), who have been advised by J.P. Morgan Securities LLC (“J.P. Morgan”) as to the financial terms of the acquisition, consider the terms of the acquisition to be fair and reasonable and why the independent Allergan directors unanimously recommend that all Allergan Shareholders vote in favor of the acquisition and the scheme at both the Court Meeting and the extraordinary general meeting, as the Allergan Directors intend to do in respect of their own beneficial holdings of Allergan Shares, which represent, as of [                    ] 2019, approximately [    ] percent ([    ]%) of the existing issued share capital of Allergan. In considering the recommendation of the independent Allergan directors, Allergan shareholders should be aware that directors and executive officers of Allergan have interests in the acquisition that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 61. In providing its advice to the independent Allergan directors, J.P. Morgan has taken into account the commercial assessments of the independent Allergan directors.

Thomas C. Freyman is not participating in the recommendation of the independent Allergan directors as Mr. Freyman is regarded under Rule 3 of the Irish Takeover Rules as having a conflict of interest due to Mr. Freyman’s shareholding in AbbVie.

2.	THE ACQUISITION

The acquisition will be effected by way of a Scheme of Arrangement between Allergan and the Scheme Shareholders pursuant to Chapter 1 of Part 9 of the Act. The scheme is set out in full under “Part 3—The Scheme of Arrangement” beginning on page 170. Under the terms of the scheme (which will be subject to the conditions set out at Annex B to this proxy statement), AbbVie will pay or cause to be paid $120.30 in cash, AbbVie will issue and deliver, or cause to be delivered 0.8660 of an AbbVie Share and AbbVie will pay or cause to be paid a pro rata portion of any cash resulting from the aggregation and sale of fractional shares, which together are referred to as the scheme consideration, to the Scheme Shareholders for each Allergan Share held by the Scheme Shareholders in consideration for (i) the cancellation of their

Cancellation Shares and/or (ii) the transfer of their Transfer Shares to Acquirer Sub and/or its nominee(s) and (iii) the issue by Allergan to Acquirer Sub and/or its nominee(s), as fully paid up shares, the New Allergan Shares. If the payment of the scheme consideration would result in the issuance of AbbVie common stock in excess of 19.99% of the aggregate shares of AbbVie common stock outstanding immediately prior to the Completion (as reasonably determined by AbbVie) (referred to as the “share cap”), the exchange ratio of 0.8660 will be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of shares of AbbVie common stock issuable in the Acquisition to not exceed the share cap, and the cash consideration described above would then be increased by an amount in cash equal to that number multiplied by the ten (10) day volume-weighted average price of AbbVie common stock starting with the opening of trading on the eleventh trading day prior to the Completion Date to the closing of trading on the second to last trading day prior to the Completion Date.

The scheme involves an application by Allergan to the Irish High Court to sanction the scheme. If the scheme becomes effective, all Cancellation Shares will be cancelled pursuant to Sections 84 to 86 of the Act and the Transfer Shares will be automatically transferred to Acquirer Sub and/or its nominee(s) in accordance with the terms of the scheme. The reserve arising from the cancellation of the Cancellation Shares will be capitalized and used to issue fully paid New Allergan Shares to Acquirer Sub and/or its nominee(s) in place of the Cancellation Shares cancelled pursuant to the scheme. As a result of the scheme, Allergan will become a subsidiary of AbbVie. The scheme and the acquisition are subject to a number of conditions (summarised in paragraph 3 below and set out in full at Annex B to this proxy statement).

The scheme will require, among other things, approval by Scheme Shareholders as of the Voting Record Time at the Court Meeting, approval by Allergan Shareholders as of the Voting Record Time at the extraordinary general meeting and a hearing of the Irish High Court to sanction the scheme (the “Court Hearing”).

Provided the conditions are satisfied or, to the extent applicable, waived, the scheme will become effective upon delivery to the Registrar of Companies of a copy of the Court Order of the Irish High Court sanctioning the scheme together with the minute required by Section 86(1) of the Act confirming a capital reduction and registration of the Court Order and minute by the Registrar of Companies. Upon the scheme becoming effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the extraordinary general meeting. It is expected that the scheme will become effective and that the Acquisition will be completed by early 2020.

3.	THE CONDITIONS

The Conditions to the Acquisition and the scheme are set out in full at Annex B to this proxy statement (together with definitions of the capitalized terms used below, where not otherwise defined in this document). In summary, the completion of the Acquisition and the scheme is subject to the satisfaction (or waiver, to the extent permitted) of all of the following conditions on or before the sanction of the scheme by the Irish High Court pursuant to Chapter 1 of Part 9 of the Act:

•	the approval of the scheme at the Court Meeting (or at any adjournment of such meeting);

•

the extraordinary general meeting resolutions other than the specified compensatory arrangement resolution and adjournment resolution being duly passed by the Allergan shareholders at the extraordinary general meeting (or at any adjournment of such meeting);

•

the Irish High Court’s sanction of the scheme of arrangement (without material modification) and related reduction of capital and registration of the Court Order and minute with the Registrar of Companies;

•	the approval for listing on the New York Stock Exchange (subject only to official notice of issuance) of all of the shares of AbbVie common stock to be issued in the Acquisition;

•

all applicable waiting periods under the HSR Act in connection with the Acquisition having expired or having been terminated, and, to the extent applicable, any agreement between Allergan and AbbVie, on the one hand, and the FTC or the Antitrust Division, on the other hand, not to consummate the scheme or the Acquisition having expired or been earlier terminated;

•

to the extent (i) the Acquisition constitutes a concentration within the scope of the EC Merger Regulation or otherwise is a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow the closing of the Acquisition, or (ii) that all or part of the Acquisition is referred by the European Commission to the relevant authority of one or more member countries of the European Economic Area, such relevant authority(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) the prior clause (i);

•

all required clearances of any governmental entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the Acquisition, under the antitrust laws of the U.S., the European Union, China, Brazil, Canada, Israel, Mexico, Japan, South Africa, South Korea, Turkey and the United Kingdom (only in the event of any exit by the United Kingdom from, or suspension or termination of its membership in, the European Union such that a United Kingdom governmental entity has jurisdiction to review the Acquisition under antitrust laws) (each a “required antitrust jurisdiction”);

•

(a) no order, writ, decree, judgment or injunction (whether temporary or permanent) has been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no law (excluding any antitrust law other than those of a required antitrust jurisdiction) has been enacted, issued, promulgated, enforced or entered and continue in effect and, in each case of clauses (a) and (b), restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Acquisition;

•	the Transaction Agreement not having been terminated in accordance with its terms;

•	the absence of a material adverse effect with respect to each party since June 25, 2019;

•	the accuracy of each of the parties’ representations and warranties, subject to specified materiality standards; and

•	the performance and compliance by each party, in all material respects, with all of its covenants and agreements under the Transaction Agreement.

The Acquisition is also conditioned on the scheme becoming effective and unconditional by not later than June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or such earlier date as may be specified by the Panel, or such later date as AbbVie and Allergan may, subject to receiving the consent of the Panel and the Irish High Court, in each case if required, agree. See “The Transaction Agreement—Conditions to the Completion of the Acquisition” beginning on page 92 of this proxy statement for further information.

4.	CONSENTS AND SPECIAL MEETINGS

The Court Meeting is being held at the direction of the Irish High Court to seek the approval of the scheme by Scheme Shareholders as of the Voting Record Time. The extraordinary general meeting is being convened to seek the approval of Allergan Shareholders as of the Voting Record Time with respect to certain resolutions that are necessary or desirable to effect and to implement the scheme, as described below.

Whether or not a Scheme Shareholder votes in favor of the scheme at the Court Meeting and/or an Allergan Shareholder votes in favor of the resolutions at the extraordinary general meeting, if the scheme becomes effective all Cancellation Shares will be cancelled and the Transfer Shares will be transferred to Acquirer

Sub and/or its nominee(s) in accordance with the terms of the scheme, AbbVie will pay, or cause to be paid, the Cash Consideration and AbbVie will issue and deliver, or cause to be delivered the AbbVie Consideration Shares to the Scheme Shareholders (save that fractional entitlements to AbbVie Consideration Shares will be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed in cash pro rata to the Scheme Shareholders whose fractional entitlements were sold).

Before the Irish High Court’s sanction of the scheme can be sought, the scheme will require approval by the Scheme Shareholders as of the Voting Record Time at the Court Meeting and the passing of the requisite resolutions at the extraordinary general meeting. The Court Meeting will start at [            ] a.m. (Irish time) and the extraordinary general meeting will start at [            ] a.m. (Irish time) (or, if the Court Meeting has not concluded by [            ] a.m. (Irish time), as soon as possible after the conclusion or adjournment of the Court Meeting) on [                    ] 2019.

Notices of the Court Meeting and the extraordinary general meeting are set out at the front of this proxy statement. Entitlement to notice of and/or to vote at each meeting will be determined by reference to the Register of Members at the Voting Record Time. See “—Voting Your Ordinary Shares” and “—Voting Ordinary Shares Held in Street Name” beginning on page 37.

As at [                    ] 2019, no Allergan Shares were held in treasury.

As of [                    ] 2019, [    ] Allergan Shares were issued and outstanding and there were [    ] registered members whose names were registered in the Register of Members.

4.1	Court Meeting

The Court Meeting has been convened for [            ] a.m. (Irish time) on [                    ] 2019 to enable the Scheme Shareholders to consider and, if thought fit, approve the scheme. At the Court Meeting, voting will be by poll and not a show of hands, and each holder of Scheme Shares as of the Voting Record Time who is present (in person or by proxy) will be entitled to one vote for each Scheme Share held as of the Voting Record Time for the purposes of sub-paragraph (b) below. In order to conduct business at the Court Meeting a quorum must be present. The presence (in person or by proxy) of two or more persons entitling them to exercise a majority of the voting power of Allergan, each being a holder of Allergan Shares as of the Voting Record Time, a proxy for a holder of Allergan Shares as of the Voting Record Time or a duly authorized representative of a corporate holder of Allergan Shares as of the Voting Record Time, will constitute a quorum for the transaction of business at the Court Meeting. In order for the resolution at the Court Meeting to pass, those voting to approve the scheme must:

(a)	represent a simple majority (being more than 50 percent (50%)) in number of those Scheme Shareholders as of the Voting Record Time present and voting in person or by proxy; and

(b)	also represent three-fourths (75 percent (75%)) or more in value of the Scheme Shares held by those Scheme Shareholders as of the Voting Record Time present and voting (in person or by proxy).

It is important that, for the Court Meeting, as many votes as possible are cast so that the Irish High Court may be satisfied that there is a fair representation of the opinion of Scheme Shareholders as of the Voting Record Time when it is considering whether to sanction the scheme. You are therefore strongly urged to complete and return your proxy card for the Court Meeting as soon as possible.

4.2	Extraordinary General Meeting

In addition to the Court Meeting, the extraordinary general meeting has been convened for [            ] a.m. (Irish time) on [                    ] 2019 (or, if the Court Meeting has not concluded by [            ] a.m.

(Irish time), as soon as possible after the conclusion or adjournment of the Court Meeting). A quorum must be present in order to conduct any business at the extraordinary general meeting. The presence (in person or by proxy) of two or more persons entitling them to exercise a majority of the voting power of Allergan, each being a holder of Allergan Shares as of the Voting Record Time, a proxy for a holder of Allergan Shares as of the Voting Record Time or a duly authorized representative of a corporate holder of Allergan Shares as of the Voting Record Time, will constitute a quorum for the transaction of business at the extraordinary general meeting. The proposals to be voted upon by the Allergan Shareholders at the Voting Record Time at the extraordinary general meeting are set out in full under “The Special Meetings of Allergan’s Shareholders” beginning on page 33. Resolutions #2 and #4, as described therein, are “special resolutions,” which means that they require the approval of at least 75 percent (75%) of the votes cast by the holders of Allergan Shares as of the Voting Record Time present and voting, either in person or by proxy. The remaining resolutions are “ordinary resolutions,” which means that they require the approval of at least a majority of the votes cast by the holders of Allergan Shares as of the Voting Record Time present and voting, either in person or by proxy. The Acquisition is conditioned on the approval of resolutions #1 through #4. The Acquisition is not conditioned on the approval of resolution #5 or #6.

4.3	Court Hearing

Subject to the approval of the resolutions proposed at the special meetings (with the exception of resolution #5 or #6 to be proposed at the extraordinary general meeting) and the prior satisfaction of the Conditions, the Court Hearing is expected to take place in early 2020. Each Allergan Shareholder is entitled to be represented by counsel or a solicitor (at his or her own expense) at the Court Hearing to support or oppose the sanctioning of the scheme. However, the Irish High Court has discretion to hear from interested parties.

4.4	Forms Of Proxy

Scheme Shareholders as of the Voting Record Time have been sent a form of proxy card for the Court Meeting, and Allergan Shareholders have been sent a form of proxy card for the extraordinary general meeting. Scheme Shareholders and Allergan Shareholders are strongly urged to complete and return their proxy cards as soon as possible and, in any event, no later than 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the Court Meeting on [                    ] 2019 in the case of the proxy card for the Court Meeting and 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the extraordinary general meeting on [                    ] 2019 in the case of the proxy card for the extraordinary general meeting. The proxy card for the Court Meeting (and the proxy card for the extraordinary general meeting) may also be handed to the Chairman of the Court Meeting (or the extraordinary general meeting), as applicable, before the start of the respective special meetings on [                    ] 2019 and will still be valid.

4.5	Voting Your Ordinary Shares

Scheme Shareholders or Allergan Shareholders, as applicable, may vote by proxy or in person at the Court Meeting and the extraordinary general meeting. Allergan recommends that Scheme Shareholders and Allergan Shareholders submit their proxies even if they plan to attend either or both special meetings. If Scheme Shareholders or Allergan Shareholders vote by proxy, they may change their vote, among other ways, if they attend and vote at the special meetings.

If a Scheme Shareholder or Allergan Shareholder owns shares in his or her or its own name, such Scheme Shareholder or Allergan Shareholder is considered, with respect to those shares, the “shareholder of record.” If a shareholder’s shares are held in a stock brokerage account or by a bank or other nominee, such shareholder is considered the beneficial owner of shares held in “street name.”

Shareholders of record may use the enclosed proxy cards to tell the person named as proxy how to vote such shareholder’s shares.

If a Scheme Shareholder or Allergan Shareholder properly completes, signs and dates either or both proxy cards, such shareholder’s shares will be voted in accordance with his, her or its instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If such shareholder signs and returns his, her or its proxy cards appointing the Chairman of the meeting as his, her or its proxy but does not mark the proxy cards to tell the proxy how to vote on a voting item, such shares will be voted in respect of such voting item at the discretion of the Chairman of the applicable meeting.

Scheme Shareholders and Allergan Shareholders may also vote over the internet at www.proxyvote.com or by telephone at 1-800-690-6903 anytime up to 3:59 p.m. (Eastern Time in the U.S.) on the day immediately preceding the relevant meeting. Voting instructions are printed on the proxy cards or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the special meetings.

4.6	Voting Ordinary Shares Held in Street Name

If shares are held in an account through a bank, broker or other nominee, the holder must instruct the bank, broker or other nominee how to vote his, her or its shares by following the instructions that the bank, broker or other nominee provides to such holder along with this proxy statement. The bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote shares, so Scheme Shareholders and Allergan Shareholders should read carefully the materials provided to them by their banks, brokers or other nominees.

If a shareholder who holds shares through a bank, broker or other nominee does not provide a signed voting instruction form to his, her or its bank, broker or other nominee, such shareholder’s shares will not be voted on any proposal on which the banks, brokers or other nominees do not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the bank, broker or other nominee will not be able to vote a holder’s shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals at either special meeting.

Accordingly, if a shareholder who holds shares through a bank, broker or other nominee fails to provide a signed voting instruction form to his, her or its bank, broker or other nominee, his, her or its shares held through such bank, broker or other nominee will not be voted at either special meeting.

5.	STRUCTURE OF THE SCHEME

It is proposed that, pursuant to the provisions of the scheme, all Cancellation Shares will be cancelled pursuant to Sections 84 to 86 of the Act and the Transfer Shares will be transferred to Acquirer Sub and/or its nominee(s) in accordance with the terms of the scheme.

The reserve arising from the cancellation of the Cancellation Shares will be capitalized and used to issue fully paid New Allergan Shares to Acquirer Sub and/or its nominee(s) in place of the Cancellation Shares cancelled pursuant to the scheme. Following the consummation of the scheme, Allergan will be a subsidiary of AbbVie.

6.	OPINION OF FINANCIAL ADVISOR TO ALLERGAN

Please see “The Transaction—Opinion of J.P. Morgan Securities LLC,” beginning on page 49 of this proxy statement.

7.	BOARD, MANAGEMENT AND EMPLOYEES

7.1	Generally

Upon the scheme becoming effective, all of the Allergan directors intend to resign from the board of Allergan and one or more persons affiliated with AbbVie will be appointed to the board of Allergan. Two individuals who were members of the board of directors of Allergan as of immediately prior to the effective time will be appointed to the board of directors of AbbVie following the closing of the transaction. Please see “The Transaction—AbbVie’s Intentions Regarding AbbVie and Allergan” beginning on page 67 of this proxy statement.

7.2	Indemnification And Insurance

Information in relation to existing and future indemnification and insurance arrangements to Allergan’s directors and executive officers is set out in paragraph 9.3 below.

7.3	Employment And Benefits Matters

From the effective time through the earlier of the second anniversary of the effective time and December 31, 2021 (as applicable, the “Continuation Period”), AbbVie will provide (i) each continuing Allergan employee with a base salary no less favorable than as provided immediately prior to the effective time, (ii) each continuing Allergan employee with a target annual cash bonus opportunity no less favorable than that in effect immediately prior to the effective time, (iii) for Allergan employees eligible to be selected to receive an annual equity compensation opportunity, in the form determined by AbbVie, continued eligibility to be selected to receive an annual equity compensation opportunity with a target grant date value no less than the target grant date value applicable to his or her global grade level as of June 25, 2019 under Allergan’s equity plan guidelines and (iv) for Allergan employees as a group, employee benefits that are no less favorable in the aggregate than those provided to Allergan employees immediately prior to the effective time. For purposes of clause (iv), defined benefit pension plans, nonqualified deferred compensation plans, subsidized retiree health or welfare benefits, post-termination health or welfare benefits and retention or change in control payments and awards will be excluded from the comparability standard.

During the Continuation Period, AbbVie will provide each Allergan employee who experiences a severance-qualifying termination of employment with severance benefits no less favorable than those to which such employee would have been entitled under the Allergan severance plan, policy, program, agreement or arrangement in which such Allergan employee was eligible to participate as of immediately prior to the effective time (disregarding any changes made after June 25, 2019 without AbbVie’s advance written consent), but only to the extent such Allergan severance plan, policy, program, agreement or arrangement is set forth in the disclosure schedules and was provided to AbbVie prior to June 25, 2019. Notwithstanding anything to the contrary in the foregoing, for each Allergan employee eligible to participate in the “Allergan severance plans” (as defined below) as of the effective time, if such employee experiences a severance-qualifying termination of employment during the two-year period immediately following the effective time, AbbVie will provide such employee with severance benefits no less favorable than those he or she would have received under the applicable Allergan severance plan. “Allergan severance plan” means (i) the Allergan Change of Control Severance Plan, effective as of March 18, 2017, (ii) the Allergan 2017 Executive Severance Plan, effective as of July 20, 2017, and (iii) the Allergan Employee Severance Pay Plan, effective as of July 3, 2017, as amended January 1, 2018.

AbbVie will recognize Allergan employees’ length of employment with Allergan or its subsidiaries for purposes of determining eligibility, vesting and level of benefits under their benefit plans providing benefits to Allergan employees to the same extent and for the same purpose as such service was recognized under the Allergan benefit plans, except that length of employment will not be recognized

(i) by any AbbVie defined benefit pension plan, (ii) by any AbbVie retiree medical plan or post-termination health or welfare benefit plan, (iii) by any AbbVie benefit plan that is frozen or for which participation is limited to a grandfathered population or (iv) for any cash- or equity-based compensation arrangements, subject to limited exceptions. Service will not be credited if it would result in a duplication of benefits or compensation for the same period of service. Service will only be credited to the extent such service is credited for similarly situated AbbVie employees.

Waiting periods under any AbbVie benefit plan that replaces a comparable Allergan benefit plan will be waived for an Allergan employee to the extent the Allergan employee participated in and had already satisfied any such waiting periods under the Allergan benefit plan prior to the effective time. AbbVie will use its reasonable best efforts to waive any actively-at-work requirements and preexisting condition limitations under AbbVie’s medical, dental, pharmaceutical and vision plans if the requirements and limitations were not applicable prior to the effective time under the corresponding Allergan medical, dental, pharmaceutical and/or vision benefit plan. For medical, dental, pharmaceutical and/or vision benefit plans, AbbVie will also use its reasonable best efforts to credit eligible expenses incurred by Allergan employees under Allergan’s medical, dental, pharmaceutical and/or vision benefit plans during the portion of the applicable plan year prior to the date on which Allergan employees move into the corresponding AbbVie plans (if applicable) toward deductibles, coinsurance and maximum out-of-pocket requirements under the corresponding AbbVie plans for the same such plan year.

Prior to the effective time, AbbVie and Allergan will cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to employees or consultants of Allergan or its subsidiaries, or any of their respective bargaining representatives, in accordance with applicable laws and works council and other bargaining agreements, if any.

8.	ALLERGAN EQUITY AWARD HOLDERS

This section describes the treatment of Allergan Options and Allergan Share Awards. As is required under the Irish Takeover Rules, appropriate proposals will be made to holders of Allergan Options and Allergan Share Awards in connection with the scheme.

Pursuant to the terms of the Transaction Agreement, Allergan’s outstanding equity awards will be treated as follows: (i) each unexercised Allergan Option will be substituted with an Allergan Replacement Option, with the exercise price per AbbVie Share and the number of AbbVie Shares underlying the Allergan Replacement Option adjusted to reflect the substitution of Allergan Shares with AbbVie Shares, and (ii) each other Allergan Share Award, including Allergan RSU Awards and Allergan PSUs, will be substituted with an Allergan Replacement Share Award, with the number of AbbVie Shares underlying each such Allergan Replacement Share Award adjusted to reflect the substitution of Allergan Shares with AbbVie Shares. AbbVie restricted stock unit awards will be granted in substitution for Allergan PSUs, and the number of AbbVie Shares underlying each Allergan PSU with a performance period that remained subject to performance vesting conditions as of June 25, 2019 (i.e., any Allergan PSU for which the level of performance was not determined as of June 25, 2019) will equal one hundred thirty percent (130%) of the target number of Allergan Shares subject to such Allergan PSU. Each Allergan Replacement Option and Allergan Replacement Share Award will continue to have, and be subject to, the same terms and conditions (including, for each Allergan PSU, the same time-based vesting conditions provided in the applicable award agreement, but excluding any performance-based vesting conditions) that applied to the corresponding Allergan Option or Allergan Share Award, as applicable (except for terms rendered inoperative by reason of the acquisition or for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect).

9.	THE ALLERGAN DIRECTORS & EXECUTIVE OFFICERS AND THE EFFECT OF THE SCHEME ON THEIR INTERESTS

In considering the recommendation of the independent Allergan directors, Allergan Shareholders should be aware that directors and executive officers of Allergan have interests in the Acquisition that are in addition to, or different from, any interests they might have as shareholders. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

9.1	Interests of Certain Persons in the Transaction

Allergan

In considering the recommendation of the Allergan board of directors with respect to the Transaction Agreement, you should be aware that some of Allergan’s directors and executive officers have interests in the proposed transaction that are in addition to, or different from, any interests of Allergan’s shareholders generally. These interests are described in more detail below, and, with respect to the named executive officers of Allergan, are quantified in the table below. The Allergan board of directors was aware of these interests and considered them when it adopted the Transaction Agreement and approved the transaction.

Treatment of Allergan Stock Options and Allergan Share Awards

Allergan equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Allergan stock option and each Allergan restricted stock unit award that is outstanding immediately prior to the effective time will be substituted by AbbVie with a corresponding award relating to shares of AbbVie common stock, with the number of shares of AbbVie common stock subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Transaction Agreement and (ii) each Allergan performance stock unit award that is outstanding as of immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service following the effective time and relates to a number of shares of AbbVie common stock determined in accordance with the formula set forth in the Transaction Agreement, in each case, as further described below.

At the effective time, each Allergan stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time, will be substituted by AbbVie with an AbbVie stock option (a “substituted AbbVie stock option”). The number of shares of AbbVie common stock subject to such substituted AbbVie stock option will equal (i) the number of Allergan ordinary shares (rounded down to the nearest whole share) subject to the Allergan stock option immediately prior to the effective time multiplied by (ii) the “equity award conversion ratio” (as defined below). The exercise price applicable to such substituted AbbVie stock option will equal (i) the exercise price of such Allergan stock option immediately prior to the effective time divided by (ii) the equity award conversion ratio (rounded up to the nearest whole cent).

“Allergan share awards” consist of Allergan restricted stock unit awards and Allergan performance stock unit awards. At the effective time, each Allergan share award that is outstanding immediately prior to the effective time will be substituted by AbbVie with an AbbVie restricted stock unit award (a “substituted AbbVie share award”). The number of shares of AbbVie common stock subject to such substituted AbbVie share award will equal (i) the number of Allergan ordinary shares (rounded up to the nearest whole share) subject to the Allergan share award immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Each Allergan performance stock unit award will be substituted by AbbVie with an AbbVie restricted stock unit award that vests based on the holder’s continued service (and not subject to satisfaction of any performance-based vesting conditions), and for any performance stock unit awards that were subject to performance-based vesting conditions on June 25, 2019, any applicable performance metrics will be deemed satisfied at one hundred thirty percent (130%) of target as of the effective time.

Following the effective time, the substituted AbbVie stock options and substituted AbbVie share awards will have the same terms and conditions (including, for any performance stock unit awards, the same time-based vesting conditions, but excluding any performance-based vesting conditions, as described above) as applied to the corresponding Allergan stock option or Allergan share award immediately prior to the effective time, except for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect.

The “equity award conversion ratio” is equal to the sum (rounded to the nearest one thousandth) of (i) the exchange ratio specified in the Transaction Agreement (currently 0.8660) and (ii) the quotient obtained by dividing (A) the per share cash consideration payable under the Transaction Agreement ($120.30) by (B) the volume-weighted average price of a share of AbbVie common stock for the ten trading day period starting with the opening of trading on the eleventh trading day prior to the completion date to the closing of trading on the second to last trading day prior to the completion date.

Per the terms of the Allergan equity plans, if an executive officer of Allergan experiences a “qualified termination” (as defined in the applicable equity plan), which includes the executive officer’s termination without cause or resignation with good reason, during the two years following a change in control of Allergan, the executive officer’s substituted AbbVie stock options and substituted AbbVie share awards will vest in full. The Transaction Agreement provides that any unvested Allergan share awards held by a non-employee director of Allergan as of the effective time will vest in full upon such non-employee director ceasing to serve on the board of directors of AbbVie at or following the effective time. The Transaction Agreement also provides that following the effective time any post-vesting holding periods and/or transfer restriction periods applicable to Allergan performance stock unit awards held by Allergan’s executive officers will cease to apply.

For an estimate of the amounts that would be payable to each of Allergan’s named executive officers in respect of their unvested Allergan stock options and unvested Allergan share awards, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below. Based on the assumptions described under “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers—Assumptions” below, the estimated aggregate amount that would be payable to (i) Allergan’s executive officers who are not named executive officers in respect of their unvested Allergan share awards is $4,955,778 and (ii) Allergan’s non-employee directors in respect of their unvested Allergan share awards is $3,415,507. None of Allergan’s non-employee directors or executive officers who are not named executive officers hold any unvested Allergan stock options.

Chief Executive Officer Employment Agreement

Brenton L. Saunders entered into an employment agreement with Allergan at the time he commenced his role as Chief Executive Officer. Mr. Saunders’ employment agreement is scheduled to expire on December 31, 2019 and, prior to the effective time, Allergan intends to renew his employment agreement through December 31, 2020 on the same terms and conditions as provided in his existing employment agreement. Pursuant to the terms of his employment agreement, if Mr. Saunders’ employment is terminated by Allergan without cause or by him with good reason, and such termination occurs within 90 days prior to or 12 months following a change in control of Allergan, he will be entitled to receive: (i) a lump sum cash payment equal to three times the sum of (A) his then-current annual base salary and (B) his target annual bonus amount for the year in which the termination occurs, payable on the date that is 10 days following the 60th day following his termination of employment and (ii) continued group health benefits, with Mr. Saunders paying active employee premium rates and Allergan paying the balance of the company portion of premium rates, for him and his dependents for up to 36 months following termination.

In order to receive his severance benefits, Mr. Saunders is required to execute a release of claims against Allergan and comply with certain restrictive covenants included in his employment agreement, consisting of (i) limitations on soliciting or interfering with Allergan’s employees, customers, suppliers, licensees, or other business associates for a one-year period following his termination of employment; (ii) restrictions on competing with Allergan for a one-year period following his termination of employment; and (iii) non-disparagement and cooperation covenants effective for 24 months following his termination of employment. If Mr. Saunders incurs a termination of employment that does not entitle him to severance, Allergan may elect to pay him a lump sum cash payment, in an amount equal to the sum of his then-current base salary and target annual bonus amount for the year in which the termination occurs, in exchange for his agreement to comply with such non-competition restrictions.

The Transaction Agreement separately provides that, upon any termination of employment, Mr. Saunders will be provided with two years of secretarial support at the same level provided as of June 25, 2019.

For an estimate of the amounts that would be payable to Mr. Saunders pursuant to his employment agreement upon a severance-qualifying termination that occurs in connection with the transaction, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below.

Executive Severance Plan

On July 20, 2017, the compensation committee of the Allergan board of directors approved the Allergan 2017 Executive Severance Plan and, effective as of March 18, 2017, the compensation committee of the Allergan board of directors approved the Change of Control Severance Plan (each, a “Severance Plan”). Each Allergan executive officer other than Mr. Saunders whose severance entitlements are set forth in his employment agreement described above, participates in a Severance Plan. An executive officer whose employment is terminated during the 60 days prior to or two years following a change in control of Allergan, either by Allergan without cause or by the executive officer with good reason, is entitled to receive the following payments and benefits under the Severance Plan: (i) a lump sum payment equal to a multiple (2.5 for each named executive officer and one other executive officer and 2.0 for one other executive officer) of the sum of the executive officer’s (A) annual base salary as of his termination date or, if greater, as of the time of the change in control and (B) target annual incentive award for the fiscal year in which the termination occurs, payable on the first regularly scheduled payroll date following the date on which the executive officer’s release of claims becomes irrevocable, (ii) continued group health benefits (medical, dental and vision) for the executive officer and the executive officer’s eligible dependents for a period of months (up to 30 for each named executive officer and up to 24 for each other executive officer) with the executive officer paying active employee premium rates and Allergan paying the balance of the premium rates; and (iii) outplacement services for a period of months (up to 30 for each named executive officer and up to 24 for each other executive officer). Receipt of payments and benefits under the Severance Plan is conditioned upon the executive officer’s execution of an effective release of claims against Allergan (which will, for participants in the Executive Severance Plan, include non-competition, non-solicitation and other customary restrictive covenants).

For an estimate of the amounts that would be payable to Allergan’s named executive officers under the applicable Severance Plan if they experience a severance-qualifying termination in connection with the transaction, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below. Based on the assumptions described under “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers—Assumptions” below, the estimated aggregate amount that would be payable to Allergan’s executive officers who are not named executive officers under the applicable Severance Plan is $4,915,000.

Annual Incentive Awards

Pursuant to the terms of Allergan’s 2019 Annual Incentive Program, if a change in control of Allergan occurs during the plan year (i.e., during calendar year 2019), participants will, as soon as practicable following the change in control, be paid a prorated annual incentive program award, subject to remaining employed with Allergan on the date of the change in control (unless terminated earlier due to retirement, death or disability). Performance will be determined based on the greater of deemed target performance and actual year-to-date performance through the date of the change in control, and the award will be prorated based on the portion of the performance period that lapsed between January 1, 2019 and the date of the change in control.

For an estimate of the amounts that would be payable to each of Allergan’s named executive officers under Allergan’s 2019 Annual Incentive Program in connection with the transaction, see “—Quantification of Payments and Benefits to Allergan’s Named Executive Officers” below. Based on the assumptions described under “—Quantification of Payments and Benefits to Allergan’s Named Executive Officer—Assumptions” below, the estimated aggregate amount that would be payable under Allergan’s 2019 Annual Incentive Program in connection with the transaction to Allergan’s executive officers who are not named executive officers is $604,849.

Retention Bonuses

Prior to the effective time, Allergan may grant retention and/or transaction incentive bonuses to employees of Allergan (other than Mr. Saunders). The aggregate amount of such retention and/or transaction incentive bonuses shall not exceed $65 million, consisting of $50 million pursuant to the terms of the Transaction Agreement, plus an additional $15 million that was expressly agreed to by Allergan and AbbVie after their entry into the Transaction Agreement. Such retention and/or transaction incentive bonuses shall be paid no earlier than the first anniversary of the effective time (or upon the recipient’s earlier termination of employment without cause or resignation with good reason (other than due to a material diminution or reduction in authority, title, duties or responsibilities that occurs in connection with the transaction, including Allergan becoming a subsidiary of AbbVie, and the associated organizational changes) at or following the effective time, to the extent specified in the applicable award agreement). Although each of Allergan’s executive officers, other than Mr. Saunders, is eligible to receive a retention and/or transaction incentive bonus, as of the date of this filing, no executive officer of Allergan has received a retention or transaction incentive bonus in connection with the transaction.

Golden Parachute Excise Taxes

None of Allergan’s executive officers is entitled to receive a tax gross-up under an employment agreement or the applicable Severance Plan. Rather, any payment or benefit received by the executive officer that would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit (after taking into account the excise tax, interest and penalties and any tax imposed by any comparable provision of state law and any applicable federal, state, and local income and employment taxes) that would be received by the participant if no reduction was made.

9.2	Continuing Directors

The Transaction Agreement provides that two members of the Allergan board of directors who were members of the board of directors of Allergan as of immediately prior to the effective time will serve on the board of directors of AbbVie following closing of the transaction.

9.3	Indemnification And Insurance

Allergan is party to indemnification agreements with each of its directors and executive officers that require Allergan, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the Transaction Agreement, certain directors and officers of Allergan will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the transaction. Such indemnification and insurance coverage is further described in the section entitled “The Transaction Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 90.

9.4	Quantification of Payments and Benefits to Allergan’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of Allergan’s named executive officers may receive in connection with the transaction. Although Maria Teresa Hilado was one of Allergan’s named executive officers for its most recently completed fiscal year, she terminated employment prior to the date on which the Transaction Agreement was executed and is not entitled to any payments or benefits in connection with the transaction. Accordingly, she is excluded from the table below.

Assumptions

Unless otherwise noted, the estimates set forth in the table below assume the following:

•

the relevant per share price of Allergan ordinary shares is $165.48, which equals the average closing price of a share of Allergan ordinary shares over the first five business days following the announcement of the transaction;

•	the effective time of the transaction occurs on August 12, 2019;

•	each named executive officer experiences a termination without cause or resigns with good reason immediately following the completion of the transaction; and

•	each named executive officer’s base salary and annual target bonus amounts remain unchanged from those in place on August 12, 2019.

The amounts set forth in the table below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. The amounts below do not reflect certain compensation actions that may occur before the effective time, such as the grant of annual equity awards in the ordinary course of business. The actual amounts payable to Allergan’s named executive officers, if any, will depend on whether the named executive officer incurs a qualifying termination, the date of termination of the named executive officer’s employment (if applicable), the closing date of the transaction, the value of AbbVie common stock on the termination date, the manner of termination, and the terms of the plans or agreements in effect at such time.

Change in Control Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Brenton L. Saunders	14,882,877	23,625,381	—	154,037	—	38,662,295
Matthew W. Walsh	5,049,863	8,887,319	—	91,942	—	14,029,124
William Meury	5,797,055	7,093,432	—	90,004	—	12,980,491
C. David Nicholson	5,797,055	6,925,304	—	67,587	—	12,789,946
A. Robert D. Bailey	4,769,315	4,826,886	—	90,206	—	9,686,407

(1)	The cash payments to Mr. Saunders consist of (a) a pro rata annual bonus for the 2019 fiscal year (assuming target performance), payable as soon as practicable following the effective time and

(b) a lump sum cash payment equal to three times the sum of (i) his then-current annual base salary and (ii) his target annual bonus amount for the 2019 fiscal year, payable within 10 days following the date that is 60 days after his termination date.

The cash payments to each other named executive officer consist of (a) a pro rata annual bonus for the 2019 fiscal year (assuming target performance), payable as soon as practicable following the effective time and (b) a lump sum payment equal to 2.5 multiplied by the sum of the named executive officer’s (i) annual base salary as of his termination date or, if greater, as of the time of the change in control, and (ii) target annual incentive award for the fiscal year in which the termination occurs, payable on the first regularly scheduled payroll date following the date on which the named executive officer’s release of claims becomes irrevocable.

The pro rata bonuses are “single-trigger” benefits payable solely due to the occurrence of the effective time; and the lump sum cash severance payments are “double-trigger” benefits that would be payable upon a termination without cause or resignation with good reason that occurs, in each case, during the two years (or, for Mr. Saunders, one year) following the effective time.

Name	Pro Rata Bonus ($)	Lump Sum Severance Payment ($)
Brenton L. Saunders	1,832,877	13,050,000
Matthew W. Walsh	549,863	4,500,000
William Meury	672,055	5,125,000
C. David Nicholson	672,055	5,125,000
A. Robert D. Bailey	519,315	4,250,000

For more information, please see “—Interests of Certain Persons in the Transaction—Allergan—Chief Executive Officer Employment Agreement,” “—Executive Severance Plan” and “—Annual Incentive Awards” above.

(2)

The amounts in this column represent the value of unvested Allergan stock options and unvested Allergan share awards, which are “double-trigger” benefits and would only accelerate upon the named executive officer’s termination of employment without cause or resignation with good reason that occurs, in each case, during the two years following the effective time. None of the named executive officers holds unvested Allergan stock options.

Name	Allergan Restricted Stock Units ($)	Allergan Performance Stock Units ($)
Brenton L. Saunders	2,777,913	20,847,468
Matthew W. Walsh	2,859,329	6,027,990
William Meury	877,209	6,216,223
C. David Nicholson	877,209	6,048,095
A. Robert D. Bailey	584,806	4,242,080

For more information, please see “—Interests of Certain Persons in the Transaction—Allergan—Treatment of Allergan Stock Options and Allergan Share Awards” above.

(3)

None of Allergan’s named executive officers is eligible to receive any non-qualified deferred compensation plan enhancements upon the transaction or a termination of employment following the transaction. Any vested non-qualified deferred compensation account balances under Allergan’s non-qualified deferred compensation plans will be paid in accordance with the named executive officer’s pre-existing elections, which may include payment upon a separation from service. If the non-qualified deferred compensation plan is terminated by Allergan in connection with the transaction, any such amounts will be paid within 12 months following the termination of the plan. None of Allergan’s named executive officers participates in Allergan’s defined benefit pension plans.

(4)

The amounts set forth in the table above include the estimated value of continued health benefits (medical, dental and vision) for Mr. Saunders for 36 months and for each other named executive officer for 30 months. In addition, for each named executive officer other than Mr. Saunders, the amounts set forth in the table above include the estimated value of 30 months of outplacement benefits, and for Mr. Saunders only, sets forth the estimated value of two years of secretarial support. Benefits continuation and outplacement benefits are “double-trigger” benefits payable only upon a termination without cause or resignation with good reason that occurs, in each case, during the two years (or, for Mr. Saunders, one year) following the effective time.

Name	Benefits Continuation ($)	Outplacement Benefits/ Other ($)
Brenton L. Saunders	54,037	100,000
Matthew W. Walsh	41,942	50,000
William Meury	40,004	50,000
C. David Nicholson	17,587	50,000
A. Robert D. Bailey	40,206	50,000

(5)	None of Allergan’s named executive officers is entitled to receive a golden parachute excise tax gross-up.

10.	TAXATION

This is a summary of the principal Irish tax considerations for certain beneficial owners of Allergan Shares who receive AbbVie Shares and cash under the scheme based on Irish taxation laws and the practices of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with Allergan Shareholders who beneficially own their Allergan Shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding Allergan Shares, such as dealers in securities, collective investment schemes, insurance companies, trusts, etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Holders of Allergan Shares should consult their professional advisers on the tax implications of the scheme under the laws of their country of residence, citizenship or domicile. If you are in doubt as to your tax position or are subject to tax in a jurisdiction other than Ireland, you should consult an appropriate professional adviser without delay.

10.1	Taxation of Chargeable Gains

The current rate of tax on chargeable gains in Ireland is thirty-three percent (33%).

Non-resident shareholders

Allergan shareholders that are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their Allergan Shares in connection with a trade carried on by such shareholders through an Irish branch or agency should not be liable for Irish tax on chargeable gains (“Irish CGT”) in relation to the scheme.

Irish resident shareholders

Allergan shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or that hold their Allergan Shares in connection with a trade carried on by such persons through an Irish branch or agency (each an “Irish Holder”) will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT in relation to the scheme.

For the purposes of Irish CGT:

(a)	the receipt of AbbVie Shares pursuant to the Scheme should be treated as a reorganisation of Allergan’s share capital;

(b)

the effect should be that an Irish Holder’s holding of AbbVie Shares received pursuant to the scheme should be treated as the same asset, acquired at the same time and for the same consideration, as the holding of Allergan Shares held by that Irish Holder immediately prior to the scheme;

(c)

in respect of cash received by an Irish Holder pursuant to the scheme (including cash received in lieu of fractional shares), an Irish Holder should be treated as having made a part disposal of their holding for such cash amount. This may, subject to the Irish Holder’s individual circumstances and any available exemption or relief, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT;

(d)

each Irish Holder’s aggregate CGT base cost in their holding of Allergan Shares prior to the issue of AbbVie Shares should fall to be apportioned by apportioning the aggregate CGT base cost between that part of the holding disposed of in consideration for the cash entitlement and that part of the holding which remains. The proportion of base cost attributable to the part of the holding disposed of should be equal to X/(X+Y) where X is the cash entitlement in respect of the Irish Holder’s Allergan Shares and Y is the market value of the Irish Holder’s AbbVie Shares on the relevant date of disposal (converted into euro, where necessary, using the exchange rate prevailing on that day).

10.2	Computation And Treatment Of Gains Or Losses In Respect Of The Cash Entitlement

(a)

As noted in paragraph 10.1(c) above, an Irish Holder should be treated as having made a disposal of part of his holding of Allergan Shares for consideration of an amount equal to the cash received in respect of their cancellation. This may, subject to the Irish Holder’s individual circumstances and any available exemption or relief, give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT.

(b)

Any gain or loss will be calculated by reference to the difference between the amount of cash received and the amount of the Irish Holder’s CGT base cost in their holding of Allergan Shares that is apportioned to the part of the holding disposed of as described in paragraph 10.1(d) above.

(c)

For the purposes of such calculations, euro amounts must generally be used. Where an Irish Holder has given or received a non-euro amount in acquiring or being treated as disposing of assets, such euro amounts must be determined by reference to the relevant rate of exchange at the time of the relevant CGT event. An Irish Holder receiving a dollar amount on the cancellation of the Allergan Shares will therefore be required to convert that sum into euro by reference to the relevant rate of exchange as at the Scheme Effective Date.

(d)

An Irish Holder will be subject to tax on chargeable gains at thirty-three percent (33%) on their net chargeable gains (after taking account of allowable losses) arising in the year of assessment. In the case of individuals, an annual exemption from CGT applies (EUR €1270 for 2019).

10.3	Stamp Duty

No Irish stamp duty should be payable by Allergan shareholders on the issue of the AbbVie Shares or the cancellation of the Allergan Shares.

Any holder of Allergan Shares who has any doubt about his own taxation position or who is subject to taxation in any jurisdiction other than Ireland is strongly recommended to consult his or her independent professional adviser immediately.

Please refer to “Material Tax Consequences of the Proposed Transaction” beginning on page 71 of this proxy statement for a description of the material U.S. and Irish tax consequences of the Acquisition.

11.	SETTLEMENT, LISTING AND DEALINGS

Following the consummation of the Acquisition, Allergan Shares will be delisted from the New York Stock Exchange and deregistered under the Exchange Act. The last day of dealings in Allergan Shares on the New York Stock Exchange is currently expected to be on or about the Effective Date. No transfers of Allergan Shares (other than transfers to Acquirer Sub and/or its nominee(s)) will be registered after the Scheme Record Time. At the effective time, any share certificates in respect of Allergan Shares will cease to be of value and should, if so requested by Allergan or its agents, be sent to Allergan for cancellation.

AbbVie has appointed the Exchange Agent to effect the technical implementation of the settlement of the scheme consideration to Scheme Shareholders.

11.1	Consideration

Subject to the scheme becoming effective, settlement of the consideration to which any Scheme Shareholder is entitled under the Acquisition will be effected within fourteen (14) days of the Effective Date in the following manner:

(a)

AbbVie will procure that the Exchange Agent despatches cheques for the Cash Consideration to the persons entitled thereto, unless otherwise properly directed by the person entitled to, or payment shall be made in accordance with any dividend mandate in place (pursuant to the terms of the scheme); and

(b)	AbbVie will issue and deliver, or cause to be delivered the AbbVie Consideration Shares to the persons entitled thereto, unless otherwise properly directed by the person entitled thereto.

11.2	General

(a)

Fractional entitlements to AbbVie Consideration Shares will be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale being distributed in cash pro rata to the Scheme Shareholders whose fractional entitlements have been sold.

(b)	All payments will be made in U.S. dollars ($).

(c)

AbbVie has confirmed that, except as provided for in the scheme or otherwise with the consent of the Panel, any payment to which an Allergan Shareholder is entitled to receive from AbbVie will be implemented in full without regard to any lien, right of set-off, counterclaim or other analogous right to which AbbVie may be, or claim to be, entitled against any such Allergan Shareholder.

(d)	All documents and remittances sent to Scheme Shareholders (or in accordance with their directions) will be dispatched at their own risk.

(e)	It is intended that all checks issued by the Exchange Agent will be drawn on a clearing bank in the United States.

11.3	Certain Effects Of The Scheme

At the completion of the Acquisition, which is expected by early 2020, Allergan will become a wholly owned direct subsidiary of Acquirer Sub, and a wholly owned subsidiary of AbbVie. AbbVie Shares issued to former Scheme Shareholders will rank equally in all respects with the existing AbbVie Shares and will be entitled to receive any dividends or other distributions declared or paid by AbbVie in respect of AbbVie Shares with a record date on or after the date of their issue. Accordingly, former Scheme Shareholders will have an opportunity to share in the future earnings, dividends or growth, if any, of AbbVie.

12.	OVERSEAS SHAREHOLDERS

As regards overseas shareholders of Allergan (“Overseas Shareholders”), the Acquisition may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

This explanatory statement has been prepared for the purposes of complying with the laws of Ireland and the United States and the Irish Takeover Rules and the rules of the Securities and Exchange Commission, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside Ireland and the United States.

Overseas Shareholders are encouraged to consult their local tax advisor.

13.	ACTION TO BE TAKEN

Please refer to “The Special Meetings of Allergan’s Shareholders” beginning on page 33 of this proxy statement for a summary of the actions to be taken.

14.	FURTHER INFORMATION

The terms of the scheme are set out in full in Part 3 (the Scheme of Arrangement) of this proxy statement. Your attention is drawn to the conditions and further terms of the Acquisition set out in the remaining parts of this document, all of which form part of this document.

(IN COMPLIANCE WITH SECTION 452 OF THE IRISH COMPANIES ACT 2014)

To Allergan Shareholders, and, for information only, to Allergan Equity Award Holders

PART 3—THE SCHEME OF ARRANGEMENT

2019 No. [            ]COS

THE HIGH COURT

IN THE MATTER OF ALLERGAN PLC

AND IN THE MATTER OF THE COMPANIES ACT 2014

SCHEME OF ARRANGEMENT

(UNDER CHAPTER 1 OF PART 9 OF THE COMPANIES ACT 2014)

BETWEEN ALLERGAN PLC

AND

THE HOLDERS OF THE SCHEME SHARES

(AS HEREINAFTER DEFINED)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“AbbVie,” AbbVie Inc., a corporation incorporated in the State of Delaware;

“AbbVie Consideration Shares,” the AbbVie Shares proposed to be issued, delivered and credited as fully paid to Scheme Shareholders pursuant to the Scheme and forming part of the Scheme Consideration;

“AbbVie Share Plan,” the AbbVie 2013 Stock Award and Incentive Plan;

“AbbVie Shares,” the common stock of AbbVie, par value US$0.01 per share;

“AbbVie Options,” all options to purchase AbbVie Shares, whether granted pursuant to the AbbVie Share Plan or otherwise;

“Acquirer Sub,” Venice Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie;

“Acquisition,” the proposed acquisition by Acquirer Sub of Allergan by means of this Scheme (as described in the joint announcement dated June 25, 2019 made by AbbVie and Allergan pursuant to Rule 2.5 of the Takeover Rules);

the “Act,” the Irish Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with the Act and every statutory modification and reenactment thereof for the time being in force;

“Allergan Equity Award Holders,” the holders of Allergan Options, the Allergan Restricted Stock Awards, the Allergan RSU Awards, the Allergan PSU Awards and any other Allergan equity-based awards granted under an Allergan Share Plan or otherwise;

“Allergan Option,” all options to purchase Allergan Shares, whether granted pursuant to the Allergan Share Plans or otherwise;

“Allergan PSU Awards,” all Allergan RSUs with performance-based vesting or delivery requirements, whether granted pursuant to the Allergan Share Plans or otherwise;

“Allergan Replacement Option,” an option to acquire (a) that number of whole AbbVie Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of Allergan Shares subject to such Allergan Option immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio, (b) at an exercise price per AbbVie Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the exercise price per Allergan Share of such Allergan Option by (ii) the sum, rounded to the nearest one thousandth, of (a) 0.8660 and (b) the quotient obtained by dividing (i) US$120.30 in cash per Allergan Share, as adjusted by the share cap by (ii) the volume-weighted average price of an AbbVie Share for a ten trading day period, starting with the opening of trading on the eleventh trading day prior to the Completion Date to the closing of trading on the second to last trading day prior to the Completion Date, that shall be substituted for each Allergan Option that is outstanding and unexercised immediately prior to registration by the Registrar, as required by Section 86 of the Act, of the Court Order and the copy of the minute;

“Allergan Replacement Share Award,” an award with respect to a number of whole AbbVie Shares (rounded up to the nearest whole share) equal to the product obtained by multiplying (i) the applicable number of Allergan Shares subject to such Allergan Share Award (including any corresponding dividend equivalent units) immediately prior to the effective time by (ii) the sum, rounded to the nearest one thousandth, of (a) 0.8660 and (b) the quotient obtained by dividing (i) US$120.30 in cash per Allergan Share, as adjusted by the share cap by (ii) the volume-weighted average price of an AbbVie Share for a ten trading day period, starting with the opening of trading on the eleventh trading day prior to the Effective Date to the closing of trading on the second to last trading day prior to the Completion Date, granted under the AbbVie Share Plan, that shall be substituted for each Allergan Share Award that is outstanding immediately prior to registration by the Registrar, as required by Section 86 of the Act, of the Court Order and the copy of the minute;

“Allergan Restricted Stock Awards,” all awards of Allergan Shares subject to vesting restrictions and/or forfeiture back to Allergan, whether granted pursuant to the Allergan Share Plans or otherwise;

“Allergan RSUs,” Allergan restricted stock units;

“Allergan RSU Awards,” all Allergan RSUs payable in Allergan Shares or whose value is determined with reference to the value of Allergan Shares, whether granted pursuant to the Allergan Share Plans or otherwise;

“Allergan Share Award,” means an award denominated in Allergan Shares (including Allergan Restricted Stock Awards, Allergan PSU Awards and Allergan RSU Awards), other than an Allergan Option;

“Allergan Share Plans” means, collectively, the Allergan, Inc. 2008 Equity Plan, the Forest Laboratories LLC 2007 Equity Incentive Plan, the Amended and Restated 2011 Incentive Award Plan of Allergan, the Amended and Restated 2013 Incentive Award Plan of Allergan, the Kythera Biopharmaceuticals, Inc. 2012 Equity Incentive Plan, the Warner Chilcott Equity Incentive Plan, the ZELTIQ Aesthetics, Inc. 2012 Stock Plan, and any other equity-based incentive plan maintained by Allergan or assumed by Allergan in connection with prior acquisitions.

“Allergan Share” or “Allergan Shares,” ordinary shares of US$0.0001 each in the share capital of Allergan;

“Allergan Shareholders” or “Shareholders,” Holders of Allergan Shares;

“Business Day,” any day, other than a Saturday, Sunday or a day on which banks in Ireland or in New York are authorized or required by applicable law to be closed;

“Cancellation Record Time,” 11.59 p.m. (Irish time) on the day before the Irish High Court hearing to sanction the Scheme;

“Cancellation Shares,” any Allergan Shares in issue before the Cancellation Record Time, but excluding, in any case, the Transfer Shares, the Designated Shares and the Treasury Shares;

“Cash Consideration,” the cash consideration set out in Clause 2.1 and forming a part of the Scheme Consideration;

“Circular,” the proxy statement dated [                ] 2019 sent by the Company to Allergan Shareholders (and for information only, to Allergan Equity Award Holders) of which this Scheme forms a part;

“Company” or “Allergan,” Allergan public limited company incorporated in Ireland with registered number 527629;

“Completion” means the completion of the Acquisition;

“Completion Date” means the date of completion of the Acquisition;

“Court Meeting,” the meeting or meetings of the Scheme Shareholders (and any adjournment thereof) convened by order of the Irish High Court pursuant to Chapter 1 of Part 9 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Order,” the order or orders of the Irish High Court sanctioning the Scheme under Section 453 of the Act and confirming the reduction of share capital which forms a part of it under Sections 84 to 86 of the Act;

“Designated Shares,” any ordinary shares with nominal value US$0.0001 in the capital of Allergan which are held from time to time by AbbVie, Acquirer Sub or any other wholly owned subsidiary of AbbVie;

“Effective Date,” the date on which this Scheme becomes effective in accordance with its terms;

“Exchange Agent,” [    ] or another bank or trust company appointed by AbbVie (and reasonably acceptable to Allergan) to act as exchange agent for the payment of the Scheme Consideration;

“Extraordinary General Meeting” or “EGM,” the extraordinary general meeting of the Allergan Shareholders (and any adjournment thereof) to be held in connection with the Scheme on [                ], 2019 at [            ] local time or as soon as possible after the preceding Court Meeting has concluded or been adjourned (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“Forms of Proxy,” the form of proxy for the Court Meeting, and the form of proxy for the EGM, as the context may require;

“Holder,” in relation to any Allergan Share, the Member whose name is entered in the Register of Members as the holder of the share and “Joint Holders” shall mean the Members whose names are entered in the Register of Members as the joint holders of the Allergan Share, and includes any person(s) entitled by transmission;

“Irish High Court,” the High Court of Ireland;

“Members,” members of the Company on its Register of Members at any relevant date (and each a “Member”);

“New Allergan Shares,” the ordinary shares of US$0.0001 each in the capital of Allergan to be issued credited as fully paid up to Acquirer Sub and/or its nominee(s) as part of the Scheme;

“Panel,” the Irish Takeover Panel;

“Reduction of Capital,” the reduction of the share capital of Allergan by the cancellation of the Cancellation Shares to be effected as part of the Scheme as referred to in Clause 1.1 of this Scheme;

“Register of Members,” the Company’s register of members kept and maintained pursuant to the Act;

“Registrar” or “Registrar of Companies,” the Registrar of Companies in Dublin, Ireland;

“Restricted Jurisdiction,” any jurisdiction in relation to which the Company is advised that the release, publication or distribution of the Circular or the related Forms of Proxy or the allotment and issue of

AbbVie Consideration Shares, would or might infringe the laws of that jurisdiction or would or might require compliance with any governmental or other consent or any registration, filing or other formality that the Company is unable to comply with or regards as unduly onerous to comply with;

“Restricted Overseas Shareholder,” a Scheme Shareholder (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, or any Scheme Shareholder whom Allergan believes to be in, or resident in, a Restricted Jurisdiction;

“Scheme” or “Scheme of Arrangement,” the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act and a capital reduction under Sections 84 to 86 of the Act with or subject to any modifications, additions or conditions approved or imposed by the Irish High Court and agreed to by AbbVie, Acquirer Sub and Allergan;

“Scheme Consideration,” the Cash Consideration and the AbbVie Consideration Shares;

“Scheme Record Time,” 11.59 p.m. (Irish time) on the day before the Effective Date;

“Scheme Shareholder,” a Holder of Scheme Shares;

“Scheme Shares,” the Cancellation Shares and the Transfer Shares;

“Takeover Rules,” the Irish Takeover Panel Act 1997, Takeover Rules, 2013;

“Transaction Agreement,” the transaction agreement between Allergan, AbbVie and Acquirer Sub dated June 25, 2019;

“Transfer Shares,” Allergan Shares issued on or after the Cancellation Record Time but before the Scheme Record Time, excluding, for the avoidance of doubt, the Designated Shares and Treasury Shares;

“Treasury Shares,” any shares held in Allergan by Allergan and/or any of its subsidiaries;

“US” or “United States,” the United States of America, its territories and possessions, any State of the United States and the District of Columbia, and all other areas subject to its jurisdiction;

“US$,” “$” or “USD,” United States dollars, the lawful currency of the United States of America;

“Voting Record Time,” 11.59 p.m. (Eastern Time in the U.S.) on [                ] 2019;

“VWAP of the AbbVie Shares,” the volume-weighted average price of an AbbVie Share for a ten trading day period, starting with the opening of trading on the eleventh trading day prior to the Completion Date to the closing of trading on the second to last trading day prior to the Completion Date, as reported by Bloomberg;

and references to Clauses are to Clauses of this Scheme.

(B)

The authorized share capital of the Company at the date of this Scheme is €40,000 and US$101,000 divided into 40,000 deferred shares of €1.00 each, 1,000,000,000 ordinary shares of US$0.0001 each and 10,000,000 serial preferred shares of US$0.0001 each. As at [            ], [            ] Allergan Shares in the share capital of Allergan have been issued and are credited as fully paid and the remainder are unissued, and no such shares are held in treasury.

(C)	As at the close of business on the date of the Cancellation Record Time, Acquirer Sub owned one Allergan Share as a Designated Share.

(D)

AbbVie and Acquirer Sub have agreed to submit to the terms of the Scheme. AbbVie and Acquirer Sub undertake to the Irish High Court to be bound by and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it or them for the purpose of giving effect to this Scheme.

THE SCHEME

1.	CANCELLATION OF THE CANCELLATION SHARES

1.1

Pursuant to Sections 84 to 86 and Chapter 1 of Part 9 of the Act and Article 48 of the articles of association of the Company, the issued share capital of the Company shall be reduced by cancelling and extinguishing all of the Cancellation Shares without thereby reducing the authorized share capital of the Company.

1.2	Forthwith and contingently upon the Reduction of Capital taking effect:

(a)

the issued share capital of Allergan shall be increased to its former amount by the allotment and issue to Acquirer Sub or its nominee(s) of such number of New Allergan Shares as shall be equal to the number of Cancellation Shares, with each such New Allergan Share having the same rights as the Cancellation Shares so cancelled; and

(b)

the reserve arising in the books of account of Allergan as a result of the said Reduction of Capital shall be capitalized and applied in paying up in full at par the New Allergan Shares allotted pursuant to Clause 1.2(a), which shall be allotted and issued credited as fully paid to Acquirer Sub or its nominee(s).

1.3

New Allergan Shares allotted and issued to Acquirer Sub and/or its nominee(s) pursuant to Clause 1.2 shall be credited as fully paid and free from all liens, charges, encumbrances, rights of pre-emption and any other third-party rights of any nature whatsoever.

2.	CONSIDERATION FOR THE CANCELLATION SHARES, THE TRANSFER SHARES AND THE ALLOTMENT OF THE NEW ALLERGAN SHARES

2.1

In consideration for the cancellation of the Cancellation Shares pursuant to Clause 1.1, the transfer of the Transfer Shares pursuant to Clause 4 and the allotment and issue of the New Allergan Shares as provided in Clause 1.2, and subject to such adjustments as may be necessary pursuant to Clause 2.2 below:

(a)

AbbVie shall issue and deliver, or procure delivery, in accordance with the provisions of Clause 5 below, to each Scheme Shareholder (as appearing on the Register of Members at the Scheme Record Time) for each Scheme Share—0.8660 of an AbbVie Consideration Share, and

(b)

AbbVie will pay, or procure payment, in cash (in accordance with the provisions of Clause 5 below) to each Scheme Shareholder (as appearing on the Register of Members at the Scheme Record Time) for each Scheme Share—$120.30 in cash.

Fractional entitlements to AbbVie Consideration Shares shall be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro rata to the Scheme Shareholders whose fractional entitlements have been sold.

2.2

In the event that payment of the Scheme Consideration in accordance with the provisions of Clause 2.1 above would otherwise result in the issuance of AbbVie Consideration Shares in excess of 19.99% of the AbbVie Shares outstanding immediately prior to the Completion (the “Share Cap”) the number of AbbVie Consideration Shares to be issued for each Scheme Share pursuant to Clause 2.1(a) will be reduced by the smallest number (rounded to the nearest 0.0001) such that the total number of AbbVie Consideration Shares issuable pursuant to Clause 2.1(a) does not exceed the Share Cap (the “Exchange Ratio Modification Number”), and the Cash Consideration shall be increased by an amount in cash equal to (i) the Exchange Ratio Modification Number multiplied by (ii) the VWAP of the AbbVie Shares.

2.3

None of AbbVie, Acquirer Sub or the Company shall be liable to any Scheme Shareholder for any cash payment, dividends or distributions with respect to Scheme Shares delivered to a public official in compliance with any abandoned property, escheat or law permitting attachment of money or property or similar law.

2.4

Any dividends or other distributions payable before the Effective Date in respect of any Cancellation Shares or any Transfer Shares shall accrue to the benefit of the relevant Scheme Shareholders by reference to the record date for such dividend or distribution.

3.	ABBVIE CONSIDERATION SHARES

The AbbVie Consideration Shares shall:

3.1	be issued to each Holder credited as fully paid and free from all liens, charges, encumbrances and any other third-party rights of any nature whatsoever; and

3.2

rank equally in all respects with the existing or to be issued AbbVie Shares and shall be entitled to receive any dividends or other distributions declared or paid by AbbVie in respect of AbbVie Shares with a record date on or after the date of their issue.

4.	ACQUISITION OF TRANSFER SHARES

Contingently upon and immediately following the cancellation of the Cancellation Shares becoming effective in accordance with the terms of this Scheme, the allotment of the New Allergan Shares referred to in Clause 1.2(a) and the registration of such New Allergan Shares in the name of Acquirer Sub and/or its nominee(s), Acquirer Sub and/or its nominee(s) shall automatically, and without any further action required, acquire the Transfer Shares (including the legal and beneficial interest therein) of each Holder appearing in the Register of Members at the Scheme Record Time as the Holder of Transfer Shares fully paid, free from all liens, equities, charges, encumbrances and other interests and together with all and any rights at the date of this Scheme or thereafter attached thereto including voting rights and the right to receive and retain in full all dividends and other distributions declared, paid or made thereon, on or after the Effective Date.

5.	SETTLEMENT OF CONSIDERATION

5.1

AbbVie has appointed the Exchange Agent to effect the technical implementation of the settlement of the Scheme Consideration. For this purpose, on or immediately after the Effective Date, AbbVie shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Scheme Shareholders cash in an amount equal to the aggregate amount of the Cash Consideration, and AbbVie shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the Scheme Shareholders, evidence of shares in book-entry form representing the aggregate AbbVie Consideration Shares.

5.2	Not later than fourteen (14) days after the Effective Date:

(a)

AbbVie shall despatch, or procure that the Exchange Agent despatches, cheques for such Cash Consideration to the persons entitled thereto in accordance with Clause 2.1, unless otherwise properly directed by the person entitled thereto, or payment shall otherwise be made in accordance with any dividend mandate in place pursuant to Clause 5.5. All payments shall be made in US dollars ($); and

(b)

AbbVie shall issue and deliver the AbbVie Consideration Shares which it is required to issue and deliver to the persons entitled thereto in accordance with Clause 2.1, unless otherwise properly directed by the person entitled thereto. As provided for by Clause 2.1, fractional entitlements to AbbVie Consideration Shares shall be aggregated and sold on the market by the Exchange Agent with the net proceeds of any such sale distributed pro rata to the Scheme Shareholders whose fractional entitlements have been sold.

5.3

All deliveries of cheques required to be made pursuant to this Scheme shall be effected by sending the same through the post / mail in prepaid envelopes addressed to the persons entitled thereto at their respective registered addresses as appearing in the Register of Members at the Scheme

Record Time (or, in the case of Joint Holders, at the registered address, as appearing in the Register of Members, of that one of the Joint Holders whose name then stands first in the Register of Members in respect of such joint holding) or in accordance with any special instructions regarding communications, or as otherwise properly directed by the persons entitled thereto, and none of the Company, AbbVie or Acquirer Sub shall be responsible for any loss or delay in the transmission of any cheques sent in accordance with this Clause 5, which shall be sent at the risk of the persons entitled thereto.

5.4

All cheques shall be made payable to the Holder or, in the case of Joint Holders, to the first named Holder of the Scheme Shares concerned, or as otherwise properly directed by the persons entitled thereto, and the encashment of any such cheque shall be a complete discharge to the Company, AbbVie and Acquirer Sub for the moneys represented thereby.

5.5

Each mandate in force on the Effective Date relating to the payment of dividends or other distributions on any Scheme Shares and other instructions given to the Company by Holders shall, unless notice of revocation of such instructions is received by the Exchange Agent prior to the Scheme Record Time, be deemed to be an effective mandate or instruction to AbbVie to pay and despatch the Scheme Consideration payable under Clause 2 in accordance with such mandate.

6.	OVERSEAS SHAREHOLDERS

6.1

The provisions of Clauses 2, 3, 4 and 5 shall be subject to any prohibition or condition imposed by law. Allergan may in its sole discretion determine that the Cash Consideration and/or the AbbVie Consideration Shares will not be available in any Restricted Jurisdiction and/or that any Restricted Overseas Shareholder will not be entitled to require that the Cash Consideration be posted to an address in any Restricted Jurisdiction and/or to require that the AbbVie Consideration Shares be registered in his/her name with an address in such jurisdiction.

6.2

Notwithstanding the provisions of Clause 6.1, Allergan retains the right to permit the release, publication or distribution of the Circular or the Forms of Proxy to any Restricted Overseas Shareholder who satisfies Allergan (in its sole discretion) that doing so will not infringe the laws of the relevant Restricted Jurisdiction or require compliance with any governmental or other consent or any registration, filing or other formality that Allergan is unable to comply with or regards as unduly onerous to comply with.

7.	THE EFFECTIVE DATE

7.1

This Scheme shall become effective as soon as an office copy of the Court Order and a copy of the minute required by Section 86 of the Act have been duly delivered by the Company to the Registrar for registration and registered by him, all of which deliveries shall be subject to Clause 7.3.

7.2

The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than June 25, 2020 (or September 25, 2020, if extended under the terms of the Transaction Agreement) or such earlier date as may be specified by the Panel, or such later date as AbbVie and Allergan may, subject to receiving the consent of the Panel and the Irish High Court, in each case if required, agree.

7.3	The Company, AbbVie and Acquirer Sub have agreed that in certain circumstances the necessary actions to seek sanction of this Scheme may not be taken.

8.	MODIFICATION

The Company, AbbVie and Acquirer Sub may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or any condition that the Irish High Court may approve or impose.

9.	COSTS

The Company is authorized and permitted to pay all of its costs and expenses relating to the negotiation, preparation, approval and implementation of this Scheme.

10.	GOVERNING LAW

The Scheme shall be governed by, and construed in accordance with, the laws of Ireland and Allergan and the Scheme Shareholders hereby agree that the Irish High Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding or to settle any dispute which may arise in relation thereto and the sanction thereof.

Dated: [                ] 2019

PART 4—ADDITIONAL INFORMATION

(as required by the Irish Takeover Rules)

Capitalized terms used but not defined in this “Part 4—Additional Information” have the meanings ascribed to such terms in “Part 3—The Scheme of Arrangement.”

1.	Responsibility

1.1

The directors of AbbVie accept responsibility for the information contained in this proxy statement relating to AbbVie and the directors of AbbVie and members of their immediate families, related trusts and persons connected with them, except for the statements made by Allergan in respect of AbbVie. To the best of the knowledge and belief of the directors of AbbVie (who have taken all reasonable care to ensure that such is the case), the information contained in this proxy statement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2

The directors of Allergan (excluding Thomas C. Freyman) (referred to as the “Independent Allergan Directors”) accept responsibility for the recommendation and the related opinions of the Independent Allergan Directors contained in this proxy statement. The directors of Allergan accept responsibility for the information contained in this proxy statement relating to Allergan and the directors of Allergan and members of their immediate families, related trusts and persons connected with them, except for the statements made by AbbVie in respect of Allergan and the recommendation and related opinions of the Independent Allergan Directors. To the best of the knowledge and belief of the directors of Allergan and the Independent Allergan Directors (who have taken all reasonable care to ensure such is the case), the information contained in this proxy statement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Directors and Registered Office

2.1	The directors of AbbVie are:

Name

Richard A. Gonzalez

Robert J. Alpern, M.D.

Roxanne S. Austin

William H.L. Burnside

Brett J. Hart

Edward M. Liddy

Melody B. Meyer

Edward J. Rapp

Rebecca B. Roberts

Glenn F. Tilton

Frederick H. Waddell

AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400.

2.2	Acquirer Sub does not have any directors.

Acquirer Sub’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400.

2.3	The directors of Allergan are:

Name

Brenton L. Saunders

Christopher W. Bodine

Nesli Basgoz, M.D.

Christopher J. Coughlin

Adriane M. Brown

Joseph H. Boccuzi

Carol Anthony (John) Davidson

Thomas C. Freyman

Michael E. Greenberg, Ph.D.

Robert J. Hugin

Peter J. McDonnell, M.D.

Allergan’s registered office is at Clonshaugh Business & Technology Park, Coolock, Dublin, D17 E400, Ireland.

3.	Certain Financial Effects of the Scheme of Arrangement

The following table shows certain financial effects for a holder of 100 Allergan Shares if the Scheme becomes effective; in particular the effect on such shareholder’s capital and income position as an Allergan Shareholder. This table disregards tax effects arising as a result of the Scheme becoming effective. In particular, it disregards the tax consequences of holding Allergan Shares, AbbVie Shares and the investment of Cash Consideration, as well as the tax consequences of the cancellation of Allergan Shares if the Scheme becomes effective. This table is for illustrative purposes only and is made on the bases and assumptions set out in the notes below, assuming that the Scheme becomes effective.

Capital Value

	Notes	$
Market value of 100 Allergan Shares	1	12,957
Market value of 86 AbbVie Shares	2	5,620
Cash Consideration		12,030
Cash in lieu of fractional shares	2	39
Total value of Scheme Consideration		17,689

Increase in capital value		4,732

This represents an increase of approximately		36.5%

Gross Income

	Notes	$
Gross dividend from 100 Allergan Shares	3	296
Gross dividend from 86 AbbVie Shares	4	368
Gross income from reinvestment of Cash Consideration	5	224
Total gross income		592

Increase in gross income		296

This represents an increase of approximately		100%

Notes:

1.

Based on the closing share price of $129.57 per Allergan Share on June 24, 2019, being the last trading day before the announcement by AbbVie of a firm intention to make an offer in accordance with Rule 2.5 of the Takeover Rules (the “Rule 2.5 Announcement”).

2.	Based on the closing share price of $65.35 per AbbVie Share on August 2, 2019, being the last practicable date before the posting of this proxy statement.

3.	The gross dividend income from Allergan is based on Allergan’s quarterly dividend of $0.74 per share paid on June 14, 2019, annualized for one year.

4.	The gross dividend income from AbbVie is based on AbbVie’s quarterly dividend of $1.07 per share expected to be paid on August 15, 2019, annualized for one year.

5.

The gross income from Cash Consideration is calculated on the assumption that the cash is reinvested to yield approximately 1.86% per annum, being the gross yield on the 10-year United States Treasury Notes, as quoted by Bloomberg on August 2, 2019 (being the last practicable date before the posting of this proxy statement).

4.	Market Quotations

The following table shows the closing price of the relevant securities of AbbVie (as defined in paragraph 5 below) and the relevant Allergan securities (as defined in paragraph 5 below) as derived from the New York Stock Exchange (i) on the first dealing day in each of the six months prior to the date of this proxy statement; (ii) on June 24, 2019 (the last Business Day prior to the commencement of the offer period); and (iii) at the close of business on the latest practicable date prior to the printing of this proxy statement.

Date	AbbVie	Allergan
1-Mar-19	$80.10	$140.72
1-Apr-19	$80.78	$147.65
1-May-19	$78.89	$145.33
3-Jun-19	$75.70	$123.13
1-Jul-19	$73.40	$167.52
1-Aug-19	$65.80	$160.91
24-Jun-19	$78.45	$129.57
2-Aug-19	$65.35	$161.02

5.	Shareholders and Dealings and Arrangements

5.1	For the purposes of this paragraph 5 and paragraph 15 (Other Information):

(a)	two or more persons are deemed to be acting in concert if they co-operate on the basis of an agreement, either express or tacit, either oral or written, aimed at:

(i)	either:

(A)	the acquisition by any one or more of them of securities in the relevant company concerned; or

(B)	the doing, or the procuring of the doing, of any act that will or may result in an increase in the proportion of securities in the relevant company concerned held by any one or more of them; or

(ii)	either:

(A)	acquiring control of the relevant company concerned; or

(B)	frustrating the successful outcome of an offer made for the purpose of the acquisition of control of the relevant company concerned;

and ‘acting in concert’ and ‘concert parties’ shall be construed accordingly;

(b)

arrangement includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which may be an inducement to deal or refrain from dealing in such securities;

(c)	control means the holding, whether directly or indirectly, of securities in a company that confer in aggregate 30 percent (30%) or more of the voting rights in that company;

(d)	derivative includes any financial product whose value, in whole or in part, is determined directly or indirectly by reference to the price of an underlying security;

(e)	disclosure date means August 2, 2019, being the latest practicable date before the posting of this proxy statement;

(f)

disclosure period means the period commencing on June 25, 2018 (being the date twelve (12) months before June 25, 2019, (the date of the commencement of the offer period)) and ending on the disclosure date;

(g)

exempt fund manager means a discretionary fund manager which has been recognized by the Panel as an exempt fund manager for the purposes of the Takeover Rules, has been notified in writing of that fact by the Panel and has not been notified by the Panel of the withdrawal of such recognition;

(h)

exempt principal trader means a principal trader which is recognized by the Panel as an exempt principal trader for the purposes of the Takeover Rules, has been notified in writing of that fact by the Panel and has not been notified by the withdrawal of such recognition;

(i)	interest in or interested in a relevant security means:

(i)	for the purpose of determining whether a person has an “interest in a relevant security” or is “interested in a relevant security”;

(A)	that person shall be deemed to have an “interest,” or to be “interested,” in a relevant security if and only if he or she has a long position in that security; and

(B)	a person who has only a short position in a relevant security shall be deemed not to have an interest, nor to be interested, in that security;

(j)	long position and short position:

(i)	a person shall be deemed to have a long position in a relevant security for the purposes of paragraph 5.1(i) if he or she directly or indirectly:

(A)	owns that security; or

(B)	has the right or option to acquire that security or to call for its delivery; or

(C)	is under an obligation to take delivery of that security; or

(D)	has the right to exercise or control the exercise of the voting rights (if any) attaching to that security, or to the extent that none of sub-paragraphs (A) to (D) above applies to that person, if he or she:

(E)	will be economically advantaged if the price of that security increases; or

(F)	will be economically disadvantaged if the price of that security decreases, irrespective of:

(I)

how any such ownership, right, option, obligation, advantage or disadvantage arises and including, for the avoidance of doubt and without limitation, where it arises by virtue of an agreement to purchase, option or derivative; and

(II)	whether any such ownership, right, option, obligation, advantage or disadvantage is absolute or conditional and, where applicable, whether it is in the money or otherwise,

provided that a person who has received an irrevocable commitment to accept an offer (or to procure that another person accept an offer) shall not, by virtue only of sub-paragraph (B) or (C) above, be treated as having an interest in the relevant securities that are the subject of the irrevocable commitment;

(k)	a person shall be deemed to have a short position in a relevant security for the purposes of paragraph 5.1(i) if he or she directly or indirectly:

(i)	has the right or option to dispose of that security or to put it to another person; or

(ii)	is under an obligation to deliver that security to another person; or

(iii)

is under an obligation either to permit another person to exercise the voting rights (if any) attaching to that security or to procure that such voting rights are exercised in accordance with the directions of another person, or to the extent that none of sub-paragraphs (A) to (C) above apply to that person if he or she:

(iv)	will be economically advantaged if the price of that security decreases; or

(v)	will be economically disadvantaged if the price of that security increases, irrespective of:

(A)

how any such right, option, obligation, advantage or disadvantage arises and including, for the avoidance of doubt and without limitation, where it arises by virtue of an agreement to sell, option or derivative; and

(B)	whether any such right, option, obligation, advantage or disadvantage is absolute or conditional and, where applicable, whether it is in the money or otherwise;

(l)	relevant Allergan securities in relation to Allergan shall have the meaning assigned by Rule 2.1 of Part A of the Takeover Rules, meaning:

(i)	securities of Allergan which are the subject of the Scheme or which confer voting rights;

(ii)	equity share capital of Allergan; and

(iii)	securities or any other instruments of Allergan conferring on their holders rights to convert into or to subscribe for any new securities of the foregoing categories;

(m)	relevant period means the period commencing on June 25, 2019 and ending on the disclosure date;

(n)	relevant securities means relevant securities of AbbVie and / or (as the case may be) Acquirer Sub or relevant Allergan securities and relevant security shall be construed appropriately; and

(o)	relevant securities of AbbVie or Acquirer Sub in relation to AbbVie or Acquirer Sub, as applicable, shall have the meaning assigned by Rule 2.1 of Part A of the Takeover Rules, meaning:

(i)	in the case of AbbVie:

(A)	equity share capital of AbbVie; and

(B)	securities or other instruments of AbbVie conferring on their holders rights to convert into or to subscribe for any securities of the foregoing category;

or

(ii)	in the case of Acquirer Sub:

(A)	equity share capital of Acquirer Sub; and

(B)	securities or other instruments of Acquirer Sub conferring on their holders rights to convert into or to subscribe for any securities of the foregoing category;

5.2	Interests and short positions in relevant Allergan securities

(a)

As at the close of business on the disclosure date, the directors of Allergan (including persons connected with them (within the meaning of the Act)) were interested in the following relevant Allergan securities (excluding options and other equity awards which are disclosed in paragraph (b) below):

Allergan Shares

Name	Number of relevant Allergan securities
Brenton L. Saunders	134,257.28
Christopher W. Bodine	17,542
Nesli Basgoz, M.D.	6,142.913
Christopher J. Coughlin	25,478
Adriane M. Brown	1,843
Joseph H. Boccuzi	3,332
Carol Anthony (John) Davidson	1,032
Thomas C. Freyman	1,910
Michael E. Greenberg, Ph.D.	620
Robert J. Hugin	3,221
Peter J. McDonnell, M.D.	5,279

(b)

As at the close of business on the disclosure date, the following options or equity awards over Allergan Shares had been granted to the following directors of Allergan (including persons connected with them within the meaning of the Act) under the Allergan Share Plans and remain outstanding:

Allergan Options

Name	No. of shares under Allergan Option	Exercise price per share (US$)	Expiration Date
Brenton L. Saunders	104,651	224.00	7/1/2024
	1,018	196.16	5/13/2024
	62,547	196.16	5/13/2024
	1	196.16	5/13/2024
	3,291	91.13	10/1/2023
	219,667	91.13	10/1/2023
	2,790	90.22	8/15/2023
	3,691	73.14	8/23/2022
	9,446	70.79	8/23/2021
Nesli Basgoz, M.D.	2,790	90.22	8/15/2023
	3,691	73.14	8/23/2022
	2,619	70.79	8/23/2021
Christopher J. Coughlin	2,790	90.22	8/15/2023
	3,691	73.14	8/23/2022
	9,446	70.79	8/23/2021

Other Equity Awards

Name	No. of shares subject to equity awards
Brenton L. Saunders	117,588(1)
Christopher W. Bodine	2,064(2)
Nesli Basgoz, M.D.	2,064(2)
Christopher J. Coughlin	2,064(2)
Adriane M. Brown	2,064(2)
Joseph H. Boccuzi	2,064(2)
Carol Anthony (John) Davidson	2,064(2)
Thomas C. Freyman	2,064(2)
Michael E. Greenberg, Ph.D.	2,064(2)
Robert J. Hugin	2,064(2)
Peter J. McDonnell, M.D.	2,064(2)

(1)	Consists of restricted stock units (“RSUs”) and performance stock units (“PSUs”).
(2)	Consists of RSUs.

(c)

Save as described in paragraphs 5.2 (a) and 5.2 (b) above, as at the close of business on the disclosure date, no director of Allergan (including persons connected with them (within the meaning of the Act)) was interested, or held any short positions, in any relevant Allergan securities.

(d)	As at close of business on the disclosure date, neither Allergan nor any subsidiary or associated company of Allergan was interested, or held any short positions, in any relevant Allergan securities.

(e)

As at the close of business on the disclosure date, the trustees of the following pension schemes in which Allergan or any subsidiary of Allergan participates, were interested, or held short positions, in the following relevant Allergan securities:

Name	Number of relevant Allergan securities (Allergan shares)	Number of relevant Allergan securities (Allergan Options)	Number of relevant Allergan securities (Other Equity Awards)
Allergen Pharmaceuticals Ireland Pension and Life Assurance Plan and Allergan Pharmaceutical Executive Pension Plan	1,786	11,136	1,174(1)

(1)	Consists of RSUs

(f)

As at the close of business on the disclosure date, J.P. Morgan Securities LLC (financial advisor to Allergan) and persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as J.P. Morgan Securities LLC, were interested, or held short positions, in the following relevant Allergan securities:

Name	Type of relevant Allergan securities	Number of relevant Allergan securities
J.P. Morgan Chase Bank (Custody)	Ordinary shares	116
JPMorgan Chase Financial Company LLC	Cash settled derivatives (long positions) in respect of Allergan ordinary shares	44,896

(g)

As at the close of business on the disclosure date, neither Evercore Inc (financial advisor to Allergan) nor any person (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Evercore Inc., was interested, or held short positions, in any relevant Allergan securities

(h)

As at the close of business on the disclosure date, no partner or member of the professional staff of Arthur Cox (Irish legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(i)

As at the close of business on the disclosure date, no partner or member of the professional staff of Wachtell, Lipton, Rosen & Katz (U.S. legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(j)

As at the close of business on the disclosure date, no partner or member of the professional staff of Weil, Gotshal & Manges LLP (antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition or customarily engaged in the affairs of Allergan or has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(k)

As at the close of business on the disclosure date, no partner or member of the professional staff of Slaughter and May (co-antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition or customarily engaged in the affairs of Allergan or has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(l)

As at the close of business on the disclosure date, no partner or member of the professional staff of MacKenzie Partners, Inc. (proxy solicitor to Allergan) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(m)

As at the close of business on the disclosure date, no partner or member of the professional staff of PricewaterhouseCoopers Ireland (reporting accountant to Allergan for the purposes of the Irish Takeover Rules) actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant Allergan securities.

(n)

As at the close of business on the disclosure date, no fund manager (other than an exempt fund manager) connected with Allergan was interested, or held any short positions, in any relevant Allergan securities.

(o)

Neither Allergan nor, so far as the directors of Allergan are aware, any person acting in concert with Allergan has any arrangement with any other person in relation to relevant Allergan securities, or held any short positions, in any relevant Allergan securities.

(p)

As at close of business on the disclosure date, other than as disclosed in this paragraph 5.2, no other person acting in concert (including deemed to be acting in concert) with Allergan was interested, or held any short positions, in any relevant Allergan securities.

(q)

As at the close of business on the disclosure date, neither AbbVie, Acquirer Sub nor any person acting in concert with AbbVie or Acquirer Sub held any interest or short position in any relevant Allergan securities.

(r)

As at the close of business on the disclosure date, the following directors of AbbVie (including persons connected with them (within the meaning of the Act)) were interested in the following relevant Allergan securities:

Name	Number of Allergan Shares
Melody B. Meyer	8
Glenn F. Tilton	36

Save as described above, as at the close of business on the disclosure date, no director of AbbVie (including persons connected with them (within the meaning of the Act)) was interested in, or held any short positions, in any relevant Allergan securities.

(s)

As at the close of business on the disclosure date, Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (financial advisor to AbbVie) and persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Morgan Stanley & Co. LLC or Morgan Stanley & Co. International plc, were interested, or held short positions, in the following relevant Allergan securities:

Name	Type of Allergan Security	Number of relevant Allergan securities
Morgan Stanley Strategic Investments, Inc.	Common Stock	(2	)*
Morgan Stanley AIP GP LP	Common Stock	1,881

*	Represents a short position

(t)

As at the close of business on the disclosure date, neither PJT Partners LP (financial advisor to AbbVie) nor any person (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as PJT Partners LP, was interested, or held short positions, in any relevant Allergan securities.

(u)

As at the close of business on the disclosure date, no partner or member of the professional staff of McCann FitzGerald (Irish legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(v)

As at the close of business on the disclosure date, no partner or member of the professional staff of Kirkland & Ellis LLP (U.S. legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(w)

As at the close of business on the disclosure date, no partner or member of the professional staff of Arnold & Porter Kaye Scholer LLP (as co-antitrust advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(x)

As at the close of business on the disclosure date, no partner or member of the professional staff of Baker & McKenzie (tax advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(y)

As at the close of business on the disclosure date, no partner or member of the professional staff of PricewaterhouseCoopers, LLP, 1 Embankment Place, London, WC2N 6RH, United Kingdom (reporting accountant to AbbVie, “PricewaterhouseCoopers UK”) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017 was interested, or held any short positions, in any relevant Allergan securities.

(z)

Save as disclosed in this paragraph 5.2, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with AbbVie or Acquirer Sub, held any interest or any short position in any relevant Allergan securities.

5.3	Dealings in relevant Allergan securities

(a)	The dealings during the disclosure period in relevant Allergan securities by the directors of Allergan or persons connected with them (within the meaning of the Act) were as follows:

Allergan Shares

Name	Nature of Transaction	Date	Number	Price per share (US$)
Brenton L. Saunders	Purchase	07/03/2019	1,760	143.67*
Nesli Basgoz, M.D.	Sale	30/08/2018	1,055	190.05
	Gifting	04/09/2018	263	0.00
Christopher J. Coughlin	Purchase	06/09/2018	10,000	190.64*
Joseph H. Boccuzi	Purchase	30/08/2018	900	190.59*
	Gifting	05/09/2018	400	0.00
Thomas C. Freyman	Purchase	30/08/2018	1,100	190.69

*	represents a weighted average price

Allergan Time Based Restricted Share Units (“Allergan TRSUs”)

Name	Nature of Transaction	Date	Quantity	Price Per Unit (US$)
Brenton L. Saunders	TRSUs vesting	31/12/2018	16,867	0.00
	TRSUs withheld for taxes	31/12/2018	9,269	133.66
	TRSUs vesting	05/04/2019	5596	0.00
	TRSUs withheld for taxes	05/04/2019	2,757	145.71
Christopher W. Bodine	TRSUs vesting	30/04/2019	1,985	0.00
	TRSUs withheld for taxes	30/04/2019	953	147
	Annual Grant	01/05/2019	2,064	0.00
Nesli Basgoz, M.D.	TRSUs vesting	30/04/2018	1,985	0.00
	TRSUs withheld for taxes	30/04/2018	953	147
	Annual Grant	01/05/2019	2,064	0.00
Christopher J. Coughlin	TRSUs vesting	30/04/2019	1,985	0.00
	TRSUs withheld for taxes	30/04/2019	953	147
	Annual Grant	01/05/2019	2,064	0.00
	Annual Grant	01/05/2019	2,064	0.00
Adriane M. Brown	TRSUs vesting	30/04/2019	1,985	0.00
	TRSUs withheld for taxes	30/04/2019	953	147

Name	Nature of Transaction	Date	Quantity	Price Per Unit (US$)
	Annual Grant	01/05/2019	2,064	0.00
Joseph H. Boccuzi	TRSUs vesting	30/04/2019	1,985	0.00
	TRSUs withheld for taxes	30/04/2019	953	147
	Annual Grant	01/05/2019	2,064	0.00
Carol Anthony (John) Davidson	TRSUs vesting	30/04/2019	1,985	0.00
	TRSUs withheld for taxes	30/04/2019	953	147
	Annual Grant	01/05/2019	2,064	0.00
Thomas C. Freyman	TRSUs vesting	30/04/2019	1,558	0.00
	TRSUs withheld for taxes	30/04/2019	748	147
	Annual Grant	01/05/2019	2,064	0.00
Michael E. Greenberg, Ph.D.	Annual Grant	06/08/2018	1,194	0.00
	TRSUs vesting	30/04/2019	1,194	0.00
	TRSUs withheld for taxes	30/04/2019	574	147
	Annual Grant	01/05/2019	2,064	0.00
Robert J. Hugin	Annual Grant	20/02/2019	426	0.00
	TRSUs vesting	30/04/2019	426	0.00
	TRSUs withheld for taxes	30/04/2019	205	147
	Annual Grant	01/05/2019	2,064	0.00
Peter J. McDonnell, M.D.	TRSUs vesting	30/04/2019	1,985	0.00
	TRSUs withheld for taxes	30/04/2019	953	0.00
	Annual Grant	01/05/2019	2,064	0.00

Allergan Options

Name	Nature of Transaction	Date	Quantity	Price Per Share
Nesli Basgoz, M.D.	Exercise of options in respect of Allergan shares	10/08/2018	1,889	US$81.16
Nesli Basgoz, M.D.	Withholding of share for taxes	10/08/2018	834	US$184.00

(b)	During the disclosure period Allergan has redeemed or purchased relevant Allergan securities as follows:

Number of ordinary shares of Allergan redeemed	Date of redemption	Minimum Price Per Unit (US $)	Maximum Price per Unit (US $)
322,987	12/03/2019	145.32	142.04
317,777	13/03/2019	147.33	144.02
381,986	14/03/2019	150.49	146.95
333,500	15/03/2019	151.83	147.75
198,300	15/03/2019	151.83	150.72
305,000	18/03/2019	151.28	149.04
344,800	18/03/2019	150.51	149.06
360,417	19/03/2019	151.96	148.73
289,383	19/03/2019	151.96	148.73
362,000	20/03/2019	152.86	150.54
300,000	21/03/2019	154.77	150.84
295,000	22/03/2019	154.66	152.74
348,629	25/03/2019	155.51	152.31
365,000	26/03/2019	153.36	149.17
374,700	27/03/2019	149.61	145.84

Number of ordinary shares of Allergan redeemed	Date of redemptions	Minimum Price Per Unit (US $)	Maximum Price per Unit (US $)
345,000	24/12/2018	135.67	132.41
411,000	26/12/2018	137.37	131.50
371,946	27/12/2018	131.92	128.77
258,195	02/11/2018	164.52	157.50
137,756	02/11/2018	164.52	157.50
206,863	05/11/2018	165.55	158.26
92,483	05/11/2018	165.55	158.26
232,916	06/11/2018	165.98	161.68
125,423	06/11/2018	165.98	161.68
151,767	07/11/2018	166.26	162.50
205,164	08/11/2018	166.03	162.69
200,766	09/11/2018	170.10	166.43
200,735	13/11/2018	170.34	167.30
291,260	14/11/2018	167.66	165.09
210,070	14/11/2018	165.99	162.53
306,266	15/11/2018	164.93	162.48
435,484	16/11/2018	163.98	157.76
428,386	19/11/2018	159.41	154.00
211,277	20/11/2018	158.95	155.73
216,157	06/09/2018	192.40	189.86
177,114	07/09/2018	191.14	189.93
179,431	10/09/2018	191.23	188.39
214,827	11/09/2018	191.80	189.57
178,159	14/09/2018	190.35	186.99
178,213	17/09/2018	190.85	188.18
218,222	18/09/2018	190.92	187.77
222,908	19/09/2018	187.75	183.78
181,852	20/09/2018	186.51	184.35
187,945	21/09/2018	189.56	185.73
183,919	24/09/2018	193.07	187.29
237,917	25/09/2018	193.76	190.77

(c)	During the disclosure period, there were no dealings in relevant Allergan securities by Allergan or any subsidiary or associated company of Allergan.

(d)

During the relevant period, there were no dealings in relevant Allergan securities by J.P Morgan Securities LLC (financial advisor to Allergan) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as J.P. Morgan Securities LLC.

(e)

During the relevant period, there were no dealings in relevant Allergan securities by Evercore Inc. (financial advisor to Allergan) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as Evercore Inc.

(f)

During the relevant period, there were no dealings in relevant Allergan securities by any trustee of any pension scheme in which Allergan or any subsidiary of Allergan participates (other than industry-wide pension scheme).

(g)

During the relevant period, there were no dealings in relevant Allergan securities by any partner or member of the professional staff of Arthur Cox (Irish legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017.

(h)

During the relevant period, there were no dealings in relevant Allergan securities by any partner or member of the professional staff of Wachtell, Lipton, Rosen & Katz (U.S. legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017.

(i)

During the relevant period, no partner or member of the professional staff of Weil, Gotshal and Manges LLP (antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017, had any dealings in relevant Allergan securities.

(j)

During the relevant period, no partner or member of the professional staff of Slaughter and May (co-antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017, had any dealings in relevant Allergan securities.

(k)

During the relevant period, no partner or member of the professional staff of MacKenzie Partners, Inc. (proxy solicitor to Allergan) actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017, had any dealings in relevant Allergan securities.

(l)

During the relevant period, no partner or member of the professional staff of PricewaterhouseCoopers Ireland (reporting accountant to Allergan for the purposes of the Irish Takeover Rules) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan or who has been engaged in those affairs since June 25, 2017, had any dealings in relevant Allergan securities.

(m)	During the relevant period, there were no dealings in relevant Allergan securities by any fund manager (other than an exempt fund manager) connected with Allergan.

(n)

Save as disclosed in this paragraph 5.3, during the relevant period, there were no dealings in relevant Allergan securities by any person that has an arrangement with Allergan or any person acting in concert with Allergan.

(o)

Save as disclosed in this paragraph 5.3, during the relevant period, there were no dealings in relevant Allergan securities by any other person acting in concert (or deemed to be acting in concert) with Allergan.

(p)	During the disclosure period, AbbVie had no dealings in any relevant Allergan securities.

(q)	During the disclosure period, Acquirer Sub had no dealings in any relevant Allergan securities.

(r)	During the disclosure period, there were no dealings in relevant Allergan securities by any subsidiary or associated company of AbbVie or Acquirer Sub.

(s)	The dealings during the disclosure period in relevant Allergan securities by directors of AbbVie or persons connected with them (within the meaning of the Act) were as follows:

Name	Date of dealing	Nature of Transaction	Number of relevant Allergan securities	Price
Glenn F. Tilton	31-Jan-19	Sell	196 Allergan Shares	US$146.4171
	31-Jan-19	Sell	643 Allergan Shares	US$146.4171
	31-Jan-19	Sell	69 Allergan Shares	US$146.4171
Melody B. Meyer	7-Jun-19	Purchase	8 Allergan Shares	US$125.794*

*	Purchased for the Melody B. Meyer 2012 Trust by Ms. Meyer’s financial advisor acting with full discretionary authority.

(t)

During the disclosure period, there were no dealings in relevant Allergan securities by Morgan Stanley & Co. LLP acting through its affiliate Morgan Stanley & Co. International plc (financial advisor to AbbVie) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as Morgan Stanley & Co. LLP or Morgan Stanley & Co. International plc.

(u)

During the disclosure period, there were no dealings in relevant Allergan securities by PJT Partners LP (financial advisor to AbbVie) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as PJT Partners LP.

(v)

During the disclosure period, there were no dealings in relevant Allergan securities by any partner or member of the professional staff of McCann FitzGerald (Irish legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017.

(w)

During the disclosure period, there were no dealings in relevant Allergan securities by any partner or member of the professional staff of Kirkland & Ellis LLP (U.S. legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017.

(x)

During the disclosure period, there were no dealings in relevant Allergan securities by any partner or member of the professional staff of Arnold & Porter Kaye Scholer LLP (as co-antitrust advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017.

(y)

During the disclosure period, no partner or member of the professional staff of Baker & McKenzie (tax advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017, had any dealings in relevant Allergan securities.

(z)

During the disclosure period, no partner or member of the professional staff of PricewaterhouseCoopers UK (reporting accountant to AbbVie) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017, had any dealings in relevant Allergan securities.

(aa)

During the disclosure period, there were no dealings in relevant Allergan securities by any person that had an arrangement with AbbVie or Acquirer Sub or with any person acting in concert with AbbVie or Acquirer Sub.

(bb)

Save as disclosed in this paragraph 5.3, as at close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with AbbVie or Acquirer Sub dealt in any relevant Allergan securities during the disclosure period.

5.4	Interests and short positions in relevant securities of AbbVie or Acquirer Sub:

(a)

As of the close of business on the disclosure date, the directors of AbbVie (including persons connected with each of them (within the meaning of the Act)) were interested in the following relevant securities of AbbVie or Acquirer Sub (excluding options and other equity awards which are disclosed in paragraph (b) below):

AbbVie Shares

Name	Number of AbbVie Shares
Richard A. Gonzalez(1)	360,830
Robert J. Alpern, M.D.	—
Roxanne S. Austin	83,344
William H.L. Burnside	—
Brett J. Hart	—
Edward M. Liddy	1,135
Melody B. Meyer	—
Edward J. Rapp	15,013
Rebecca B. Roberts	—
Glenn F. Tilton	12,750
Frederick H. Waddell	2,000

(1)	Includes shares held in Mr. Gonzalez’s account in the AbbVie Savings Plan.

(b)

As at the close of business on the disclosure date, the following options or equity awards over AbbVie Shares have been granted to the following directors of AbbVie (including persons connected with them within the meaning of the Act) under the AbbVie Share Plan and remain outstanding:

AbbVie Options

Name	Number of AbbVie Shares under AbbVie Options	Exercise Price Per Share (US$)	Expiry Date
Richard A. Gonzalez	109,097	58.88	18-Feb-25
	255,170	54.86	17-Feb-26
	261,150	61.36	15-Feb-27
	127,610	114.36	14-Feb-28
	179,127	79.02	20-Feb-29
Robert J. Alpern, M.D.	—	—	—
Roxanne S. Austin	—	—	—
William H.L. Burnside	—	—	—
Brett J. Hart	—	—	—
Edward M. Liddy	—	—	—
Melody B. Meyer	—	—	—
Edward J. Rapp	—	—	—
Rebecca B. Roberts	—	—	—
Glenn F. Tilton	—	—	—
Frederick H. Waddell	—	—	—

Other equity awards

Name	Number of AbbVie Shares subject to equity awards
Richard A. Gonzalez(1)	273,328
Robert J. Alpern, M.D.(2)	32,678
Roxanne S. Austin(3)	33,770
William H.L. Burnside(3)	17,548
Brett J. Hart(3)	10,062
Edward M. Liddy(2)	44,745
Melody B. Meyer(3)	7,088
Edward J. Rapp(2)	33,125
Rebecca B. Roberts(3)	4,318
Glenn F. Tilton(2)	60,864
Frederick H. Waddell(3)	17,548

(1)	Consists of performance shares, which are subject to adjustments based on an evaluation by the compensation committee of AbbVie’s board of directors of AbbVie’s performance against certain targets.
(2)	Consists of restricted stock units (“RSUs”) and stock equivalent units (“SEUs”).
(3)	Consists of RSUs.

(c)

Save as described in paragraphs (a) and (b) above, as at the close of business on the disclosure date, no director of AbbVie (including persons connected with them (within the meaning of the Act)) was interested, or held any short positions, in relevant securities of AbbVie or Acquirer Sub.

(d)

As at the close of business on the disclosure date, neither AbbVie, Acquirer Sub nor any subsidiary or associated company of AbbVie or Acquirer Sub were interested, or held any short position, in any relevant securities of AbbVie or Acquirer Sub.

(e)

As at the close of business on the disclosure date, no trustee of any pension scheme in which AbbVie, Acquirer Sub or any subsidiary of AbbVie or Acquirer Sub participates (other than an industry wide pension scheme), was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(f)

As at the close of business on the disclosure date, Morgan Stanley & Co. LLC acting through its affiliate Morgan Stanley & Co. International plc (financial advisor to AbbVie) and any person (other than an exempt principal trader or an exempt fund manager) controlling, controlled by, or under the same control as Morgan Stanley & Co. LLC or Morgan Stanley & Co. International plc, was interested, or held short positions, in the following relevant securities of AbbVie or Acquirer Sub.

Name	Type of AbbVie Security	Number of relevant securities of AbbVie
Morgan Stanley AIP GP LP	Common Stock	454
Morgan Stanley AIP GP LP	Common Stock	7,095
Morgan Stanley Strategic Investments, Inc.	Common Stock	(4	)*

*	Represents a short position

(g)

As at the close of business on the disclosure date, neither PJT Partners LP (financial advisor to AbbVie) or any person (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as PJT Partners LP, was interested, or held short positions, in any relevant securities of AbbVie or Acquirer Sub.

(h)	As at the close of business on the disclosure date, no partner or member of the professional staff of McCann FitzGerald (Irish legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017 was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(i)

As at the close of business on the disclosure date, no partner or member of the professional staff of Kirkland & Ellis LLP (U.S. legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(j)

As at the close of business on the disclosure date, no partner or member of the professional staff of Arnold & Porter Kaye Scholer LLP (as co-antitrust advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017 was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(k)

As at the close of business on the disclosure date, no partner or member of the professional staff of Baker McKenzie (tax advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(l)

As at the close of business on the disclosure date, no partner or member of the professional staff of PricewaterhouseCoopers UK (reporting accountant to AbbVie) engaged actively in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017 was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(m)

As at the close of business on the disclosure date, no fund manager (other than an exempt fund manager) connected with AbbVie or Acquirer Sub was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(n)

Neither AbbVie, Acquirer Sub nor, so far as the directors of AbbVie are aware, any person acting in concert with AbbVie or Acquirer Sub, has any arrangement with any other person in relation to relevant securities of AbbVie or Acquirer Sub or held any short positions in any relevant securities of AbbVie or Acquirer Sub.

(o)

Save as disclosed in this paragraph 5.4, as at close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with either AbbVie or Acquirer Sub was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(p)

As at the close of business on the disclosure date, neither Allergan nor any person acting in concert with Allergan held any interest or short position in any relevant securities of AbbVie or Acquirer Sub.

(q)

As at the close of business on the disclosure date, no director of Allergan (including persons connected with them (within the meaning of the Act)) was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub except for Thomas C. Freyman who was interested in a total of 100,709 AbbVie shares and 52,300 AbbVie options and Christopher J. Coughlin who was interested in a total of 664 AbbVie shares.

(r)	As at the close of business on the disclosure date, J.P. Morgan Securities LLP (financial advisor to Allergan) and persons (other than an exempt fund manager or an exempt principal trader)

controlling, controlled by, or under the same control as J.P. Morgan Securities LLP, were interested, or held short positions, in the following relevant securities of AbbVie or Acquirer Sub:

Name	Type of relevant securities of AbbVie	Number of relevant securities of AbbVie
JPMorgan Chase Bank Berhad	Cash-settled derivatives (long positions) in respect of AbbVie ordinary shares	6,240
JPMorgan Chase Bank Berhad	Cash-settled derivatives (short positions) in respect of AbbVie ordinary shares	25,479
JPMorgan Chase Financial Company LLC	Cash-settled derivatives (long positions) in respect of AbbVie ordinary shares	130,942

(s)

As at the close of business on the disclosure date, Evercore Inc. (financial advisor to Allergan) and persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Evercore Inc, were interested, or held short positions, in the following relevant securities of AbbVie or Acquirer Sub:

Name	Number of relevant securities of AbbVie
Ken Masotti	110.23 shares
Kevin Genirs	112 shares

(t)

As at the close of business on the disclosure date, no partner or member of the professional staff of Arthur Cox (Irish legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(u)

As at the close of business on the disclosure date, no partner or member of the professional staff of Wachtell, Lipton, Rosen & Katz (U.S. legal advisor to Allergan) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(v)

As at the close of business on the disclosure date, no partner or member of the professional staff of Weil, Gotshal & Manges LLP (antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(w)

As at the close of business on the disclosure date, no partner or member of the professional staff of Slaughter and May (co-antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(x)

As at the close of business on the disclosure date, no partner or member of the professional staff of MacKenzie Partners, Inc. (proxy solicitor to Allergan) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(y)	As close of business on the disclosure date, no partner or member of the professional staff of PricewaterhouseCoopers Ireland (reporting accountant to Allergan for the purposes of the Irish

Takeover Rules) actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of Allergan since June 25, 2017, was interested, or held any short positions, in any relevant securities of AbbVie or Acquirer Sub.

(z)

Save as disclosed in this paragraph 5.4, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with Allergan, held any interest or any short position in any relevant securities of AbbVie or Acquirer Sub.

5.5	Dealings in relevant securities of AbbVie or Acquirer Sub

(a)	The dealings during the disclosure period in relevant securities of AbbVie or Acquirer Sub by the directors of AbbVie or persons connected with them (within the meaning of the Act) were as follows:

Name	Type of AbbVie Security	Nature of Transaction	Date of dealing	Number of relevant securities of AbbVie	Price per security (US$)
Richard A. Gonzalez	AbbVie Shares	Bona fide gift	29-Nov-18	4,237	0.00
	AbbVie Shares	Sale	11-Dec-18	16,850	88.75
	AbbVie Shares	Bona fide gift	9-Jan-19	2,964	0.00
	AbbVie Shares	Performance share vest	21-Feb-19	59,246	0.00
	AbbVie Shares	RSU vest	21-Feb-19	42,649	0.00
	AbbVie Shares	RSU vest	21-Feb-19	39,109	0.00
	AbbVie Shares	RSU vest	21-Feb-19	23,605	0.00
	AbbVie Options	Grant	21-Feb-19	179,127	Exercise price: 79.02
	AbbVie Shares	Withholding of shares to cover taxes	28-Feb-19	72,925	79.41
	AbbVie Shares	Bona fide gift	22-May-19	6,375	0.00
	AbbVie Shares	Bona fide gift	2-Aug-19	15,333	0.00
Robert J. Alpern, M.D.	SEUs	Grant	30-Jun-18	71	92.65
	SEUs	Grant	30-Sep-18	72	94.58
	SEUs	Grant	31-Dec-18	74	92.19
	SEUs	Grant	31-Mar-19	85	80.59
	RSUs	Grant	3-May-19	2,419	0.00
	SEUs	Grant	30-Jun-19	94	72.72
Roxanne S. Austin	RSUs	Grant	3-May-19	2,419	0.00
	AbbVie Shares	Purchase	26-Jun-19	11,500	67.50
	AbbVie Shares	Purchase	30-Jul-19	10,000	66.35
	AbbVie Shares	Purchase	31-Jul-19	30,000	66.023	(1)
	AbbVie Shares	Purchase	1-Aug-19	25,000	65.656	(2)
William H.L. Burnside	RSUs	Grant	3-May-19	2,419	0.00
Brett J. Hart	RSUs	Grant	3-May-19	2,419	0.00
Edward M. Liddy	SEUs	Grant	30-Jun-18	341	92.65
	SEUs	Grant	30-Sep-18	343	94.58
	SEUs	Grant	31-Dec-18	352	92.19
	SEUs	Grant	31-Mar-19	403	80.59
	RSUs	Grant	3-May-19	2,419	0.00
	SEUs	Grant	30-Jun-19	446	72.72
Melody B. Meyer	RSUs	Grant	3-May-19	2,419	0.00
Edward J. Rapp	SEUs	Grant	30-Jun-18	357	92.65
	SEUs	Grant	30-Sep-18	359	94.58
	SEUs	Grant	31-Dec-18	368	92.19
	SEUs	Grant	31-Mar-19	421	80.59
	RSUs	Grant	3-May-19	2,419	0.00
	AbbVie Shares	Purchase	26-Jun-19	7,500	67.30
	SEUs	Grant	30-Jun-19	467	72.72
Rebecca B. Roberts	RSUs	Grant	3-May-19	2,419	0.00
Glenn F. Tilton	AbbVie Shares	Purchase	27-Jun-18	5,400	91.9026	(3)
	RSUs	Grant	3-May-19	2,419	0.00
Frederick H. Waddell	RSUs	Grant	3-May-19	2,419	0.00

(1)	This price is a weighted average price. These AbbVie Shares were purchased in multiple transactions at prices ranging from $65.77 to $66.27, inclusive.
(2)	This price is a weighted average price. These AbbVie Shares were purchased in multiple transactions at prices ranging from $65.30 to $65.79, inclusive.

(3)	This price is a weighted average price. These AbbVie Shares were purchased in multiple transactions at prices ranging from $91.86 to $92.09, inclusive.

(b)	During the disclosure period the following relevant securities of AbbVie or Acquirer Sub have been redeemed or purchased by AbbVie:

Redemption or purchase of relevant securities of AbbVie by AbbVie

AbbVie Shares repurchased	Date of repurchase	Average price per share (US$)
10,944	3-Jul-18	93.9480
1,157	6-Jul-18	96.2300
1,024,515	1-Aug-18	94.0395
1,026,602	1-Aug-18	95.2234
1,026,602	3-Aug-18	96.2856
1,083,791	6-Aug-18	97.0752
1,025	6-Aug-18	97.2700
1,064,468	9-Aug-18	95.6744
1,083,791	10-Aug-18	95.9482
1,110,011	13-Aug-18	97.0932
1,110,011	14-Aug-18	96.2868
1,110,011	15-Aug-18	96.8678
752,014	16-Aug-18	98.1816
1,145	6-Sep-18	93.7300
1,145	8-Oct-18	94.2800
3,101	22-Oct-18	86.0106
1,722,152	5-Nov-18	82.8876
1,722,152	6-Nov-18	83.2089
1,331	6-Nov-18	83.2700
1,722,152	7-Nov-18	86.4557
1,722,152	8-Nov-18	88.1606
1,722,152	9-Nov-18	88.7968
1,962,103	12-Nov-18	89.1424
1,569,683	13-Nov-18	89.0949
1,569,683	14-Nov-18	88.2032
1,569,683	15-Nov-18	88.9986
1,569,683	16-Nov-18	91.2620
267,030	19-Nov-18	90.4390
1,417,870	20-Nov-18	85.3818
1,074	6-Dec-18	88.6100
12,369	20-Dec-18	84.4448
1,417,870	21-Dec-18	86.5996
1,170,000	24-Dec-18	85.5046
1,170,000	26-Dec-18	87.1854
1,170,000	27-Dec-18	88.2062
1,170,000	28-Dec-18	91.4248
1,017,515	31-Dec-18	92.3131
1,147	8-Jan-19	90.4500
763,044	29-Jan-19	77.2434
991,957	30-Jan-19	78.2439
991,957	31-Jan-19	80.2861
1,045,340	1-Feb-19	80.1653
1,369	6-Feb-19	79.0000
1,340	6-Mar-19	78.5800
41,403	29-Mar-19	80.6121
1,204	9-Apr-19	83.9300
1,371	7-May-19	77.8441
1,138	6-Jun-19	77.5805
1,281	7-Jul-19	71.1900

(c)	During the disclosure period, AbbVie did not redeem or purchase any relevant securities of Acquirer Sub.

(d)	During the disclosure period, Acquirer Sub did not redeem or purchase any relevant securities of AbbVie or Acquirer Sub.

(e)	During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any subsidiary or associated company of AbbVie or Acquirer Sub.

(f)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any trustee of any pension scheme in which AbbVie, any subsidiary of AbbVie, Acquirer Sub or any subsidiary of Acquirer Sub participates (other than an industry-wide pension scheme).

(g)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by Morgan Stanley & Co. LLP acting through its affiliate Morgan Stanley & Co. International plc (financial advisor to AbbVie) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as Morgan Stanley & Co. LLP or Morgan Stanley & Co. International plc.

(h)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by PJT Partners LP (financial advisor to AbbVie) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as PJT Partners LP.

(i)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of McCann FitzGerald (Irish legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017.

(j)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Kirkland & Ellis LLP (U.S. legal advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017.

(k)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Arnold & Porter Kaye Scholer LLP (as co-antitrust advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017.

(l)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Baker & McKenzie (tax advisor to AbbVie and Acquirer Sub) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub or who has been engaged in those affairs since June 25, 2017.

(m)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of PricewaterhouseCoopers UK (reporting accountant to AbbVie) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of AbbVie or Acquirer Sub since June 25, 2017.

(n)	During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by a fund manager (other than an exempt fund manager) connected with AbbVie or Acquirer Sub.

(o)

During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any person that has an arrangement with AbbVie or Acquirer Sub or with any person acting in concert with AbbVie or Acquirer Sub.

(p)

Save as disclosed in this paragraph 5.5, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with AbbVie or Acquirer Sub dealt in any relevant securities of AbbVie or Acquirer Sub during the disclosure period.

(q)	During the disclosure period, Allergan had no dealings in any relevant securities of AbbVie or Acquirer Sub.

(r)	During the disclosure period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any subsidiary or associated company of Allergan.

(s)	Save as described in the table below, during the disclosure period, no director of Allergan had any dealings in any relevant securities of AbbVie or Acquirer Sub.

Name	Date of dealing	Nature of Transaction	Number of relevant securities of AbbVie	Price per share
Thomas C. Freyman	25-June-19	Purchase	22 AbbVie Shares	US$67.33

(t)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by J.P Morgan Securities LLC (financial advisor to Allergan) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as J.P. Morgan Securities LLC.

(u)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by Evercore Inc. (financial advisor to Allergan) or persons (other than exempt principal traders or exempt fund managers) controlling or under the same control as Evercore Inc.

(v)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Arthur Cox (Irish legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan since June 25, 2017.

(w)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Wachtell, Lipton, Rosen & Katz (U.S. legal advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan since June 25, 2017.

(x)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Weil, Gotshal & Manges LLP (antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan since June 25, 2017.

(y)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of Slaughter and May (co-antitrust advisor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan since June 25, 2017.

(z)

During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of MacKenzie Partners, Inc. (proxy solicitor to Allergan) who is actively engaged in relation to the Acquisition or who is otherwise customarily engaged in the affairs of Allergan since June 25, 2017.

(aa)	During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any partner or member of the professional staff of PricewaterhouseCoopers Ireland

(reporting accountant to Allergan for the purposes of the Irish Takeover Rules) who is actively engaged in relation to the Acquisition, or otherwise customarily engaged in the affairs of AbbVie or who has been engaged in those affairs since June 25, 2017.

(bb)	During the relevant period, there were no dealings in relevant securities of AbbVie or Acquirer Sub by any person that has an arrangement with Allergan or any person acting in concert with Allergan.

(cc)

Save as disclosed in this paragraph 5.5, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with Allergan dealt in any relevant securities of AbbVie or Acquirer Sub.

(dd)

The information in paragraphs 5.2 to 5.5 in respect of Allergan, each member of Allergan’s group companies and all persons controlling, controlled by, or under the same control as Allergan has been included subject to the knowledge, information and belief of the directors of Allergan as of the disclosure date, after having made due and careful enquiries.

(ee)

The information in paragraphs 5.2 to 5.5 in respect of AbbVie or Acquirer Sub, each member of AbbVie’s or Acquirer Sub’s group companies and all persons controlling, controlled by, or under the same control as AbbVie or Acquirer Sub has been included subject to the knowledge, information and belief of the directors of AbbVie as of the disclosure date, after having made due and careful enquiries.

6.	Material Contracts

6.1

Save as disclosed in this paragraph 6.1, neither AbbVie, Acquirer Sub nor any subsidiaries of AbbVie or Acquirer Sub, has since June 25, 2017, entered into any contracts (other than contracts entered into in the ordinary course of business) that are, or may be, material save for:

(a)

Transaction Agreement: On June 25, 2019, AbbVie and Acquirer Sub entered into a transaction agreement with Allergan, for the purposes of implementing the Acquisition (the “Transaction Agreement”). Further details regarding the Transaction Agreement are set forth in this proxy statement.

(b)

Expenses Reimbursement Agreement: On June 25, 2019, AbbVie entered into an expenses reimbursement agreement with Allergan in connection with the Acquisition (the “Expenses Reimbursement Agreement”). Further details regarding the Expenses Reimbursement Agreement are set forth in this proxy statement.

(c)

Term Loan Credit Agreement: On July 12, 2019, AbbVie entered into a senior unsecured term loan credit agreement among AbbVie, certain lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. This agreement is described in more detail in “Financing Relating to the Transaction.”

(d)

Bridge Credit Agreement: On June 25, 2019, AbbVie entered into a 364-day senior unsecured bridge credit agreement among AbbVie, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. This agreement is described in more detail in “Financing Relating to the Transaction.”

(e)

Underwriting Agreement: On September 13, 2018, AbbVie entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BNP Paribas Securities Corp., acting for themselves and as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which AbbVie agreed to issue and sell to the Underwriters $6.0 billion aggregate principal amount of its senior notes, consisting of $1.25 billion aggregate principal amount of its 3.375% senior notes due 2021 (the “2021 Notes”), $1.25 billion aggregate principal amount of its

3.750% senior notes due 2023 (the “2023 Notes”), $1.75 billion aggregate principal amount of its 4.250% senior notes due 2028 (the “2028 Notes”) and $1.75 billion aggregate principal amount of its 4.875% senior notes due 2048 (the “2048 Notes” and, together with the 2021 Notes, the 2023 Notes and the 2028 Notes, the “Notes”) in a registered public offering. The Notes were issued pursuant to a prospectus supplement, dated September 13, 2018 and filed with the SEC on September 13, 2018, and a prospectus dated September 13, 2018, filed as part of the shelf registration statement (File No. 333-227316) that became effective under the Securities Act when filed with the SEC on September 13, 2018. The net proceeds from the issuance and sale of the Notes were approximately $5.9 billion after deducting underwriting discounts and certain offering expenses.

(f)

Fifth Supplemental Indenture: On September 18, 2018, AbbVie completed the issuance and sale of the Notes. The Notes were issued pursuant to an indenture, dated November 8, 2012, between AbbVie and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 5, dated September 18, 2018, between AbbVie and the Trustee.

(g)

Revolving Credit Agreement: On August 31, 2018 (the “RCF Effective Date”), AbbVie entered into a revolving credit agreement (the “Existing Revolving Credit Agreement” and as amended by the Revolver Amendment Agreement (as defined below), the “Amended Revolving Credit Agreement”) among AbbVie, as borrower, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

(h)

Amendment to Revolving Credit Agreement: On July 12, 2019, AbbVie entered into the First Amendment (“Revolver Amendment Agreement”) to the Existing Revolving Credit Agreement. Under the Revolver Amendment Agreement, the parties thereto have agreed to modify the financial covenant contained in the Existing Revolving Credit Agreement to permit temporary increases in the financial covenant level after the consummation of the acquisition as well as make certain other changes. The Amended Revolving Credit Agreement provides for a $3.0 billion unsecured revolving credit facility.

Advances are available from the RCF Effective Date through the fifth anniversary thereof. The commitments and advances under the Amended Revolving Credit Agreement will terminate, mature and be payable, as applicable, in full on the date that is five years after the RCF Effective Date. The effectiveness of the Revolver Amendment Agreement is not conditioned on the consummation of the acquisition.

(i)

364-Day Term Loan Credit Agreement: On May 17, 2018 (the “TL Effective Date”), AbbVie entered into a term loan credit agreement (the “364-Day Term Loan Credit Agreement”) among AbbVie, as borrower, the lenders and other parties from time to time party thereto and Bank of America, N.A., as administrative agent. On August 31, 2018, AbbVie entered into an amendment to the 364-Day Term Loan Credit Agreement pursuant to which the 364-Day Term Loan Credit Agreement was amended to conform to certain terms and provisions of the Existing Revolving Credit Agreement. The 364-Day Term Loan Credit Agreement provided AbbVie with the ability to borrow term loans on an unsecured basis in an aggregate principal amount of up to $3 billion. Advances were available from the TL Effective Date through June 30, 2018, subject to the satisfaction (or waiver) of certain conditions set forth in the 364-Day Term Loan Credit Agreement. Advances under the 364-Day Term Loan Credit Agreement were repaid in their entirety in March 2019.

6.2

Save as disclosed in this paragraph 6.2, neither Allergan nor any of its subsidiaries has since June 25, 2017 entered into any contracts (other than contracts entered into in the ordinary course of business) that are, or may be, material save for:

(a)

Transaction Agreement: On June 25, 2019, Allergan entered into the Transaction Agreement with AbbVie and Acquirer Sub, for the purposes of implementing the Acquisition. Further details regarding the Transaction Agreement, as amended, are set forth in this proxy statement.

(b)

Expenses Reimbursement Agreement: On June 25, 2019, Allergan entered into the Expenses Reimbursement Agreement with AbbVie in connection with the Acquisition. Further details regarding the expenses reimbursement agreement are set forth in this proxy statement.

(c)

Fourth Supplemental Indenture, dated November 15, 2018 (the “Fourth Supplemental Indenture”), among Allergan Funding SCS (“Allergan SCS”), Allergan, as guarantor, the other parties from time to time party thereto and Wells Fargo Bank, National Association, as trustee, to the Indenture, dated March 12, 2015 (the “2015 Base Indenture”): On November 15, 2018, Allergan SCS issued €1.7 billion aggregate principal amount of notes consisting of (i) floating rate notes due in 2020 (the “Floating Rate Notes”), limited initially to €700,000,000 in aggregate principal amount, (ii) 1.500% senior notes due in 2023 (the “2023 Notes”), limited initially to €500,000,000 in aggregate principal amount, and (iii) 2.625% senior notes due in 2028 (the “2028 Notes” and, together with the Floating Rate Notes and the 2023 Notes, the “2018 Notes”), limited initially to €500,000,000 in aggregate principal amount. The 2018 Notes were issued pursuant to the 2015 Base Indenture, as supplemented by the Fourth Supplemental Indenture (together, the “2018 Notes Indenture”) among (i) Allergan SCS, (ii) Warner Chilcott Limited, (iii) Allergan Capital S.à r.l. and (iv) Allergan Finance, LLC, all indirect wholly-owned subsidiaries of Allergan (collectively, the “Guarantors”), as guarantors.

The 2018 Notes and the guarantees thereof are unsecured and unsubordinated obligations of Allergan SCS and the Guarantors, as applicable, which rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of Allergan SCS and the Guarantors and senior in right of payment to all existing and future subordinated indebtedness of Allergan SCS and the Guarantors. The 2018 Notes and the guarantees thereof are structurally subordinated to all existing and future indebtedness and other liabilities and commitments of subsidiaries of Allergan SCS and of the Guarantors that do not guarantee the 2018 Notes.

The Floating Rate Notes bear interest at a floating rate equal to three month EURIBOR plus 0.350% per annum.

The 2018 Notes Indenture does not contain any financial covenants or provisions limiting Allergan SCS or the Guarantors from incurring additional indebtedness. The 2018 Notes Indenture limits the ability of Warner Chilcott Limited and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions and engage in certain business activities, in each case subject to certain qualifications set forth in the 2018 Notes Indenture.

In the event of a Change of Control Triggering Event (as defined in the 2018 Notes Indenture), each holder of the 2018 Notes will have the right to require Allergan SCS to purchase all or a portion of such holder’s 2018 Notes at a purchase price equal to 101% of the aggregate principal amount of such 2018 Notes, plus accrued and unpaid interest to but excluding the date of such purchase.

The 2018 Notes will mature on the dates set forth in the 2018 Notes Indenture. However, Allergan SCS, at its option, may redeem any or all of the series of fixed rate notes, in each case, in whole or in part, at any time or from time to time, at the applicable redemption prices described in the 2018 Notes Indenture.

(d)

Fourth Supplemental Indenture, dated January 1, 2018 (the “4.875% Notes Supplemental Indenture”), among Allergan Sales, LLC (“Allergan Sales”), Allergan, as guarantor, the other parties from time to time party thereto and Wells Fargo Bank, National Association, as trustee, to the Indenture dated January 31, 2014 (as previously amended or supplemented, the “2014 Base Indenture”): On January 31, 2014, Forest Laboratories, LLC (“Forest”) issued $750,000,000 aggregate principal amount of 4.875% Senior Notes due 2021 (the “2014 Notes”). The 2014 Notes were issued pursuant to the 2014 Base Indenture, as supplemented by the 4.875% Notes Supplemental Indenture (together, the “2014 Notes Indenture”).

On January 1, 2018, Forest merged (the “Merger”) with and into Allergan Sales, a wholly-owned subsidiary of Allergan, with Allergan Sales being the surviving entity. As a result of the Merger, on January 1, 2018, Allergan Sales entered into the 4.875% Notes Supplemental Indenture pursuant to which Allergan Sales assumed Forest’s obligations with respect to the 2014 Notes and the 2014 Notes Indenture and Allergan confirmed that its guarantee of the obligations under the 2014 Notes and the 2014 Notes Indenture would continue to apply after giving effect to the 4.875% Notes Supplemental Indenture.

(e)

Fourth Supplemental Indenture, dated January 1, 2018 (the “5.00% Notes Supplemental Indenture”), among Allergan Sales, Allergan, as guarantor, the other parties from time to time party thereto and Wells Fargo Bank, National Association, as trustee, to the Indenture dated December 10, 2013 (as previously amended or supplemented, the “2013 Base Indenture”): On December 10, 2013, Forest issued $1.2 billion aggregate principal amount of 5.00% Senior Notes due 2021 (the “2013 Notes”). The 2013 Notes were issued pursuant to the 2013 Base Indenture, as supplemented by the 5.00% Notes Supplemental Indenture (together, the “2013 Notes Indenture”).

As a result of the Merger, on January 1, 2018, Allergan Sales entered into the 5.00% Notes Supplemental Indenture pursuant to which Allergan Sales assumed Forest’s obligations with respect to the 2013 Notes and the 2013 Notes Indenture and Allergan confirmed that its guarantee of the obligations under the 2013 Notes and the 2013 Notes Indenture would continue to apply after giving effect to the 5.00% Notes Supplemental Indenture.

7.	Directors and Service Contracts

7.1	None of the directors of Allergan has a service contract with Allergan or its subsidiaries or associated companies with more than 12 months to run.

7.2

Save as disclosed in “The Transaction—Interests of Certain Persons in the Acquisition” beginning on page 61 of this proxy statement, no proposal exists in connection with the Acquisition that any payment or other benefit will be made or given by AbbVie or Acquirer Sub to any director of Allergan as compensation for loss of office or as consideration for or in connection with his retirement from office.

8.	Irish Taxation

Your attention is drawn to paragraph 10 of Part 2 (Explanatory Statement) of this proxy statement, headed “Irish Taxation”. If you are in any doubt as to your own position with respect to Irish taxation, or if you require more detailed information or if you are subject to taxation in any jurisdiction other than Ireland, you should consult an independent financial advisor immediately.

9.	U.S. Federal Income Tax Consequences

Your attention is drawn to Material Tax Consequences Of The Proposed Transaction—Material U.S. Federal Income Tax Consideration of this proxy statement. If you are in any doubt as to your own position with respect to U.S federal income tax, or if you require more detailed information or if you are subject to taxation in any jurisdiction, you should consult an independent financial advisor immediately.

10.	Material Changes

10.1

Save as disclosed in the Quarterly Report on Form 10-Q of AbbVie for the period ended June 30, 2019 and the earnings results announcement of AbbVie for the period ended June 30, 2019, the directors of AbbVie are not aware of any material change in the financial or trading position of AbbVie since December 31, 2018 (the date to which the last published audited accounts of AbbVie were prepared).

10.2

Save as disclosed in Quarterly Report on Form 10-Q of Allergan for the period ended June 30, 2019 and the earnings results announcement of Allergan for the period ended June 30, 2019, the directors of Allergan are not aware of any material change in the financial or trading position of Allergan since December 31, 2018 (the date to which the last published audited accounts of Allergan were prepared).

10.3

Save as disclosed in this proxy statement there has been no material change in information previously published by AbbVie, Acquirer Sub or Allergan in connection with the Acquisition since June 25, 2019 (being the commencement of the offer period).

11.	Consents

[                    ]

12.	Appraisal Rights

If Allergan Shareholders approve the Scheme at the EGM and the Irish High Court sanctions the Scheme, then, subject to the Scheme becoming effective in accordance with its terms, the Scheme will be binding on all Allergan Shareholders, including those Allergan Shareholders who did not vote or who voted against it at the EGM. If Allergan Shareholders approve the Scheme and the High Court sanctions the Scheme, no Allergan Shareholder will have “dissenters” or “appraisal” rights under Irish Law or otherwise have any right to seek a court appraisal of the value of the Allergan Shares. If the Scheme becomes effective, all Allergan Shareholders who hold Allergan Shares will receive the same Scheme Consideration per Allergan Share.

13.	Sources and Bases of Information

In this proxy statement, unless otherwise stated or the context otherwise requires, the following bases and sources have been used:

13.1	the historical share prices are sourced from the New York Stock Exchange for both AbbVie and Allergan;

13.2

the value of the whole of the existing issued share capital of AbbVie is based upon the entire issued ordinary share capital excluding treasury shares at August 2, 2019, namely 1,478,483,888 AbbVie Shares;

13.3

the value of the whole of the existing issued share capital of Allergan is based upon the entire issued ordinary share capital excluding treasury shares at August 2, 2019, namely 327,823,649 Allergan Shares;

13.4

references to the arrangements in place between AbbVie and Allergan regarding an expenses reimbursement agreement are sourced from the terms of the Expenses Reimbursement Agreement approved by the Panel;

13.5	the entire issued and to be issued share capital (fully diluted share capital) of AbbVie is calculated on the basis of:

(a)	the number of issued AbbVie Shares, as set out in paragraph 13.2 above;

(b)	10,424,336 in aggregate of issued AbbVie Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”);

(c)	6,837,338 AbbVie Options; and

(d)	all AbbVie Shares, RSUs and Options maintain vesting status and remain outstanding;

13.6	The entire issued and to be issued share capital (fully diluted share capital) of Allergan is calculated on the basis of:

(a)	the number of issued Allergan Shares, as set out in paragraph 13.3 above;

(b)	482,892 issued Allergan PSUs (calculated by reference to the number of Allergan Shares the Allergan PSUs are convertible into if target performance criteria are met);

(c)	2,861,395 issued Allergan RSU Awards;

(d)	6,342,839 Allergan Options; and

(e)	full exercise of the outstanding options and vesting of outstanding Allergan RSU Awards and Allergan PSU Awards at target performance levels.

13.7	save where otherwise stated, financial and other information concerning AbbVie and Allergan has been extracted from published sources or from audited financial results of AbbVie and Allergan; and

13.8	references to the arrangements in place between AbbVie and Allergan regarding a transaction agreement are sourced from the Transaction Agreement.

13.9

The statement that the Acquisition is earnings accretive should not be interpreted to mean that the earnings per share in the current or any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

13.10

The bases of belief (including sources of information and assumptions made) that support the expected annual synergies are set out in the section entitled “Merger Benefit Statement.” The estimate of synergies has been reported on in accordance with Rule 19.3(b) of the Takeover Rules.

14.	Concert Parties

14.1	For the purpose of the Takeover Rules, each of the following persons is regarded as acting in concert with AbbVie and Acquirer Sub in connection with the Acquisition:

(a)	the directors of AbbVie;

(b)	the subsidiaries and associated companies of AbbVie or Acquirer Sub;

(c)

Partners and members of the professional staff of Kirkland & Ellis LLP (U.S. legal advisor to AbbVie and Acquirer Sub), having its principal executive offices at 601 Lexington Avenue, New York, NY 10022, USA actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017;

(d)

Partners and members of the professional staff of Arnold & Porter Kaye Scholer LLP (as co-antitrust advisor to AbbVie and Acquirer Sub), having its principal executive offices at 250 West 55th Street, New York NY 10018-9710, USA, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017;

(e)

Partners and members of the professional staff of McCann FitzGerald (Irish legal advisor to AbbVie and Acquirer Sub), having its principal executive offices at Riverside One, 37-42 Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, Ireland, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017;

(f)

Partners and members of the professional staff of Baker & McKenzie (tax advisor to AbbVie and Acquirer Sub), having its principal executive offices at Blue Cross Blue Shield Tower, 300 E Randolph Street #5000, Chicago, IL 60601, USA actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017;

(g)

Partners and members of the professional staff of Morgan Stanley & Co. LLC acting through its affiliate Morgan Stanley & Co. International plc (financial advisor to AbbVie), with the affiliate having its principal executive offices at 25 Cabot Square, Canary Wharf, London, E14 4QA, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017;

(h)

Partners and members of the professional staff of PJT Partners LP (financial advisor to AbbVie), having its principal executive offices at 280 Park Avenue, New York, NY 10017, United States, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017; and

(i)

Partners and members of the professional staff of PricewaterhouseCoopers UK (reporting accountant to AbbVie), having its principal executive offices at 1 Embankment Place, London WC2N 6RH, United Kingdom, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of AbbVie or who have been engaged in those affairs since June 25, 2017.

14.2	For the purpose of the Takeover Rules, each of the following persons is regarded as acting in concert with Allergan in connection with the Acquisition:

(a)	the directors of Allergan;

(b)	the subsidiaries and associated companies of Allergan;

(c)	J.P. Morgan Securities LLC (financial advisor to Allergan) having its principal executive offices at 277 Park Avenue New York, NY, United States;

(d)	Evercore Inc. (financial advisor to Allergan), having its principal executive offices at 666 Fifth Avenue New York, NY 10103, United States;

(e)

Partners and members of the professional staff of Arthur Cox (Irish legal advisor to Allergan), having its principal executive offices at Ten Earlsfort Terrace, Dublin 2, D02 T380, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of Allergan or who have been engaged in those affairs since June 25, 2017;

(f)

Partners and members of the professional staff of Wachtell, Lipton, Rosen & Katz (U.S. legal advisor to Allergan), having its principal executive offices at 51 W 52nd St, New York, NY 10019, USA, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of Allergan or who have been engaged in those affairs since June 25, 2017;

(g)

Partners and members of the professional staff of Weil, Gotshal & Manges LLP (antitrust advisor to Allergan), having its principal executive offices at 767 5th Avenue, New York, NY 10153, USA, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of Allergan or who have been engaged in those affairs since June 25, 2017;

(h)

Partners and members of the professional staff of Slaughter and May (co-antitrust advisor to Allergan), having its principal executive offices at One Bunhill Row, London EC1Y 8YY, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of Allergan or who have been engaged in those affairs since June 25, 2017;

(i)

Partners and members of the professional staff of MacKenzie Partners, Inc. (proxy solicitor to Allergan), having its principal executive offices at 1407 Broadway, 27th Fl., New York City, New York, 10018, United States, and any persons controlling, controlled by or under the same control as MacKenzie Partners, Inc actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of Allergan or who have been engaged in those affairs since June 25, 2017; and

(j)

Partners and members of the professional staff of PricewaterhouseCoopers Ireland (reporting accountant to Allergan) having its principal executive offices at One Spencer Dock, North Wall Quay, Dublin 1, actively engaged in relation to the Acquisition or who are customarily engaged in the affairs of Allergan or who have been engaged in those affairs since June 25, 2017.

15.	Other Information

15.1	Save as disclosed in “The Transaction—Interests of Certain Persons in the Acquisition”, no agreement, arrangement or understanding (including any compensation arrangement) having any connection with or dependence upon the offer exists between AbbVie, Acquirer Sub, any person acting in concert with AbbVie or Acquirer Sub and any of the directors or recent directors of Allergan or any of the holders or recent holders of, or any persons interested or recently interested in, relevant Allergan securities. In this paragraph 20.1 “recent” means within the disclosure period.

15.2	No arrangement exists between AbbVie and any other person acting in concert with AbbVie and any other person.

15.3	No arrangement exists between Acquirer Sub and any other person acting in concert with Acquirer Sub and any other person.

15.4	No arrangement exists between Allergan and any other person acting in concert with Allergan and any other person.

15.5

No agreement, arrangement or understanding exists whereby ownership of any Allergan Shares acquired in pursuance of the Acquisition will be transferred to any other person, but AbbVie reserves the right to transfer any Allergan Shares to any other member of its group.

15.6

Save as disclosed in “The Transaction—Interests of Certain Persons in the Acquisition,” the emoluments of the directors of AbbVie will not be affected by the Acquisition or automatically as a consequence of the Acquisition.

15.7

For the purposes of this paragraph 15, arrangement includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which may be an inducement to deal or refrain from dealing.

15.8

See “The Transaction Agreement” beginning on page 39 of this proxy statement and “Expenses Reimbursement Agreement” beginning on page 97 of this proxy statement for a description of agreements and arrangements to which AbbVie and/ or Acquirer Sub is a party and which relate to circumstances in which AbbVie and/ or Acquirer Sub may or may not invoke a condition to the Acquisition and the consequences of its doing so, including details of fees payable as a result. Save as disclosed in those sections of this proxy statement, there are no such agreements or arrangements.

16.	Documents Available For Inspection

16.1

Copies of the following documents will be available for inspection during usual business hours on any Business Day from the date of this proxy statement until completion of the Acquisition at the offices of McCann FitzGerald, Riverside One, 37-42 Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, Ireland and online at www.abbvie.com, and at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, Ireland and online at www.allergan.com:

(a)	the Rule 2.5 Announcement;

(b)	this proxy statement dated [ ], 2019;

(c)	the Memorandum and Articles of Association of Allergan;

(d)	the charter documents of AbbVie;

(e)	the charter documents of Acquirer Sub;

(f)	Allergan’s annual report on Form 10-K for the fiscal year ended December 31, 2018;

(g)	Allergan’s annual report on Form 10-K for the fiscal year ended December 31, 2017;

(h)	Allergan’s annual report on Form 10-K for the fiscal year ended December 31, 2016;

(i)	Allergan’s quarterly reports on Form 10-Q in respect of Allergan’s quarterly reports for the periods ended March 31, 2019 and June 30, 2019;

(j)	AbbVie’s annual report on Form 10-K for the fiscal year ended December 31, 2018;

(k)	AbbVie’s annual report on Form 10-K for the fiscal year ended December 31, 2017;

(l)	AbbVie’s annual report on Form 10-K for the fiscal year ended December 31, 2016;

(m)	AbbVie’s quarterly reports on Form 10-Q in respect of AbbVie’s quarterly report for the periods ended March 31, 2019 and June 30, 2019;

(n)	the letters of consent referred to in paragraph 11;

(o)	the material contracts referred to in paragraph 6;

(p)	a full list of each entity’s holding and dealings in respect of which the Panel has consented to aggregation;

(q)

the reports pursuant to Rule 19.3(b)(ii) of the Takeover Rules by PricewaterhouseCoopers UK and Morgan Stanley & Co. LLC on the AbbVie merger benefit statement referred to on pages 216 to 217 of this proxy statement;

(r)	the reports pursuant to Rule 28.3 of the Takeover Rules by PricewaterhouseCoopers UK and Morgan Stanley & Co. LLC on the AbbVie profit forecast referred to on pages 213 to 215 of this proxy statement;

(s)

the reports pursuant to Rule 28.3 of the Takeover Rules by PricewaterhouseCoopers Ireland and J.P. Morgan Securities LLC on the Allergan profit forecast referred to on pages [    ] to [    ] of this proxy statement;

(t)	the Expenses Reimbursement Agreement; and

(u)	the Transaction Agreement.

17.	AbbVie’s Current Trading and Prospects

On July 26, 2019, AbbVie announced its financial results for the second quarter ended June 30, 2019, the principal highlights of which are set out below.

AbbVie’s worldwide net revenues were $8.255 billion, a decrease of 0.3 percent on a GAAP basis.

Global HUMIRA net revenues were $4.870 billion and decreased 6.1 percent on a reported basis, or 4.8 percent operationally. U.S. HUMIRA net revenues were $3.793 billion, an increase of 7.7 percent. Internationally, HUMIRA net revenues were $1.077 billion, a decrease of 35.2 percent on a reported basis, or 31.0 percent operationally, due to biosimilar competition.

Global net revenues from the hematologic oncology portfolio were $1.268 billion, an increase of 38.7 percent on a reported basis, or 39.1 percent operationally. Global IMBRUVICA net revenues were $1.099 billion, an increase of 29.3 percent, with U.S. net revenues of $886 million and international profit sharing of $213 million. Global VENCLEXTA net revenues were $169 million.

Global HCV net revenues were $784 million, a decrease of 19.4 percent on a reported basis, or 17.1 percent operationally. In the U.S., HCV net revenues of $396 million decreased 6.2 percent in the quarter. Internationally, HCV net revenues of $388 million decreased 29.5 percent on a reported basis, or 25.4 percent operationally.

On a GAAP basis, the gross margin ratio in the second quarter was 78.0 percent.

On a GAAP basis, selling, general and administrative expense was 20.0 percent of net revenues.

On a GAAP basis, research and development expense was 15.6 percent of net revenues.

On a GAAP basis, the operating margin in the second quarter was 41.2 percent.

On a GAAP basis, net interest expense was $309 million. On a GAAP basis, the tax rate in the quarter was 8.1 percent.

Diluted EPS in the second quarter was $0.49 on a GAAP basis.

AbbVie also recorded a $2.3 billion increase in fair value of contingent consideration related to SKYRIZI future milestones and royalty payments, which was primarily due to a higher risk-adjusted cash flow forecast following regulatory approvals in the second quarter, as well as lower discount rates.

Note: “Operational” comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates.

Financial results for 2019 and 2018 are presented on a reported basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period.

The information set forth above is only a summary that you should read in conjunction with AbbVie’s audited consolidated financial statements as of and for the years ended December 31, 2018, 2017 and 2016 and AbbVie’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2019 and 2018, which have been incorporated in this proxy statement by reference.

18.	Security Ownership of Certain Beneficial Owners of AbbVie and Acquirer Sub

The following table sets forth certain information as of the Latest Practicable Date, regarding the beneficial ownership of AbbVie Shares by each person who is known by AbbVie to beneficially own more than 5% of outstanding AbbVie Shares.

Name of Beneficial Owner	Number of AbbVie Shares Beneficially Owned(1)		Percentage of Ownership(2)
Capital Research Global Investors	173,568,243	(3)	11.74%
The Vanguard Group	120,583,425	(4)	8.16%
BlackRock, Inc.	95,788,899	(5)	6.48%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to AbbVie Shares.
(2)	The percentages shown are based on approximately 1,478,483,888 AbbVie Shares issued and outstanding as of the Latest Practicable Date.
(3)

According to Schedule 13G filed with the SEC on February 14, 2019, Capital Research Global Investors reported that it had sole voting power with respect to 173,568,243 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 173,568,243 shares and shared dispositive power with respect to 0 shares. Capital Research Global Investors’ address is 333 South Hope Street, Los Angeles, CA 90071.

(4)

According to Schedule 13G filed with the SEC on February 14, 2019, The Vanguard Group reported that it had sole voting power with respect to 1,864,360 shares, shared voting power with respect to 346,076 shares, sole dispositive power with respect to 118,412,949 shares and shared dispositive power with respect to 2,170,476 shares. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)

According to Schedule 13G filed with the SEC on February 4, 2019, BlackRock, Inc. reported that it had sole voting power with respect to 82,367,981 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 95,788,899 shares and shared dispositive power with respect to 0 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

Acquirer Sub is a direct wholly owned subsidiary of AbbVie.

19.	Governing Law

The Scheme shall be governed by, and construed in accordance with, the laws of Ireland and the Scheme and matters related to the sanction thereof shall be subject to the jurisdiction of the Irish High Court.

20.	Takeover Rules and Panel

The Acquisition is subject to the provisions of the Irish Takeover Panel Act 1997, the Takeover Rules and the jurisdiction of the Panel.

ALLERGAN PROFIT FORECAST

[                    ]

ABBVIE PROFIT FORECAST

In its second quarter 2019 earnings release, published on July 26, 2019, AbbVie issued the following earnings guidance:

“AbbVie is updating its GAAP diluted EPS guidance for the full-year 2019 from $7.26 to $7.36 to $5.69 to $5.79, representing growth of 56.8 percent at the midpoint, inclusive of a non-cash charge for SKYRIZI contingent consideration following regulatory approvals in the second quarter. AbbVie is raising its previously announced adjusted EPS guidance range for the full-year 2019 from $8.73 to $8.83 to $8.82 to $8.92, representing growth of 12.1 percent at the midpoint. The company’s 2019 adjusted diluted EPS guidance excludes $3.13 per share of intangible asset amortization expense, non-cash charges for contingent consideration adjustments and other specified items.”

In addition, in the earnings call as at the same date of the earnings release, July 26, 2019, the AbbVie Executive Vice President and Chief Financial Officer stated that:

“As we look ahead to the third quarter, we expect adjusted earnings per share* between $2.28 and $2.30 excluding approximately $0.43 of noncash amortization and other specified items.”

The guidance statements above regarding the adjusted EPS and GAAP EPS for the 2019 full year and Q3 2019 each constitute a profit forecast for the purposes of the Rule 28 of the Irish Takeover Rules.

AbbVie believes that the profit forecasts set out above continue to be valid based upon unaudited earnings results for the six months ending June 30, 2019 and actual performance up to the date of this document.

* Adjusted Earnings Per Share (“EPS”) is a non-GAAP diluted earnings per share, typically reported in AbbVie’s quarterly and annual financial results for the full year guidance and in the earnings calls for the next quarter guidance updates. This is not prepared in accordance with U.S. GAAP. This non-GAAP financial measure should not be considered in isolation from, as a substitute for, or superior to financial measures prepared in accordance with U.S. GAAP.

The adjusted EPS is calculated as net income excluding certain non-cash items and factors which are unusual or unpredictable, which include: amortization and impairment of intangible assets; change in fair value of contingent consideration; major restructuring costs, integration and other related transaction costs relating to acquisitions; litigation reserves; R&D milestones and acquired IPR&D, together with the tax effects of all these items.

Basis of preparation

The AbbVie profit forecasts (the “Profit Forecasts”) are based on the unaudited earnings results for the year to date Q2 and a forecast of the results for the six-month period ending December 31, 2019.

The Profit Forecasts have been properly compiled on the basis of the assumptions stated below on a basis consistent with the accounting policies of AbbVie, which are in accordance with U.S. GAAP and those which AbbVie anticipates will be applicable for the full year ending December 31, 2019 (as adjusted for AbbVie non-GAAP policy to disclose adjusted earnings excluding specified items).

The AbbVie non-GAAP profit forecast does not include the proposed acquisition of Allergan as it is assumed the transaction will not close until 2020. However, the AbbVie GAAP profit forecast includes estimated one-time expenses relating to the transaction such as bridge related financing fees, legal, consultants, accountants, regulatory and other fees, which are expected to be incurred in 2019. The GAAP forecast excludes impacts of interest carrying costs on acquisition related debt issued prior to closing pending updated information on timing of when the debt will be issued and related 2019 carrying costs.

Principal assumptions

The Profit Forecasts have been compiled on the basis of the following assumptions:

a)	Assumptions which are within AbbVie’s influence or control:

•

Executed licensing and partnership collaboration transaction impacts and transactions expected to be executed in the next quarter are included. In line with AbbVie’s historical practices, Management continues to evaluate and pursue opportunities for further partnership collaborations and in-licensing transactions. No material acquisitions or disposals are anticipated in 2019;

•	There will be no material change in the operational strategy or current management of AbbVie during the year ending December 31, 2019 other than those already announced;

•	There will be no major site closures or rationalization during the six-month forecast period to December 31, 2019 other than those already commenced; and

•	Share repurchases and issuances are expected to be immaterial during the six-month forecast period to December 31, 2019.

b)	Assumptions which are outside of AbbVie’s influence or control:

•	There will be no material supply chain, manufacturing and distribution disruptions and other business interruptions, including natural disasters or industrial disputes;

•

There will be no material adverse events that affect AbbVie’s key products, including adverse regulatory and clinical findings or publications, product recalls, liability claims, or loss of patient protection;

•	There will be no material changes to current litigation provisions due to a new or ongoing litigation claim;

•	There will be no material change in general market, economic, competitive environments or levels of demand in countries in which AbbVie operates that would materially affect AbbVie’s business;

•	There will be no material change to AbbVie customers’ agreements, rebates, or discount programs from those currently prevailing;

•

There will be no changes in exchange rates, interest rates, bases of taxes, tax laws or interpretations, or legislative or regulatory requirements from those currently prevailing that would have a material impact on AbbVie’s operations or its accounting policies;

•	There will be no material change to discount rate assumptions for calculating the fair value of contingent consideration from those currently prevailing; and

•	There will be no intangible asset impairments due to unfavorable clinical study results or safety signals.

Reports on the AbbVie Profit Forecasts

The reports on the AbbVie Profit Forecasts, as required by Rule 28.3 of the Irish Takeover Rules, have been prepared by (i) PricewaterhouseCoopers UK and (ii) Morgan Stanley & Co. International plc.

The AbbVie Profit Forecast included in this document has been prepared by AbbVie’s management. Such information is the sole responsibility of AbbVie’s management. PricewaterhouseCoopers US has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the AbbVie Profit Forecast for the purpose of its inclusion herein, and, accordingly, PricewaterhouseCoopers US does not provide any form of assurance with respect thereto for the purpose of this proxy statement. The PricewaterhouseCoopers US audit report incorporated by reference in this proxy statement relates solely to Allergan’s previously issued financial statements. It does not extend to the AbbVie Profit Forecast and should not be read to do so.

MERGER BENEFIT STATEMENT

The Rule 2.5 Announcement dated June 25, 2019 included the following statements regarding the synergies that may result from the Acquisition (the synergy statements):

AbbVie anticipates that the Acquisition will provide annual pre-tax synergies and other cost reductions of at least $2 billion in year three while leaving investments in key growth franchises untouched. The synergies and other cost reductions will be a result of optimizing the research and early stage portfolio, and reducing overlapping R&D resources (~50%), driving efficiencies in SG&A, including sales and marketing and central support function costs (~40%), and eliminating redundancies in manufacturing and supply chain, and leveraging procurement spend (~10%). The synergies estimate excludes any potential revenue synergies.

Subject to the Scheme becoming effective, Allergan Shareholders will be able to share in the synergies and other cost reductions resulting from the Acquisition by means of the AbbVie Shares they will receive as part of the scheme consideration.

There are various material assumptions underlying the synergies and other cost reductions estimates which may result in the synergies and other cost reductions being materially greater or less than estimated. The estimate of synergies and other cost reductions should therefore be read in conjunction with the key assumptions underlying the estimates.

The synergies and other cost reductions statements should not be construed as a profit forecast or interpreted to mean that AbbVie’s profits or earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of AbbVie and/or Allergan for the relevant preceding financial period or any other period.

The estimate of synergies set out in the Rule 2.5 Announcement was reported on for the purposes of Rule 19.3(b)(ii) of the Irish Takeover Rules by (i) PricewaterhouseCoopers UK and (ii) Morgan Stanley & Co. International plc. Copies of their respective reports were included in Appendix IV and Appendix V to the Rule 2.5 Announcement. The Rule 2.5 Announcement was mailed to Allergan Shareholders beginning on July 10, 2019 and is also available on the websites of Allergan and AbbVie. Each of PricewaterhouseCoopers UK and Morgan Stanley & Co. International gave and has not withdrawn its consent to the issue of the Rule 2.5 Announcement with the inclusion of its report.

The estimate of synergies referenced above has been prepared by AbbVie’s management. Such information is the sole responsibility of AbbVie’s management. PricewaterhouseCoopers US has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the estimate of synergies for the purpose of its reference herein, and, accordingly, PricewaterhouseCoopers US does not provide any form of assurance with respect thereto for the purpose of this proxy statement. The PricewaterhouseCoopers US audit report incorporated by reference in this proxy statement relates solely to Allergan’s previously issued financial statements. It does not extend to the estimate of synergies and should not be read to do so.

Assumptions

The bases of belief (including sources of information and assumptions made) that support the expected synergies and other cost reductions are set out in the following paragraphs. The estimate of synergies has been reported on in accordance with Rule 19.3(b)(ii) of the Irish Takeover Rules.

The expected sources of the estimated pre-tax synergies are:

(a)	optimizing the research and early stage portfolio, and reducing overlapping R&D resources;

(b)	driving efficiencies in SG&A including sales and marketing, and central support function costs; and

(c)	eliminating redundancies in manufacturing and supply chain, and leveraging procurement spend.

When evaluating potential annual pre-tax cost synergies and other cost reductions the AbbVie Board assumed the following:

(a)	The cost bases for the quantification exercise are:

i.	in respect of AbbVie, the four months actual cost base to 30 April 2019 plus eight months of the latest forecast cost base to 31 December 2019; and

ii.	in respect of Allergan, the three months actual cost base to 31 March 2019 plus nine months of the latest forecast cost base to 31 December 2019;

(b)	that the scheme will become effective and AbbVie, through Acquirer Sub, will acquire 100% of the issued and to be issued share capital of Allergan on completion of the Acquisition;

(c)	that there will be no material unanticipated impact on the combined company arising from any decisions made by competition authorities;

(d)	that there will be no material change to the market dynamics affecting AbbVie and/or Allergan following completion of the Acquisition; and

(e)	that there will be no material change to exchange rates following completion of the Acquisition.

In establishing the estimate of pre-tax synergies and other cost reductions the AbbVie Board assumed that Allergan’s operations, processes and procedures are comparable to those of AbbVie’s related operations, except where publicly available information clearly indicates otherwise or the due diligence materials provided by Allergan to AbbVie indicated otherwise.

AbbVie’s management, aided by its previous integration experience and through an understanding of Allergan’s operations and cost structure based on their own market intelligence and experience, and due diligence materials provided by Allergan, determined the source and scale of potential pre-tax synergies and other cost reductions. The pre-tax synergies and other cost reductions are incremental to AbbVie’s and, to the best of AbbVie’s knowledge, Allergan’s existing plans.

In addition to information from AbbVie’s and Allergan’s respective management teams, the sources of information that AbbVie has used to arrive at the estimate of potential pre-tax synergies and other cost reductions include:

(a)	the Allergan annual report and accounts;

(b)	Allergan presentations to analysts;

(c)	Allergan’s website;

(d)	analysts’ research;

(e)	other public information;

(f)	AbbVie’s knowledge of the industry and of Allergan; and

(g)	AbbVie’s experience of synergies from previous transactions.

There remains an inherent risk in the synergy forward-looking statements. No synergy statement, including any statement that the Acquisition will be accretive, should be construed as a profit forecast or interpreted to mean that AbbVie’s earnings in the first full year following the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of AbbVie and/or Allergan for the relevant preceding financial period or any other period.

EXECUTION VERSION

Annex A

TRANSACTION AGREEMENT

dated as of June 25, 2019

among

ABBVIE INC.

VENICE SUBSIDIARY, LLC

and

ALLERGAN PLC

A-i

A-ii

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (this “Agreement”), dated as of June 25, 2019 is by and among AbbVie, a Delaware corporation (“AbbVie”), Venice Subsidiary, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of AbbVie (“Acquirer Sub”), and Allergan plc, an Irish public limited company with registered number 527629 having its registered office at Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland (“Allergan”).

WHEREAS, AbbVie has agreed to make a proposal to cause Acquirer Sub to acquire Allergan on the terms set out in the Rule 2.5 Announcement;

WHEREAS, this Agreement sets out certain matters relating to the conduct of the Acquisition (as defined below) that have been agreed by the Parties; and

WHEREAS, the Parties intend that the Acquisition will be implemented by way of the Scheme, although this may, subject to the consent (where required) of the Panel, be switched to a Takeover Offer in accordance with the terms set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1    Definitions.

As used in this Agreement the following words and expressions have the following meanings:

“AbbVie Board” means the board of directors of AbbVie.

“AbbVie Group” means AbbVie and all of its Subsidiaries.

“AbbVie Material Adverse Effect” means any event, change, effect, development or occurrence that, individually or together with any other event, change, effect, development or occurrence, (a) would prevent, materially delay or materially impair the ability of AbbVie and Acquirer Sub to consummate the transactions contemplated hereby (including the Acquisition) prior to the End Date or (b) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of AbbVie and its Subsidiaries, taken as a whole; provided, that, solely for the purpose of clause (b), no event, change, effect, development or occurrence to the extent resulting from or arising out of any of the following shall be deemed to constitute an AbbVie Material Adverse Effect or shall be taken into account in determining whether there has been, or would reasonably be expected to be, an AbbVie Material Adverse Effect: (i) any changes in general United States or global economic conditions, (ii) any changes in conditions generally affecting the industries in which AbbVie or any of its Subsidiaries operate, (iii) any decline, in and of itself, in the market price or trading volume of AbbVie Shares (it being understood and agreed that the facts, events, developments or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of AbbVie Material Adverse Effect may, to the extent not otherwise excluded, be taken into account in determining whether there has been, or would reasonably be expected to be, an AbbVie Material Adverse Effect), (iv) any changes in political conditions or in securities, credit, financial, debt or other capital markets, in each case in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by AbbVie or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions, revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts, events, developments or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of AbbVie Material Adverse Effect may, to the extent not otherwise excluded, be taken into account in determining whether there has been, or would reasonably be expected to be, an AbbVie Material Adverse Effect), (vi) the execution and delivery of this Agreement, the public announcement of this Agreement or the consummation of the transactions contemplated hereby (including the Acquisition) (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to expressly address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby (including the Acquisition) or Condition 5(ii) to the extent it relates to such representations and warranties), (vii) any adoption, implementation, promulgation, repeal, modification, amendment or change of any applicable Law of or by any Governmental Entity, (viii) any changes or prospective changes in GAAP, (ix) any changes in geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattack or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyberattack or terrorism threatened or underway as of the date of this Agreement, (x) any epidemic, plague, pandemic or other outbreak of illness or public health event, hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions (xi) any matter set forth in Section 6.2(h) of the AbbVie Disclosure Schedule or (xii) any action taken by AbbVie or any of its Subsidiaries that is expressly required to be taken by AbbVie or any of its Subsidiaries pursuant to this Agreement or any action expressly requiring Allergan’s consent pursuant to this Agreement which is not taken as a result of the failure of Allergan to consent to such action following request for such consent by AbbVie, except in the case of each of clauses (i), (ii), (iv), (vii), (viii), (ix) or (x), to the extent that any such event, change, effect, development or occurrence has a disproportionate adverse effect on AbbVie and its Subsidiaries, taken as a whole, relative to the adverse effect such event, change, effect, development or occurrence has on other companies operating in the industries in which AbbVie and its Subsidiaries operate.

“AbbVie Parties” means, collectively, AbbVie and Acquirer Sub.

“AbbVie Preferred Shares” means the preferred stock of AbbVie, par value $0.01 per share.

“AbbVie Reimbursement Payment” shall have the meaning given to that term in the Expenses Reimbursement Agreement.

“AbbVie Share Plan” means the AbbVie 2013 Stock Award and Incentive Plan.

“AbbVie Shares” means the common stock of AbbVie, par value $0.01 per share.

“Acquisition” means the proposed acquisition by Acquirer Sub of Allergan by means of the Scheme or the Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time), including the issuance by AbbVie of the aggregate Share Consideration and payment by Acquirer Sub of the aggregate Cash Consideration pursuant to the Scheme or the Takeover Offer, in each case, as described in the Rule 2.5 Announcement and provided for in this Agreement.

“Act” means the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with the Act and every statutory modification and reenactment thereof for the time being in force.

“Acting in Concert” shall have the meaning given to that term in the Takeover Panel Act.

“Actions” means any civil, criminal or administrative actions, litigations, arbitrations, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlement or enforcement actions by, from or before any Governmental Entity.

“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).

“Allergan Alternative Proposal” means any bona fide proposal or offer (including non-binding proposals or offers) from any Person or Group, other than AbbVie and its Subsidiaries or any of its Concert Parties, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Allergan or any of its Subsidiaries (including equity securities of Subsidiaries) equal to twenty percent (20%) or more of the consolidated assets of Allergan, or to which twenty percent (20%) or more of the revenues or earnings of Allergan on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (ii) direct or indirect acquisition (including by scheme of arrangement or takeover offer) or issuance (whether in a single transaction or a series of related transactions) of twenty percent (20%) or more of any class of equity or voting securities of Allergan, (iii) scheme of arrangement, tender offer, takeover offer or exchange offer that, if consummated, would result in a Person or Group beneficially owning twenty percent (20%) or more of any class of equity or voting securities of Allergan, or (iv) scheme of arrangement, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction involving Allergan or any of its Subsidiaries, under which a Person or Group or, in the case of clause (B) below, the shareholders or equityholders of any Person or Group would, directly or indirectly, (A) acquire assets equal to twenty percent (20%) or more of the consolidated assets of Allergan, or to which 20% or more of the revenues or earnings of Allergan on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, or (B) immediately after giving effect to such transactions, beneficially own twenty percent (20%) or more of any class of equity or voting securities of Allergan or the surviving or resulting Person (including any parent Person) in such transaction.

“Allergan Benefit Plan” means each employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), each employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and each employment, consulting, compensation, salary contribution, change-in-control, bonus, incentive, equity or equity-based, phantom equity, deferred compensation, vacation, paid time off, stock purchase, stock or stock-based, severance, termination pay or indemnity, retention, employment, change of control or fringe benefit or other material benefit or compensation plan, program, policy, scheme, arrangement, or agreement, whether or not written, that in each case, is sponsored, maintained or contributed to by any member of the Allergan Group or to which any member of the Allergan Group has or would reasonably be expected to have any material liability (whether current or contingent), excluding any arrangements maintained by any Governmental Entity or otherwise required by applicable Law.

“Allergan Board” means the board of directors of Allergan.

“Allergan Directors” means the members of the board of directors of Allergan.

“Allergan Employees” means the employees of Allergan or any Subsidiary of Allergan as of immediately prior to the Effective Time.

“Allergan Equity Award Holder Proposal” means the proposal of AbbVie to the Allergan Equity Award Holders to be made in accordance with Rule 15 of the Takeover Rules and the terms of the Allergan Share Plans.

“Allergan Equity Award Holders” means the holders of Allergan Equity Awards.

“Allergan Equity Awards” means the Allergan Options, the Allergan Restricted Stock Awards, the Allergan RSU Awards, the Allergan PSU Awards and any other Allergan equity-based awards granted under a Allergan Share Plan or otherwise.

“Allergan Group” means Allergan and all of its Subsidiaries.

“Allergan Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

“Allergan Intervening Event” means any material event, fact, change, effect, development or occurrence arising or occurring after the date of this Agreement that (i) was not known, or the material consequences of which were not known, in each case to the Allergan Board as of or prior to the date of this Agreement, (ii) does not relate to or involve any Allergan Alternative Proposal and (iii) does not relate to AbbVie or any of its Subsidiaries.

“Allergan Material Adverse Effect” means any event, change, effect, development or occurrence that, individually or together with any other event, change, effect, development or occurrence, (a) would prevent, materially delay or materially impair the ability of Allergan to consummate the transactions contemplated hereby (including the Acquisition) prior to the End Date or (b) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of Allergan and its Subsidiaries, taken as a whole; provided that, solely for the purposes of clause (b), no event, change, effect, development or occurrence to the extent resulting from or arising out of any of the following shall be deemed to constitute an Allergan Material Adverse Effect or shall be taken into account in determining whether there has been, or would reasonably be expected to be, an Allergan Material Adverse Effect: (i) any changes in general United States or global economic conditions, (ii) any changes in conditions generally affecting the industries in which Allergan or any of its Subsidiaries operate, (iii) any decline, in and of itself, in the market price or trading volume of Allergan Shares (it being understood and agreed that the facts, events, developments or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Allergan Material Adverse Effect may, to the extent not otherwise excluded, be taken into account in determining whether there has been, or would reasonably be expected to be, an Allergan Material Adverse Effect), (iv) any changes in political conditions or in securities, credit, financial, debt or other capital markets, in each case in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by Allergan or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions, revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts, events, developments or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Allergan Material Adverse Effect may, to the extent not otherwise excluded, be taken into account in determining whether there has been, or would reasonably be expected to be, an Allergan Material Adverse Effect), (vi) the execution and delivery of this Agreement, the public announcement of this Agreement or the consummation of the transactions contemplated hereby (including the Acquisition) (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to expressly address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby (including the Acquisition) or Condition 4(ii) to the extent it relates to such representations and warranties), (vii) any adoption, implementation, promulgation, repeal, modification, amendment or change of any applicable Law of or by any Governmental Entity, (viii) any changes or prospective changes in GAAP, (ix) any changes in geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattack or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyberattack or terrorism threatened or underway as of the date of this Agreement, (x) any epidemic, plague, pandemic or other outbreak of illness or public health event, hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions, (xi) any matter set forth in Section 6.1(a)(k)(ii) of the Allergan Disclosure Schedule or (xii) any action taken by Allergan or any of its Subsidiaries that is expressly required to be taken by Allergan or any of its Subsidiaries pursuant to this Agreement or any action expressly requiring AbbVie’s consent pursuant to this Agreement which is not taken as a result of the failure of AbbVie to consent to such action following request for such consent by Allergan, except in the case of each of clauses (i), (ii), (iv), (vii), (viii), (ix) or (x), to the extent that any such event, change, effect, development or occurrence has a disproportionate adverse effect on Allergan and its Subsidiaries, taken as a whole, relative to the adverse effect such event, change, effect, development or occurrence has on other companies operating in the industries in which Allergan and its Subsidiaries operate.

“Allergan Options” means all options to purchase Allergan Shares, whether granted pursuant to the Allergan Share Plans or otherwise.

“Allergan Preferred Shares” means the preferred stock of Allergan, par value US $0.0001 per share.

“Allergan Product” means all products or product candidates that are being researched, tested, developed, commercialized, manufactured, sold or distributed by any member of the Allergan Group and all products or product candidates, if any, with respect to which any member of the Allergan Group has royalty rights.

“Allergan PSU Awards” means all Allergan RSU Awards with performance-based vesting or delivery requirements, whether granted pursuant to the Allergan Share Plans or otherwise.

“Allergan Regulatory Agency” means any Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy, testing, manufacturing, labeling, storage, distribution, marketing, sale, pricing, import or export of any of the Allergan Products.

“Allergan Regulatory Permits” means authorizations (i) under the FDCA or the Public Health Service Act and (ii) of any applicable Allergan Regulatory Agency necessary for the lawful operation of the businesses of Allergan or any of its Subsidiaries.

“Allergan Restricted Stock Awards” means all awards of Allergan Shares subject to vesting restrictions and/or forfeiture back to Allergan, whether granted pursuant to the Allergan Share Plans or otherwise.

“Allergan RSU Awards” means all restricted stock units payable in Allergan Shares or whose value is determined with reference to the value of Allergan Shares, whether granted pursuant to the Allergan Share Plans or otherwise.

“Allergan Share Award” means an award denominated in Allergan Shares (including Allergan Restricted Stock Awards, Allergan PSU Awards and Allergan RSU Awards), other than an Allergan Option.

“Allergan Share Plans” means, collectively, the Allergan, Inc. 2008 Equity Plan, the Forest Laboratories LLC 2007 Equity Incentive Plan, the Amended and Restated 2011 Incentive Award Plan of Allergan, the Amended and Restated 2013 Incentive Award Plan of Allergan (the “Allergan 2013 Plan”), the Kythera Biopharmaceuticals, Inc. 2012 Equity Incentive Plan, the Warner Chilcott Equity Incentive Plan, the ZELTIQ Aesthetics, Inc. 2012 Stock Plan, and any other equity-based incentive plan maintained by Allergan or assumed by Allergan in connection with prior acquisitions.

“Allergan Shareholder Approval” means (i) the approval of the Scheme by a majority in number of members of each class of Allergan Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing, at the relevant voting record time, at least seventy five percent (75%) in value of the Allergan Shares of that class held by Allergan Shareholders who are members of that class and that are present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting) and (ii) the Required EGM Resolutions being duly passed by the requisite majorities of Allergan Shareholders at the EGM (or at any adjournment or postponement of such meeting).

“Allergan Shareholders” means the holders of Allergan Shares.

“Allergan Shares” means the ordinary shares of Allergan, par value US$0.0001 per share.

“Allergan Superior Proposal” means any bona fide, written Allergan Alternative Proposal (other than an Allergan Alternative Proposal which has resulted from a breach in any material respect of Section 5.3) (with all references to “twenty percent (20%)” in the definition of Allergan Alternative Proposal being deemed to be references to “fifty percent (50%)”) on terms that the Allergan Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the Allergan Alternative Proposal that the Allergan Board considers to be appropriate (including the identity of the

Person making the Allergan Alternative Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing), is more favorable to the Allergan Shareholders from a financial point of view than the Acquisition (taking into account any proposal by AbbVie to amend the terms of this Agreement).

“ANDA” means an abbreviated new drug application submitted pursuant to 21 U.S.C. § 355(j).

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Bribery Act” means the United Kingdom Bribery Act 2010.

“Bribery Legislation” means all and any of the following: the FCPA; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant Law in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act; the Proceeds of Crime Act 2002; the relevant Laws in Ireland relating to bribery and/or corruption including the Criminal Justice (Corruption Offences) Act 2018 of Ireland; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and /or anti-bribery, anti-corruption and/or anti-money laundering Laws of any jurisdiction in which the Allergan Group operates.

“Bridge Credit Agreement” means that certain 364-Day Bridge Credit Agreement, dated as of the date hereof, among AbbVie, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, an executed copy of which has been provided to Allergan on the date hereof.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Ireland or in New York are authorized or required by applicable Law to be closed.

“Cash Consideration” means US$120.30 in cash per Allergan Share, as it may be adjusted pursuant to Section 8.1(c)(v).

“Clearances” means all consents, clearances, approvals, permissions, license, variance, exemption, authorization, acknowledgement, permits, nonactions, Orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Governmental Entity or other Third Party in connection with the implementation of the Scheme and/or the Acquisition.

“Code” means the United States Internal Revenue Code of 1986.

“Completion” means the completion of the Acquisition.

“Concert Parties” means such Persons as are deemed to be Acting in Concert with AbbVie pursuant to Rule 3.3 of Part A of the Takeover Rules.

“Conditions” means the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Appendix III of the Rule 2.5 Announcement, and “Condition” means any one of the Conditions.

“Confidentiality Agreement” means the confidentiality agreement between Allergan and AbbVie dated as of May 30, 2019.

“Contract” means any legally binding contract, agreement, obligation, understanding or instrument, lease, license or other legally binding commitment or undertaking of any nature.

“Court Hearing” means the hearing by the High Court of the Petition to sanction the Scheme under Section 453 of the Act.

“Court Meeting” means the meeting or meetings of the Allergan Shareholders or, if applicable, the meeting or meetings of any class or classes of Allergan Shareholders (and, in each case, any adjournment or postponement thereof) convened by (i) resolution of the Allergan Board or (ii) order of the High Court, in either case, pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment).

“Court Meeting Resolution” means the resolution to be proposed at the Court Meeting for the purposes of approving and implementing the Scheme.

“Court Order” means the Order or Orders of the High Court sanctioning the Scheme under Section 453 of the Act and confirming the reduction of capital that forms part of it under Sections 84 and 85 of the Act.

“EC Merger Regulation” means the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings.

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has become (or has been declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“Effective Time” means the time on the Effective Date at which the Court Order and a copy of the minute required by Section 86 of the Act are registered by the Registrar of Companies or, if the Acquisition is implemented by way of a Takeover Offer, the time on the Effective Date at which the Takeover Offer becomes (or is declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“EGM” means the extraordinary general meeting of the Allergan Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded (it being understood that if the Court Meeting is adjourned or postponed, the EGM shall be correspondingly adjourned or postponed).

“EGM Resolutions” means, collectively, the following resolutions to be proposed at the EGM: (i) an ordinary resolution to approve the Scheme and to authorize the Allergan Board to take all such action as it considers necessary or appropriate to implement the Scheme; (ii) a special resolution to cancel, subject to the approval of the High Court, the issued share capital of Allergan (other than any Allergan Shares held by any member of the AbbVie Group); (iii) an ordinary resolution authorizing the Allergan Board to allot new ordinary shares to Acquirer Sub pursuant to this Agreement and the Scheme by capitalization of the reserve arising from the cancellation of the issued share capital of Allergan pursuant to the resolution described in clause (ii); (iv) a special resolution amending the Allergan Memorandum and Articles of Association in accordance with Section 4.5 of this Agreement (the resolutions described in the foregoing clauses (i) through (iv), the “Required EGM Resolutions”); (v) an ordinary resolution that any motion by the Chairperson of the Allergan Board to adjourn or postpone the EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Scheme or any of the Required EGM Resolutions to be approved; and (vi) any other resolutions as Allergan reasonably determines to be necessary or desirable for the purposes of implementing the Acquisition as have been approved by AbbVie (such approval not to be unreasonably withheld, conditioned or delayed).

“End Date” means June 25, 2020; provided, that if as of such date any of Conditions 3(ii), 3(iii), 3(iv) or 3(v) (with respect to Condition 3(v), only if the failure of such Condition to have been satisfied as of such date is an Order or Law under any Antitrust Law) have not been satisfied, and on such date all other Conditions (other than Conditions 2(iii) and 2(iv)) have been satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) or would be satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) if the Acquisition were completed on such date, the “End Date” shall be September 25, 2020.

“Environmental Law” means each applicable Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances.

“Environmental Permits” means all consents, clearances, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, approvals, permits and orders of Governmental Entities required by Environmental Law and affecting, or relating to, the business of Allergan or any of its Subsidiaries.

“Equity Award Conversion Ratio” means the sum, rounded to the nearest one thousandth, of (a) the Exchange Ratio and (b) the quotient obtained by dividing (i) the Cash Consideration by (ii) the VWAP of AbbVie Shares.

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, together with any member of the Allergan Group, is (or at any relevant time has or would be) treated as a single employer under Section 414 of the Code.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Agent” means the bank or trust company appointed by AbbVie (and reasonably acceptable to Allergan) to act as exchange agent for the payment of the Scheme Consideration.

“Expenses Reimbursement Agreement” means the expenses reimbursement agreement dated as of the date hereof between AbbVie and Allergan, the terms of which have been approved by the Panel.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“FDA” means the United States Food and Drug Administration.

“FDCA” means the United States Food, Drug and Cosmetic Act of 1938.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.

“Financing” means the debt financing provided by the Bridge Credit Agreement and any other third party debt financing that is necessary, or that is otherwise incurred or intended to be incurred by AbbVie or any of the Subsidiaries of AbbVie, to refinance or refund any existing indebtedness for borrowed money of Allergan, AbbVie or any of their respective Subsidiaries in each case in connection with the transactions contemplated hereby, or to fund the Cash Consideration payable by Acquirer Sub in the Scheme or (as the case may be) the Takeover Offer, including the offering or private placement of debt securities or the incurrence of credit facilities.

“Financing Sources” means (i) the Persons that have committed to provide or arrange or otherwise entered into agreements in connection with the Financing, including the parties to any joinder agreements, engagement letters, indentures or credit agreements entered into pursuant thereto or relating thereto, but excluding in each case, for clarity, the Parties and their Subsidiaries, (ii) the Affiliates of the Persons set forth in clause (i) above and (iii) the Representatives and the respective successors and assigns of the Persons set forth in clauses (i) and (ii) above.

“GAAP” means U.S. generally accepted accounting principles.

“Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party, party official or candidate for political office or (iii) any company, business, enterprise or other entity owned or controlled by any Person described in the foregoing clause (i) or (ii) of this definition.

“Governmental Entity” means any United States, Irish or other foreign or supranational, federal, state or local governmental commission, board, body, division, political subdivision, bureau or other regulatory authority or agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank, public international organization or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including, the Panel, the High Court, the SEC, and each Allergan Regulatory Agency.

“Governmental Healthcare Program” means any federal healthcare program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and state healthcare programs (as defined therein), and any other healthcare program administered by a Governmental Entity.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Environmental Law or that is otherwise regulated by any Governmental Entity with jurisdiction over the environment or natural resources, including petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“Healthcare Laws” means all Laws relating to healthcare, including: Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute); the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the False Claims Act, 31 U.S.C. §§ 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Exclusion Laws, 42 U.S.C. § 1320a 7; the Health Insurance Portability and

Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); any similar international, federal, state and local Laws that address the subject matter of the foregoing; and the Patient Protection and Affordable Care Act of 2010.

“High Court” means the High Court of Ireland.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indentures” means, collectively, those certain indentures (i) dated as of August 24, 2009, relating to the 3.250% Senior Notes due 2022 and 4.625% Senior Notes due 2042 issued by Allergan Finance, LLC; (ii) dated as of September 14, 2010, relating to the 3.375% Senior Notes due 2020 issued by Allergan, Inc.; (iii) dated as of March 12, 2013, relating to the 2.800% Senior Notes due 2023 issued by Allergan, Inc.; (iv) dated as of December 10, 2013, relating to the 5.000% Senior Notes due 2021 issued by Allergan Sales, LLC; (v) dated as of January 31, 2014, relating to the 4.875% Senior Notes due 2021 issued by Allergan Sales, LLC; (vi) dated as of June 19, 2014, relating to the 3.850% Senior Notes due 2024 and 4.850% Senior Notes due 2044 issued by Allergan Funding SCS; and (vii) dated as of March 12, 2015, relating to the USD-denominated Floating Rate Senior Notes due 2020, Euro-denominated Floating Rate Senior Notes due 2020, 3.000% Senior Notes due 2020, 0.500% Senior Notes due 2021, 3.450% Senior Notes due 2022, 1.500% Senior Notes due 2023, 1.250% Senior Notes due 2024, 3.800% Senior Notes due 2025, 2.625% Senior Notes due 2028, 2.125% Senior Notes due 2029, 4.550% Senior Notes due 2035 and 4.750% Senior Notes due 2045 issued by Allergan Funding SCS.

“Intellectual Property” means any and all rights in or associated with any of the following, whether or not registered, including all rights therein and associated therewith, arising in the United States or any other jurisdiction throughout the world: (i) trademarks, service marks, trade names, trade dress, logos, slogans, Internet domain names, Internet account names (including social networking and media names) and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing; (ii) patents and pending patent applications, and all divisions, continuations, continuations-in-part, reissues and reexaminations, and any extensions thereof; (iii) works of authorship (whether or not copyrightable), registered and unregistered copyrights (including those in Software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof, including moral rights of authors, and database rights; (iv) trade secrets, rights in technology, confidential or proprietary information and other know-how, including inventions (whether or not patentable or reduced to practice), concepts, methods, processes, protocols, assays, formulations, formulae, technical, research, clinical and other data, databases, designs, specifications, schematics, drawings, algorithms, models and methodologies; (v) rights in Software; and (vi) other similar types of proprietary rights or other intellectual property.

“Ireland” or “Republic of Ireland” means Ireland, excluding Northern Ireland, and the word “Irish” shall be construed accordingly.

“IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, and all associated documentation, owned by, or licensed or leased to, Allergan or any of its Subsidiaries.

“knowledge” means in relation to Allergan, the actual knowledge, after due inquiry, of the Persons listed in Section 1.1(a) of the Allergan Disclosure Schedule, and in relation to AbbVie, the actual knowledge, after due inquiry, of the Persons listed in Section 1.1(a) of the AbbVie Disclosure Schedule. None of the individuals set forth in Section 1.1(a) of the Allergan Disclosure Schedule or Section 1.1(a) of the AbbVie Disclosure Schedule shall have any personal liability or obligations regarding such knowledge.

“Law” means any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, executive order or agency requirement of any Governmental Entity.

“Licensed Intellectual Property” means any and all Intellectual Property owned by a Third Party and licensed (including sublicensed) to any member of the Allergan Group.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset (including in each case any license to, or covenant not to sue in respect of, Intellectual Property).

“Northern Ireland” means the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).

“Organizational Documents” means articles of association, articles of incorporation, certificate of incorporation, constitution, by-laws, limited liability company agreement, operating agreement or other equivalent organizational document, as appropriate.

“Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by any member of the Allergan Group.

“Panel” means the Irish Takeover Panel.

“Parties” means Allergan and the AbbVie Parties and “Party” shall mean either Allergan, on the one hand, or AbbVie or the AbbVie Parties (whether individually or collectively), on the other hand (as the context requires).

“Permitted Lien” means (i) any Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not materially detract from the value or the use of the property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, (vii) any purchase money security interests, equipment leases or similar financing arrangements, (viii) any Liens which are disclosed on the Allergan Balance Sheet, or the notes thereto, or (ix) any Liens that are not material to Allergan and its Subsidiaries, taken as a whole.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision.

“Petition” means the petition to the High Court seeking the Court Order.

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland.

“Regulatory Information Service” means a regulatory information service as defined in the Takeover Rules.

“Representatives” means, in relation to any Person, the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or other representatives of such Person.

“Resolutions” means the EGM Resolutions and the Court Meeting Resolution, which will be set out in the Scheme Document.

“Rule 2.5 Announcement” means the announcement to be made by the Parties pursuant to Rule 2.5 of the Takeover Rules for the purposes of the Acquisition, in the form agreed to by on or on behalf of the Parties.

“Sanctioned Country” means any of Crimea, Cuba, Iran, North Korea, Sudan, and Syria.

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions Laws, including the Sanctions Laws of the United States, the United Kingdom, the European Union or the United Nations, including (i) any Person identified in any list of Sanctioned Persons maintained by (A) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security or the United States Department of State, (B) Her Majesty’s Treasury of the United Kingdom, (C) any committee of the United Nations Security Council, or (D) the European Union, (ii) any Person located, organized, or resident in, organized in, or a Governmental Entity of, any Sanctioned Country and (iii) any Person which is directly or indirectly fifty percent (50%) or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii).

“Sanctions Laws” means all applicable Laws concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified Persons or countries or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any applicable Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.

“Scheme” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act and the capital reduction under Sections 84 and 85 of the Act to effect the Acquisition pursuant to this Agreement, on such terms and in such form as is consistent with the terms agreed to by the Parties as set out in the Rule 2.5 Announcement, including any revision thereof as may be agreed between the Parties in writing, and, if required, by the High Court.

“Scheme Document” means a document (or relevant sections of the Proxy Statement comprising the Scheme Document) (including any amendments or supplements thereto) to be distributed to Allergan Shareholders and, for information only, to Allergan Equity Award Holders containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and EGM, (iii) an explanatory statement as required by Section 452 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act, the Exchange Act or the Takeover Rules and (v) such other information as Allergan and AbbVie shall agree.

“Scheme Recommendation” means the recommendation of the Allergan Board that Allergan Shareholders vote in favor of the Resolutions.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Significant Subsidiary” means a significant subsidiary as defined in Rule l-02(w) of Regulation S-X of the Securities Act.

“Software” means all (i) computer programs and other software including any and all software implementations of algorithms, models, methodologies, assemblers, applets, compilers, development tools,

design tools and user interfaces, whether in source code or object code form, (ii) databases and compilations, including all data and collections of data, whether machine readable or otherwise, and (iii) updates, upgrades, modifications, improvements, enhancements, derivative works, new versions, new releases and corrections to or based on any of the foregoing.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person if such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to applicable Law) of such Subsidiary.

“Takeover Offer” means an offer in accordance with Section 3.6 for the entire issued share capital of Allergan (other than any Allergan Shares beneficially owned by AbbVie or any member of the AbbVie Group (if any) and any Allergan Shares held by any member of the Allergan Group) including any amendment or revision thereto pursuant to this Agreement, the full terms of which would be set out in the Takeover Offer Document or (as the case may be) any revised offer documents.

“Takeover Offer Document” means, if, following the date of this Agreement, AbbVie elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6, the document to be despatched to Allergan Shareholders and others jointly by AbbVie and Acquirer Sub containing, among other things, the Takeover Offer, the Conditions (except as AbbVie determines pursuant to and in accordance with Section 3.6 not to be appropriate in the case of a Takeover Offer) and certain information about AbbVie, Acquirer Sub and Allergan and, where the context so requires, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer.

“Takeover Panel Act” means the Irish Takeover Panel Act 1997.

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules, 2013.

“Third Party” means any Person or Group, other than Allergan or any of its Affiliates, in the case of AbbVie and Acquirer Sub, or other than AbbVie or any of its Affiliates, in the case of Allergan, and the Representatives of such Persons, in each case, acting in such capacity.

“U.S.” or “United States” means the United States, its territories and possessions, any State of the United States and the District of Columbia, and all other areas subject to its jurisdiction.

“VWAP of AbbVie Shares” means the volume weighted average price of an AbbVie Share for a ten trading day period, starting with the opening of trading on the eleventh trading day prior to the Completion Date to the closing of trading on the second to last trading day prior to the Completion Date, as reported by Bloomberg.

“Willful Breach” means a material breach of this Agreement that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or such omission to take action would be a material breach of this Agreement.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
AbbVie	Preamble
AbbVie Balance Sheet	Section 6.2(e)
AbbVie Capitalization Date	Section 6.2(b)(i)
AbbVie Disclosure Schedule	Section 6.2

Term	Section
AbbVie Equity Awards	Section 6.2(b)(i)
AbbVie Financing Information	Section 3.4(b)(i)
AbbVie Options	Section 6.2(b)(i)
AbbVie Performance Awards	Section 6.2(b)(i)
AbbVie Restricted Stock Units	Section 6.2(b)(i)
AbbVie RSAs	Section 6.2(b)(i)
AbbVie SEC Documents	Section 6.2(d)(i)
Acquirer Sub	Preamble
Agreement	Preamble
Allergan Alternative Proposal NDA	Section 5.3(b)
Allergan Approval Time	Section 5.3(b)
Allergan Balance Sheet	Section 6.1(g)
Allergan Capitalization Date	Section 6.1(c)(i)
Allergan Change of Recommendation	Section 5.3(a)(ii)
Allergan Disclosure Schedule	Section 6.1
Allergan Exchange Fund	Section 8.1(d)(i)
Allergan Insurance Policies	Section 6.1(u)
Allergan Material Contract	Section 6.1(t)(i)
Allergan Memorandum and Articles of Association	Section 6.1(a)
Allergan Note Offers and Consent Solicitations	Section 7.9(b)
Allergan Permits	Section 6.1(h)(ii)
Allergan Registered IP	Section 6.1(q)(i)
Allergan Replacement Option	Section 4.1
Allergan Replacement Share Award	Section 4.2(a)
Allergan SEC Documents	Section 6.1(e)(i)
Allergan Supplemental Indenture	Section 7.9(b)
Benefits Continuation Period	Section 7.4(a)
Claim Expenses	Section 7.3(a)
Completion Date	Section 8.1(a)
Consent Solicitations	Section 7.9(b)
Covered Individual	Section 5.1(b)(xii)
D&O Claim	Section 7.3(a)
D&O Indemnified Parties	Section 7.3(a)
D&O Indemnifying Parties	Section 7.3(a)
Debt Offer Documents	Section 7.9(b)
Equitable Exceptions	Section 6.1(d)(i)
Exchange Ratio	Section 8.1(c)(ii)
Exchange Ratio Modification Number	Section 8.1(c)(v)
Excluded Scheme Share	Section 3.3(c)
Financing Information	Section 7.9(a)(ii)
Fractional Entitlements	Section 8.1(c)(ii)
Historical Financial Statements	Section 7.9(a)(i)
internal controls	Section 6.1(e)(vi)
IRS	Section 6.1(o)(v)
Lease	Section 6.1(r)
Marketing Material	Section 7.9(a)(i)
Maximum Premium	Section 7.3(b)

Term	Section
New Plans	Section 7.4(b)
Offers to Exchange	Section 7.9(b)
Offers to Purchase	Section 7.9(b)
Old Plans	Section 7.4(b)
PBGC	Section 6.1(j)(ii)
principal executive officer	Section 6.1(e)(v)
principal financial officer	Section 6.1(e)(v)
Proxy Statement	Section 3.1(a)(i)
Reverse Termination Payment	Section 9.2(a)
Sarbanes-Oxley Act	Section 6.1(e)(ii)
Scheme Consideration	Section 8.1(c)(ii)
Section 7.2(d) Categories	Section 7.2(d)
Share Cap	Section 8.1(c)(v)
Share Consideration	Section 8.1(c)(ii)
Specified Termination	Section 9.2(b)
Subscription Amount	Section 3.3(c)
Subscription Completion	Section 3.3(c)
Tax	Section 6.1(o)(v)
Tax Authority	Section 6.1(o)(v)
Tax Return	Section 6.1(o)(v)
Taxable	Section 6.1(o)(v)
Taxation	Section 6.1(o)(v)
Taxes	Section 6.1(o)(v)
Title IV Plan	Section 6.1(j)(ii)
Transaction Litigation	Section 7.10

Section 1.2    Construction.

(a)    The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) all schedules annexed to this Agreement or referred to in this Agreement, including the Allergan Disclosure Schedule and the AbbVie Disclosure Schedule, are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any capitalized term used in any schedule annexed to this Agreement, including the Allergan Disclosure Schedule or the AbbVie Disclosure Schedule, but not otherwise defined therein shall have the meaning set forth in this Agreement; (vi) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (vii) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (viii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (x) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, that with respect to any Contract listed on any schedule annexed to this Agreement or referred to in this Agreement, including the Allergan Disclosure Schedule or the AbbVie Disclosure Schedule, all such amendments, modifications or supplements (other than such amendments, modifications or supplements that are immaterial) must also be listed in the appropriate schedule; (xi) references to any Person include the successors and permitted assigns of that Person; (xii) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (xiii) references to “dollars” and “$” means U.S. dollars; (xiv) the term “made available” and words of similar import mean that the relevant documents, instruments or materials were (A) with respect to AbbVie, posted and made available to AbbVie on the Allergan due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis), or, with respect to Allergan, posted or made available to Allergan on the AbbVie due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis), as applicable, in each case, prior to the date hereof; or (B) filed or furnished to the SEC prior to the date hereof; (xv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xvi) any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term, (xvii) references to times are to New York City times unless otherwise specified; and (xviii) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE 2

RULE 2.5 ANNOUNCEMENT, SCHEME DOCUMENT AND ALLERGAN EQUITY

AWARD HOLDER PROPOSAL

Section 2.1    Rule 2.5 Announcement.

(a)    Each Party confirms that its respective board of directors (or a duly authorized committee thereof) has approved the contents and release of the Rule 2.5 Announcement.

(b)    Following the execution of this Agreement, Allergan and AbbVie shall jointly, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Rule 2.5 Announcement to a Regulatory Information Service by no later than 11:59 a.m., New York City time, on June 25, 2019, or such later time as may be agreed between the Parties in writing.

(c)    The obligations of Allergan and AbbVie under this Agreement, other than the obligations under Section 2.1(b), shall be conditional on the release of the Rule 2.5 Announcement to a Regulatory Information Service.

(d)    Allergan confirms that, as of the date hereof, the Allergan Board considers that the terms of the Scheme as contemplated by this Agreement are fair and reasonable and that the Allergan Board has resolved to recommend to the Allergan Shareholders that they vote in favor of the Resolutions. The recommendation of the Allergan Board that the Allergan Shareholders vote in favor of the Resolutions, and the related opinion of the financial adviser to the Allergan Board, are set out in the Rule 2.5 Announcement and, subject to Section 5.3, shall be incorporated in the Scheme Document and any other document sent to Allergan Shareholders in connection with the Acquisition.

(e)    The Conditions are hereby incorporated in and shall constitute a part of this Agreement.

Section 2.2    Scheme. Subject to Section 3.6:

(a)    Allergan agrees that it will propose the Scheme to the Allergan Shareholders in the manner set out in Article 3 and, subject to the satisfaction or, in the sole discretion of the applicable Party, waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of the Conditions

(with the exception of Conditions 2(iii) and 2(iv) and any other Conditions that by their nature are to be satisfied on the Sanction Date (as defined in Appendix III of the Rule 2.5 Announcement), but subject to the satisfaction or waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of such Conditions), will, in the manner set out in Article 3, petition the High Court to sanction the Scheme so as to facilitate the implementation of the Acquisition;

(b)    each of AbbVie and Acquirer Sub agrees that it will participate in the Scheme and agrees to be bound by its terms, as proposed by Allergan to the Allergan Shareholders, and that it shall, subject to the satisfaction or, in the sole discretion of the applicable Party, waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of the Conditions, effect the Acquisition through the Scheme on the terms set out in this Agreement and the Scheme; and

(c)    each of the Parties agrees that it will perform all of the obligations required of it in respect of the Acquisition on the terms set out in this Agreement and/or the Scheme, and each will, subject to the terms and conditions of this Agreement, including Section 7.2, use its reasonable best efforts to take such other steps as are within its power and are reasonably required of it for the proper implementation of the Scheme, including those required of it pursuant to this Agreement in connection with the Completion.

Section 2.3    Change in Shares. If at any time during the period between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the valid termination of this Agreement pursuant to and in accordance with Article 9, the outstanding Allergan Shares or AbbVie Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Cash Consideration and the Share Consideration and any payments to be made under Article 4 and any other number or amount contained in this Agreement which is based upon the price or number of the Allergan Shares or the AbbVie Shares, as the case may be, shall be correspondingly adjusted to provide the holders of Allergan Shares and AbbVie Shares the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.3 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 2.4    Allergan Equity Award Holder Proposal.

(a)    Subject to the posting of the Scheme Document to the Allergan Shareholders in accordance with Section 3.1, the Parties agree that the Allergan Equity Award Holder Proposal will be made to Allergan Equity Award Holders in respect of their respective holdings of Allergan Options and/or Allergan Share Awards in accordance with Rule 15 of the Takeover Rules and the terms of the Allergan Share Plans.

(b)    The Allergan Equity Award Holder Proposal shall be despatched as a joint letter from Allergan and AbbVie and the Parties shall reasonably agree to the final form of the letter to be issued in respect of the Allergan Equity Award Holder Proposal and all other documentation necessary to effect the Allergan Equity Award Holder Proposal.

(c)    Except as required by applicable Law, the High Court and/or the Panel, no Party shall amend the Allergan Equity Award Holder Proposal after its despatch without the consent of each other Party (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE 3

IMPLEMENTATION OF THE SCHEME

Section 3.1    Responsibilities of Allergan in Respect of the Scheme. Allergan shall:

(a)    (i) be responsible for the preparation of a proxy statement to be sent to the Allergan Shareholders in connection with the matters to be submitted at the Court Meeting and the EGM (such proxy statement, as amended or supplemented, the “Proxy Statement”) and the Scheme Document and all other documentation necessary to effect the Scheme and to convene the EGM and Court Meeting, (ii) provide AbbVie with drafts of the Proxy Statement and the Scheme Document and afford AbbVie reasonable opportunity to review and comment on the Proxy Statement and the Scheme Document and such other documents and shall consider such comments in good faith and (iii) subject to the foregoing clauses (i) and (ii), as promptly as reasonably practicable after the date hereof, cause the Proxy Statement and the Scheme Document to be filed with the SEC and the Panel (in accordance with Rule 41.1(b) of the Takeover Rules);

(b)    for the purpose of implementing the Scheme, instruct a barrister (of senior counsel standing) and provide AbbVie and its Representatives with the opportunity to attend any meetings with such barrister to discuss matters pertaining to the Scheme and any issues arising in connection with it (except to the extent the barrister is to advise on matters relating to the fiduciary duties of the directors of Allergan or their responsibilities under the Takeover Rules);

(c)    as promptly as reasonably practicable, notify AbbVie upon the receipt of any comments from the Panel or the SEC on, or any request from the Panel or the SEC for amendments or supplements to, the Proxy Statement, the Scheme Document, the Allergan Equity Award Holder Proposal and the related forms of proxy and provide AbbVie with copies of all material written correspondence between it and its Representatives and the Panel and/or the SEC relating to such documents;

(d)    use its reasonable best efforts to respond to and resolve all Panel and SEC comments with respect to the Proxy Statement and the Scheme Document as promptly as practicable after receipt thereof;

(e)    as promptly as reasonably practicable, notify AbbVie of any other matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Proxy Statement or the Scheme Document with the SEC and the Panel, as applicable, or implementation of the Scheme as the case may be;

(f)    prior to filing or the despatch of any amendment or supplement to the Proxy Statement or the Scheme Document requested by the Panel or the SEC, or responding in writing to any comments of the Panel or the SEC with respect thereto, Allergan shall provide AbbVie with a reasonable opportunity to review and comment on such document or response and consider in good faith such comments;

(g)    cause the Proxy Statement to be mailed as promptly as reasonably practicable after the date on which the SEC confirms that it will not review the Proxy Statement or that it has no further comments on the Proxy Statement;

(h)    to the extent that clearance of the Proxy Statement or the Scheme Document by the Panel might require that waivers and/or derogations in respect of the Takeover Rules be sought and obtained from the Panel, make a submission for (and use reasonable best efforts to have approved) such waiver or derogation as promptly as reasonably practicable after having provided AbbVie with a reasonable opportunity to review and comment on such submission and considering in good faith such comments;

(i)    provide AbbVie with drafts of any and all pleadings, affidavits, petitions and other filings prepared by Allergan for submission to the High Court in connection with the Scheme prior to their filing, and afford AbbVie reasonable opportunities to review and comment on all such documents and consider in good faith such comments;

(j)    as promptly as reasonably practicable (taking into account any requirements of the Panel with respect to the Scheme Document and the SEC review (if any) with respect to the Proxy Statement, that must be satisfied prior to the release of the Scheme Document), make all necessary applications to the High Court in connection with the implementation of the Scheme (including issuing appropriate proceedings requesting the

High Court to give directions under Section 450(5) of the Act as to what are the appropriate meetings to be held and to order that the Court Meeting be convened as promptly as is reasonably practicable following the Rule 2.5 Announcement and the SEC review (if any) of the Proxy Statement by the SEC), and to use its reasonable best efforts to ensure that the hearing of such proceedings occurs as promptly as is reasonably practicable in order to facilitate the despatch of the Scheme Document and seek such directions of the High Court as it considers necessary or desirable in connection with such Court Meeting and thereafter comply with such directions;

(k)    procure the publication of the requisite advertisements and despatch of the Scheme Document (in a form acceptable to the Panel), Proxy Statement and the related forms of proxy for the use at the Court Meeting and the EGM (the form of which shall be agreed between the Parties, acting reasonably) (i) to Allergan Shareholders on the register of members of Allergan on the record date as agreed with the High Court, as promptly as reasonably practicable after securing approval of the High Court to despatch such documents, and (ii) to the holders of the Allergan Options and the Allergan Share Awards as of such date, for information only, as promptly as reasonably practicable after securing approval of the High Court to despatch such documents, and thereafter shall publish and/or post such other documents and information (the form of which shall be agreed between the Parties, acting reasonably) as the High Court and/or the Panel may approve or direct from time to time;

(l)    unless the Allergan Board has effected an Allergan Change of Recommendation pursuant to and in accordance with Section 5.3, and subject to the obligations of the Allergan Board under the Takeover Rules, procure that the Proxy Statement and the Scheme Document include the Scheme Recommendation;

(m)    include in the Scheme Document a notice convening the EGM to be held immediately following the Court Meeting to consider and, if thought fit, approve the EGM Resolutions;

(n)    prior to the Court Meeting, keep AbbVie reasonably informed on a reasonably current basis (in each case to the extent Allergan reasonably has access to such information) of the number of proxy votes received in respect of resolutions to be proposed at the Court Meeting and/or the EGM, and in any event provide such number promptly upon the request of AbbVie or its Representatives and, unless the Allergan Board has effected an Allergan Change of Recommendation pursuant to and in accordance with Section 5.3, use reasonable best efforts to solicit proxies as may be necessary to pass the Resolutions at the Court Meeting and/or the EGM;

(o)    notwithstanding any Allergan Change of Recommendation, unless this Agreement has been validly terminated pursuant to and in accordance with Article 9, hold the Court Meeting and the EGM on the date set out in the Scheme Document, or such later date as may be agreed in writing by the Parties (such agreements not to be unreasonably withheld, conditioned or delayed), and in such a manner as shall be approved, if necessary by the High Court and/or the Panel, and propose the Resolutions without any amendments, unless such amendments have been agreed to in writing by AbbVie, such agreement not to be unreasonably withheld, conditioned or delayed;

(p)    subject to the terms of this Agreement, afford all such cooperation and assistance as may reasonably be requested of it by AbbVie in respect of the preparation and verification of any document or in connection with any Clearance or confirmation required for the implementation of the Scheme, including the provision to AbbVie in a timely manner of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as AbbVie may reasonably request;

(q)    assume responsibility for the information relating to it or any of its Subsidiaries contained in the Scheme Document, the Proxy Statement or any other document sent to Allergan Shareholders or filed with the High Court or in any announcement;

(r)    review and provide comments (if any) in a reasonably timely manner on all documentation submitted to it by AbbVie;

(s)    following the Court Meeting and EGM, assuming the Resolutions are duly passed (including by the requisite majorities required under Section 453 of the Act in the case of the Court Meeting) and all other Conditions are satisfied or, in the sole discretion of the applicable Party, waived (where permissible under the terms of the Rule 2.5 Announcement and/or the Scheme Document) (with the exception of Conditions 2(iii) and 2(iv) and any other Conditions that are by their nature to be satisfied on the Sanction Date, but subject to the satisfaction or waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of such Conditions), take all necessary steps on the part of Allergan to prepare and issue, serve and lodge all such court documents as are required to seek the sanction of the High Court to the Scheme as soon as possible thereafter;

(t)    give such undertakings as are required by the High Court in connection with the Scheme as are reasonably necessary or desirable to implement the Scheme; and

(u)    keep AbbVie reasonably informed as to the performance of the obligations and responsibilities required of Allergan pursuant to the Scheme.

Section 3.2    Responsibilities of AbbVie and Acquirer Sub in Respect of the Scheme. AbbVie and Acquirer Sub shall:

(a)    either (i) instruct counsel to appear on its behalf at the Court Hearing and undertake to the High Court to be bound by the terms of the Scheme (including the issuance of the Share Consideration pursuant thereto) insofar as it relates to AbbVie or Acquirer Sub, or (ii) provide a written undertaking to the High Court to be bound by the terms of the Scheme (including the issuance of the Share Consideration pursuant thereto) insofar as it relates to AbbVie or Acquirer Sub;

(b)    if, and to the extent that, it or any of its Concert Parties owns or is interested in Allergan Shares, exercise all of its rights and, insofar as lies within its powers, procure that each of its Concert Parties shall exercise all of their respective rights, in respect of such Allergan Shares so as to implement, and otherwise support the implementation of, the Scheme, including by voting (and, in respect of interests in Allergan held via contracts for difference or other derivative instruments, insofar as lies within its powers, procuring that instructions are given to the holder of the underlying Allergan Shares to vote) in favor of the Resolutions or, if required by Law, the High Court or the Takeover Rules, refraining from voting, at any Court Meeting and/or EGM as the case may be;

(c)    keep Allergan reasonably informed as to the performance of the obligations and responsibilities required of AbbVie and Acquirer Sub pursuant to the Scheme;

(d)    subject to the terms of this Agreement (including Section 7.2 hereof) and the Scheme, afford all such cooperation and assistance as may reasonably be requested of it by Allergan in respect of the preparation and verification of any document or in connection with any Clearance or confirmation required for the implementation of the Scheme, including the provision to Allergan in a timely manner of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Allergan may reasonably request (including for the purposes of preparing the Scheme Document);

(e)    assume responsibility for the information relating to it or any of its Subsidiaries contained in the Scheme Document, the Proxy Statement or any other document sent to Allergan Shareholders or filed with the High Court or in any announcement;

(f)    review and provide comments (if any) in a reasonably timely manner on all documentation submitted to it by Allergan;

(g)    to the extent that clearance of the Proxy Statement or the Scheme Document by the Panel might require that waivers and/or derogations in respect of the Takeover Rules be sought and obtained from the Panel, make a submission for (and use reasonable best efforts to have approved) such waiver or derogation as promptly as reasonably practicable after having provided Allergan with a reasonable opportunity to review and comment on such submission and considering in good faith such comments; and

(h)    as promptly as reasonably practicable, notify Allergan of any other matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Proxy Statement or the Scheme Document with the SEC and the Panel, as applicable, or implementation of the Scheme, as the case may be.

Section 3.3    Mutual Responsibilities of the Parties.

(a)    If any of the Parties becomes aware of any information that, pursuant to the Takeover Rules, the Act, the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Scheme Document or the Proxy Statement, then such Party shall promptly inform the other Party thereof and the Parties shall cooperate with each other in submitting or filing such amendment or supplement with the Panel, the SEC and/or the High Court, as applicable, and, if required, in mailing such amendment or supplement to the Allergan Shareholders and, for information only, if required, to the holders of the Allergan Options or Allergan Share Awards. Each of the Parties agrees to promptly (i) correct any information provided by it for use in the Scheme Document or the Proxy Statement, as applicable, if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Scheme Document or the Proxy Statement, as applicable, to include any information that shall become necessary in order to make the statements in the Scheme Document or the Proxy Statement, as applicable, in light of the circumstances under which they were made, not misleading. Allergan further agrees to cause the Scheme Document or the Proxy Statement, as applicable, as so corrected or supplemented promptly to be filed with the Panel and the SEC and to be despatched to its stockholders, in each case as and to the extent required by applicable Law. For purposes of this Section 3.3(a), any information concerning the Allergan Group will be deemed to have been provided by Allergan, and any information concerning the AbbVie Group will be deemed to have been provided by AbbVie and/or Acquirer Sub.

(b)    Each Party shall provide the other Party with reasonable prior notice of any proposed material oral communication with the SEC, the Panel or the High Court and, except to the extent prohibited by the SEC, the Panel or the High Court, afford the other Party reasonable opportunity to participate therein, other than with respect to any such communication to the extent related to an Allergan Alternative Proposal or the termination of this Agreement pursuant to and in accordance with Article 9.

(c)    Except as the Panel may otherwise direct and subject to the Panel’s waiving any obligation for AbbVie or Acquirer Sub to make a cash offer or provide a cash alternative under Rule 11 of the Takeover Rules, and to ensure that Acquirer Sub is the sole member of Allergan at the Effective Time, on such date as the Parties shall agree but in any event prior to the Effective Time, Acquirer Sub agrees to subscribe for, and Allergan agrees to allot and issue to Acquirer Sub, one Allergan Share (the “Excluded Scheme Share”), in consideration for which Acquirer Sub shall pay, or cause to be paid to Allergan, an amount equal to the nominal value of one Allergan Share (the “Subscription Amount”). Completion of the subscription for the Excluded Scheme Share (the “Subscription Completion”) shall take place at a location of the Parties’ choosing on such date as the Parties shall agree but in any event prior to the Effective Time. At the Subscription Completion: (i) Acquirer Sub shall (A) subscribe for the Excluded Scheme Share, and (B) pay, or cause to be paid, the Subscription Amount to Allergan in cash, and (ii) Allergan shall (A) allot and issue the Excluded Scheme Share to Acquirer Sub (or its nominee) credited as fully paid, (B) procure that all appropriate entries are made in the statutory records of Allergan in respect of the Excluded Scheme Share, and (C) issue and deliver to Acquirer Sub a share certificate in respect of the Excluded Scheme Share.

Section 3.4    Dealings with the Panel.

(a)    Each of the Parties will (i) give the other reasonable prior notice of any proposed meeting or material substantive discussion or correspondence between it or its Representatives with the Panel, or any amendment to be proposed to the Scheme in connection therewith, and, except to the extent any such correspondence relates to an Allergan Alternative Proposal or the valid termination of this Agreement pursuant to and in accordance with Article 9, afford the other reasonable opportunities to review and make comments and suggestions with respect to the same and consider in good faith such comments and suggestions, and (ii) except to the extent any such meeting, discussion, correspondence or submission relates to an Allergan Alternative Proposal or the valid termination of this Agreement pursuant to and in accordance with Article 9, keep the other reasonably informed of all such meetings, discussions or correspondence that it or its Representative(s) have with the Panel and not participate in any meeting or discussion with the Panel concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other Party in advance, and, unless prohibited by the Panel, gives such other Party the opportunity to attend and provide copies of all written submissions it makes to the Panel and copies (or, where verbal, a verbal or written summary of the substance) of the Panel responses thereto provided always that any correspondence or other information required to be provided under this Section 3.4 may be redacted:

(i)    to remove references concerning the valuation of the businesses of Allergan;

(ii)    to prevent the exchange of confidential information as required by applicable Law (provided that the redacting Party shall use its reasonable best efforts to cause such information to be provided in a manner that would not result in such confidentiality concerns); and

(iii)    as necessary to address reasonable privilege concerns (provided that the redacting Party shall use its reasonable best efforts to cause such information to be provided in a manner that would not result in such privilege concerns).

(b)    Allergan undertakes, if so reasonably requested by AbbVie to, as promptly as practicable, provide its written consent to AbbVie and to the Panel in respect of any application made by AbbVie to the Panel:

(i)    to redact any commercially sensitive or confidential information specific to AbbVie’s financing arrangements for the Acquisition (“AbbVie Financing Information”) from any documents that AbbVie is required to display pursuant to Rule 26(b)(xi) of the Takeover Rules;

(ii)    for a derogation from the requirement under the Takeover Rules to disclose AbbVie Financing Information in the Scheme Document, any supplemental document or other document sent to Allergan Shareholders or the holders of the Allergan Options or Allergan Share Awards pursuant to the Takeover Rules;

(iii)    for a derogation from Rule 16.1 and/or 20.1 of the Takeover Rules to permit AbbVie to implement, and to pay fees to lenders in connection with, its Financing and syndication arrangements with respect to its Financing, and to provide information to lenders and prospective lenders on such terms as the Panel may permit; and

(iv)    for a derogation from the disclosure requirements of Rule 24.3 of the Takeover Rules, seeking consent to the aggregation of dealings for purposes of disclosure in the Scheme Document and seeking consent to the aggregation on a bi-weekly basis of changes in information announced pursuant to Rule 2.10 of the Takeover Rules.

(c)    AbbVie undertakes, if so requested by Allergan to, as promptly as practicable, provide its written consent to Allergan and to the Panel in respect of any application made by Allergan to the Panel to permit entering into and effecting the retention, bonus and/or benefit arrangements contemplated by Section 5.1(b)(xii) of the Allergan Disclosure Schedule.

(d)    AbbVie and Allergan undertake, if so requested by the other Party to, as promptly as reasonably practicable, issue its written consent to the other Party and to the Panel in respect of any application reasonably requesting any derogation, permission or consent from the Panel in connection with the Takeover Rules.

(e)    Notwithstanding the foregoing provisions of this Section 3.4, neither Allergan nor AbbVie shall be required to take any action pursuant to the foregoing provisions (a) through (d) if such action is prohibited by the Panel (unless the Panel decision is successfully appealed by either Allergan or AbbVie).

(f)    Nothing in this Agreement shall in any way limit the Parties’ obligations under the Takeover Rules.

Section 3.5    No Scheme Amendment by Allergan. Except as required by applicable Law, the High Court and/or the Panel, Allergan shall not take any of the following actions after despatch of the Scheme Document, in each case, without the prior written consent of AbbVie:

(a)    amend the Scheme;

(b)    adjourn or postpone (or propose an adjournment or postponement of) the Court Meeting or the EGM; provided, however, that Allergan may, without the consent of,    but after consultation with, AbbVie, adjourn or postpone (or propose to adjourn or postpone) the Court Meeting or EGM if (i) in the case of adjournment, such adjournment was requested by the Allergan Shareholders (but only to the extent the proposal for such adjournment was not proposed by Allergan or any of its Affiliates or their respective Representatives), (ii) reasonably necessary to ensure that any required supplement or amendment to the Scheme Document or Proxy Statement is provided to the Allergan Shareholders or to permit dissemination of information which is material to the Allergan Shareholders voting at the Court Meeting or the EGM (but only for so long as the Allergan Board determines in good faith, after having consulted with outside counsel, as is reasonably necessary or advisable to give the Allergan Shareholders sufficient time to evaluate any such disclosure or information), or (iii) as of the time the Court Meeting or EGM is scheduled (as set forth in the Scheme Document or Proxy Statement), there are insufficient Allergan Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Court Meeting or the EGM (but only until a meeting can be held at which there are a sufficient number of Allergan Shares represented to constitute a quorum) or (B) voting for the approval of the Court Resolutions or the EGM Resolutions, as applicable (but only until a meeting can be held at which there are a sufficient number of votes of Allergan Shareholders to approve the Court Meeting Resolutions or the EGM Resolutions, as applicable); provided, further, that, notwithstanding the foregoing, other than any adjournments or postponements required by applicable Law, including adjournments or postponements to the extent reasonably necessary or advisable to ensure that any required supplement or amendment to the Proxy Statement is provided or made available to Allergan Shareholders or to permit dissemination of information which is material to shareholders voting at the Court Meeting and EGM and to give the Allergan Shareholders sufficient time to evaluate any such supplement or amendment or other information, no such adjournment or postponement pursuant to clause (i) or (iii) shall, without the prior written consent of AbbVie (such consent not to be unreasonably withheld, conditioned or delayed), be for a period exceeding 15 Business Days and Allergan may not adjourn or postpone the Court Meeting or the EGM pursuant to clause (i) or (iii) more than three times; or

(c)    amend the Resolutions (in each case, in the form set out in the Scheme Document) after despatch of the Scheme Document without the consent of AbbVie (such consent not to be unreasonably withheld, conditioned or delayed).

Section 3.6    Switching to a Takeover Offer.

(a)    Subject to the terms of this Section 3.6, in the event that AbbVie reasonably determines that a competitive situation (as that term is defined in the Takeover Rules) exists or, based on facts known at the time, may reasonably be expected to arise in connection with the Acquisition, AbbVie may elect (subject to receiving the Panel’s consent, if required) to implement the Acquisition by way of the Takeover Offer (rather than the Scheme), whether or not the Scheme Document has been posted.

(b)    If AbbVie elects to implement the Acquisition by way of the Takeover Offer, Allergan undertakes to provide AbbVie and its Representatives as promptly as reasonably practicable with all such information about the Allergan Group (including directors and their connected persons) as may reasonably be required for inclusion in the Takeover Offer Document (and any prospectus in connection with the Share Consideration) and to provide all such other assistance as may reasonably be required by the Takeover Rules in connection with the preparation of the Takeover Offer Document, including reasonable access to, and ensuring the provision of reasonable assistance by, its management and Representatives.

(c)    If AbbVie elects to implement the Acquisition by way of a Takeover Offer, Allergan agrees:

(i)    that the Takeover Offer Document will contain provisions consistent with the terms and conditions set out in the Rule 2.5 Announcement, the relevant Conditions and such other further terms and conditions as agreed (including any modification thereto) between AbbVie and the Panel; provided, however, that the terms and conditions of the Takeover Offer shall be at least as favorable to the Allergan Shareholders and the holders of Allergan Options and Allergan Share Awards as those which would apply in relation to the Scheme (except for the 80% acceptance condition contemplated by paragraph 9 of Appendix III to the Rule 2.5 Announcement);

(ii)    to reasonably co-operate and consult with AbbVie in the preparation of the Takeover Offer Document or any other document or filing (including any necessary prospectus in respect of the Share Consideration) which is required for the purposes of implementing the Acquisition; and

(iii)    that, subject to the obligations of the Allergan Board under the Takeover Rules, and unless the Allergan Board has made an Allergan Change of Recommendation pursuant to and in accordance with Section 5.3, the Takeover Offer shall incorporate a recommendation to the Allergan Shareholders from the Allergan Board to accept the Takeover Offer and such recommendation shall not subsequently be withdrawn, adversely modified or qualified except as contemplated by Section 5.3.

(d)    If AbbVie elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6(a), the Parties mutually agree:

(i)    to prepare and file with, or submit to, the SEC, the Panel and the High Court, all documents, amendments and supplements required to be filed therewith or submitted thereto pursuant to the Takeover Rules, the Securities Act, the Exchange Act, or otherwise by applicable Law in connection with the Takeover Offer and to make any applications or initiate any appearances as may be required by or desirable to the High Court for the purpose of discontinuing, cancelling or terminating the High Court proceedings initiated in connection with the Scheme and, unless the Allergan Board has made an Allergan Change of Recommendation, each Party shall have reasonable opportunities to review and make comments on all such documents, amendments and supplements and, following good faith consideration of such comments by the other Party and approval of such documents, amendments and supplements by the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, file or submit, as the case may be, such documents, amendments and supplements with or to the SEC, the Panel and the High Court (as applicable);

(ii)    to provide the other Party with any comments received from the SEC, the Panel or the High Court on any documents filed by it with the SEC, the Panel or the High Court promptly after receipt thereof, other than with respect to any such documents to the extent related to an Allergan Alternative Proposal; and

(iii)    to provide the other Party with reasonable prior notice of any proposed material oral communication with the SEC, the Panel or the High Court and, except to the extent prohibited by the SEC, the

Panel or the High Court, afford the other Party reasonable opportunity to participate therein, other than with respect to any such communication to the extent related to an Allergan Alternative Proposal.

(e)    If the Takeover Offer is consummated, AbbVie shall cause Acquirer Sub (or their respective designees) to effect as promptly as reasonably practicable, following it becoming entitled under the Act to do so, a compulsory acquisition of any Allergan Shares under section 457 of the Act not acquired in the Takeover Offer for the same consideration per share as provided for in the Takeover Offer.

(f)    For clarity and except as may be required by the Takeover Rules (and without limiting any other provision of this Agreement), nothing in this Section 3.6 shall require Allergan to provide AbbVie with any information with respect to, or to otherwise take or fail to take any action in connection with Allergan’s consideration of or response to, any actual or potential Allergan Alternative Proposal.

ARTICLE 4

EQUITY AWARDS

Section 4.1    Allergan Options. As of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, each Allergan Option that is outstanding and unexercised immediately prior to the Effective Time shall be substituted with an option, granted under the AbbVie Share Plan (an “Allergan Replacement Option”), to acquire (a) that number of whole AbbVie Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of Allergan Shares subject to such Allergan Option immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio, (b) at an exercise price per AbbVie Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the exercise price per Allergan Share of such Allergan Option by (ii) the Equity Award Conversion Ratio. Except as otherwise provided in this Section 4.1, each such Allergan Replacement Option granted under the AbbVie Share Plan pursuant to this Section 4.1 shall continue to have, and shall be subject to, the same terms and conditions that applied to the corresponding Allergan Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of AbbVie are appropriate to effectuate the administration of the Allergan Replacement Options and are not adverse (other than in any de minimis respect) to any holders of Allergan Options.

Section 4.2    Allergan Share Awards.

(a)    As of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, each Allergan Share Award that is outstanding immediately prior to the Effective Time shall, by virtue of the occurrence of the Effective Time and without any action on the part of the holders thereof, be substituted with an award, granted under the AbbVie Share Plan (an “Allergan Replacement Share Award”), with respect to a number of whole AbbVie Shares (rounded up to the nearest whole share) equal to the product obtained by multiplying (i) the applicable number of Allergan Shares subject to such Allergan Share Award (including any corresponding dividend equivalent units) immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio. Each Allergan PSU Award shall be converted into an AbbVie restricted stock unit award, and for any Allergan PSU Award with a performance period that remains subject to performance vesting conditions as of the date hereof (i.e., any Allergan PSU Award for which the level of performance vesting has not yet been determined), the number of Allergan Shares underlying such Allergan PSU Award shall be equal to 130% of the target number of Allergan Shares subject to such Allergan PSU Award. Except as otherwise provided in this Section 4.2(a), each Allergan Replacement Share Award granted under the AbbVie Share Plan pursuant to this Section 4.2(a) shall continue to have, and shall be subject to, the same terms and conditions (including, for any Allergan PSU Award, the time vesting conditions provided in the applicable award agreement, but excluding any performance-based vesting conditions) that applied to the corresponding Allergan Share Award immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of AbbVie are appropriate to effectuate the administration of the Allergan Replacement Share Awards and are not adverse (other than in any de minimis respect) to any holders of Allergan Share Awards.

(b)    The actions contemplated by this Section 4.2 shall be taken in accordance with Section 409A and, if applicable, Section 422 of the Code.

Section 4.3    Other Actions in Connection With Substitution of Allergan Options and Allergan Share Awards.

(a)    As soon as practicable after the Effective Time, AbbVie shall deliver to the holders of Allergan Replacement Options and Allergan Replacement Share Awards appropriate notices setting forth such holders’ rights, and the applicable award agreements evidencing the grants of such Allergan Replacement Options and Allergan Replacement Share Awards. The Allergan Replacement Options and Allergan Replacement Share Awards will be settled in AbbVie Shares, and AbbVie shall take all corporate action necessary to effectuate the foregoing. Notwithstanding the foregoing, and for purposes of clarity, it is understood by AbbVie, Allergan and Acquirer Sub that the Allergan Replacement Options and Allergan Replacement Share Awards shall be awarded and issued under the AbbVie Share Plan. For clarity, the terms and conditions applicable to such Allergan Replacement Options and Allergan Replacement Share Awards shall be no less favorable than the terms and conditions (other than, in the case of the Allergan PSU Awards, as provided above, performance-based vesting conditions) set forth in the Allergan Share Plans and the award agreements pursuant to which the replaced Allergan Options and Allergan Share Awards were originally granted, notwithstanding that the Allergan Replacement Options and Allergan Replacement Share Awards will be issued under the AbbVie Share Plan and corresponding award agreements issued thereunder. For clarity, the Allergan Replacement Options and Allergan Replacement Share Awards shall comply with the requirements of “Qualified Replacement Awards” with respect to any Allergan Share Awards granted under the Allergan 2013 Plan.

(b)    AbbVie shall take all corporate action necessary to reserve for issuance a sufficient number of AbbVie Shares for delivery with respect to Allergan Replacement Options and Allergan Replacement Share Awards substituted by it in accordance with Section 4.1, Section 4.2(a) and this Section 4.3. To the extent necessary, AbbVie shall, no later than the tenth day following the Effective Date, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the AbbVie Shares subject to such Allergan Replacement Options and Allergan Replacement Share Awards pursuant to Section 4.1, Section 4.2(a) and this Section 4.3.

Section 4.4    Reasonable Best Efforts. Each of the Parties shall use its reasonable best efforts to take all actions reasonably necessary to effectuate the transactions contemplated by this Article 4, including having the applicable board or committee administering the plans governing the affected awards, adopt resolutions necessary to effect the foregoing.

Section 4.5    Amendment of Articles. Allergan shall procure that a special resolution be proposed to the Allergan Shareholders at the EGM proposing that the Allergan Memorandum and Articles of Association be amended so that any Allergan Shares allotted following the EGM will either be subject to the terms of the Scheme or acquired by AbbVie for the same consideration per Allergan Share as shall be payable to Allergan Shareholders under the Scheme (depending upon the timing of such allotment); provided, however, that nothing in such amendment to the Allergan Memorandum and Articles of Association shall prohibit the sale (whether on a stock exchange or otherwise) of any Allergan Shares issued on the exercise of Allergan Options or vesting or settlement of Allergan Share Awards, as applicable, following the EGM but prior to the sanction of the Scheme by the High Court, it being always acknowledged that each and every Allergan Share will be bound by the terms of the Scheme.

ARTICLE 5

ALLERGAN AND ABBVIE CONDUCT

Section 5.1    Conduct of Business by Allergan.

(a)    From the date of this Agreement until the earlier of the Completion and valid termination of this Agreement pursuant to and in accordance with Article 9, except (x) as prohibited or required by applicable Law, (y) as set forth in Section 5.1 of the Allergan Disclosure Schedule, or (z) as otherwise required or expressly contemplated by this Agreement, unless AbbVie shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Allergan shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts (1) to conduct its business in the ordinary course of business consistent with past practice in all material respects and in compliance in all material respects with all applicable Laws, and (2) to preserve intact its business organization and relationships with customers, members, suppliers, licensors, licensees and other Third Parties and keep available the services of its present officers and employees; provided, however, that no action taken by Allergan or its Subsidiaries with respect to matters explicitly permitted by an exception to any of Section 5.1(b)(i) through (xvi) will be a breach of this sentence.

(b)    Without limiting the generality of the foregoing, except (A) as prohibited or required by applicable Law, (B) as set forth in Section 5.1 of the Allergan Disclosure Schedule, or (C) as otherwise required or expressly contemplated by this Agreement, without AbbVie’s prior written consent (which, except in the case of 5.1(b)(xvi) (with respect to the settlement of any Action set forth on Section 7.1(e) of the Allergan Disclosure Schedule), shall not be unreasonably withheld, conditioned or delayed), Allergan shall not, and shall cause each of its Subsidiaries not to:

(i)    in the case of Allergan and each of its Significant Subsidiaries, amend its Organizational Documents other than, with respect to each Significant Subsidiary, amendments to Organizational Documents that would not prohibit or hinder, impede or delay in any material respect the consummation of the transactions contemplated hereby (including the Acquisition);

(ii)    (A) subject to the provisions in Section 5.3, merge or consolidate with any other Person, or acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or business thereof or any assets, securities or property that (in the case of such assets, securities or property) constitute all or a material portion of such Person or any division or business thereof, other than (1) transactions (x) solely among Allergan and one or more of its wholly owned Subsidiaries or (y) solely among Allergan’s wholly owned Subsidiaries and (2) acquisitions of inventory or equipment in the ordinary course of business consistent with past practice, or (B) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, other than a liquidation or dissolution of any of Allergan’s immaterial wholly owned Subsidiaries;

(iii)    (A) split, combine or reclassify any shares of its capital stock (other than transactions (1) solely among Allergan and one or more of its wholly owned Subsidiaries or (2) solely among the Allergan’s wholly owned Subsidiaries), (B) amend any term or alter any rights of any of its outstanding Equity Securities, (C) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any Equity Securities, other than (x) the declaration and payment by Allergan of quarterly cash dividends on the outstanding Allergan Shares in an amount per quarter not to exceed $0.74 per outstanding Allergan Share and with the timing of the declaration, record and payment dates in any given quarter materially consistent with the timing of the declaration, record and payment dates for the comparable quarter in the prior fiscal year and (y) dividends or distributions by a Subsidiary of Allergan to Allergan or a wholly owned Subsidiary of Allergan, or (D) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities or any Equity Securities of any Subsidiary of Allergan, other than (x) repurchases of Allergan Shares in connection with the exercise of Allergan Options or the vesting or settlement of Allergan Share Awards (including in satisfaction of any amounts required to be deducted or withheld under applicable Law) in accordance with the terms of such Allergan Equity Awards (I) outstanding as of the date of this Agreement (in accordance with their existing terms as of the date hereof) or (II) granted after the date of this Agreement (to the extent expressly permitted by Section 5.1(b)(iii) of the Allergan Disclosure Schedule) and (y) transactions among Allergan and its wholly owned Subsidiaries or among Allergan’s wholly owned Subsidiaries;

(iv)    issue, deliver or sell, or authorize the issuance, delivery or sale of, any Equity Securities, other than (A) the issuance of any Allergan Shares upon the exercise of Allergan Options, the accrual of any dividend equivalents under any dividend equivalent rights applicable to any Allergan Equity Awards, or the vesting or settlement of the Allergan Share Awards, and/or the withholding of Allergan Shares to satisfy Tax obligations pertaining to the exercise of Allergan Options or the vesting or settlement of Allergan Equity Awards or to satisfy the exercise price with respect to Allergan Options or to effectuate an optionee direction upon exercise of an Allergan Options that, in each case, are (x) outstanding as of the date of this Agreement (in accordance with their existing terms as of the date hereof), or (y) granted after the date of this Agreement (to the extent expressly permitted by Section 5.1(b)(iii) of the Allergan Disclosure Schedule), (B) transactions with respect to any employer stock fund under the Allergan Benefit Plans that are tax-qualified retirement or non-qualified supplemental savings retirement plans which are taken in accordance with the existing terms of such Allergan Benefit Plans as of the date hereof and applicable Law, or (C) in connection with transactions (1) solely among Allergan and one or more of its wholly owned Subsidiaries or (2) solely among Allergan’s wholly owned Subsidiaries;

(v)    authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith in excess of $400 million in the aggregate during fiscal year 2019 or in excess of $87.5 million in the aggregate during any fiscal quarter in 2020;

(vi)    sell, lease, license, transfer or otherwise dispose of any Subsidiary of Allergan or any assets, securities or properties of the Allergan Group, other than (A) sales or dispositions of inventory, goods, services, tangible personal property (including equipment) or other immaterial assets, in each case in the ordinary course of business consistent with past practice, (B) transactions (1) solely among Allergan and one or more of its wholly owned Subsidiaries or (2) solely among Allergan’s wholly owned Subsidiaries or (C) any non-exclusive license of Intellectual Property granted in connection with a settlement of a claim of litigation entered into by Allergan or by any of its Subsidiaries in the ordinary course of business consistent with past practice and in accordance with Section 5.1(b)(xvi);

(vii)    sell, assign, license (including sublicense), abandon, allow to lapse, transfer or otherwise dispose of, or create or incur any Lien (other than a Permitted Lien) on, any material Intellectual Property, other than in the ordinary course of business consistent with past practice (A) pursuant to non-exclusive licenses, (B) for the purpose of abandoning, allowing to lapse or otherwise disposing of immaterial, obsolete or worthless assets or (C) for the purpose of abandoning or allowing to lapse patent applications or applications to register Intellectual Property during the ordinary course of prosecution;

(viii)    (A) make any material loans, advances or capital contributions to any other Person, other than (1) loans, advances or capital contributions (a) by Allergan to or in, as applicable, one or more of its wholly owned Subsidiaries or (b) by any Subsidiary of Allergan to or in, as applicable, Allergan or any wholly owned Subsidiary of Allergan, or (2) capital contributions required under the terms of Contracts in effect as of the date hereof, or (B) incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or any options, warrants or other rights to acquire debt securities (in each case, whether, directly or indirectly, on a contingent basis or otherwise) or enter into any interest rate or currency swaps, forward currency or interest rate contracts or other interest rate or currency hedging arrangements, other than (1) borrowings under Allergan’s or its Subsidiaries’ existing credit facilities (as in effect as of the date hereof) or credit facilities incurred in compliance with this Section 5.1(b)(viii)(B) in accordance with the terms thereof and commercial paper arrangements backstopped thereby, (2) intercompany indebtedness among Allergan and its wholly owned Subsidiaries or among Allergan’s wholly owned Subsidiaries, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness of Allergan or any of its Subsidiaries set forth in Section 5.1(b)(viii) of the Allergan Disclosure Schedule, which indebtedness is (a) (i) prepayable or redeemable at any time (subject to customary notice requirements) without penalty (other than customary eurocurrency rate breakage) or (ii) on terms (including, with respect to tenor, that the tenor of such indebtedness does not exceed the tenor of the indebtedness being replaced, renewed, extended, refinanced or refunded at the time it was originally incurred) that are substantially consistent with those contained in the indebtedness being replaced, renewed, extended, refinanced or refunded (other than with respect to the interest rate applicable thereto, which shall be on commercially reasonable terms) and (b) not in a principal amount greater than such indebtedness being replaced, renewed, extended, refinanced or refunded or, in the case of any “revolving” credit facility, the aggregate amount that may be incurred under the credit agreement governing such indebtedness being replaced, renewed, extended, refinanced or refunded (as in effect as of the date hereof), (4) guarantees of third party indebtedness of Allergan or its wholly owned Subsidiaries outstanding on the date hereof or otherwise incurred in compliance with this Section 5.1(b)(viii)(B) and (5) entry by Allergan or its Subsidiaries into interest rate or currency swaps, forward currency or interest rate contracts or other interest rate or currency hedging arrangements, in each case in the ordinary course of business consistent with past practice;

(ix)    create or incur any Lien (other than a Permitted Lien) on any material assets or properties other than (A) Liens created or incurred in the ordinary course of business consistent with past practice, (B) pursuant to non-exclusive licenses or (C) Liens that may be discharged at or prior to the Completion;

(x)    other than in connection with any matter to the extent specifically permitted by any other subclause of Section 5.1(b) or by Section 5.1 of the Allergan Disclosure Schedule (A) enter into any Allergan Material Contract other than in the ordinary course of business consistent with past practice (except that no Allergan Material Contract that is a collaboration agreement, product license agreement, joint venture or similar strategic partnership containing exclusivity or non-competition restrictions of the type described in Section 6.1(A)(t)(i)(C) shall be entered into) or (B) terminate, renew, extend or in any material respect modify or amend (including waiving, releasing or assigning any material right or claim thereunder) any Allergan Material Contract, other than in the ordinary course of business consistent with past practice (except that no Allergan Material Contract that is a collaboration agreement, product license agreement, joint venture or similar strategic partnership containing exclusivity or non-competition restrictions of the type described in Section 6.1(A)(t)(i)(C) shall be terminated, renewed, extended or in any material respect modified or amended);

(xi)    [reserved];

(xii)    except as required by the terms of an Allergan Benefit Plan as in effect on the date hereof, (A) grant (or increase the value of) any change in control, equity or equity-based awards, or severance, termination or similar pay, to (or amend any existing arrangement with) any current or former director, officer, employee or individual independent contractor of Allergan or any of its Subsidiaries (each, a “Covered Individual”), (B) enter into any employment, deferred compensation or other similar agreement (or any extension of, or amendment to, any such existing agreement) with any Covered Individual at global grade level 16 or above, (C) establish, adopt, enter into, amend or terminate any Allergan Benefit Plan (or any plan, program, policy, scheme, trust, fund, practice, agreement or arrangement that would be an Allergan Benefit Plan if in effect on the date hereof) (including any union or works council agreement), provided that, notwithstanding this clause (C), Allergan and its Subsidiaries may (I) enter into or make amendments to such Allergan Benefit Plans and labor agreements in the ordinary course of business consistent with past practice that neither contravene the other covenants set forth in this Section 5.1(b)(xii) nor materially increase the annual cost to Allergan of maintaining the affected Allergan Benefit Plans or other plan, trust, fund policy, practice, agreement or agreement or arrangement which would, if in effect as of the date of this Agreement, constitute an Allergan Benefit Plan, (II) enter into third party contracts for the provision of services to such Allergan Benefit Plans, including benefit administration, that will not materially increase the annual cost to Allergan of maintaining the affected Allergan Benefit Plan or other plan, trust, fund policy, practice, or agreement or arrangement, and (III) enter into (x) employment agreements with employees in the U.S. terminable on less than thirty (30)-days’ notice without penalty or liability and (y) employment agreements with employees in non-U.S. jurisdictions that are terminable without any liability beyond the minimum required by applicable Law, in each case, in the ordinary course of business consistent with past practice and only with respect to any Covered Individual below global grade level 16, (D) increase (except as expressly permitted by Section 5.1(b)(xii) of the Allergan Disclosure Schedule), or accelerate the payment, vesting or funding of, the incentive, equity or equity-based awards, bonus opportunity or other compensation payable under any Allergan Benefit Plan or otherwise, (E) hire or terminate (other than for “cause”) any individual who would be upon hire (or is at the time of termination) at global grade level 16 or above, or (F) pay or provide any compensation or benefit to any Covered Individual at global level grade 16 or above, other than the continued payment of compensation and the continued provision of existing benefits in the ordinary course of business consistent with past practice;

(xiii)    make any material change in any method of financial accounting or financial accounting principles or practices, except for any such change required by reason of (or, in the reasonable good-faith judgment of Allergan, advisable under) a change in GAAP or applicable Law or SEC Policy;

(xiv)    [reserved];

(xv)    (A) make, change or revoke any material Tax election; (B) change the annual Tax accounting period of any material Subsidiary; (C) adopt or change any material method of Tax accounting; (D) enter into any material closing agreement with respect to Taxes; or (E) settle or surrender any material Tax claim, audit or assessment for an amount in excess of reserves therefor on the financial statements of Allergan and its Subsidiaries; provided that no term of such settlement or surrender would be reasonably expected to materially increase the Tax liability of AbbVie, Allergan or their respective Subsidiaries following the Closing;

(xvi)    settle or compromise, or propose to settle or compromise, any Action involving or against Allergan or any of its Subsidiaries (including any Action involving or against any officer or director of Allergan or any of its Subsidiaries in their capacities as such, but excluding any Action, audit, claim or other proceeding in respect of Taxes), other than any settlement or compromise (or proposed settlement or compromise) that (A)(i) does not involve or otherwise relate to, directly or indirectly, any current or former Allergan Product or any current or former material Owned Intellectual Property or material Licensed Intellectual Property, (ii) is for an amount not to exceed $10 million individually or $50 million in the aggregate, and (iii) does not involve any material non-monetary relief, including anything that would restrict the operation or conduct of Allergan or any of its Subsidiaries in any material respect (or, following Completion, of AbbVie or any of its Subsidiaries in any material respect) or (B) solely involves matters in which Allergan and each of its Subsidiaries party thereto (if any) is a plaintiff; provided that, notwithstanding anything to the contrary in the foregoing, in no case shall Allergan or any of its Subsidiaries settle any Action set forth on Section 7.1(e) of the Allergan Disclosure Schedule without the prior written consent of AbbVie; or

(xvii)    agree, commit or propose to do any of the foregoing.

Section 5.2    Conduct of Business by AbbVie.

(a)    From the date of this Agreement until the earlier of the Completion and valid termination of this Agreement pursuant to and in accordance with Article 9, except (A) as prohibited or required by applicable Law, (B) as set forth in Section 5.1 of the AbbVie Disclosure Schedule, or (C) as otherwise required or expressly contemplated by this Agreement, without Allergan’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), AbbVie shall not, and shall cause each of its Subsidiaries not to:

(i)    amend AbbVie’s or Acquirer Sub’s Organizational Documents in any manner that would prohibit or hinder, impede or delay in any material respect the consummation of the transactions contemplated hereby (including the Acquisition); provided that any amendment to its certificate of incorporation to increase the authorized number of shares of any class or series of the capital stock of AbbVie or to create a new series of capital stock of AbbVie shall in no way be restricted by the foregoing;

(ii)    acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, or otherwise purchase, lease, license or otherwise enter into a transaction, in each case that would prohibit or delay beyond the End Date the consummation of the transactions contemplated hereby (including the Acquisition);

(iii)    declare, set aside or pay any dividend or make any other distribution payable in cash, stock, property or any combination thereof in respect of any Equity Securities, other than (A) the declaration and payment by AbbVie of quarterly cash dividends on the outstanding AbbVie Shares in an amount per quarter not to exceed $1.07 per outstanding AbbVie Share (as such amount may be increased in a manner consistent with past practice by AbbVie) with the timing of the declaration, record and payment dates in any given quarter materially consistent with the timing of the declaration, record and payment dates for the comparable quarter in the prior fiscal year, and (B) dividends or distributions by a Subsidiary of AbbVie to AbbVie or a wholly owned Subsidiary of AbbVie;

(iv)    split, combine or reclassify any of its capital stock, except for any such transaction by a wholly owned Subsidiary of AbbVie which remains a wholly owned Subsidiary after consummation of such transaction; or

(v)     agree, commit or propose to do the foregoing.

Section 5.3     Non-Solicitation.

(a)    No Solicitation or Negotiation. Subject to any actions which Allergan is required to take so as to comply with the requirements of the Takeover Rules, from the date of this Agreement until the earlier of Effective Time and the valid termination of this Agreement pursuant to and in accordance with Article 9, except as otherwise set forth in this Section 5.3, Allergan shall not, and it shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and it shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly:

(i)    solicit, initiate or take any action to knowingly facilitate or knowingly encourage (including by way of furnishing information to any Person in connection with) the submission of any Allergan Alternative Proposal or any indication, proposal or inquiry that would reasonably be expected to lead to an Allergan Alternative Proposal;

(ii)    enter into or participate in any discussions or negotiations with, furnish any information relating to Allergan or any of its Subsidiaries to, or afford access to the business, properties, assets, books or records of Allergan or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any Third Party that would reasonably be expected to seek to make, or has made, an Allergan Alternative Proposal (except to notify such Person as to the existence of the provisions of this Section 5.3);

(iii)    (A) withdraw or qualify, amend or modify in any manner adverse to AbbVie, the Scheme Recommendation or the recommendation contemplated by Section 3.6(c), if applicable, (B) fail to include the Scheme Recommendation in the Scheme Document or the Proxy Statement, (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Allergan Alternative Proposal or (D) fail to reaffirm the Scheme Recommendation in a statement complying with Rule 14e-2(a) under the Exchange Act with regard to an Allergan Alternative Proposal or in connection with such action by the close of business on the 10th Business Day after the commencement of such Allergan Alternative Proposal under Rule 14e-2(a) (any of the foregoing in this clause (iii), an “Allergan Change of Recommendation”);

(iv)    take any action to make any “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations under applicable Law inapplicable to any Third Party or any Allergan Alternative Proposal; or

(v)    enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement providing for or relating to an Allergan Alternative Proposal (other than an Allergan Alternative Proposal NDA).

Nothing contained herein shall prevent the Allergan Board from (x) complying with Rule 14e-2(a) under the Exchange Act with regard to an Allergan Alternative Proposal, so long as any action taken or statement made to so comply is consistent with this Section 5.3(a) or (y) making any required disclosure to the Allergan Shareholders if the Allergan Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with applicable Law; provided that any Allergan Change of Recommendation involving or relating to an Allergan Alternative Proposal may only be made in accordance with the provisions of Section 5.3(b), Section 5.3(c), Section 5.3(d) and Section 5.3(e). For clarity, a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not constitute an Allergan Change of Recommendation.

Additionally, Allergan shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Allergan Alternative Proposal or with respect to any indication, proposal or inquiry that could reasonably be expected to lead to an Allergan Alternative Proposal. Allergan will promptly (and in each case within 72 hours from the date of this Agreement) request from each Person (and such Person’s Representatives) that has executed a confidentiality agreement during the last eighteen months in connection with its consideration of making an Allergan Alternative Proposal to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning Allergan or any of its Subsidiaries and shall promptly (and in each case within 72 hours from the date of this Agreement) terminate all physical and electronic data access previously granted to each such Person.

(b)    Responding to Allergan Alternative Proposals. Notwithstanding Section 5.3(a), if at any time prior to the receipt of the Allergan Shareholder Approval (the “Allergan Approval Time”) (and in no event after the Allergan Approval Time), the Allergan Board receives a written Allergan Alternative Proposal made after the date hereof which has not resulted from a breach in any material respect of this Section 5.3, the Allergan Board, directly or indirectly through its Representatives, may (i) contact the Third Party that has made such Allergan Alternative Proposal in order to ascertain facts or clarify terms for the sole purpose of the Allergan Board informing itself about such Allergan Alternative Proposal and such Third Party, and (ii) (x) engage in negotiations or discussions with any such Third Party that has made such an unsolicited written Allergan Alternative Proposal, (y) furnish to such Third Party and its Representatives and financing sources nonpublic information relating to Allergan or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable in the aggregate to Allergan than those contained in the Confidentiality Agreement, a copy of which shall be provided, promptly after its execution, to AbbVie for informational purposes (such confidentiality agreement, the “Allergan Alternative Proposal NDA”); provided that all such non-public information (to the extent that such information has not been previously provided or made available to AbbVie) is provided or made available to AbbVie, as the case may be, substantially concurrently with the time it is provided or made available to such Third Party; provided, further, that prior to and as a condition of taking any actions described in this clause (ii), the Allergan Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Allergan Alternative Proposal either constitutes or could reasonably be expected to lead to an Allergan Superior Proposal.

(c)    Notice. Allergan shall notify AbbVie promptly (but in any event within 48 hours) if any Allergan Alternative Proposal or any indication, proposal or inquiry by a Third Party that would reasonably be expected to make an Allergan Alternative Proposal, is received by Allergan. Each such notice shall be provided in writing and shall identify the Third Party making, and, to the extent applicable, the material terms and conditions (including price) of, any such Allergan Alternative Proposal, indication, proposal or inquiry. Following such initial notice, Allergan shall keep AbbVie reasonably informed, on a reasonably current basis, of any material changes in the status and details of any such Allergan Alternative Proposal, indication, proposal or inquiry and shall promptly (but in no event later than 24 hours after receipt) provide to AbbVie copies of all material correspondence and written materials sent or provided by or to Allergan or any of its Subsidiaries (or any of its or their respective Representatives) that describes any terms or conditions of any Allergan Alternative Proposal. Neither Allergan nor any of its Subsidiaries will enter into any agreement with any Person which prohibits Allergan from providing any information to AbbVie in accordance with, or otherwise complying with, this Section 5.3.

(d)    Fiduciary Exception to Allergan Change of Recommendation Provision. Notwithstanding anything to the contrary in this Agreement, but subject to Section 5.3(e), prior to the Allergan Approval Time (and in no event after the Allergan Approval Time), the Allergan Board may (A) make an Allergan Change of Recommendation, or (B) terminate this Agreement in accordance with Section 9.1(a)(ii)(B) in order to substantially concurrently enter into a definitive agreement providing for an Allergan Superior Proposal if (x) in the case of such an action taken in connection with an Allergan Alternative Proposal, the Allergan Alternative Proposal has not been withdrawn and the Allergan Board determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that such Allergan Alternative Proposal constitutes an Allergan Superior Proposal, or (y) in the case of an Allergan Change of Recommendation contemplated by clause (A) above involving or relating to an Allergan Intervening Event (and not involving any Allergan Alternative Proposal), the Allergan Board determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would reasonably be expected to be inconsistent with its directors’ fiduciary duties under applicable Law.

(e)    Last Look. The Allergan Board and Allergan, as applicable, shall not take any of the actions contemplated by Section 5.3(d) unless prior to taking such action (i) Allergan has notified AbbVie, in writing at least three Business Days before taking such action, that Allergan intends to take such action, which notice attaches, in the case of an Allergan Change of Recommendation pursuant to Section 5.3(d)(A) in response to an Allergan Superior Proposal or the termination of this Agreement pursuant to Section 5.3(d)(B) and Section 9.1(a)(ii)(B), the most current version of each proposed Contract providing for or related to such Allergan Superior Proposal (including any Contract relating to financing or expense reimbursement) and the identity of the Third Party(ies) making the Allergan Superior Proposal or, in the case of an Allergan Intervening Event, a reasonably detailed description of the facts relating to such Allergan Intervening Event, (ii) if requested by AbbVie, during such three Business Day period, Allergan and its Representatives shall have discussed and negotiated in good faith with AbbVie (to the extent that AbbVie desires to so discuss or negotiate) regarding any proposal by AbbVie to amend the terms of this Agreement in response to such Allergan Superior Proposal or other potential Allergan Change of Recommendation and (iii) after such three Business Day period, the Allergan Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and taking into account any proposal by AbbVie to amend the terms of this Agreement, that in the case of any such action in connection with an Allergan Alternative Proposal, such Allergan Alternative Proposal continues to constitute an Allergan Superior Proposal (it being understood and agreed that in the event of any amendment to the financial terms or other material terms of any such Allergan Superior Proposal, a new written notification from Allergan consistent with that described in clause (i) of this Section 5.3(e) shall be required, and a new notice period under clause (i) of this Section 5.3(e) shall commence, during which notice period Allergan shall be required to comply with the requirements of this Section 5.3(e) anew, except that such new notice period shall be for two Business Days (as opposed to three Business Days)). After delivery of such written notice pursuant to this Section 5.3(e), Allergan shall promptly inform AbbVie of all material developments affecting the material terms of any such Allergan Superior Proposal and shall promptly provide

AbbVie with copies of any additional written materials received or sent that are material to such Allergan Superior Proposal.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Section 6.1    Allergan Representations and Warranties.    (A) Subject to Section 10.8 and except as disclosed (i) in any publicly available Allergan SEC Document filed prior to the date hereof or (ii) in the disclosure schedule delivered by Allergan to AbbVie immediately prior to the execution of this Agreement (the “Allergan Disclosure Schedule”), Allergan represents and warrants to AbbVie as follows:

(a)    Qualification, Organization, Subsidiaries, etc. Allergan is duly incorporated and validly existing under the Laws of Ireland. Allergan has all requisite corporate power and authority required to own or lease all of its properties or assets and to carry on its business as now conducted. Allergan is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. Prior to the date of this Agreement, Allergan has made available to AbbVie true and complete copies of the Memorandum and Articles of Association of Allergan (the “Allergan Memorandum and Articles of Association”).

(b)    Subsidiaries.

(i)    Each Subsidiary of Allergan is a corporation or other entity duly incorporated or organized, validly existing and in good standing (except to the extent such concept is not applicable under applicable Law of such Subsidiary’s jurisdiction of incorporation or organization, as applicable) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers and authority, as applicable, required to own, lease and operate its properties and assets and to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect.

(ii)    All of the outstanding Equity Securities of each Subsidiary of Allergan have been validly issued and are fully paid and nonassessable (except to the extent such concepts are not applicable under applicable Law of such Subsidiary’s jurisdiction of incorporation or organization, as applicable) and are owned by Allergan or one of its wholly-owned Subsidiaries, directly or indirectly, free and clear of any Lien (other than any restrictions imposed by applicable Law) and free of preemptive rights, rights of first refusal, subscription rights or similar rights of any Person and transfer restrictions (other than transfer restrictions under applicable Law or under the organizational documents of such Subsidiary).    Except for the Equity Securities of its Subsidiaries, Allergan does not own, directly or indirectly, any capital stock or other Equity Securities of any Person.

(c)    Capitalization.

(i)    The authorized capital of Allergan consists of 1,000,000,000 Allergan Shares, 10,000,000 Allergan Preferred Shares and 40,000 deferred ordinary shares of €1.00 each. As of June 21, 2019 (the “Allergan Capitalization Date”), there were outstanding (A) (x) 327,823,649 Allergan Shares (excluding any Allergan Restricted Stock Awards), (y) no Allergan Preferred Shares, and (z) no deferred ordinary shares of €1.00 each, (B) Allergan Options to purchase an aggregate of 6,342,839 Allergan Shares, (C) 2,861,395 Allergan Shares

were subject to outstanding Allergan RSU Awards (other than Allergan PSU Awards), (D) no Allergan Shares were subject to outstanding Allergan Restricted Stock Awards, (E) 482,892 Allergan Shares were subject to outstanding Allergan PSU Awards, determined assuming performance was achieved at 130% of target, and (F) 19,799,855 additional Allergan Shares were reserved for issuance pursuant to the Allergan Share Plans. Except as set forth in this Section 6.1(A)(c)(i) and for changes since the Allergan Capitalization Date resulting from (x) the exercise or vesting and settlement of Allergan Equity Awards outstanding on such date (in accordance with their existing terms in effect as of the date hereof) or issued on or after such date to the extent permitted by Section 5.1 or (y) the issuance of Equity Securities of Allergan on or after the date hereof to the extent permitted by Section 5.1, there are no issued, reserved for issuance or outstanding Equity Securities of Allergan.

(ii)    All outstanding Equity Securities of Allergan have been, and all Equity Securities that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. No Subsidiary of Allergan owns any Equity Securities of Allergan. There are no outstanding bonds, debentures, notes or other indebtedness of Allergan having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Allergan have the right to vote. As of the date of this Agreement, there are no outstanding obligations of Allergan or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of Allergan or its Subsidiaries. Neither Allergan nor any of its Subsidiaries is a party to any agreement with respect to the voting of any Equity Securities of Allergan.

(iii)    As of the date hereof, Allergan has made available to AbbVie a true and complete list, as of the Allergan Capitalization Date, of all outstanding Allergan Equity Awards, including, the date of grant, the type of the award, the vesting schedule, whether subject to performance conditions, the number of Allergan Shares subject to such type of award (based on the aggregate number of shares granted on the grant date and vesting on the applicable vesting date), and, for Allergan Options, the applicable exercise price. As of the Allergan Capitalization Date, the aggregate amount of any accrued but unpaid dividend equivalent rights relating to outstanding Allergan Equity Awards was $3,131,885.66.

(d)    Corporate Authority Relative to this Agreement; No Violation.

(i)    Allergan has all requisite corporate power and authority to enter into this Agreement and the Expenses Reimbursement Agreement and, subject to receipt of the Allergan Shareholder Approval, to consummate the transactions contemplated hereby and thereby, including the Acquisition. The execution and delivery of this Agreement and the Expenses Reimbursement Agreement and the consummation of the transactions contemplated hereby (including the Acquisition) and thereby have been duly and validly authorized by the Allergan Board and, except for (A) the Allergan Shareholder Approval and (B) the filing of the required documents and other actions in connection with the Scheme with, and to receipt of the required approval of the Scheme by, the High Court, and the filing of the Court Order with the Registrar of Companies, no other corporate proceedings on the part of Allergan are necessary to authorize the consummation of the transactions contemplated hereby (including the Acquisition) and pursuant to the Expenses Reimbursement Agreement. On or prior to the date hereof, the Allergan Board has determined that the transactions contemplated by this Agreement are fair to and in the best interests of Allergan and the Allergan Shareholders and adopted a resolution to make, subject to Section 5.3 and to the obligations of the Allergan Board under the Takeover Rules, the Scheme Recommendation and the recommendation contemplated by Section 3.6(c). This Agreement has been duly and validly executed and delivered by Allergan and, assuming this Agreement constitutes the valid and binding agreement of the AbbVie Parties, constitutes the valid and binding agreement of Allergan, enforceable against Allergan in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (y) general equitable principles, whether considered in a proceeding at law or equity (together, (x) and (y), “Equitable Exceptions”).

(ii)    The execution, delivery and performance by Allergan of this Agreement and the Expenses Reimbursement Agreement and the consummation by Allergan of the transactions contemplated hereby (including the Acquisition) and thereby require no action by or in respect of, Clearances of, or Filings with, any Governmental Entity other than (A) compliance with the provisions of the Act, (B) compliance with the Takeover Panel Act and the Takeover Rules, (C) compliance with any applicable requirements of the HSR Act, (D) compliance with and Filings under any Antitrust Laws of any non-U.S. jurisdictions, (E) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws or pursuant to the rules of the NYSE, and (F) any other actions, Clearances or Filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect.

(iii)    The execution, delivery and performance by Allergan of this Agreement and the Expenses Reimbursement Agreement and the consummation of the transactions contemplated hereby (including the Acquisition) and thereby do not and will not (A) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Allergan, (B) assuming compliance with the matters referred to in Section 6.1(A)(d)(ii) and receipt of the Allergan Shareholder Approval, contravene, conflict with or result in any violation or breach of any provision of any applicable Law, (C) assuming compliance with the matters referred to in Section 6.1(A)(d)(ii) and receipt of the Allergan Shareholder Approval, require any Clearance or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Allergan or any of its Subsidiaries is entitled under, any provision of any Allergan Permit or any Contract binding upon Allergan or any of its Subsidiaries or any Clearance (including Clearances required by Contract) affecting, or relating in any way to, the assets or business of Allergan and its Subsidiaries, or (D) result in the creation or imposition of any Lien on any asset of Allergan or any of its Subsidiaries, except, in the case of each of clauses (B) through (D), as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect.

(e)    Reports.

(i)    Allergan has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Allergan since January 1, 2017 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Allergan SEC Documents”). No Subsidiary of Allergan is required to file any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(ii)    As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), the Allergan SEC Documents filed or furnished prior to the date of this Agreement complied, and each Allergan SEC Document filed or furnished subsequent to the date of this Agreement (assuming, in the case of the Proxy Statement, that the representation and warranty set forth in Section 6.2(j) is true and correct) will comply, in all material respects with the applicable requirements of NYSE, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be.

(iii)    As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Allergan SEC Document filed or furnished prior to the date of this Agreement did not, and each Allergan SEC Document filed or furnished subsequent to the date of this Agreement (assuming, in the case of the Proxy Statement, that the representation and warranty set forth Section 6.2(j) is true and correct) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(iv)    Allergan is, and since January 1, 2017 has been, in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of NYSE.

(v)    Allergan and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Allergan, including its consolidated Subsidiaries, is made known to Allergan’s principal executive officer and its principal financial officer by others within those entities, including during the periods in which the periodic reports required under the Exchange Act are being prepared. Except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, such disclosure controls and procedures are effective in timely alerting Allergan’s principal executive officer and principal financial officer to material information required to be included in Allergan’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(vi)    Allergan and its Subsidiaries have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“internal controls”) designed to provide reasonable assurance regarding the reliability of Allergan’s financial reporting and the preparation of Allergan’s financial statements for external purposes in accordance with GAAP. Allergan’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this Agreement, to Allergan’s auditors and the audit committee of the Allergan Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Allergan’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(vii)    Since January 1, 2017, each of the principal executive officer and principal financial officer of Allergan (or each former principal executive officer and principal financial officer of Allergan, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are true and complete in all material respects as of the date on which they were made.

(f)    Financial Statements.

(i)    The audited consolidated financial statements and unaudited consolidated interim financial statements of Allergan included or incorporated by reference in the Allergan SEC Documents present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto), the consolidated financial position of Allergan and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared in all material respects from the books and records of Allergan and its Subsidiaries.

(ii)    Since January 1, 2017 until the date hereof, Allergan has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity.

(g)    No Undisclosed Liabilities. There are no liabilities or obligations of Allergan or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on the consolidated balance sheet of Allergan and its

Subsidiaries, other than (i) liabilities or obligations disclosed and provided for in Allergan’s consolidated balance sheet (or the notes thereto) as of March 31, 2019 (the “Allergan Balance Sheet”), (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Allergan Balance Sheet, (iii) liabilities arising in connection with the transactions contemplated hereby, and (iv) other liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Allergan SEC Documents.

(h)    Compliance with Law; Permits.

(i)    Allergan and each of its Subsidiaries are, and since January 1, 2017 have been, in compliance with all applicable Laws, except for failures to be in compliance as have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(ii)    Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, Allergan and each of its Subsidiaries hold all consents, clearances, permits, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, approvals and orders of any Governmental Entity necessary for the operation of its respective businesses, other than Allergan Regulatory Permits (the “Allergan Permits”). Allergan and each of its Subsidiaries are, and since January 1, 2017 have been, in compliance with the terms of the Allergan Permits, except for failures to be in compliance as have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole. There is no Action pending, or, to the knowledge of Allergan, threatened, that seeks or would reasonably be expected to result in (nor is there, to the knowledge of Allergan, any existing condition, situation or set of circumstances that would reasonably be expected to result in) the revocation, cancellation, termination, non-renewal or adverse modification of any Allergan Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(i)    Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect:

(i)    no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no claim, action, suit, proceeding or investigation (including a review) is pending or, to the knowledge of Allergan, threatened by any Governmental Entity or other Person relating to Allergan or any of its Subsidiaries that relates to, or arises under, any Environmental Law, Environmental Permit or Hazardous Substance;

(ii)    Allergan and its Subsidiaries are, and since January 1, 2017 have been, in compliance with all Environmental Laws and all Environmental Permits and hold all applicable Environmental Permits; and

(iii)    to Allergan’s knowledge, as of the date hereof, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in AbbVie or any of its Subsidiaries incurring any liability or obligation pursuant to any applicable Environmental Laws.

(j)    Employee Benefit Plans.

(i)    Section 6.1(A)(j)(i) of the Allergan Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of each material Allergan Benefit Plan.

(ii)    Except with respect to an Allergan Benefit Plan listed on Section 6.1(A)(j)(i) of the Allergan Disclosure Schedule, neither Allergan nor any of its Subsidiaries nor any of their respective ERISA Affiliates sponsors, maintains or contributes to (or has any obligation to contribute to), or has any current or contingent liability or obligation under or with respect to any multiemployer plan, as defined in Section 3(37) of ERISA, any plan that is or was subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA (each, a “Title IV Plan”), or any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar welfare benefits (whether insured or self-insured) to any director, officer, employee or individual independent contractor (including any former director, officer, employee or individual independent contractor) of Allergan or any of its Subsidiaries or any of their respective survivors, dependents or beneficiaries or any other Person (other than coverage mandated by applicable Law for which the covered Person pays the full cost of coverage). Except as specifically described in Section 6.1(A)(j)(ii) of the Allergan Disclosure Schedule, and except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect with respect to each Title IV Plan: (A) no reportable event (within the meaning of Section 4043 of ERISA) has occurred within the last three years, or, to the knowledge of Allergan, is expected to occur whether as a result of the transactions contemplated by this Agreement or otherwise; (B) the minimum funding standard under Section 430 of the Code has been satisfied and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted; (C) all contributions required under Section 302 of ERISA and Section 412 of the Code have been timely made; (D) all amounts due to the Pension Benefit Guaranty Corporation (“PBGC”) pursuant to Section 4007 of ERISA have been timely paid; (E) with respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, the requirements of Section 204(h) of ERISA have been complied with; (F) no liability under Title IV of ERISA has been incurred by Allergan, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full; (G) there has been no event described in Section 4062(e) of ERISA, and the transactions contemplated by this Agreement will not result in any event described in Section 4062(e) of ERISA; (H) to the knowledge of Allergan, no event has occurred or circumstances exist that could result in a liability under or with respect to Section 4069 of ERISA; and (I) no notice of intent to terminate any Title IV Plan has been filed and no amendment to treat a Title IV Plan as terminated has been adopted and no proceeding has been commenced by the PBGC to terminate any Title IV Plan.

(iii)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect, each Allergan Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a current favorable determination from the Internal Revenue Service or may rely upon a current opinion or advisory letter from the Internal Revenue Service and, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being reissued.

(iv)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect: (A) each Allergan Benefit Plan has been established, maintained, funded, and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code; (B) no Action (other than routine claims for benefits) is pending or, to Allergan’s knowledge, is threatened against, with respect to any Allergan Benefit Plan; (C) there has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and no breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Allergan Benefit Plan; (D) all contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements and premium payments that are due have been timely made in accordance with the terms of the Allergan Benefit Plan and the requirements of applicable Law; (E) all Allergan Benefit Plans that are required to be funded are fully funded, and amounts have been accrued for any unfunded Allergan Benefit Plans to the extent required under applicable international accounting standards; (F) no events have occurred with respect to any Allergan Benefit Plan that would reasonably be expected to result in the assessment of any excise Taxes or penalties against Allergan or any of its Subsidiaries; and (G) neither Allergan nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(v)    With respect to each Covered Individual, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby could (either alone or together with any other event), directly or indirectly: (A) result in any payment or benefit (including any bonus, retention, severance, retirement or job security payment or benefit or otherwise) or (B) accelerate the time of payment or vesting or trigger any payment or obligation to fund (through a grantor trust or otherwise) or otherwise set aside assets to secure to any extent any compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Allergan Benefit Plan or otherwise.

(vi)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any amount paid or payable by Allergan or any of its Subsidiaries that could, individually or with any other such payment, be classified as an “excess parachute payment” within the meaning of Section 280G of the Code not deductible by Allergan or any of its Subsidiaries under Section 280G of the Code or result in any excise Tax on any Covered Individual under Section 4999 of the Code. Neither Allergan nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Person for any Tax incurred by such Person, including under Section 409A or 4999 of the Code.

(vii)    Each Allergan Benefit Plan that constitutes a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and maintained, in form and operation, in all material respects in accordance with all applicable requirements of Section 409A of the Code and all applicable guidance of the Department of Treasury and Internal Revenue Service. No amount under any Allergan Benefit Plan is subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code.

(k)    Absence of Certain Changes or Events.

(i)    From the date of the Allergan Balance Sheet through the date hereof, the business of Allergan and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice.

(ii)    Since the date of the Allergan Balance Sheet until the date hereof, there has not been any event, effect, development, occurrence or change that has had, or would reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect.

(l)    Investigations; Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Allergan, threatened against or affecting Allergan, any of its Subsidiaries, any present or former officers, directors or employees of Allergan or any of its Subsidiaries in their respective capacities as such, or any of the respective properties or assets of Allergan or any of its Subsidiaries, before (or, in the case of threatened Actions, that would be before) any Governmental Entity (i) that has been or would reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole or (ii) that would in any manner challenge or seek to prevent, enjoin or alter any of the other transactions contemplated hereby. As of the date hereof, there is no Order outstanding or, to the knowledge of Allergan, threatened against or affecting Allergan, any of its Subsidiaries, any present or former officers, directors or employees of Allergan or any of its Subsidiaries in their respective capacities as such, or any of the respective properties or assets of any of Allergan or any of its Subsidiaries, that has been or would reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole or that would prevent, enjoin or materially delay any of the other transactions contemplated hereby.

(m)    Information Supplied. The information relating to Allergan and its Subsidiaries to be contained in the Scheme Document, the Proxy Statement and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in each case in connection with the Acquisition will not, on the date the Scheme Document and the Proxy Statement (and any amendment or supplement thereto) is first proposed to Allergan Shareholders and at the time of the Court Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement and any related documents will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The parts of the Scheme Document and any related documents for which the Allergan Directors are responsible under the Takeover Rules and any related filings for which the Allergan Directors are responsible under the Takeover Rules will comply in all material respects as to form with the requirements of the Takeover Rules and the Act. Notwithstanding the foregoing provisions of this Section 6.1(A)(m), no representation or warranty is made by Allergan with respect to information or statements made or incorporated by reference in the Scheme Document or the Proxy Statement which were not supplied by or on behalf of Allergan.

(n)    Regulatory Matters.

(i)    Except for such failures to hold, be valid and in full force and effect or be in compliance with (as applicable) as have not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, (A) each of Allergan and its Subsidiaries holds all Allergan Regulatory Permits; (B) all Allergan Regulatory Permits are valid and in full force and effect; and (C) since January 1, 2017, Allergan and its Subsidiaries have been in compliance with the terms of all Allergan Regulatory Permits. As of the date hereof, there is no Action pending, or, to the knowledge of Allergan, threatened that seeks, or, to the knowledge of Allergan, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Allergan Regulatory Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(ii)    Neither Allergan nor any of its Subsidiaries are party to any material corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, corrective action plans, or similar agreements, obligations, or Orders with or imposed by any Governmental Entity.

(iii)    All pre-clinical and clinical investigations in respect of an Allergan Product conducted or sponsored by Allergan or any of its Subsidiaries are currently being, and since January 1, 2017 until the date hereof have been, conducted in compliance with all applicable Laws administered, issued or enforced by the applicable Allergan Regulatory Agencies, including (A) FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312, 314 and 320 of the Code of Federal Regulations, and (B) any applicable international, federal, state and provincial applicable Laws restricting the collection, use and disclosure of individually identifiable health information and personal information, except, in each case, for such noncompliance that has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(iv)    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, since January 1, 2017 until the date hereof, neither Allergan nor any of its Subsidiaries has received any written notice from the FDA or any other Allergan Regulatory Agency which would reasonably be expected to lead to the denial, limitation, revocation, or rescission of any of Allergan Regulatory Permits or of any application for marketing approval currently pending before the FDA or such other Allergan Regulatory Agency.

(v)    Since January 1, 2017 until the date hereof, all reports, documents, claims, permits, notices, and other Filings required to be filed, maintained or furnished to the FDA or any other Allergan Regulatory Agency by Allergan or any of its Subsidiaries have been so filed, maintained or furnished in accordance with the applicable requirements related thereto, except where failure to file, maintain or furnish such reports, documents, claims, permits, notices, or Filings has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole. All such reports, documents, claims, permits, notices, and Filings were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent Filing). Since January 1, 2017, neither Allergan nor any of its Subsidiaries, nor, to the knowledge of Allergan, any officer, employee, agent or distributor of Allergan or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Allergan Regulatory Agency, failed to disclose a material fact required to be disclosed to the FDA or any other Allergan Regulatory Agency, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of Allergan or any of its Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Allergan Regulatory Agency to invoke any similar policy, except for any act or statement or failure to make a statement that has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(vi)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, since January 1, 2017, neither Allergan nor any of its Subsidiaries, nor any officer, director, “managing employee” (as such term is defined in 42 C.F.R § 1001.2), employee, or, to the knowledge of Allergan, agent or distributor of Allergan or any of its Subsidiaries: (A) has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar applicable Law or authorized by 21 U.S.C. § 335a(b) or any similar applicable Law applicable in other jurisdictions in which material quantities of any of the Allergan Products are sold or intended by Allergan to be sold; or (B) has been excluded from participation in any Governmental Healthcare Program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any Governmental Healthcare Program under Section 1128 of the Social Security Act of 1935, as amended, or any similar applicable Law or program.

(vii)    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, each Allergan Product is being or since January 1, 2017 has been developed, manufactured, stored, distributed and marketed in compliance with all applicable Laws administered, issued, or enforced by the applicable Allergan Regulatory Agencies, including those relating to investigational use, marketing approval, current good manufacturing practices, packaging, labeling, advertising, record keeping, reporting, and security. There is no Action pending or, to the knowledge of Allergan, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Allergan Product by Allergan or any of its Subsidiaries of any applicable Allergan Regulatory Law, except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(viii)    Since January 1, 2017 until the date hereof, neither Allergan nor any of its Subsidiaries have voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any material recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Allergan Product, other than notices or actions that are not, individually or in the aggregate, material to Allergan and its Subsidiaries, taken as a whole. To the knowledge of Allergan, there are no facts as of the date hereof with respect to any applicable Law of any applicable Allergan Regulatory Agencies which are reasonably likely to cause, and neither Allergan nor any of its Subsidiaries has received any written notice from the FDA or any other Allergan Regulatory Agency since January 1, 2017 until the date hereof regarding, (i) the recall, market withdrawal or replacement of any Allergan Product sold or intended to be sold by Allergan or its Subsidiaries (other than recalls, withdrawals or replacements that are not material to Allergan or its Subsidiaries, taken as a whole), (ii) a material change in the marketing classification or a material change in the labeling of any such Allergan Products, (iii) a termination or suspension of the manufacturing, marketing, or distribution of such Allergan Products, or (iv) a material negative change in reimbursement status of an Allergan Product.

(ix)    Since January 1, 2017, Allergan and its Subsidiaries have been in compliance in all material respects with all applicable Healthcare Laws. Allergan and its Subsidiaries maintain a compliance program having the elements of an effective corporate compliance and ethics program identified in U.S.S.G. § 8B2.1 in all material respects. There are no outstanding compliance complaints or reports, ongoing internal compliance investigations, or outstanding compliance corrective actions, except where such complaints, reports, investigations, or corrective actions have not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole.

(o)    Tax Matters.

(i)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect: (A) all Tax Returns that are required to be filed by or with respect to Allergan or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, correct and complete; (B) Allergan and its Subsidiaries have, within the time and manner prescribed by applicable Law, paid all Taxes required to be paid by any of them, including any Taxes required to be withheld from amounts owing to any employee, creditor, or third party (in each case, whether or not shown on any Tax Return), except with respect to matters being contested in good faith through appropriate proceedings or for which adequate reserves have been established in accordance with GAAP on the financial statements of Allergan and its Subsidiaries; (C) all Taxes due and payable by Allergan or any of its Subsidiaries have been adequately provided for, in accordance with GAAP, in the financial statements of Allergan and its Subsidiaries for all periods ending on or before the date of such financial statements; (D) during the last three years, no claim has been made in writing by a Tax Authority in a jurisdiction where any of Allergan or its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction; (E) there are no liens for Taxes upon any property or assets of Allergan or any of its Subsidiaries, except for Permitted Liens; (F) no Tax Authority has asserted, or threatened in writing to assert, a Tax liability in connection with an audit or other administrative or court proceeding involving Taxes of Allergan or any of its Subsidiaries; and (G) neither Allergan or any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of Taxes (other than (x) an agreement or arrangement solely between or among Allergan and/or one or more of its Subsidiaries or (y) customary Tax indemnification provisions in ordinary course commercial agreements that are not primarily related to Taxes), or has any liability for Taxes of any Person (other than Allergan or any of its Subsidiaries) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor.

(ii)    None of Allergan or any of its Subsidiaries is or has been a party to any “listed transaction,” as defined in section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b), or any similar provision of state, local or non-U.S. Law.

(iii)    Since January 1, 2017 to the date hereof, neither Allergan nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(l)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law).

(iv)    Allergan is, and at all times since its formation has been, properly treated as a foreign corporation for U.S. federal income Tax purposes.

(v)    As used in this Agreement, (A) the term “Tax” (including the plural form “Taxes” and, with correlative meaning, the terms “Taxable” and “Taxation”) means any and all taxes (including customs duties or fines), fees, levies, imposts, duties or other similar assessments in the nature of a tax, imposed by or payable to any federal, state, provincial, local or non-U.S. Tax Authority, and includes all U.S. federal, state, local and non- U.S. gross or net income, gain, profits, windfall profits, franchise, gross receipts, estimated, capital, documentary, transfer, ad valorem, premium, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment compensation, social security, disability, use, property, unclaimed property, withholding or backup withholding, excise, production, value added and occupancy taxes, together with all interest, penalties and additions imposed with respect thereto, (B) the term “Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, claims for refunds and information returns) filed or required to be filed with a Tax Authority relating to Taxes, including all attachments thereto and any amendments or supplements thereof and (C) the term “Tax Authority” means any Governmental Entity responsible for the assessment, collection or enforcement of laws relating to Taxes (including the United States Internal Revenue Service (the “IRS”) and the Irish Revenue Commissioners and any similar state, local, or non-U.S. revenue agency).

(p)    Labor Matters.

(i)    No member of the Allergan Group is a party to, or bound by, any collective bargaining agreement, Contract or other agreement or binding understanding with a labor union, labor organization, works council, or similar employee representative. No member of the Allergan Group is or, since January 1, 2017, has been subject to a labor dispute, strike or work stoppage except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. To the knowledge of Allergan, there are and, since January 1, 2017, there have been no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Allergan Group, except for those the formation of which has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect.

(ii)    The transactions contemplated by this Agreement will not require the consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to any employees of the Allergan Group, except for where the failure to obtain any such consent or make any such advance notifications (A) has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect or (B) would not materially delay or frustrate the consummation of the transactions contemplated hereby (including the Acquisition).

(q)    Intellectual Property.

(i)    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole: (1) none of the registrations (including patents, trademarks and copyrights, and material domain name registrations) and applications for registration for Owned Intellectual Property or for material Licensed Intellectual Property that is exclusively licensed to Allergan or any of its Subsidiaries (the “Allergan Registered IP”) has lapsed, expired, or been abandoned, and (2) no Allergan Registered IP or other Allergan Intellectual Property has been adjudged invalid or unenforceable, and, to the knowledge of Allergan, all Allergan Intellectual Property is subsisting, and no Allergan Registered IP is invalid or unenforceable.

(ii)    Except for such failures of each of the following clauses (i) through (iii) to be true and correct as have not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, (i) Allergan and its Subsidiaries are the sole and exclusive owners of all right, title and interest in and to the Owned Intellectual Property and hold all of their right, title and interest in and to all of the Owned Intellectual Property free and clear of all Liens (other than non-exclusive licenses granted by Allergan or one of its Subsidiaries in the ordinary course of business and other Permitted Liens), (ii) to the knowledge of Allergan, the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property necessary to, or used or held for use in, the conduct of the respective businesses of Allergan and its Subsidiaries as currently conducted, and (iii) to the knowledge of Allergan, there exist no material restrictions on the use of any of the Owned Intellectual Property.

(iii)    Except for such failures of each of the following clauses (i) through (iii) to be true and correct as have not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group taken as a whole, (i) to the knowledge of Allergan, neither Allergan nor any of its Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Third Party, (ii) there is no claim, action, suit, investigation or proceeding pending or, to the knowledge of Allergan, threatened against or affecting Allergan or any of its Subsidiaries (A) alleging that Allergan or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Third Party or (B) based upon, or challenging or seeking to deny or restrict, the rights of Allergan or any of its Subsidiaries in any of Allergan Intellectual Property (including any challenges to the validity, enforceability, registerability, ownership or use of any Allergan Intellectual Property, other than in the ordinary course of applying for patents or trademarks), and (iii) to the knowledge of Allergan, no Third Party has infringed, misappropriated, diluted or otherwise violated any Allergan Intellectual Property.

(iv)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect, (i) Allergan and its Subsidiaries have provided reasonable notice of their privacy and personal data collection and use policies on their websites and other customer and public communications and Allergan and its Subsidiaries have complied with such policies and all applicable Laws relating to (A) the privacy of the users of Allergan’s and its Subsidiaries’ respective products, services and websites and (B) the collection, use, storage, processing or disclosure of any personally-identifiable information (including personal health information) and other data or information collected, processed or stored by or on behalf of Allergan or any of its Subsidiaries, (ii) there is no claim, action, suit, investigation or proceeding pending or, to the knowledge of Allergan, threatened against Allergan or any of its Subsidiaries alleging any violation of such policies or applicable Laws, (iii) neither this Agreement nor the consummation of the transactions contemplated hereby (including the Acquisition) will violate any such policy or applicable Laws, and (iv) Allergan and its Subsidiaries have taken reasonable steps consistent with normal industry practice to protect the types of information referred to in this Section 6.1(A)(q)(iv) against loss and unauthorized access, use, modification, disclosure or other misuse, and, to the knowledge of Allergan, there has been no unauthorized access, use, modification, disclosure or other misuse of such data or information.

(v)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect, (i) Allergan’s IT Assets operate in accordance with their specifications and related documentation and perform in a manner that permits Allergan and its Subsidiaries to conduct their respective businesses as currently conducted, (ii) Allergan and its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of Allergan’s IT Assets (and all data and other information and transactions stored or contained therein or processed or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, and (iii) there has been no unauthorized use or access or security breaches, or interruption, modification, loss or corruption of any of Allergan’s IT Assets (or any data or other information or transactions stored or contained therein or processed or transmitted thereby).

(r)    Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect, (i) Allergan and each of its Subsidiaries has good, valid and marketable fee simple title to, or valid leasehold interests in, as the case may be, each parcel of real property of Allergan or any of its Subsidiaries, free and clear of all Liens, except for Permitted Liens, (ii) each lease, sublease or license (each, a “Lease”) under which Allergan or any of its Subsidiaries leases, subleases or licenses any real property is, subject to the Equitable Exceptions, a valid and binding obligation of Allergan or a Subsidiary of Allergan (as the case may be) and, to the knowledge of Allergan, each of the other parties thereto, and in full force and effect and enforceable in accordance with its terms against Allergan or its Subsidiaries (as the case may be) and, to the knowledge of Allergan, each of the other parties thereto (except for such Leases that are terminated after the date of this Agreement in accordance with their respective terms, other than as a result of a default or breach by Allergan or any of its Subsidiaries of any of the provisions thereof), (iii) neither Allergan nor any of its Subsidiaries, nor, to the knowledge of Allergan, any of the other parties thereto has violated or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of any Lease, and (iv) neither Allergan nor any of its Subsidiaries has received written notice that it has violated or defaulted under any Lease.

(s)    Required Vote of Allergan Shareholders. The Allergan Shareholder Approval is the only vote of holders of Equity Securities of Allergan which is required to consummate the transactions contemplated hereby.

(t)    Material Contracts.

(i)    Section 6.1(A)(t)(i) of the Allergan Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following Contracts (other than any Allergan Benefit Plan) to which Allergan or any of its Subsidiaries is a party or by which it is bound (each such Contract required to be so listed, and each of the following types of Contracts (other than any Allergan Benefit Plan) described below to which Allergan or any of its Subsidiaries becomes a party or by which it otherwise becomes bound after the date of this Agreement, an “Allergan Material Contract”):

(A)    each (i) acquisition or divestiture Contract (including any Contracts pursuant to which any member of the Allergan Group has transferred or agreed to transfer ownership of any Intellectual Property) and (ii) license (including any in-license or out-license and any sublicense), collaboration agreement or similar or equivalent Contract, that, in the case of each of clauses (i) and (ii), (x) has a maximum potential value (or which otherwise requires the receipt or making of payments) in excess of $100 million (including pursuant to any “earn-out,” contingent value rights, milestone payments, license fees, royalty payments, development costs or other contingent payment or value obligations), (y) involves the issuance of any Equity Securities of Allergan or any of its Subsidiaries to a Third Party following the date of this Agreement or (z) grants to any Person (other than any member of the Allergan Group) any right of first refusal, right of first negotiation, right of first offer, option to purchase, option to license, or any other similar rights with respect to any Allergan Product or any material Intellectual Property of Allergan;

(B)    any Contract with any Governmental Entity that is material to Allergan and its Subsidiaries, taken as a whole, and involving or that would reasonably be expected to involve payments to or from any Governmental Entity in an amount having a maximum potential value in excess of $100 million;

(C)    any Contract that (x) limits or purports to limit, in any material respect, the freedom of Allergan or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of AbbVie or any of its Affiliates to take such actions after the Effective Time, (y) contains exclusivity or “most favored nation” obligations or restrictions that restrict or purport to restrict Allergan or any of its Subsidiaries in any material respect or that would so limit or purport to limit AbbVie or any of its Affiliates after the Effective Time, (z) contains any other provisions materially restricting or purporting to materially restrict the ability of Allergan or any of its Subsidiaries to sell, market, distribute, promote, manufacture, develop, commercialize, test or research any Allergan Products through third parties or that would so limit or purport to limit AbbVie or any of its Affiliates after the Effective Time;

(D)    any Contract relating to third party indebtedness for borrowed money in excess of $100 million (whether incurred, assumed, guaranteed or secured by any asset) of Allergan or any of its Subsidiaries;

(E)    any Contract restricting Allergan or any of its Subsidiaries from (x) the payment of dividends (y) the making of distributions to shareholders or (z) the ability to repurchase or redeem Equity Securities;

(F)    any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization, research, development or other similar agreement, which is material to the Allergan Group, taken as a whole;

(G)    any Contracts or other transactions with any (A) executive officer or director of Allergan, or (B) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or beneficial owner;

(H)    any Contract involving the settlement of any Action or threatened Action (or series of related Actions) (A) which (x) will involve payments by Allergan or any of its Subsidiaries after the date hereof, or involved such payments, in excess of $100 million or (y) will impose, or imposed, materially burdensome monitoring or reporting obligations by Allergan or any of its Subsidiaries outside the ordinary course of business or material restrictions on Allergan or any Subsidiary of Allergan (or, following the Completion, on AbbVie or any Subsidiary of AbbVie) or (B) which impose material restrictions on the use of any material Intellectual Property other than, in the case of this clause (B), the granting of non-exclusive licenses or sublicenses or the granting of exclusive licenses in connection with the settlement of ANDA-related litigation in the ordinary course of business;

(I)    any stockholders, investors rights, registration rights or similar agreements or arrangements with respect to the Equity Securities of Allergan or any of its Subsidiaries; and

(J)    any other Contract required to be filed by Allergan pursuant to Item 601(b)(10) of Regulation S-K.

(ii)    All of the Allergan Material Contracts are, subject to the Equitable Exceptions, (A) valid and binding obligations of Allergan or a Subsidiary of Allergan (as the case may be) and, to the knowledge of Allergan, each of the other parties thereto, and (B) in full force and effect and enforceable in accordance with their respective terms against Allergan or its Subsidiaries (as the case may be) and, to the knowledge of Allergan, each of the other parties thereto, in each case of (A) and (B), except for such Allergan Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms, other than as a result of a default or breach by Allergan or any of its Subsidiaries of any of the provisions thereof, and except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. To the knowledge of Allergan, as of the date hereof, no Person is seeking to terminate or challenging the validity or enforceability of any Allergan Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. Neither Allergan nor any of its Subsidiaries, nor, as of the date hereof, to the knowledge of Allergan, any of the other parties thereto has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and as of the date hereof neither Allergan nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Allergan Material Contract, except for those violations and defaults (or potential defaults) which have not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect. Allergan has made available to AbbVie true and complete copies of each Allergan Material Contract as in effect as of the date hereof.

(u)    Insurance. Allergan and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as Allergan reasonably believes, based on past experience, is adequate for the businesses and operations of Allergan and its Subsidiaries (taking into account the cost and availability of such insurance). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect, (i) all insurance policies and fidelity bonds for which Allergan or any of its Subsidiaries is a policyholder or which cover the business, operations, employees, officers, directors or assets of Allergan or any of its Subsidiaries as of the date hereof (the “Allergan Insurance Policies”) (A) are sufficient for compliance by Allergan and its Subsidiaries with all Allergan Material Contracts, and (B) will not terminate or lapse by their terms by reason of the consummation of the transactions contemplated hereby (including the Acquisition) and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the Acquisition) do not and will not constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Allergan or any of its Subsidiaries is entitled under, any provision of the Allergan Insurance Policies.

(v)    Opinion of Financial Advisor. The Allergan Board has received the opinion of J.P. Morgan Securities LLC, financial advisor to Allergan, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Scheme Consideration to be paid to the Allergan Shareholders pursuant to this Agreement is fair, from a financial point of view, to such holders. A written copy of such opinion will be delivered promptly to AbbVie after the date hereof for informational purposes only.

(w)    Finders or Brokers. Except for J.P. Morgan Securities LLC, there is no investment banker, broker or finder who might be entitled to any fee or commission from Allergan or any of its Affiliates in connection with the transactions contemplated by this Agreement.

(x)    FCPA and Anti-Corruption.

(i)    Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, neither Allergan nor any of its Subsidiaries, nor any director, manager or employee of Allergan or any its Subsidiary has, since January 1, 2014 in connection with the business of Allergan or any of its Subsidiaries, itself or, to the Allergan’s knowledge, any of its agents, representatives, sales intermediaries, or any other third party, in each case, acting on behalf of Allergan or any Subsidiary of Allergan, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable).

(ii)    Neither Allergan nor any of its Subsidiaries nor, to the knowledge of Allergan, any director, manager or employee of Allergan or any Allergan Subsidiary, are, or since January 1, 2014 have been, subject to any actual or pending or, to the knowledge of Allergan, threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Allergan or any of its Subsidiaries in any way relating to applicable Bribery Legislation, including the FCPA.

(iii)    Allergan and each of its Subsidiaries has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of the assets of Allergan and each of its Subsidiaries as required by the FCPA.

(iv)    Allergan and each of its Subsidiaries has instituted policies and procedures reasonably designed to ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force.

(v)    To the knowledge of Allergan, no officer, director, or employee of Allergan or any of its Subsidiaries is a Government Official.

(vi)    Except for such failures of each of the following clauses (A) through (C) to be true and correct as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Allergan Group, taken as a whole, none of Allergan or any of its Subsidiaries, nor any of their respective directors, managers or employees (A) is a Sanctioned Person, (B) has, since January 1, 2014, engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of Allergan or any of its Subsidiaries in violation of applicable Sanctions Law or (C) has, since January 1, 2014, violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of Allergan, been the subject of an investigation or allegation of such a violation or sanctionable conduct.

(y)    Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Allergan Memorandum and Articles of Association is, or at the Effective Time will be, applicable to AbbVie or any of its respective Subsidiaries, the Acquisition or the Scheme.

(z)    Transactions with Affiliates. To the knowledge of Allergan and as of the date of this Agreement, since January 1, 2017, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K that have not been otherwise disclosed in the Allergan SEC Documents filed prior to the date hereof.

(aa)    No Ownership of AbbVie Shares. Neither Allergan nor any of its Subsidiaries beneficially owns, directly or indirectly, any AbbVie Shares or other securities convertible into, exchangeable for or exercisable for AbbVie Shares, and neither Allergan nor any of its Subsidiaries has any rights to acquire any AbbVie Shares (other than any such securities owned by Allergan or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). There are no voting trusts or other agreements or understandings to which Allergan or any of its Subsidiaries is a party with respect to the voting of the capital or capital stock or other Equity Securities of Allergan or any of its Subsidiaries.

(B)    No Other Representations. Except for the representations and warranties made by Allergan in Section 6.1(A) (as qualified by the applicable items disclosed in the Allergan Disclosure Schedule in accordance with Section 10.8 and the introduction to this Section 6.1), neither Allergan nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Allergan or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Allergan or its Subsidiaries or any other matter furnished or provided to AbbVie or made available to AbbVie in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby (including the Acquisition). Allergan and its Subsidiaries disclaim any other representations or warranties, whether made by Allergan or any of its Subsidiaries or any of their respective Affiliates or Representatives. AbbVie acknowledges and agrees that, except for the representations and warranties made by Allergan in Section 6.1(A) (as qualified by the applicable items disclosed in the Allergan Disclosure Schedule in accordance with Section 10.8 and the introduction to Section 6.1(A)), neither Allergan nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Allergan or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Allergan or its Subsidiaries or any other matter furnished or provided to AbbVie or made available to AbbVie in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. AbbVie specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Allergan and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Nothing in this Section 6.1(B) shall be construed as a waiver (or an admission of non-reliance with respect to) any claims based on fraud.

Section 6.2    AbbVie Representations and Warranties. (A) Subject to Section 10.8 and except as disclosed (i) in any publicly available AbbVie SEC Document filed prior to the date hereof, or (ii) in the disclosure schedule delivered by AbbVie to Allergan immediately prior to the execution of this Agreement (the “AbbVie Disclosure Schedule”), each of AbbVie and Acquirer Sub jointly and severally represent and warrant to Allergan as follows:

(a)    Qualification, Organization, Subsidiaries, etc. Each AbbVie Party is a legal entity duly organized, validly existing and in good standing under the laws of the of its jurisdiction of organization. Each AbbVie Party has all requisite corporate power and authority required to own or lease all of its properties or assets and to carry on its business as now conducted. Each AbbVie Party is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect. Prior to the date of this Agreement, AbbVie has made available to Allergan true and complete copies of the Organizational Documents of each of AbbVie and Acquirer Sub, in each case, as in effect on the date of this Agreement.

(b)    Capital Stock.

(i)    The authorized capital stock of AbbVie consists of 4,000,000,000 AbbVie Shares and 200,000,000 AbbVie Preferred Shares. As of June 21, 2019 (the “AbbVie Capitalization Date”), there were outstanding (A) (x) 1,478,365,231 AbbVie Shares and (y) no AbbVie Preferred Shares, (B) options to purchase AbbVie Shares (“AbbVie Options”) with respect to an aggregate of 6,848,750 AbbVie Shares (of which, AbbVie Options with respect to 5,011,093 AbbVie Shares were exercisable), (C) 8,190,538 restricted stock units (“AbbVie Restricted Stock Units”), (D) no restricted stock awards (“AbbVie RSAs”), and (E) 2,400,713 performance based awards (“AbbVie Performance Awards”) (together with AbbVie Options, AbbVie Restricted Stock Units, AbbVie RSAs and any other equity or equity-linked awards granted after June 21, 2019, “AbbVie Equity Awards”). The AbbVie Shares to be issued as part of the Scheme Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will be free of preemptive rights. Except as set forth in this Section 6.2(A)(b)(i) and for changes since the AbbVie Capitalization Date resulting from the exercise or vesting and settlement of AbbVie Equity Awards outstanding on such date (in accordance with their existing terms in effect as of the date hereof) or issued as set forth in Section 6.2(A)(b)(i) of the AbbVie Disclosure Schedule, there are no issued, reserved for issuance or outstanding Equity Securities of AbbVie. There are no outstanding bonds, debentures, notes or other indebtedness of AbbVie having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of AbbVie have the right to vote. As of the date of this Agreement, there are no outstanding obligations of AbbVie or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of AbbVie or its Subsidiaries.

(ii)    All of the issued and outstanding Equity Securities of Acquirer Sub is, and at the Effective Time will be, owned, directly or indirectly, by AbbVie, and there are no other Equity Securities of Acquirer Sub. Acquirer Sub has not held any assets, engaged in any activities or conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Acquisition and the other transactions contemplated by this Agreement.

(c)    Corporate Authority Relative to this Agreement; No Violation.

(i)    Each of AbbVie and Acquirer Sub has all requisite corporate power and authority to enter into this Agreement and, with respect to AbbVie, the Expenses Reimbursement Agreement and to consummate the transactions contemplated hereby and thereby, including the Acquisition. The execution and delivery of this Agreement and the Expenses Reimbursement Agreement and the consummation of the transactions contemplated hereby (including the Acquisition) and thereby have been duly and validly authorized by the AbbVie Board and, except for the filing of the required documents in connection with the Scheme with, and to receipt of the required approval of the Scheme by, the High Court, no other corporate proceedings on the part of AbbVie or Acquirer Sub are necessary to authorize the consummation of the transactions contemplated hereby (including the Acquisition) and pursuant to the Expenses Reimbursement Agreement. This Agreement has been duly and validly executed and delivered by AbbVie and Acquirer Sub and, assuming this Agreement constitutes the valid and binding agreement of Allergan, constitutes the valid and binding agreement of AbbVie and Acquirer Sub, enforceable against AbbVie and Acquirer Sub in accordance with its terms, subject to the Equitable Exceptions.

(ii)    The execution, delivery and performance by AbbVie and Acquirer Sub of this Agreement and the Expenses Reimbursement Agreement (in the case of AbbVie and the consummation by AbbVie and Acquirer Sub of the transactions contemplated hereby (including the Acquisition) and thereby require no action by or in respect of, Clearances of, or Filings with, any Governmental Entity other than (A) compliance with the provisions of the Act, (B) compliance with the Takeover Panel Act and the Takeover Rules, (C) compliance with any applicable requirements of the HSR Act, (D) compliance with and Filings under any Antitrust Laws of any non-U.S. jurisdictions, (E) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws or pursuant to the rules of the NYSE, and (F) any other actions, Clearances or Filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect.

(iii)    Assuming compliance with the Scheme, the Act and any directions or orders of the High Court, the execution, delivery and performance by AbbVie and Acquirer Sub of this Agreement and the Expenses Reimbursement Agreement (in the case of AbbVie) and the consummation of the transactions contemplated hereby (including the Acquisition) and thereby do not and will not (A) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of AbbVie or Acquirer Sub, (B) assuming compliance with the matters referred to in Section 6.2(A)(c)(ii), contravene, conflict with or result in any violation or breach of any provision of any applicable Law, (C) assuming compliance with the matters referred to in Section 6.2(A)(c)(ii), require any Clearance or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which AbbVie or any of its Subsidiaries is entitled under, any provision of any AbbVie Permit or any Contract binding upon AbbVie or any of its Subsidiaries or any Clearance (including Clearances required by Contract) affecting, or relating in any way to, the assets or business of AbbVie and its Subsidiaries, (D) result in the creation or imposition of any Lien on any asset of AbbVie or any of its Subsidiaries, except, in the case of each of clauses (B) through (D), as has not had and would not reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect.

(d)    Reports.

(i)    AbbVie has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by AbbVie since January 1, 2017 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “AbbVie SEC Documents”). No Subsidiary of AbbVie is required to file any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(ii)    As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each AbbVie SEC Document filed or furnished prior to the date of this Agreement did not, and each AbbVie SEC Document filed or furnished subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(iii)    AbbVie is, and since January 1, 2017 has been, in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of NYSE.

(iv)    AbbVie and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to AbbVie, including its consolidated Subsidiaries, is made known to AbbVie’s principal executive officer and its principal financial officer by others within those entities, including during the periods in which the periodic reports required under the Exchange Act are being prepared. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the AbbVie Group, taken as a whole, such disclosure controls and procedures are effective in timely alerting AbbVie’s principal executive officer and principal financial officer to material information required to be included in AbbVie’s periodic and current reports required under the Exchange Act.

(v)    AbbVie and its Subsidiaries have established and maintain a system of internal controls designed to provide reasonable assurance regarding the reliability of AbbVie’s financial reporting and the preparation of AbbVie’s financial statements for external purposes in accordance with GAAP. AbbVie’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this Agreement, to AbbVie’s auditors and the audit committee of the AbbVie Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect AbbVie’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(e)    No Undisclosed Liabilities. There are no liabilities or obligations of AbbVie or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on the consolidated balance sheet of AbbVie and its Subsidiaries, other than (i) liabilities or obligations disclosed and provided for in AbbVie’s consolidated balance sheet (or the notes thereto) as of March 31, 2019 (the “AbbVie Balance Sheet”), (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the AbbVie Balance Sheet, (iii) liabilities arising in connection with the transactions contemplated hereby, and (iv) other liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the AbbVie SEC Documents.

(f)    Financial Statements. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of AbbVie included or incorporated by reference in the AbbVie SEC Documents present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto), the consolidated financial position of AbbVie and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared in all material respects from the books and records of AbbVie and its Subsidiaries.

(g)    Compliance with Law; Permits. AbbVie and each of its Subsidiaries are, and since January 1, 2017 have been, in compliance with all applicable Laws, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect.

(h)    Absence of Certain Changes or Events. From March 31, 2019 through the date hereof, there has not been any event, effect, development, occurrence or change that has had, or would reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect.

(i)    Investigations; Litigation. As of the date hereof, there is no Action pending or, to the knowledge of AbbVie, threatened against or affecting AbbVie, any of its Subsidiaries, any present or former officers, directors or employees of AbbVie or any of its Subsidiaries in their respective capacities as such, or any of the respective properties or assets of AbbVie or any of its Subsidiaries, before (or, in the case of threatened Actions, that would be before) any Governmental Entity (i) that has been or would reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect or (ii) that would in any manner challenge or seek to prevent, enjoin or alter any of the other transactions contemplated hereby. As of the date hereof, there is no Order outstanding or, to the knowledge of AbbVie, threatened against or affecting AbbVie, any of its Subsidiaries, any present or former officers, directors or employees of AbbVie or any of its Subsidiaries in their respective capacities as such, or any of the respective properties or assets of any of AbbVie or any of its Subsidiaries, that has been or would reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect.

(j)    Information Supplied. The information provided by and relating to AbbVie and its Subsidiaries to be contained in the Scheme Document, the Proxy Statement and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in each case in connection with the Acquisition will not, on the date the Scheme Document and the Proxy Statement (and any amendment or supplement thereto) is first proposed to Allergan Shareholders and at the time of the Court Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading.

(k)    Opinion of Financial Advisor. The AbbVie Board has received the opinion of Morgan Stanley & Co. LLC, financial advisor to AbbVie, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Scheme Consideration to be paid to the Allergan Shareholders pursuant to this Agreement is fair, from a financial point of view, to AbbVie.

(l)    Financing. At the Effective Time, AbbVie and Acquirer Sub will have sufficient cash, available lines of credit or other sources of immediately available and cleared funds to enable AbbVie and Acquirer Sub to make all required payments payable at the Effective Time in connection with the transactions contemplated under this Agreement, including the payment of expenses and fees. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the AbbVie Parties under this Agreement, including their obligations to consummate the Completion, are not conditioned in any manner upon the AbbVie Parties obtaining the Financing or any other financing.

(B)    No Other Representations. Except for the representations and warranties made by AbbVie in Section 6.2(A) (as qualified by the applicable items disclosed in the AbbVie Disclosure Schedule in accordance with Section 10.8 and the introduction to Section 6.2(A)), neither AbbVie nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of AbbVie or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding AbbVie or its Subsidiaries or any other matter furnished or provided to Allergan or made available to Allergan in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby (including the Acquisition). AbbVie and its Subsidiaries disclaim any other representations or warranties, whether made by AbbVie or any of its Subsidiaries or any of their respective Affiliates or Representatives. Allergan acknowledges and agrees that, except for the representations and warranties made by AbbVie in Section 6.2(A) (as qualified by the applicable items disclosed in the AbbVie Disclosure Schedule in accordance with Section 10.8 and the introduction to Section 6.2(A)), neither AbbVie nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of AbbVie or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding AbbVie or its Subsidiaries or any other matter furnished or provided to Allergan or made available to Allergan in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. Allergan specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that AbbVie and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Nothing in this Section 6.2(B) shall be construed as a waiver (or an admission of non-reliance with respect to) any claims based on fraud.

ARTICLE 7

ADDITIONAL AGREEMENTS

Section 7.1    Access to Information; Confidentiality; Notices of Certain Events.

(a)    Upon reasonable notice, Allergan shall, and shall cause its Subsidiaries to, afford to AbbVie, its Subsidiaries and its and their respective Representatives and Financing Sources, reasonable access during normal business hours, during the period from the date of this Agreement to the earlier of Completion and the date, if any, on which the Agreement is validly terminated pursuant to and in accordance with Article 9, to (i) its and its Subsidiaries’ properties, contracts, commitments and books and records and (ii) all other information not made available pursuant to clause (i) of this Section 7.1(a) concerning its and its Subsidiaries’ businesses, properties and personnel as AbbVie may reasonably request (in the case of each of clause (i) and (ii), in a manner so as to not unreasonably interfere with the normal business operations of Allergan or any of its Subsidiaries). During such period described in the immediately preceding sentence, upon reasonable notice and subject to applicable Law and during normal business hours, Allergan shall instruct its pertinent Representatives to reasonably cooperate with AbbVie in its review of any such information provided or made available pursuant to the immediately preceding sentence. No information or knowledge obtained in any review or investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty made by Allergan pursuant to this Agreement.

(b)    Without limiting the generality of Section 7.1(a), during the period from the date of this Agreement to the earlier of the Completion and the date, if any, on which the Agreement is validly terminated pursuant to and in accordance with Article 9, Allergan agrees to, and to cause its Subsidiaries to, (i) reasonably assist and reasonably cooperate with AbbVie and its Subsidiaries to facilitate the post-Completion integration of Allergan and its Subsidiaries with AbbVie and its Subsidiaries (including, at the request of AbbVie from time to time, reasonably assisting and cooperating with AbbVie and its Subsidiaries in the planning and development of a post-Completion integration plan), and (ii) provide reasonable access to key personnel identified by AbbVie to facilitate AbbVie’s efforts with respect to the post-Completion retention of such key personnel.

(c)    Notwithstanding anything to the contrary in this Section 7.1 or Section 7.2, neither Allergan nor any of its respective Subsidiaries shall be required to provide access to, disclose information to or assist or cooperate with AbbVie, in each case if and to the extent such access, disclosure, assistance or cooperation (i) would, as reasonably determined based on the advice of outside counsel, jeopardize any attorney-client privilege with respect to such information, or (ii) would contravene any applicable Law or Contract to which Allergan or any of its Subsidiaries is subject or bound; provided that Allergan shall, and shall cause its Subsidiaries to, use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply (including redacting such information (A) to remove references concerning valuation of Allergan and its Subsidiaries, taken as a whole, (B) as necessary to comply with any Contract in effect on the date hereof or after the date hereof or with applicable Law and (C) as necessary to address reasonable attorney-client, work-product or other privilege or confidentiality concerns, or entering into a joint defense or other arrangement) and to provide such information as to the applicable matter as can be conveyed. Each of Allergan and AbbVie may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.1 or Section 7.2 as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and, subject to any additional confidentiality or joint defense agreement the parties may mutually propose and enter into, will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Allergan or AbbVie, as the case may be) or its legal counsel.

(d)    Each Party shall promptly notify and provide copies to the other Party of the occurrence of any event which would or would reasonably be expected to (A) prevent or materially delay the consummation of the Scheme, the Acquisition or the other transactions contemplated hereby or (B) result in the failure of any Condition; provided, that the delivery of any notice pursuant to this Section 7.1(d) shall not in and of itself (i) affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of any Party hereunder or (ii) update any section of Allergan Disclosure Schedule or AbbVie Disclosure Schedule. A failure of either Party to provide information pursuant to this Section 7.1(d) shall not constitute a breach for purposes of any Condition.

(e)    To the extent permitted by applicable Law and without limiting Allergan’s obligations pursuant to any other provision of this Agreement, with respect to the Actions set forth on Section 7.1(e) of the Allergan Disclosure Schedule, Allergan shall (i) keep AbbVie reasonably informed (on a timely basis) regarding any material developments with respect to such Actions following the date hereof and provide such additional information with respect to such Actions as AbbVie may reasonably request and (ii) consult and cooperate with AbbVie, and consider in good faith AbbVie’s views, as to the strategy, defense and settlement discussions with respect to such Actions. Allergan and AbbVie will operate under this Section 7.1(e) pursuant to a common interest agreement, whereby any information shared pursuant to the foregoing sentence remains subject to the protection of the attorney-client privilege, attorney work product doctrine, common interest privilege, joint defense privilege and any and all other applicable rights, privileges, protections or immunities.

(f)    Until the earlier of Completion and the date, if any, on which the Agreement is validly terminated pursuant to and in accordance with Article 9, Allergan shall, to the extent permitted by applicable Law, (i) promptly provide AbbVie with a copy of all material written correspondence received after the date hereof from the FDA or any similar Governmental Entity concerning any Allergan Product set forth on Section 7.1(f) of the Allergan Disclosure Schedule regarding the (i) withdrawal, suspension, termination, placement on inactive status (including any clinical hold) or revocation of any approval for such Allergan Product, (ii) prohibition or suspension of the supply of such Allergan Product, or (iii) new or expanded investigation, review or inquiry concerning the safety of such Allergan Product.

(g)    The Parties hereby agree that all information provided to them or their respective Representatives pursuant to this Agreement shall be subject to the Confidentiality Agreement.

Section 7.2    Consents and Regulatory Approvals.

(a)    The terms of the Acquisition at the date of publication of the Scheme Document shall be set out in the Rule 2.5 Announcement and the Scheme Document, to the extent required by applicable Law.

(b)    Subject to the terms and conditions of this Agreement, including Section 7.2(c), each Party shall, and each shall cause its Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to the extent permitted by applicable Law, to achieve satisfaction of the Conditions and to consummate the Acquisition and the other transactions contemplated hereby as promptly as reasonably practicable (and, in each case, no later than the End

Date), including using reasonable best efforts to (x) prepare and file as promptly as reasonably practicable with any Governmental Entity or other third party all documentation to effect all Filings (and thereafter make any other required or appropriate submissions) as are necessary, proper or advisable to consummate the Acquisition and the other transactions contemplated hereby, including Allergan and AbbVie each making (A) as promptly as reasonably practicable, but in no event later than 30 days after the date hereof (unless the Parties mutually agree otherwise), an appropriate Filing of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Acquisition and the other transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act and (B) as promptly as reasonably practicable, any other Filing that is required and advisable under any other Antitrust Law or foreign investment Law, including making all required Filings under the Antitrust Laws in the jurisdictions listed on Section 7.2(b) of the Allergan Disclosure Schedule, (y) obtain prior to the End Date, and thereafter maintain, all Clearances required to be obtained from any Governmental Entity that are necessary and advisable to consummate the Acquisition or other transactions contemplated hereby, and complying with the terms and conditions of each Clearance (including by supplying as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or other applicable Antitrust Law or foreign investment Law), and (z) cooperate with the other Parties in their efforts to comply with their obligations under this Agreement, including in seeking to obtain any required Clearances, including defending (but without any obligation to commence) any Action commenced by any Governmental Entity in connection with the transactions contemplated hereby. In parallel with informal engagement with the European Commission prior to submission of a formal filing for Clearance of the Acquisition under the EC Merger Regulation (“Pre-Notification”), AbbVie shall also promptly engage with the relevant United Kingdom Governmental Entity (the “CMA”), including by submitting a briefing paper (which may be a copy of the first draft filing to the European Commission during Pre-Notification) regarding the Acquisition to the CMA within five (5) Business Days of submission of a first draft filing to the European Commission during Pre-Notification, and by responding promptly and with due consideration to all requests for information from, or for meetings with, the CMA.

(c)    Notwithstanding Section 7.2(b) or anything else in this Agreement to the contrary, nothing in this Agreement or otherwise shall obligate or otherwise require AbbVie, Acquirer Sub or any of their respective Subsidiaries to propose, agree to, commit to or effect any action (or refrain or cause to refrain from taking any action) (including, in each case, any divestiture, hold separate arrangement, licensing of rights, and/or termination, assignment, novation or modification of Contracts (or portions thereof) or other business relationships), restriction, commitment, condition, contingency, contribution, cost, expense, liability, limitation, loss, obligation, payment, requirement or term, with respect to any asset, operation, division, business, product line or business relationship of AbbVie, Allergan or any of their respective Subsidiaries, in each case as a condition to, or in connection with, (i) the expiration or termination of any applicable waiting period relating to the Acquisition under the HSR Act, (ii) obtaining any Clearance under any other applicable Antitrust Laws or foreign investment Laws or (iii) obtaining any other Clearance from a Governmental Entity or otherwise; provided, however, that AbbVie shall, and shall cause its Subsidiaries to, if necessary to resolve, avoid or eliminate impediments or objections, if any, that may be asserted with respect to the Acquisition under any Antitrust Law or foreign investment Law commit to or effect (x) a divestiture, sale or license of (or subjecting to any hold-separate order) the assets and business relationships of the Allergan Group relating to the Allergan Products listed on Schedule 7.2(c) of the Allergan Disclosure Schedule (the “Specified Products”), and (y) such other actions (including any divestiture, sale or license of (or subjecting to any hold-separate order)), with respect to any asset, operation, division, business, product line or business relationship of the Allergan Group (and not, for clarity, of AbbVie or any of its Subsidiaries) as would not, individually or in the aggregate, have (if effected) a material impact (with materiality measured relative to a company of the size and scale of the Allergan Group) on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of AbbVie and its Subsidiaries (including Allergan and its Subsidiaries) following Completion (provided, that, for clarity, the impact of the actions contemplated by the foregoing clause (x) shall not be taken into account in assessing any impact under this clause (y)). Notwithstanding anything in this Section 7.2 to the contrary, in no event shall (A) AbbVie or any of its Subsidiaries or Allergan or any of its Subsidiaries be required to agree to take or enter into any action (or refrain from taking any action) which is not conditioned upon, and shall only become effective from and after, the Completion Date, or (B) subject to the last sentence of Section 7.2(d), Allergan or any of its Subsidiaries agree to any obligation, restriction, requirement, limitation, qualification, condition, remedy or other action relating to Clearances under any Antitrust Law or foreign investment Law required to be obtained by the Parties or their respective Subsidiaries in connection with the Acquisition without the prior written consent of AbbVie, but, if requested by AbbVie in writing, Allergan shall, and shall cause its Subsidiaries to, subject to the foregoing clause (A) of this Section 7.2(c), take any such actions to obtain any of the governmental approvals described in this Section 7.2(c).

(d)    Subject to the last sentence of this Section 7.2(d), AbbVie shall have the right to (i) direct, devise and implement the strategy for obtaining any necessary approval of, for responding to any request from, inquiry or investigation by (including directing the timing, nature and substance of all such responses), and shall have the right to lead all meetings and communications (including any negotiations) with, any Governmental Entity that has authority to enforce any Antitrust Law and (ii) control the defense and settlement of any Action brought by or before any Governmental Entity that has authority to enforce any Antitrust Law; provided, however, that AbbVie shall consult with Allergan and consider in good faith the views and comments of Allergan in connection with the foregoing. AbbVie shall be permitted to pull and refile, on one or more occasions, any filing made under the HSR Act, or any other Antitrust Law, or (without limiting AbbVie’s required efforts to consummate the Acquisition as promptly as reasonably practicable as otherwise set forth in this Section 7.2) enter into a timing agreement with any Governmental Entity in relation to any Antitrust Law, in connection with the Acquisition or any of the other transactions contemplated hereby, provided, that, without the prior written consent of Allergan, no pull and refile shall occur after October 31, 2019. Without limiting AbbVie’s rights with respect to overall strategy and control as set forth in the remainder of this Section 7.2(d), with respect to Specified Products the Parties agree to and shall comply with the provisions set forth on Section 7.2(d) of the Allergan Disclosure Schedule.

(e)    To the extent permitted by applicable Law, Allergan and AbbVie shall, as promptly as reasonably practicable, (i) upon request from a Governmental Entity, furnish to such Governmental Entity, any information or documentation concerning themselves, their Subsidiaries, directors, officers and stockholders information or documentation concerning the Acquisition, the Scheme and the other transactions contemplated hereby and such other matters as may be requested and (ii) make available their respective Representatives to, upon reasonable request, any Governmental Entity, in the case of each of clauses (i) and (ii), in connection with (A) the preparation of any Filing made by or on their behalf to any Governmental Entity in connection with the Acquisition, the Scheme or any of the other transactions contemplated hereby or (B) any Governmental Entity investigation, review or approval process.

(f)    Subject to Section 7.2(d), applicable Laws relating to the sharing of information and the terms and conditions of the Confidentiality Agreement and all other agreements entered into by the Parties, and subject to the proviso at the end of this Section 7.2(f), each of Allergan and AbbVie shall, and each shall cause its Subsidiaries to: (i) (A) as far in advance as reasonably practicable, notify the other party of, and provide the other party with an opportunity to consult with respect to, any Filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Agreement, (B) prior to submitting any such Filing or making any such communication or inquiry, the submitting or making party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party and such other party’s Representatives in connection with any such Filing, communication or inquiry (except HSR filings), and (C) promptly following the submission of such Filing (except HSR filings) or making of such communication or inquiry, provide the other party with a copy of any such Filing or, if in written form, a summary of any communication or inquiry; (ii) as promptly as reasonably practicable following receipt, furnish the other party with a copy of any Filing (except HSR filings) or, if in written form, material or substantive communication or inquiry, it or any of its Subsidiaries receives from any Governmental Entity relating to matters that are the subject of this Agreement; and (iii) coordinate and reasonably cooperate with the other party in exchanging such information and provide such other assistance as the other party may reasonably request in connection with this Section 7.2. Subject to Section 7.2(d), none of Allergan, AbbVie or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with any Governmental Entity, or any member of the staff of any Governmental Entity, in respect of any Filing, Action (including the settlement of any investigation) or other inquiry regarding the Acquisition or the Scheme unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, allows the other party to participate.

(g)    In the event that the latest date on which the High Court and/or the Panel would permit Completion to occur is prior to the End Date, the Parties shall use their respective reasonable best efforts to obtain consent of the High Court and/or the Panel, as applicable, to an extension of such latest date (but not beyond the End Date). If (i) the High Court and/or the Panel require the lapsing of the Scheme prior to the End Date, or (ii) Condition 1 fails to be satisfied, the Parties shall (unless and until this Agreement is validly terminated pursuant to and in accordance with Article 9) take all reasonable actions required in order to re-initiate the Scheme process as promptly as reasonably practicable (it being understood that no such lapsing described in subclause (i) or (ii) shall, in and of itself, result in a termination of, or otherwise affect any rights or obligations of any Party under, this Agreement).

Section 7.3    Directors’ and Officers’ Indemnification and Insurance.

(a)    For a period of not less than six years from the Effective Date, AbbVie shall cause Allergan or any applicable Subsidiary thereof (collectively, the “D&O Indemnifying Parties”), to the fullest extent each such D&O Indemnifying Party is so authorized or permitted by applicable Law, as now or hereafter in effect, to: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the date of the Effective Time, serving as a director or officer of Allergan or any of its Subsidiaries, or at the request or for the benefit of Allergan or any of its Subsidiaries as a director, trustee or officer of any other entity or any benefit plan maintained by Allergan or any of its Subsidiaries (collectively, the “D&O Indemnified Parties”), as in effect as of the date of this Agreement, in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim; and (ii) promptly advance to such D&O Indemnified Party any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the D&O Indemnified Party of any Claim Expenses incurred by such D&O Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to the D&O Indemnifying Party’s receipt of a written undertaking by or on behalf of such D&O Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Law that such D&O Indemnified Party is not entitled to be indemnified. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director or officer of Allergan or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives. As used in this Section 7.3: (x) the term “D&O Claim” means any threatened, asserted, pending or completed Action, whether instituted by any Governmental Entity or any other Person, arising out of or pertaining to acts or omissions occurring at or prior to the Effective Time that relate to such D&O Indemnified Party’s duties or service (A) as a director or officer of Allergan or the applicable Subsidiary thereof at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement, the Scheme, the Acquisition and the consummation of the other transactions contemplated hereby (including the Acquisition), including the consideration and approval thereof and the process undertaken in connection therewith) or (B) as a director, trustee or officer of any other entity or any benefit plan maintained by Allergan or any of its Subsidiaries (for which such D&O Indemnified Party is or was serving at the request or for the benefit of Allergan or any of its Subsidiaries) at or prior to the Effective Time; and (y) the term “Claim Expenses” means reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in any D&O Claim for which indemnification is authorized pursuant to this Section 7.3(a), including any action relating to a claim for indemnification or advancement brought by a D&O Indemnified Party.

(b)    For a period of not less than six years from the Effective Date, AbbVie shall cause the organizational documents of Allergan to contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Organizational Documents of Allergan as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of at least six years from the Effective Date in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party, unless any modification or amendment is required by applicable Law (but then only to the extent required by applicable Law). At Allergan’s option and expense, prior to the Effective Time, Allergan may purchase (and pay in full the aggregate premium for) a six-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Acquisition) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of Allergan or any of its Subsidiaries as Allergan’s and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the annual amount currently paid by Allergan and its Subsidiaries for such insurance (such amount being the “Maximum Premium”). If Allergan fails to obtain such tail policy prior to the Effective Time, AbbVie shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not be required to exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying a premium in excess of the Maximum Premium, AbbVie shall only be required to obtain as much coverage as can be obtained by paying a premium equal to the Maximum Premium. AbbVie and Allergan shall cause any such policy (whether obtained by AbbVie or Allergan) to be maintained in full force and effect, for its full term, and AbbVie shall, following the Effective Time, cause Allergan to honor all its obligations thereunder.

(c)    If AbbVie or Allergan or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other Person of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of AbbVie or Allergan, as applicable, assume the obligations set forth in this Section 7.3.

(d)    The provisions of this Section 7.3 are intended to be for the express benefit of, and shall be enforceable by, each D&O Indemnified Party (who are intended to be third party beneficiaries of this Section 7.3), his or her heirs and his or her personal Representatives, shall be binding on all successors and assigns of AbbVie, and following the Effective Time, Allergan. The exculpation and indemnification provided for by this Section 7.3 shall not be deemed to be exclusive of any other rights to which a D&O Indemnified Party is entitled, pursuant to applicable Law or Contract made available to AbbVie prior to the date hereof.

Section 7.4    Employment and Benefit Matters.

(a)    From the date of Completion through the earlier of (i) the second anniversary of the Effective Time, and (ii) December 31, 2021 (or, if shorter, the period of employment of the relevant Allergan Employee) (the “Benefits Continuation Period”), Acquirer Sub shall provide, and AbbVie shall cause Acquirer Sub to provide, to (i) each Allergan Employee a base salary that is no less favorable than the base salary provided to such Allergan Employee immediately prior to the Effective Time, (ii) each Allergan Employee a target annual cash bonus opportunity that is no less favorable than the target annual cash bonus opportunity provided to such Allergan Employee immediately prior to the Effective Time, (iii) an Allergan Employee who is eligible to be selected to receive an annual equity compensation opportunity (inclusive of dividend equivalent rights) as of immediately prior to the Effective Time, pursuant to the ordinary course practices of Allerganas in effect of, and disclosed to AbbVie prior to, the date hereof, shall continue to be eligible to be selected to receive an annual equity compensation opportunity, with a target grant date value that is no less favorable than the target grant date value of the annual equity compensation opportunity (inclusive of dividend equivalent rights) applicable to his or her global grade level, as reflected in the “2019 Long-Term Incentive Targets” schedule provided to AbbVie prior to the date hereof), and AbbVie shall make such grants at the same rate of participation per global grade level as disclosed to AbbVie prior to the date hereof and with the form of the equity compensation opportunity to be determined in AbbVie’s sole discretion, and (iv) to the Allergan Employees as a group, employee benefits that are, in the aggregate, no less favorable than the employee benefits provided to the Allergan Employees under the Allergan Benefit Plans as in effect immediately prior to the Effective Time; provided, that for purposes of determining whether such employee benefits are no less favorable in the aggregate, any defined benefit pension plan benefits, nonqualified deferred compensation, subsidized retiree health or welfare benefits, post-termination health or welfare benefits, and retention or change in control payments or awards shall not be taken into account.

(b)    In addition, Acquirer Sub shall provide, and AbbVie shall cause Acquirer Sub to provide, to each Allergan Employee who experiences a termination of employment during the Benefits Continuation Period, severance benefits that are no less favorable than the severance benefits to which such Allergan Employee would have been entitled upon such a termination of employment under any Allergan Benefit Plan that is a severance plan, policy, program, agreement or arrangement and set forth on Section 7.4(b) of the Allergan Disclosure Schedule (collectively, the “Severance Arrangements”) and in which such Allergan Employee was eligible to participate as of immediately prior to the Effective Time, but only to the extent such Severance Arrangements are set forth on Section 7.4(b) of the Allergan Disclosure Schedule and were furnished to the Buyer prior to the date hereof. For purposes of determining compliance with this Section 7.4(b), only the existing terms of the Severance Arrangements will be taken into account, and any modifications to the Severance Arrangements that are effective after the date hereof but prior to the Effective Time (and are made without AbbVie’s advance written consent) will be disregarded. Notwithstanding anything to the contrary in the foregoing, for each Allergan Employee who is eligible to participate in the Severance Arrangements marked with an asterisk (*) on Section 7.4(b) of the Allergan Disclosure Schedule as of immediately prior to the Effective Time, the protected period under this Section 7.4(b) shall apply to a termination of employment that occurs during the two-year period immediately following the Effective Time.

(c)    For purposes of vesting, eligibility to participate and determining level of benefits under the employee benefit plans of AbbVie providing benefits to any Allergan Employees (the “New Plans”), each Allergan Employee shall be credited with his or her years of service with the Allergan Group and its predecessors before the Effective Time, to the same extent and for the same purpose as such Allergan Employee was entitled, before the Effective Time, to credit for such service under the corresponding Allergan Benefit Plan in which such Allergan Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to (A) any defined benefit pension plan or any retiree or post-termination health or welfare benefits, (B) any benefit plan that is frozen or for which participation is limited to a grandfathered population, (C) any cash- or equity-based compensation arrangements, or (E) to the extent that its application would result in a duplication of benefits or compensation with respect to the same period of service, and provided further that such service shall only be credited to the extent service with AbbVie is credited for similarly situated employees of the AbbVie Group under the New Plans. In addition, and without limiting the generality of the foregoing, (A) each Allergan Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under an Allergan Benefit Plan in which such Allergan Employee had already satisfied any such waiting period and participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Allergan Employee, AbbVie shall use its reasonable best efforts to cause (1) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless and to the extent the individual, immediately prior to entry in the New Plans, was subject to such conditions under the comparable Old Plans, and (2) any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d)    AbbVie hereby acknowledges that a “change of control” (or similar phrase) within the meaning of any Allergan Benefit Plan will occur at or prior to the Effective Time, as applicable.

(e)    AbbVie and Allergan shall cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to any employees or consultants of Allergan or any Subsidiary of Allergan, or any of their respective bargaining representatives, in accordance with all applicable Laws and works council or other bargaining agreements, if any. Allergan shall satisfy all such obligations prior to the Effective Time.

(f)    AbbVie and Allergan agree to the additional matters set forth in Section 7.4(f) of the Allergan Disclosure Schedule.

(g)    Nothing contained in this Section 7.4 (whether express or implied) shall (i) create or confer any rights, remedies or claims upon any employee of Allergan or any of its Affiliates or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement for any Allergan Employee or any other Person, (ii) be considered or deemed to establish, amend, or modify any Allergan Benefit Plan or any other benefit or compensation plan, program, policy, agreement, arrangement, or Contract, (iii) prohibit or limit the ability of AbbVie or any of its Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, agreement, arrangement, or contract at any time assumed, established, sponsored or maintained by any of them or (iv) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the Parties.

Section 7.5    Stock Exchange Listing; Stock Exchange Delisting.

(a)    AbbVie shall take all necessary action to cause all of the Share Consideration to be issued in the Acquisition to be approved for listing on the NYSE, subject only to official notice of issuance, prior to the Effective Date.

(b)    Prior to the Effective Time, each of the Parties shall cooperate with the other Party in taking, or causing to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the de-listing of Allergan Shares from the NYSE and the deregistration of Allergan Shares and other securities of Allergan under the Exchange Act as promptly as practicable after the Effective Time; provided that such delisting and deregistration shall not be effective until after the Effective Time.

Section 7.6    AbbVie Board of Directors. AbbVie shall take all necessary action to cause, effective at the Effective Time, (a) the number of members of the AbbVie Board to be increased by two and (b) the vacancies created by the foregoing clause (a) to be filled by two individuals, to be designated by mutual agreement of AbbVie and Allergan prior to the Effective Time, who are each serving as a director of Allergan immediately prior to the Effective Time, and who are independent with respect to AbbVie.

Section 7.7    Financing.

(a)    From and after the date hereof until the earlier of the Completion and the valid termination of this Agreement pursuant to and in accordance with Article 9, in a timely manner so as not to delay the Completion, the AbbVie Parties shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate, no later than the date the Completion is required to occur pursuant to this Agreement, the Financing and obtain the proceeds thereof. The AbbVie Parties shall keep Allergan informed on a reasonably current basis of the status of their efforts to arrange the Financing, including providing Allergan with (i) copies of all executed credit agreements and indentures and any amendments, modifications, replacements or waivers thereto (or notice that such documents have been publicly filed) and (ii) prompt written notice of (A) the receipt of any notice or other communication from any Financing Source with respect to such Financing Source’s failure or anticipated failure to fund its commitments under any definitive agreements relating to the Financing, (B) any material breach or material default by any party to such definitive agreements of which any AbbVie Party obtains knowledge, (C) any actual or, to the knowledge of any AbbVie Party, threatened in writing, withdrawal, repudiation, or termination of any of such definitive agreements, or (D) any material dispute or disagreement between or among any parties to such definitive agreements with respect to the obligations to fund the Financing or the amount of the Financing to be funded under such definitive agreements at the Completion; provided that in no event will the AbbVie Parties be under any obligation to disclose any information that is subject to attorney-client or similar privilege (provided that the AbbVie Parties shall use their respective reasonable best efforts to cause any such information to be disclosed in a manner that would not result in the loss of any such privilege).

(b)    Notwithstanding anything contained in this Agreement to the contrary, the AbbVie Parties expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Completion, are not conditioned in any manner upon the AbbVie Parties obtaining the Financing or any other financing.

Section 7.8    Section 16 Matters. Prior to the Effective Time, AbbVie and Allergan shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Allergan Shares (including derivative securities with respect to Allergan Shares) or acquisitions of AbbVie Shares (including derivative securities with respect to AbbVie Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Allergan, or will become subject to such reporting requirements with respect to AbbVie, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9    Financing Cooperation.

(a)    Until the earlier of the Completion and the valid termination of this Agreement pursuant to and in accordance with Article 9, Allergan shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, and shall use its reasonable best efforts to cause its and their respective officers, employees and advisors and other Representatives, including legal and accounting advisors, to use their reasonable best efforts, to provide to AbbVie and its Subsidiaries such assistance as may be reasonably requested by AbbVie in writing that is customary in connection with the arranging, obtaining and syndication of the Financing, including using reasonable best efforts with respect to:

(i)    participating in and assisting with the due diligence, syndication or other marketing of the Financing, including using reasonable best efforts with respect to (A) the participation by members of management of Allergan with appropriate seniority in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with prospective lenders, investors and rating agencies, at times and at locations reasonably acceptable to Allergan and upon reasonable notice, (B) assisting with AbbVie’s preparation of customary materials for registration statements, offering documents, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents required in connection with the Financing (collectively, “Marketing Material”) and due diligence sessions related thereto, (C) delivering and consenting to the inclusion or incorporation in any SEC filing related to the Financing of the historical audited consolidated financial statements and unaudited consolidated interim financial statements of Allergan included or incorporated by reference into the Allergan SEC Documents (the “Historical Financial Statements”) and (D) delivering customary authorization letters, management representation letters, confirmations, and undertakings in connection with the Marketing Material (in each case, as applicable, subject to customary confidentiality provisions and disclaimers);

(ii)    timely furnishing AbbVie and its Financing Sources with historical financial and other customary information (collectively, the “Financing Information”) with respect to Allergan and its Subsidiaries as is reasonably requested by AbbVie or its Financing Sources and customarily required in Marketing Material for Financings of the applicable type, including all Historical Financial Statements and other customary information with respect to Allergan and its Subsidiaries (A) of the type that would be required by Regulation S-X and Regulation S-K under the Securities Act if the Financing were incurred by AbbVie and registered on Form S-3 under the Securities Act, including audit reports of annual financial statements to the extent so required (which audit reports shall not be subject to any “going concern” qualifications), or (B) reasonably necessary to permit AbbVie to prepare pro forma financial statements customary for Financings of the applicable type;

(iii)    providing to AbbVie’s legal counsel and its independent auditors such customary documents and other customary information relating to Allergan and its Subsidiaries as may be reasonably requested in connection with their delivery of any customary negative assurance opinions and customary comfort letters relating to the Financing;

(iv)    causing Allergan’s independent auditors to provide customary cooperation with the Financing;

(v)    obtaining the consents of Allergan’s independent auditors to use their audit reports on the audited Historical Financial Statements of Allergan and to references to such independent auditors as experts in any Marketing Material and registration statements and related government filings filed or used in connection with the Financing;

(vi)    obtaining Allergan’s independent auditors’ customary comfort letters and assistance with the accounting due diligence activities of the Financing Sources;

(vii)    causing the Financing to benefit from the existing lender relationships of Allergan and its Subsidiaries;

(viii)    providing documents reasonably requested by AbbVie or the Financing Sources relating to the repayment or refinancing of any indebtedness for borrowed money of Allergan or any of its Subsidiaries to be repaid or refinanced on the Completion Date and the release of related liens and/or guarantees (if any) effected thereby, including customary payoff letters and (to the extent required) evidence that notice of any such repayment has been timely delivered to the holders of such indebtedness, in each case in accordance with the terms of the definitive documents governing such indebtedness (provided that any such notice or payoff letter shall be expressly conditioned on the Completion);

(ix)    procuring consents to the reasonable use of all of Allergan’s logos in connection with the Financing (provided that such logos are used solely in a manner that is not intended to and is not reasonably likely to harm or disparage Allergan or its Subsidiaries or the reputation or goodwill of Allergan or any of its Subsidiaries); and

(x)    providing at least three (3) Business Days in advance of the Completion Date such documentation and other information about Allergan and its Subsidiaries as is reasonably requested in writing by AbbVie at least ten (10) Business Days in advance of the Completion Date in connection with the Financing that relates to applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT ACT.

Notwithstanding anything to the contrary in this Section 7.9(a) or Section 7.9(b) below, (A) none of Allergan nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to this Section 7.9(a)

or Section 7.9(b) below to (i) pay any commitment or other fee or incur any liability (other than third-party costs and expenses that are to be promptly reimbursed by AbbVie upon request by Allergan pursuant to Section 7.9(c)), (ii) execute or deliver any definitive financing documents or any other agreement, certificate, document or instrument, or agree to any change to or modification of any existing agreement, certificate, document or instrument, in each case that would be effective prior to the Completion Date or would be effective if the Completion does not occur (except (x) to the extent required by Section 7.9(b), applicable Allergan Supplemental Indentures, (y) customary officers’ certificates relating to the execution thereof that would not conflict with applicable Law and would be accurate in light of the facts and circumstances at the time delivered and (z) the authorization letter and management representation letters delivered pursuant to the clause (i)(D) above), (iii) provide access to or disclose information that Allergan or any of its Subsidiaries reasonably determines would jeopardize any attorney-client privilege of Allergan or any of its Subsidiaries (provided that Allergan shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to cause any such information to be disclosed in a manner that would not result in the loss of any such privilege), (iv) deliver or cause its Representatives to deliver any legal opinion or negative assurance letter (except, in connection with the entry into an Allergan Supplemental Indenture required by Section 7.9(b), Allergan shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to cause counsel to Allergan or its Subsidiaries, as applicable, to deliver a customary opinion of counsel to the trustee under the applicable Indenture that the Allergan Supplemental Indenture amends if such trustee requires an opinion of counsel to Allergan in connection therewith (provided that such opinions would not conflict with applicable Law and would be accurate in light of the facts and circumstances at the time delivered)), (v) be an issuer or other obligor with respect to the Financing prior to the Completion, (vi) commence any Allergan Note Offers and Consent Solicitations or (vii) prepare any pro forma financial information or projections, (B) none of the Allergan Board, officers of Allergan, or directors and officers of the Subsidiaries of Allergan shall be required to adopt resolutions or consents approving the agreements, documents or instruments pursuant to which the Financing is obtained or any Allergan Note Offers and Consent Solicitations is consummated (except the execution and delivery of any applicable Allergan Supplemental Indentures), and (C) neither Allergan nor any of its Subsidiaries shall be required to take or permit the taking of any action that would (i) interfere unreasonably with the business or operations of Allergan or its Subsidiaries, (ii) cause any representation or warranty in this Agreement to be breached by Allergan or any of its Subsidiaries (unless waived by AbbVie), (iii) cause any director, officer or employee or shareholder of Allergan or any of its Subsidiaries to incur any personal liability or (iv) result in a material violation or breach of, or a default under, any material Contract to which Allergan or any of its Subsidiaries is a party, the Organizational Documents of Allergan or its Subsidiaries or any applicable Law. AbbVie shall cause all non-public or other confidential information provided by or on behalf of Allergan or any of its Subsidiaries or Representatives pursuant to this Section 7.9 to be kept confidential in accordance with the Confidentiality Agreement; provided, that Allergan acknowledges and agrees that the confidentiality undertakings that will be obtained in connection with syndication of the Financing will be in a form customary for use in the syndication of acquisition-related debt during a takeover offer period in compliance with the requirements of the Panel and the Takeover Rules.

(b)    Cooperation as to Certain Indebtedness. AbbVie or one or more of its Subsidiaries may (i) commence any of the following: (A) one or more offers to purchase any or all of the outstanding debt issued under the Indentures for cash (the “Offers to Purchase”); or (B) one or more offers to exchange any or all of the outstanding debt issued under the Indentures for securities issued by AbbVie or any of its Affiliates (the “Offers to Exchange”); and (ii) solicit the consent of the holders of debt issued under the Indentures regarding certain proposed amendments to the applicable Indenture (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “Allergan Note Offers and Consent Solicitations”); provided that the closing of any such transaction shall not be consummated until the Completion and any such transaction shall be funded using consideration provided by AbbVie. Any Allergan Note Offers and Consent Solicitations shall be made on such terms and conditions (including price to be paid and conditionality) as are proposed by AbbVie and which are permitted by the terms of the applicable Indenture and applicable Laws, including SEC rules and regulations. AbbVie shall consult with Allergan regarding the material terms and conditions of any Allergan Note Offers and Consent Solicitations, including the timing and commencement of any Allergan Note Offers and Consent Solicitations and any tender deadlines. AbbVie shall have provided Allergan with the necessary offer to purchase, offer to exchange, consent solicitation statement, letter of transmittal, press release, if any, in connection therewith, and each other document relevant to the transaction that will be distributed by AbbVie in the applicable Allergan Note Offers and Consent Solicitations (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of commencing the applicable Allergan Note Offers and Consent Solicitations to allow Allergan and its counsel to review and comment on such Debt Offer Documents, and AbbVie shall give reasonable and good faith consideration to any comments made or input provided by Allergan and its legal counsel. Subject to the receipt of the requisite holder consents, in connection with any or all of the Consent Solicitations, Allergan shall execute a supplemental indenture to the applicable Indenture in accordance with the terms thereof amending the terms and provisions of such Indenture as described in the applicable Debt Offer Documents in a form as reasonably requested by AbbVie (each, an “Allergan Supplemental Indenture”); provided that the amendments effected by such supplemental indenture shall not become operative until the Completion. Subject to the second paragraph of Section 7.9(a) above, until the earlier of the Completion and the valid termination of this Agreement pursuant to and in accordance with Article 9 Allergan shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, and shall use its reasonable best efforts to cause its and their respective Representatives to use their reasonable best efforts, to provide all reasonable and customary cooperation as may be reasonably requested by AbbVie in writing to assist AbbVie in connection with any Allergan Note Offers and Consent Solicitations (including upon AbbVie’s written request, using reasonable best efforts to cause Allergan’s independent accountants to provide customary consents for use of their reports to the extent required in connection with any Allergan Note Offers and Consent Solicitations). The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Allergan Note Offers and Consent Solicitations will be selected and retained by AbbVie, and their fees and out-of-pocket expenses will be paid directly by AbbVie. If, at any time prior to the completion of the Allergan Note Offers and Consent Solicitations, Allergan or any of its Subsidiaries, on the one hand, or AbbVie or any of its Subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall use reasonable best efforts to promptly notify the other Party, and an appropriate amendment or supplement prepared by AbbVie describing such information shall be disseminated to the holders of the applicable notes, debentures or other debt securities of Allergan or its Subsidiaries outstanding under the applicable Indenture. The consummation of any or all of the Allergan Note Offers and Consent Solicitations shall not be a condition to Completion.

(c)    AbbVie shall, promptly upon request by Allergan, reimburse Allergan for all reasonable and documented third-party out-of-pocket costs and expenses (including attorneys’ fees) incurred by Allergan or its Subsidiaries in connection with the cooperation, and shall indemnify and hold harmless Allergan, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, expenses (including attorneys’ fees), interest, judgments and penalties suffered or incurred by them, in connection with this Section 7.9 (other than to the extent resulting from (x) information provided by Allergan or its Subsidiaries in writing in accordance with the terms hereof to the extent such information, as provided, is inaccurate or misleading or (y) Allergan’s or its Subsidiaries’ or Representatives’ willful misconduct or gross negligence, as determined by a final non-appealable judgment of a court of competent jurisdiction), in each case whether or not the Completion is consummated or this Agreement is terminated.

Section 7.10    Transaction Litigation. Subject to the last sentence of this Section 7.10, each of Allergan and AbbVie shall promptly notify the other of any stockholder Actions (including derivative claims) commenced against it, its Subsidiaries and/or its or its Subsidiaries’ respective directors or officers relating to this Agreement or any of the transactions contemplated hereby or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other Party informed regarding any Transaction Litigation. Other than with respect to any Transaction Litigation where the Parties are adverse to each other, each of Allergan and AbbVie shall reasonably cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other Party the opportunity to consult with it regarding the defense and settlement of such Transaction

Litigation and shall consider in good faith the other Party’s advice with respect to such Transaction Litigation, and Allergan shall give AbbVie the opportunity to participate in (but not control), at AbbVie’s expense, the defense and settlement of such Transaction Litigation. Prior to the Effective Time, other than with respect to Transaction Litigation where the Parties are adverse to each other, neither Allergan nor any of its Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of AbbVie (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 7.10, in the event of any conflict with any other covenant or agreement contained in Section 7.2 that expressly addresses the subject matter of this Section 7.10, Section 7.2 shall govern and control.

Section 7.11    Dividends. Each of Allergan and AbbVie shall coordinate with the other on the payment of dividends with respect to Allergan Shares and AbbVie Shares, and the declaration and setting of record dates and payment dates relating thereto, in respect of any calendar quarter so that Allergan Shareholders do not receive dividends on both the Allergan Shares and AbbVie Shares received in the Acquisition in respect of the same calendar quarter or fail to receive a dividend on either Allergan Shares or AbbVie Shares received in the Acquisition in respect of any calendar quarter.

Section 7.12    State Takeover Statutes. Each of AbbVie and Allergan shall (a) take all action necessary so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transaction” or “business combination” statute or regulation or other similar state anti-takeover Law, or any similar provision of the Organizational Documents of Allergan or the Organizational Documents of AbbVie, as applicable, is or becomes applicable to the Scheme, the Acquisition or any of the other transactions contemplated hereby, and (b) if any such Law or provision is or becomes applicable to the Scheme, the Acquisition or any other transactions contemplated hereby, cooperate and grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Law on the Scheme, the Acquisition or the other transactions contemplated hereby.

Section 7.13    Acquirer Sub. Until the Effective Time, AbbVie shall at all times be the direct or indirect owner of all of the outstanding shares of capital stock of Acquirer Sub. AbbVie shall take all action necessary to cause Acquirer Sub to perform its obligations under this Agreement and to consummate the Acquisition on the terms and subject to the conditions set forth in this Agreement.

ARTICLE 8

COMPLETION OF ACQUISITION AND MERGER

Section 8.1    Completion.

(a)    Completion Date. Completion shall take place at 9:00 a.m., New York City time, on a date to be selected by AbbVie in consultation with Allergan as promptly as reasonably practicable following, but not later than the third Business Day (or such shorter period of time as remains before 5:00 p.m., New York City time, on the End Date) after, the satisfaction or, in the sole discretion of the applicable Party, waiver (where applicable) of all of the Conditions (“Completion Date”) (other than those Conditions that by their nature are to be satisfied at the Completion Date, but subject to the satisfaction or waiver of such Conditions at the Completion Date) with the exception of Condition 2(iv) (but subject (where applicable) to the satisfaction or waiver (where applicable) of such Condition) or at such other date and/or time as may be mutually agreed to by AbbVie and Allergan in writing, it being agreed that, only if reasonably practicable, Completion shall take place on the date that Condition 2(iii) is satisfied. Completion shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or at such other place as may be mutually agreed to by AbbVie and Allergan in writing.

(b)    On or prior to Completion:

(i)    Allergan shall cause a meeting of the Allergan Board (or a duly authorized committee thereof) to be held at which resolutions are passed (conditional on registration of the Court Order with the Registrar of Companies occurring and effective as of the Effective Time) approving:

(A)    the allotment and issue to Acquirer Sub (and/or its respective nominee) in accordance with the Scheme of the number of new shares in the capital of Allergan provided for in the Scheme;

(B)    the removal of the directors of Allergan as AbbVie shall determine; and

(C)    the appointment of such persons as AbbVie may nominate as the directors of Allergan.

(ii)    Allergan shall deliver to AbbVie statements of Allergan Finco Inc., a Delaware corporation, and Allergan Pharma Inc., a Delaware corporation, which meet the requirements of Treasury Regulation Section 1.897-2(h)(1)(i), dated within 30 days prior to the Completion Date, in form and substance reasonably acceptable to AbbVie.

(c)    On or substantially concurrently with the Completion and subject to and in accordance with the terms and conditions of the Scheme:

(i)    in respect of each Allergan Share subject to the Scheme, AbbVie shall pay or cause to be paid the Cash Consideration to the applicable Allergan Shareholder (and/or their nominees);

(ii)    AbbVie shall issue and deliver or cause to be delivered 0.8660 (as it may be adjusted pursuant to Section 8.1(c)(v), the “Exchange Ratio”) of an AbbVie Share (the “Share Consideration” and, together with the Cash Consideration and any cash in lieu of Fractional Entitlements due to an Allergan Shareholder, the “Scheme Consideration”) to the applicable Allergan Shareholder (and/or their nominees), which Share Consideration shall be duly authorized, validly issued, fully paid and non-assessable and free of Liens (other than any restrictions imposed by applicable Law) and pre-emptive rights; provided, however, that no fractions of AbbVie Shares (“Fractional Entitlements”) shall be issued by AbbVie to the Allergan Shareholders under this Section 8.1(c)(ii), and all Fractional Entitlements that would otherwise have been due to any Allergan Shareholders shall be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro rata to such Allergan Shareholders in accordance with the Fractional Entitlements to which they would otherwise have been entitled;

(iii)    Allergan shall deliver to AbbVie:

(A)    a certified copy of the resolutions referred to in Section 8.1(b)(i);

(B)    letters of resignation from the directors that are removed from Allergan in accordance with Section 8.1(b)(i)(B) (each such letter to contain an acknowledgement that such resignation is without any claim or right of action of any nature whatsoever outstanding against Allergan or the Allergan Group or any of their officers or employees for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever in respect of the removal); and

(C)    share certificates in respect of the aggregate number of shares in the capital of Allergan to be issued to AbbVie (and/or its nominee) in accordance with the Scheme;

(iv)    Allergan shall cause an office copy of the Court Order and a copy of the minute required by Section 86 of the Act to be filed with the Companies Registration Office and obtain from the Registrar of Companies a Certificate of Registration in relation to the reduction of share capital involved in the Scheme, each of which (in the case of such Court Order, minute and Certificate of Registration) shall be provided by Allergan to AbbVie immediately following Allergan’s receipt thereof; and

(v)    if the Acquisition would otherwise result in the issuance of AbbVie Shares in excess of 19.99% of the AbbVie Shares outstanding immediately prior to the Completion (as reasonably determined by AbbVie) (the “Share Cap”), the Exchange Ratio shall be reduced by the smallest number (rounded to the nearest 0.0001) that causes the total number of AbbVie Shares issuable in the Acquisition to not exceed the Share Cap (the “Exchange Ratio Modification Number”), and the Cash Consideration shall be increased by an amount in cash equal to (x) the Exchange Ratio Modification Number multiplied by (y) the VWAP of the AbbVie Shares.

(d)    Exchange of Allergan Shares.

(i)    Exchange Agent. At or immediately following the Completion, AbbVie shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Allergan Shareholders, (A) certificates or, at AbbVie’s option, evidence of shares in book-entry form representing the aggregate Share Consideration, (B) cash in an amount equal to the aggregate amount of Cash Consideration and (C) cash in an amount equal to the aggregate amount of cash in lieu of Fractional Entitlements due to the Allergan Shareholders. All shares and cash deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Allergan Exchange Fund”.

(ii)    Exchange Procedures. As promptly as reasonably practicable after the Effective Time, and in any event within five Business Days after the Effective Time, AbbVie shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Allergan Shares and each holder of record of non-certificated Allergan Shares represented by book-entry shares that is entitled to receive the Scheme Consideration pursuant to Section 8.1(c)(i) a letter of transmittal and instructions for use in receiving payment of the Scheme Consideration. Each holder of record of such Allergan Shares shall be entitled to receive promptly following the Effective Time: (a) the amount of cash payable in respect of the Cash Consideration that such holder has the right to receive pursuant to Section 8.1(c)(i)plus the amount of any cash payable in lieu of any Fractional Entitlements that such holder has the right to receive pursuant to Section 8.1(c)(ii) and (b) that number of AbbVie Shares into which such holder’s Allergan Shares were converted pursuant to Section 8.1(c)(ii). No interest shall be paid or shall accrue for the benefit of holders of the Allergan Shares on the Scheme Consideration payable in respect of the Allergan Shares.

(iii)    Termination of Allergan Exchange Fund. Any portion of the Exchange Fund which has not been transferred to the holders of Allergan Shares within twelve months of the Completion Date shall be delivered to AbbVie or its designee(s) promptly upon demand by AbbVie, it being understood that no such delivery shall affect any legal right that an Allergan Shareholder may have to receive the Scheme Consideration.

(iv)    No Liability. None of AbbVie, Acquirer Sub, Allergan or the Exchange Agent or any of their respective Affiliates, directors, officers, employees and agents shall be liable to any person in respect of any Scheme Consideration (or dividends or distributions with respect thereto) from the Allergan Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(v)    Withholding. Notwithstanding anything herein to the contrary, AbbVie, Allergan, the Exchange Agent and their respective Affiliates shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement to any Person who was a holder of an Allergan Share subject to the Scheme such amounts as AbbVie, Allergan, the Exchange Agent or such Affiliate is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld and timely paid over to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

ARTICLE 9

TERMINATION

Section 9.1    Termination.

(a)    This Agreement may be terminated and the Acquisition and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding receipt of the Allergan Shareholder Approval (except in the case of Section 9.1(a)(ii)(B) or Section 9.1(a)(iii)(B)):

(i)    by either Allergan or AbbVie:

(A)    if the Court Meeting or the EGM shall have been completed and the Court Meeting Resolution or the Required EGM Resolutions, as applicable, shall not have been approved by the requisite majorities; or

(B)    if the Effective Time shall not have occurred by 5:00 p.m., New York City time, on the End Date, provided that the right to terminate this Agreement pursuant to this Section 9.1(a)(i)(B) shall not be available to a Party whose breach of any provision of this Agreement shall have been the primary cause of the failure of the Effective Time to have occurred by such time;

(C)    if the High Court shall decline or refuse to sanction the Scheme, unless both Parties agree in writing that the decision of the High Court shall be appealed (it being agreed that Allergan shall make such an appeal if requested to do so in writing by AbbVie and the counsel appointed by AbbVie and by Allergan agree that doing so is a reasonable course of action);

(D)    if there shall be in effect any (x) Law other than an order, writ, decree, judgment or injunction described in clause (y) (whether or not final or appealable) (excluding any such Antitrust Law of any jurisdiction that is not a jurisdiction listed on Section 7.2(b) of the Allergan Disclosure Schedule) in any jurisdiction of competent authority or (y) final and non-appealable order, writ, decree, judgment, or injunction issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, that, in the case of each of clauses (x) and (y), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Acquisition; provided that the right to terminate this Agreement pursuant to this Section 9.1(a)(i)(D) shall not be available to any Party whose breach of any provision of this Agreement shall have been the primary cause of such Law, order, writ, decree, judgment, or injunction;

(ii)    by Allergan:

(A)    if any AbbVie Party shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or if any of its representations or warranties set forth in this Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 5(ii) or 5(iii) and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) 30 days following written notice by Allergan thereof;

(B)    prior to obtaining the Allergan Shareholder Approval, if (1) in accordance with Section 5.3, the Allergan Board shall have authorized Allergan to terminate this Agreement under this Section 9.1(a)(ii)(B) in response to an Allergan Superior Proposal and (2) substantially concurrently with such termination, a definitive agreement providing for the consummation of such Allergan Superior Proposal is duly executed and delivered by all parties thereto and, prior to or substantially concurrently with such termination, Allergan pays AbbVie any amounts due under the Expenses Reimbursement Agreement (it being understood that, without limiting Allergan’s obligations under the Expenses Reimbursement Agreement, only such costs and expenses for which AbbVie shall have submitted to Allergan in writing a request for such amounts and written invoices or written documentation supporting such request prior to such termination in accordance with the Expenses Reimbursement Agreement shall be due substantially concurrently with such termination);

(iii)    by AbbVie:

(A)    if Allergan shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or if any of its representations or warranties set forth in this Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 4(ii) or 4(iii) and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) 30 days following written notice by AbbVie thereof;

(B)    if, prior to the receipt of the Allergan Shareholder Approval, an Allergan Change of Recommendation shall have occurred; and

(iv)    by mutual written consent of Allergan and AbbVie.

(b)    The valid termination of this Agreement pursuant to and in accordance with Section 9.1(a) shall not give rise to any liability of the Parties except as provided in the Expenses Reimbursement Agreement, in the proviso to Section 9.1(c) and in Section 9.2. Section 7.9(c) and Article 10 (other than Section 10.1 and 10.12) of this Agreement shall survive, and continue in full force and effect, notwithstanding its termination.

(c)    Subject to the proviso in this Section 9.1(c), upon valid termination of this Agreement pursuant to and in accordance with this Article 9, neither Party nor any of its Affiliates or its and their Representatives or shareholders shall have any liability in connection with this Agreement or the Acquisition, other than the obligation of Allergan (if applicable) to pay the AbbVie Reimbursement Payments pursuant to the Expenses Reimbursement Agreement) and the obligation of AbbVie (if applicable) to pay Allergan the Reverse Termination Payment; provided, however, that nothing herein shall release any Party from liability (including any monetary damages or other appropriate remedy) for Willful Breach or for fraud or as provided for in the Confidentiality Agreement.

(d)    For clarity, termination of this Agreement shall be without prejudice to the provisions of the Expenses Reimbursement Agreement.

Section 9.2    Certain Effects of Termination.

(a)    In the event of a Specified Termination, then AbbVie shall pay to Allergan $1,250,000,000 (the “Reverse Termination Payment”) in cleared, immediately available funds within three (3) Business Days thereafter; provided, that Allergan shall not be entitled to receive the Reverse Termination Payment if Allergan’s breach of this Agreement shall have been the primary cause of such Specified Termination.

(b)    “Specified Termination” means a valid termination of this Agreement pursuant to:

(i)    Section 9.1(a)(i)(B) if, on the date of such termination, each of the Conditions has been satisfied (other than any of Conditions 3(ii), 3(iii), 3(iv), 3(v) or 3(vi)(d) (which failure to be satisfied, in the case of each of Conditions 3(v) and 3(vi)(d), results pursuant to or in connection with an Antitrust Law in any jurisdiction listed on Section 7.2(b) of the Allergan Disclosure Schedule), or any Condition that by its nature can only be satisfied on the Sanction Date); or

(ii)    Section 9.1(a)(i)(D) pursuant to or in connection with an Antitrust Law in any jurisdiction listed on Section 7.2(b) of the Allergan Disclosure Schedule.

(c)    Each of the Parties acknowledges that the agreements contained in this Section 9.2 are an integral part of the Acquisition and that the Reverse Termination Payment is not a penalty, but rather is a reasonable amount that will compensate Allergan in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Acquisition, which amount would otherwise be impossible to calculate with precision. In addition, if AbbVie fails to pay in a timely manner the Reverse Termination Payment, then AbbVie shall reimburse Allergan for its reasonable costs and expenses (including disbursements and fees of counsel) incurred in connection with any Action to obtain such payment, together with interest on the Reverse Termination Payment from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.

ARTICLE 10

GENERAL

Section 10.1    Announcements. Subject to the requirements of applicable Law or the applicable rules of any securities exchange or Governmental Entity (including the Panel), the Parties shall consult with each other as to the terms of, the timing of and the manner of publication of any formal public announcement which either Party may make primarily regarding the Acquisition, the Scheme or this Agreement. AbbVie and Allergan shall each give the other a reasonable opportunity to review and comment upon any such public announcement and shall not issue any such public announcement prior to such consultation, except as may be required by applicable Law or the applicable rules of any securities exchange or Governmental Entity (including the Panel). For clarity, the provisions of this Section 10.1 do not apply to any announcement, document or publication in connection with an Allergan Alternative Proposal, Allergan Superior Proposal or an Allergan Change of Recommendation or any amendment to the terms of the Scheme proposed by AbbVie that would effect an increase in the Scheme Consideration whether before or after an Allergan Change of Recommendation.

Section 10.2    Notices.

(a)    Any notice or other document to be served under this Agreement may be delivered by overnight delivery service (with proof of service) or hand delivery, or sent in writing (including facsimile or email transmission, the receipt of which is confirmed), to the Party to be served as follows:

(i)    if to AbbVie, to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064-6400

Attention: Laura J. Schumacher, Vice Chairman, External Affairs and Chief Legal Officer

Facsimile: (847) 935-3294

with copy to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022
Email:	eric.schiele@kirkland.com
jonathan.davis@kirkland.com
Fax:	(212) 446-4900
Attention:	Eric Schiele, P.C.
Jonathan L. Davis, P.C.

and

McCann FitzGerald
Riverside One, Sir John Rogerson’s Quay
Dublin 2, D02 X576, Ireland
Email:	stephen.fitzsimons@mccannfitzgerald.com
david.byers@mccannfitzgerald.com
Fax:	(+353) 1 829 0010
Attention:	Stephen FitzSimons
David Byers

(ii)    if to Allergan, to:

Allergan plc

Clonshaugh Business and Technology Park,

Coolock, Dublin, D17 E400, Ireland

Fax:	(862) 261-8223
Attention:	Executive Vice President, Chief Legal Officer and Corporate Secretary

with copy to:

Allergan plc
5 Giralda Farms
Madison, New Jersey 07940
Fax:	(862) 261-8223
Attention:	Executive Vice President, Chief Legal Officer and Corporate Secretary

and

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Fax: (212) 403-2000
Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
ETetelbaum@wlrk.com
Attention:	Andrew R. Brownstein, Esq.
Igor Kirman, Esq.
Elina Tetelbaum, Esq.

and

Arthur Cox

Ten Earlsfort Terrace

D02 T380, Dublin, Ireland

Fax: (+353) 1 920 1020

Email:	geoff.moore@arthurcox.com
cian.mccourt@arthurcox.com
john. barrett@arthurcox.com
Attention:	Geoff Moore
Cian McCourt
John Barrett

or such other postal or email address or fax number as it may have notified to the other Party in writing in accordance with the provisions of this Section 10.2.

(iii)    All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (addressee’s local time) on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 10.3    Assignment. Neither Party shall assign all or any part of its rights or obligations under this Agreement without the prior written consent of the other Party; provided that AbbVie may assign any or all of its rights and obligations hereunder, in whole or from time to time in part, to one or more of its Subsidiaries and Acquirer Sub may assign its rights and obligations hereunder, in whole or from time to time in part, to any other wholly owned Subsidiary of AbbVie (provided, that the prior consent in writing has been obtained from the Panel in respect of each such assignment), but no such assignment shall relieve AbbVie or Acquirer Sub, as applicable, of its obligations hereunder.

Section 10.4    Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by hand delivery, facsimile process, e-mail or otherwise).

Section 10.5    Amendment. No amendment of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by each of the Parties, except that, following approval by the Allergan Shareholders, there shall be no amendment to the provisions hereof which by applicable Law would require further approval by the Allergan Shareholders without such further approval nor shall there be any amendment or change not permitted under applicable Law. Notwithstanding anything to the contrary herein, this Section 10.5, Sections 10.13(c) and 10.13(d), Section 10.14 and Section 10.15 may not be amended, supplemented, waived or otherwise modified in any manner adverse to the Financing Sources without the prior written consent of such Financing Sources party to any definitive agreement relating to the Financing (it being expressly agreed that the Financing Sources in their capacities as such shall be third party beneficiaries of this Section 10.5 and shall be entitled to the protections of the provisions contained in this Section 10.5 as if they were a party to this Agreement).

Section 10.6    Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Expenses Reimbursement Agreement, the Rule 2.5 Announcement and any documents delivered by AbbVie and Allergan in connection herewith (including the AbbVie Disclosure Schedule and the Allergan Disclosure Schedule), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between AbbVie and Allergan with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall survive the execution and delivery of this Agreement.

Section 10.7    Inadequacy of Damages. The Parties acknowledge and agree that irreparable harm would occur and that the Parties would not have any adequate remedy at Law (i) for any breach of any of the provisions of this Agreement or (ii) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Section 9.1, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages, and each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. Subject to Section 9.1(c), the Parties further agree that (x) by seeking the remedies provided for in this Section 10.7, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement and (y) nothing contained in this Section 10.7 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 10.7 before exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any action pursuant to this Section 10.7 or anything contained in this Section 10.7 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 10.8    Disclosure Schedule References and SEC Document References.

(a)    The Parties agree that each section or subsection of the Allergan Disclosure Schedule or the AbbVie Disclosure Schedule, as applicable, shall be deemed to qualify the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Allergan Disclosure Schedule or the AbbVie Disclosure Schedule, as applicable. The Parties further agree that (other than with respect to any items disclosed in Section 6.1(A)(k) of the Allergan Disclosure Schedule or Section 6.2(A)(h) of the AbbVie Disclosure Schedule, for which an explicit reference in any other section shall be required in order to apply to such other section) disclosure of any item, matter or event in any particular section or subsection of either the Allergan Disclosure Schedule or the AbbVie Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Allergan Disclosure Schedule or the AbbVie Disclosure Schedule, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face, notwithstanding the omission of a cross-reference to such other section or subsections.

(b)    The Parties agree that in no event shall any disclosure contained in any part of any Allergan SEC Document or AbbVie SEC Document entitled “Risk Factors”, “Forward-Looking Statements”, “Cautionary Statement Regarding Forward-Looking Statements”, “Special Note Regarding Forward Looking Statements” or “Note Regarding Forward Looking Statements” or any other disclosures in any Allergan SEC Document or AbbVie SEC Document that are cautionary, predictive or forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of or otherwise qualify) any representations and warranties of any Party contained in this Agreement.

Section 10.9    Remedies and Waivers. No delay or omission by either Party in exercising any right, power or remedy provided by Law or under this Agreement shall affect that right, power or remedy or operate as a waiver of it. The exercise or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

Section 10.10    Severability.

(a)    If any term, provision, covenant or condition of this Agreement or the Acquisition is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement or, as appropriate, the terms and conditions of this Agreement and the Acquisition, so as to effect the original intent of the Parties as closely as possible in an equitable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible in accordance with applicable Law.

(b)    If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or (ii) the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this Agreement.

Section 10.11    No Partnership and No Agency(a) .

(a)    Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between any of the Parties.

(b)    Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, either Party the agent of the other Party for any purpose. No Party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of the other Party to this Agreement.

Section 10.12    Costs and Expenses. Except as otherwise provided in this Agreement (including Section 7.9 hereof) and the Expenses Reimbursement Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, except that (a) the Panel’s document review fees shall be borne by AbbVie, (b) the costs associated with the filing, printing, publication and proposing of the Rule 2.5 Announcement shall be borne one hundred percent (100%) by AbbVie, (c) the costs associated with the filing, printing, publication and proposing of the Scheme Document, Proxy Statement and any other materials required to be proposed to Allergan Shareholders pursuant SEC rules, the Act or the Takeover Rules shall be borne one hundred percent (100%) by Allergan, (d) the filing fees incurred in connection with notifications with any Governmental Entities under any Antitrust Laws, shall be borne one hundred percent (100%) by AbbVie and (e) the cost incurred in connection with soliciting proxies in connection with the Court Meeting and the EGM shall be borne one hundred percent (100%) by Allergan.

Section 10.13    Governing Law and Jurisdiction.

(a)    This Agreement and all Actions based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware; provided, however, that the Acquisition and the Scheme and matters related thereto (including matters related to the Takeover Rules) shall, to the extent required by the Laws of Ireland, and the interpretation of the duties of directors of Allergan shall, be governed by, and construed in accordance with, the Laws of Ireland.

(b)    Each of the Parties irrevocably agrees that the state and federal courts sitting in the State of Delaware, and any appellate courts therefrom, are to have exclusive jurisdiction to settle any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts and waives, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall therefore be brought in the state and federal courts sitting in the State of Delaware, and any appellate courts therefrom. Notwithstanding the forgoing, the Scheme and matters related to the sanction thereof shall be subject to the jurisdiction of the High Court and any appellate courts therefrom.

(c)    Each of the Parties acknowledges and irrevocably agrees (i) that any Action (whether at Law, in equity, in contract, in tort or otherwise) arising out of, or in any way relating to, the Financing or the performance of services thereunder or related thereto against or by any Financing Source in its capacity as such shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court therefrom, and each Party hereto submits for itself and its property with respect to any such Action to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates to bring or support anyone else in bringing any such Action in any other court, (iii) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court, (iv) that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (v) that any such Action shall be governed by, and construed in accordance with, the Laws of the State of New York (it being expressly agreed that the Financing Sources in their capacities as such shall be third party beneficiaries of this Section 10.13(c) and shall be entitled to enforce the provisions contained in this Section 10.13(c) as if they were a party to this Agreement).

(d)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE FINANCING, OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM), INCLUDING

IN ANY ACTION AGAINST OR BY ANY FINANCING SOURCE IN ITS CAPACITY AS SUCH, INCLUDING ANY ACTION DESCRIBED IN SECTION 10.13(C)(I) IN ANY SUCH COURT DESCRIBED IN SECTION 10.13(C)(I) (IT BEING EXPRESSLY AGREED THAT THE FINANCING SOURCES IN THEIR CAPACITIES AS SUCH SHALL BE THIRD PARTY BENEFICIARIES OF THIS SECTION 10.13(D) AND SHALL BE ENTITLED TO ENFORCE THE PROVISIONS CONTAINED IN THIS SECTION  10.13(D) AS IF THEY WERE A PARTY TO THIS AGREEMENT).

Section 10.14     Third Party Beneficiaries.

Except:

(a)    as provided in Section 7.3;

(b)    as provided in Section 7.9(c);

(c)    as provided in Section 10.5;

(d)    as provided in Section 10.13(c);

(e)    as provided in Section 10.13(d);

(f)    as provided in this Section 10.14; and

(g)    as provided in Section 10.15

this Agreement is not intended to confer upon any person other than Allergan and the AbbVie Parties any rights or remedies under or by reason of this Agreement.

Section 10.15    Waiver of Claims Against Financing Sources. Without limiting in any respect the liabilities of the Financing Sources to AbbVie or its Affiliates, or the remedies of AbbVie or its Affiliates against the Financing Sources under any other agreement to which they are both parties, none of the Financing Sources shall have any liability to the Parties or their Affiliates relating to or arising out of this Agreement, whether at Law or equity, in contract, in tort or otherwise, and neither the Parties nor any of their Affiliates will have any rights or claims against the Financing Sources under this Agreement. Notwithstanding anything herein to the contrary, in no event shall Allergan or its Affiliates be entitled to seek the remedy of specific performance of this Agreement against any of the Financing Sources (it being expressly agreed that the Financing Sources in their capacities as such shall be third party beneficiaries of this Section 10.15 and shall be entitled to enforce the provisions contained in this Section  10.15 as if they were a party to this Agreement).

Section 10.16     Non Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the valid termination of this Agreement pursuant to and in accordance with Article 9, except that (i) Section 7.3 and Article 8 shall survive the Effective Time, and (ii) Section 7.9(c), Sections 9.1(b)-(d) and this Article 10 shall survive the valid termination of this Agreement pursuant to and in accordance with Article 9.

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

GIVEN under the common seal
of ALLERGAN PLC

/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	EVP and Chief Legal Officer and Corporate Secretary

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

SIGNED for and on behalf of
ABBVIE INC. by its authorized signatory:

/s/ Robert A. Michael
Name:	Robert A. Michael
Title:	Senior Vice President, Chief Financial Officer

[Signature Page to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

SIGNED for and on behalf of
VENICE SUBSIDIARY, LLC by its authorized signatory:

/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	Vice President

[Signature Page to Transaction Agreement]

Annex B

APPENDIX III

CONDITIONS OF THE ACQUISITION AND THE SCHEME

The Acquisition and the Scheme will comply with the Takeover Rules and, where relevant, the rules and regulations of the Exchange Act, the Act and the NYSE, and are subject to the terms and conditions set out in this Announcement and to be set out in the Scheme Document. The Acquisition and the Scheme are, to the extent required by the Laws of Ireland, governed by the Laws of Ireland.

The Acquisition and the Scheme will be subject to the conditions set out in this Appendix III.

1.

The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Panel, or such later date as AbbVie and Allergan may, subject to receiving the consent of the Panel and the High Court, in each case if required, agree).

2.	The Scheme will be conditional upon:

(i)

the Scheme having been approved by a majority in number of members of each class of Allergan Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) present and voting either in person or by proxy at the Court Meeting (or at any adjournment or postponement of such meeting) representing, at the Voting Record Time, at least 75% in value of the Allergan Shares of that class held by such Allergan Shareholders present and voting;

(ii)	each of the Required EGM Resolutions having been duly passed by the requisite majority of Allergan Shareholders at the EGM (or at any adjournment or postponement of such meeting);

(iii)

the High Court having sanctioned (without material modification) the Scheme pursuant to Sections 449 to 455 of the Act and the High Court having confirmed the related reduction of capital involved therein (the date on which the condition in this paragraph 2(iii) is satisfied, the “Sanction Date”); and

(iv)

copies of the Court Order and the minute required by Section 86 of the Act in respect of the reduction of capital (referred to in paragraph 2(iii)) having been delivered for registration to the Registrar of Companies and the Court Order and such minute having been registered by the Registrar of Companies.

3.

The AbbVie Parties and Allergan have agreed that, subject to paragraph 6, the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

(i)	the NYSE having approved, and not withdrawn such approval, the listing of all of the Share Consideration to be issued in the Acquisition, subject only to official notice of issuance;

(ii)

the applicable waiting periods under the HSR Act in connection with the Acquisition having expired or been earlier terminated, and, to the extent applicable, any agreement between Allergan and the AbbVie Parties, on the one hand, and the Federal Trade Commission or the Antitrust Division of the United States Department of Justice, on the other hand, not to consummate the Scheme or the Acquisition having expired or been earlier terminated;

(iii)

(a) to the extent that the Acquisition constitutes a concentration within the scope of Council Regulation (EC) No. 139/2004 (the “EC Merger Regulation”) or otherwise constitutes a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow closing of the Acquisition;

(b) the extent that all or part of the Acquisition is referred by the European Commission to the relevant Governmental Entity of one or more member countries of the European Economic Area, such relevant Governmental Entity(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) Condition 3(iii)(a) above (that clause being interpreted mutandis mutatis);

(iv)

all required Clearances of any Governmental Entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the Acquisition, under the Antitrust Laws of each Required Antitrust Jurisdiction;

(v)

(a) no order, writ, decree, judgment, or injunction (whether temporary or permanent) shall have been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no Law other than an order, writ, decree, judgment, or injunction described in clause (a) (excluding, for purposes of this clause (b), any such Antitrust Law of any jurisdiction that is not a Required Antitrust Jurisdiction) in any jurisdiction of competent authority, shall have been enacted, issued, promulgated, enforced or entered and continue in effect and, in the case of each of clauses (a) and (b), restrain, enjoin, make illegal or otherwise prohibit the consummation of the Acquisition; and

(vi)

the Transaction Agreement not having been terminated in accordance with its terms by the applicable Party or Parties as set forth below as a consequence of an event set forth below (such events being the events set out in the Transaction Agreement following the occurrence of which the Transaction Agreement may be terminated in accordance with its terms):

(a)

termination by either Allergan or AbbVie if the Court Meeting or the EGM shall have been completed and the Court Meeting Resolution or the Required EGM Resolutions, as applicable, shall not have been approved by the requisite majorities;

(b)

termination by either Allergan or AbbVie if the Effective Time shall not have occurred by 5:00 p.m., New York City time, on the End Date, provided, that such right to terminate the Transaction Agreement shall not be available to a Party whose breach of any provision of the Transaction Agreement shall have been the primary cause of the failure of the Effective Time to have occurred by such time;

(c)

termination by either Allergan or AbbVie if the High Court shall decline or refuse to sanction the Scheme, unless both Parties agree in writing that the decision of the High Court shall be appealed (it being agreed that Allergan shall make such an appeal if requested to do so in writing by AbbVie and the counsel appointed by AbbVie and by Allergan agree that doing so is a reasonable course of action);

(d)

termination by either Allergan or AbbVie if there shall be in effect any (x) Law other than an order, writ, decree, judgment, or injunction described in clause (y) (whether or not final or appealable) (excluding any such Antitrust Law of any jurisdiction that is not a Required Antitrust Jurisdiction) in any jurisdiction of competent authority or (y) final and non-appealable order, writ, decree, judgment, or injunction issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, that, in the case of each of clauses (x) and (y), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Acquisition; provided that such right to terminate the Transaction Agreement shall not be available to any Party whose breach of any provision of the Transaction Agreement shall have been the primary cause of such Law, order, writ, decree, judgment, or injunction;

(e)

termination by Allergan if any AbbVie Party shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 5(ii) or

5(iii) and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) 30 days following written notice by Allergan thereof;

(f)

termination by Allergan prior to obtaining the Allergan Shareholder Approval if (1) in accordance with Section 5.3 of the Transaction Agreement, the Allergan Board shall have authorized Allergan to terminate the Transaction Agreement in response to an Allergan Superior Proposal and (2) substantially concurrently with such termination, a definitive agreement providing for the consummation of such Allergan Superior Proposal is duly executed and delivered by all parties thereto and, prior to or substantially concurrently with such termination, Allergan pays AbbVie any amounts due under the Expenses Reimbursement Agreement (it being understood that, without limiting Allergan’s obligations under the Expenses Reimbursement Agreement, only such costs and expenses for which AbbVie shall have submitted to Allergan in writing a request for such amounts and written invoices or written documentation supporting such request prior to such termination in accordance with the Expenses Reimbursement Agreement shall be due substantially concurrently with such termination);

(g)

termination by AbbVie if Allergan shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 4(ii) or 4(iii) and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) 30 days following written notice by AbbVie thereof;

(h)	termination by AbbVie if, prior to the receipt of the Allergan Shareholder Approval an Allergan Change of Recommendation shall have occurred; or

(j)	termination by mutual written consent of Allergan and AbbVie.

4.

The AbbVie Parties and Allergan have agreed that, subject to paragraph 6, the AbbVie Parties’ obligation to effect the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Law, waived by AbbVie) on or before the Sanction Date:

(i)

from June 25, 2019 (being the date of this Announcement) to the Sanction Date, there having not been any event, change, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect;

(ii)

(a) the representation and warranty of Allergan set forth in Section 6.1(A)(k)(ii) (Absence of Certain Changes or Events) of the Transaction Agreement having been true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, (b) each of the representations and warranties of Allergan set forth in Sections 6.1(A)(c)(i) (Capitalization), 6.1(A)(d)(i) (Corporate Authority Relative to the Agreement), 6.1(A)(s) (Required Vote of Allergan Shareholders), 6.1(A)(v) (Opinion of Financial Advisor), 6.1(A)(w) (Finders or Brokers) and 6.1(A)(y) (Takeover Statutes) of the Transaction Agreement having been true and correct (read for the purpose of this paragraph 4(ii)(b) without any qualification as to materiality or Allergan Material Adverse Effect therein) in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all material respects as of such particular date), and (c) each of the representations and warranties of Allergan set forth in Section 6.1(A) of the Transaction Agreement (other than those specifically listed in paragraphs 4(ii)(a) or 4(ii)(b)) having been true and correct (read for purposes of this paragraph 4(ii)(c) without any qualification as to materiality or Allergan Material Adverse Effect therein) in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct as of such particular date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, an Allergan Material Adverse Effect;

(iii)

Allergan having performed and complied, in all material respects, with all of the covenants and agreements that the Transaction Agreement requires Allergan to perform or comply with prior to the Sanction Date; and

(iv)	AbbVie having received a certificate from an executive officer of Allergan confirming the satisfaction of the conditions set forth in paragraphs 4(ii) and 4(iii).

5.

The AbbVie Parties and Allergan have agreed that, subject to paragraph 6, Allergan’s obligation to effect the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Law, waived by Allergan) on or before the Sanction Date:

(i)

from June 25, 2019 (being the date of this Announcement) to the Sanction Date, there having not been any event, change, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect;

(ii)

(a) the representation and warranty of AbbVie set forth in Section 6.2(A)(h) (Absence of Certain Changes or Events) of the Transaction Agreement having been true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, (b) each of the representations and warranties of AbbVie set forth in Sections 6.2(A)(b)(i) (Capital Stock) and 6.2(A)(c)(i) (Corporate Authority Relative to the Agreement) of the Transaction Agreement having been true and correct in all material respects (read for the purpose of this paragraph 5(ii)(b) without any qualification as to materiality or AbbVie Material Adverse Effect therein) at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all material respects as of such particular date), and (c) each of the representations and warranties of AbbVie set forth in Section 6.2(A) of the Transaction Agreement (other than those specifically listed in paragraphs 5(ii)(a) or 5(ii)(b)) having been true and correct (read for purposes of this paragraph 5(ii)(c) without any qualification as to materiality or AbbVie Material Adverse Effect therein) in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all respects as of such particular date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, an AbbVie Material Adverse Effect;

(iii)

the AbbVie Parties having performed and complied, in all material respects, with all of the covenants and agreements that the Transaction Agreement requires either of the AbbVie Parties to perform or comply with prior to the Sanction Date; and

(iv)	Allergan having received a certificate from an executive officer of AbbVie confirming the satisfaction of the conditions set forth in paragraphs 5(ii) and 5(iii).

6.	Subject to the requirements of the Panel:

(i)

AbbVie and Allergan reserve the right (but neither Party shall be under any obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that no such waiver shall be effective unless agreed to by both Parties);

(ii)	AbbVie reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 4; and

(iii)	Allergan reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 5.

7.

The Scheme will lapse unless it is effective on or prior to the End Date (or such later date as AbbVie and Allergan may, subject to receiving the consent of the Panel and the High Court, in each case if required, agree).

8.

If AbbVie is required to make an offer for Allergan Shares under the provisions of Rule 9 of the Takeover Rules, AbbVie may make such alterations to any of the Conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9.

AbbVie reserves the right, subject to the prior written consent of the Panel, to effect the Acquisition by way of a Takeover Offer in the circumstances described in and subject to the terms of Section 3.6 of the Transaction Agreement. Without limiting Section 3.6 of the Transaction Agreement, in the event the Acquisition is structured as a Takeover Offer, such offer will be implemented on terms and conditions that are at least as favorable to the Allergan Shareholders and the holders of Allergan Options and Allergan Share Awards as those which would apply in relation to the Scheme (except for an acceptance condition set at 80% of the nominal value of the Allergan Shares to which such an offer relates (and which are not already in the beneficial ownership of AbbVie)).

Annex C

EXPENSES REIMBURSEMENT AGREEMENT

dated as of June 25, 2019

between

ABBVIE INC.

and

ALLERGAN PLC

C-i

EXPENSES REIMBURSEMENT AGREEMENT

THIS EXPENSES REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of June 25, 2019, between AbbVie Inc., a Delaware corporation (hereinafter called “AbbVie”), and Allergan plc, a company incorporated in Ireland with registered number 527629 having its registered office at Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland (hereinafter called “Allergan”).

WHEREAS, AbbVie has agreed to make an offer to acquire Allergan through its direct wholly owned subsidiary, Venice Subsidiary LLC, a Delaware limited liability company (“Acquirer Sub”), on the terms set out in the Rule 2.5 Announcement and the Transaction Agreement, and Allergan has agreed to reimburse certain third party costs and expenses incurred and to be incurred by AbbVie and/or its Subsidiaries for the purposes of, in preparation for or in connection with the Acquisition if the Transaction Agreement is terminated in certain circumstances; and

WHEREAS, this Agreement sets out the agreement between the Parties as to, among other things, the reimbursement in certain circumstances by Allergan of certain costs and expenses incurred and to be incurred by AbbVie and/or its Subsidiaries for the purposes of, in preparation for or in connection with the Acquisition.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions.

As used in this Agreement the following words and expressions have the following meanings:

“AbbVie” has the meaning given to that term in the Preamble.

“AbbVie Group” means AbbVie and all of its Subsidiaries.

“AbbVie Payment Events” has the meaning given to that term in Section 3.2.

“AbbVie Reimbursement Payments” has the meaning given to that term in Section 3.1.

“AbbVie Shares” means the common stock of AbbVie, par value $0.01 per share.

“Acquirer Sub” has the meaning given to that term in the Recitals.

“Acquisition” means the proposed acquisition by Acquirer Sub of Allergan by means of the Scheme or the Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time) including the issuance by AbbVie of the aggregate Share Consideration and payment by Acquirer Sub of the aggregate Cash Consideration pursuant to the Scheme or the Takeover Offer, in each case, as described in the Rule 2.5 Announcement and as provided for in the Transaction Agreement.

“Act” means the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with, the Act and every statutory modification and reenactment thereof for the time being in force.

“Agreement” has the meaning given to that term in the Preamble.

“Allergan” has the meaning given to that term in the Preamble.

“Allergan Alternative Proposal” means any bona fide proposal or offer (including non-binding proposals or offers) from any Person or Group, other than AbbVie and its Subsidiaries or any of its Concert Parties, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Allergan or any of its Subsidiaries (including equity securities of Subsidiaries) equal to twenty percent (20%) or more of the consolidated assets of Allergan, or to which twenty percent (20%) or more of the revenues or earnings of Allergan on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (ii) direct or indirect acquisition (including by scheme of arrangement or takeover offer) or issuance (whether in a single transaction or a series of related transactions) of twenty percent (20%) or more of any class of equity or voting securities of Allergan, (iii) scheme of arrangement, tender offer, takeover offer or exchange offer that, if consummated, would result in a Person or Group beneficially owning twenty percent (20%) or more of any class of equity or voting securities of Allergan, or (iv) scheme of arrangement, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction involving Allergan or any of its Subsidiaries, under which a Person or Group or, in the case of clause (B) below, the shareholders or equityholders of any Person or Group would, directly or indirectly, (A) acquire assets equal to twenty percent (20%) or more of the consolidated assets of Allergan, or to which 20% or more of the revenues or earnings of Allergan on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, or (B) immediately after giving effect to such transactions, beneficially own twenty percent (20%) or more of any class of equity or voting securities of Allergan or the surviving or resulting Person (including any parent Person) in such transaction.

“Allergan Board” means the board of directors of Allergan.

“Allergan Group” means Allergan and all of its Subsidiaries.

“Allergan Shareholder Approval” means (i) the approval of the Scheme by a majority in number of members of each class of Allergan Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing, at the relevant voting record time, at least seventy five percent (75%) in value of the Allergan Shares of that class held by Allergan Shareholders who are members of that class and that are present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting) and (ii) the Required EGM Resolutions being duly passed by the requisite majorities of Allergan Shareholders at the EGM (or at any adjournment or postponement of such meeting).

“Allergan Shareholders” means the holders of Allergan Shares.

“Allergan Shares” means the ordinary shares of Allergan, par value US$0.0001 per share.

“Allergan Superior Proposal” means any bona fide, written Allergan Alternative Proposal (other than an Allergan Alternative Proposal which has resulted from a breach in any material respect of Section 5.3 of the Transaction Agreement) (with all references to “twenty percent (20%)” in the definition of Allergan Alternative Proposal being deemed to be references to “fifty percent (50%)”) on terms that the Allergan Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the Allergan Alternative Proposal that the Allergan Board considers to be appropriate (including the identity of the Person making the Allergan Alternative Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing), is more favorable to the Allergan Shareholders from a financial point of view than the Acquisition (taking into account any proposal by AbbVie to amend the terms of the Transaction Agreement).

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all other federal, state and foreign applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Ireland or in New York are authorized or required by applicable Law to be closed.

“Cap” has the meaning given to that term in Section 3.1.

“Cash Consideration” means US$120.30 in cash per Allergan Share (as it may be adjusted pursuant to Section 8.1(c)(v) of the Transaction Agreement).

“Concert Parties” means such Persons as are deemed to be Acting in Concert (as defined in the Irish Takeover Panel Act 1997) with AbbVie pursuant to Rule 3.3 of Part A of the Takeover Rules.

“Conditions” means the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Appendix III of the Rule 2.5 Announcement, and “Condition” means any one of the Conditions.

“Court Meeting” means the meeting or meetings of the Allergan Shareholders or, if applicable, the meeting or meetings of any class or classes of Allergan Shareholders (and, in each case, any adjournment or postponement thereof) convened by (i) resolution of the Allergan Board or (ii) order of the High Court, in either case, pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment).

“Court Meeting Resolution” means the resolution to be proposed at the Court Meeting for the purposes of approving and implementing the Scheme.

“Court Order” means the Order or Orders of the High Court sanctioning the Scheme under Section 453 of the Act and confirming the reduction of capital that forms part of it under Sections 84 and 85 of the Act.

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has become (or has been declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“EGM” means the extraordinary general meeting of the Allergan Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded (it being understood that if the Court Meeting is adjourned or postponed, the EGM shall be correspondingly adjourned or postponed).

“EGM Resolutions” means, collectively, the following resolutions to be proposed at the EGM: (i) an ordinary resolution to approve the Scheme and to authorize the Allergan Board to take all such action as it considers necessary or appropriate to implement the Scheme; (ii) a special resolution to cancel, subject to the approval of the High Court, the issued share capital of Allergan (other than any Allergan Shares held by any member of the AbbVie Group); (iii) an ordinary resolution authorizing the Allergan Board to allot new ordinary shares to Acquirer Sub pursuant to the Transaction Agreement and the Scheme by capitalization of the reserve arising from the cancellation of the issued share capital of Allergan pursuant to the resolution described in clause (ii); (iv) a special resolution amending the Allergan Memorandum and Articles of Association in accordance with Section 4.5 of the Transaction Agreement (the resolutions described in the foregoing clauses (i) through (iv), the “Required EGM Resolutions”); (v) an ordinary resolution that any motion by the Chairperson of the Allergan Board to adjourn or postpone the EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Scheme or any of the Required EGM Resolutions to be approved; and (vi) any other resolutions as Allergan reasonably determines to be necessary or desirable for the purposes of implementing the Acquisition as have been approved by AbbVie (such approval not to be unreasonably withheld, conditioned or delayed).

“End Date” means June 25, 2020; provided, that if as of such date any of Conditions 3(ii), 3(iii), 3(iv) or 3(v) (with respect to Condition 3(v), only if the failure of such Condition to have been satisfied as of such date is an Order or Law under any Antitrust Law) have not been satisfied, and on such date all other Conditions (other than Conditions 2(iii) and 2(iv)) have been satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) or would be satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) if the Acquisition were completed on such date, the “End Date” shall be September 25, 2020.

“Governmental Entity” means any United States, Irish or other foreign or supranational, federal, state or local governmental commission, board, body, division, political subdivision, bureau or other regulatory authority or agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank, public international organization or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including the Panel, the High Court, the SEC, and each Allergan Regulatory Agency.

“Group” means a “group” as defined in Section 13(d) of the United States Securities Exchange Act of 1934.

“High Court” means the High Court of Ireland.

“Irrecoverable VAT” means in relation to any Person, any amount in respect of VAT which that Person (or a member of the same VAT Group as that Person) has incurred and in respect of which neither that Person nor any other member of the same VAT Group as that Person is entitled to a refund (by way of credit or repayment) from any relevant Tax Authority pursuant to and determined in accordance with section 59 of the Value Added Tax Consolidation Act 2010 or similar provision in any other jurisdiction.

“Law” means any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, executive order or agency requirement of any Governmental Entity.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).

“Parties” means Allergan and AbbVie and “Party” shall mean either Allergan, on the one hand, or AbbVie, on the other hand (as the context requires).

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision.

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland.

“Representatives” means, in relation to any Person, the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or other representatives of such Person.

“Rule 2.5 Announcement” means the announcement to be made by the Parties pursuant to Rule 2.5 of the Takeover Rules for the purposes of the Acquisition, in the form agreed to by on or on behalf of the Parties.

“Scheme” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act and the capital reduction under Sections 84 and 85 of the Act to effect the Acquisition pursuant to the Transaction Agreement, on such terms and in such form as is consistent with the terms agreed to by the Parties as set out in the Rule 2.5 Announcement, including any revision thereof as may be agreed between the Parties in writing, and, if required, by the High Court.

“Scheme Consideration” means, collectively, the Cash Consideration and the Share Consideration, the value of which shall be determined as of the date of the Transaction Agreement.

“Scheme Recommendation” means the recommendation of the Allergan Board that Allergan Shareholders vote in favor of the resolutions to be proposed at the EGM required to effect the Scheme and in favor of the Court Meeting Resolution.

“Share Consideration” means 0.8660 of an AbbVie Share in respect of each Allergan Share subject to the Scheme (as may be adjusted pursuant to Section 8.1(c)(v) of the Transaction Agreement).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Takeover Offer” means an offer in accordance with Section 3.6 of the Transaction Agreement for the entire issued share capital of Allergan (other than any Allergan Shares beneficially owned by AbbVie or any member of the AbbVie Group (if any) and any Allergan Shares held by any member of the Allergan Group) including any amendment or revision thereto pursuant to the Transaction Agreement, the full terms of which would be set out in the Takeover Offer Document or (as the case may be) any revised offer documents.

“Takeover Offer Document” means, if, following the date of the Transaction Agreement, AbbVie elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6 of the Transaction Agreement, the document to be despatched to Allergan Shareholders and others jointly by AbbVie and Acquirer Sub containing, among other things, the Takeover Offer, the Conditions (except as AbbVie determines pursuant to and in accordance with Section 3.6 of the Transaction Agreement not to be appropriate in the case of a Takeover Offer) and certain information about AbbVie, Acquirer Sub and Allergan and, where the context so requires, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer.

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules, 2013.

“Tax Authority” means any Governmental Entity responsible for the assessment, collection or enforcement of laws relating to Taxes (including the United States Internal Revenue Service and the Irish Revenue Commissioners and any similar state, local, or non-U.S. revenue agency).

“Transaction Agreement”, the transaction agreement dated June 25, 2019 by and among Allergan, AbbVie, and Acquirer Sub.

“VAT” means any tax imposed by any member state of the European Community in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC) and any tax similar to or replacing the same.

“VAT Group” means a group as defined in Section 15 of the Value Added Tax Consolidation Act 2010 and any similar VAT grouping arrangement in any other jurisdiction.

“Willful Breach” means a material breach of this Agreement or the Transaction Agreement that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or such omission to take action would be a material breach of such agreement.

Section 1.2    Construction. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (v) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (vi) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (viii) references to any Person include the successors and permitted assigns of that Person; (ix) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (x) any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term; (xi) references to times are to New York City times unless otherwise specified; and (xii) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE 2

PRE-CONDITION

This Agreement shall not have effect unless and until the Rule 2.5 Announcement has been issued.

ARTICLE 3

ABBVIE REIMBURSEMENT

Section 3.1    Reimbursement Payments. Subject to Article 2 and to the other provisions of this Agreement, Allergan agrees to pay to AbbVie, if any AbbVie Payment Event occurs, an amount equal to all documented, specific, quantifiable third party costs and expenses incurred, directly or indirectly, by AbbVie and/or its Subsidiaries, or on their behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including third party costs and expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence, the arrangement of financing and the engagement of third party Representatives to assist in the process (the payments provided for in this Section 3.1, the “AbbVie Reimbursement Payments”); provided, that the aggregate gross amount payable to AbbVie pursuant to this Agreement shall not, in any event, exceed an amount equal to one percent (1%) of the aggregate value of the total Scheme Consideration payable with respect to the Allergan Shares in connection with the Acquisition (excluding, for clarity, any interest in such share capital of Allergan held by AbbVie or any Concert Parties of AbbVie) as ascribed by the terms of the Acquisition as set out in the Rule 2.5 Announcement (the “Cap”). The amount payable by Allergan to AbbVie under this Section 3.1 will exclude any amounts in respect of VAT incurred by AbbVie attributable to such third party costs other than Irrecoverable VAT incurred by AbbVie.

Section 3.2    Payment Events. The “AbbVie Payment Events” are where the Parties have issued the Rule 2.5 Announcement and:

(a)    the Transaction Agreement is terminated (in accordance with Section 9.1(a) of the Transaction Agreement):

(i)    by AbbVie at any time prior to the receipt of the Allergan Shareholder Approval, due to an “Allergan Change of Recommendation” (under Section 5.3 of the Transaction Agreement) having occurred; or

(ii)    by Allergan, at any time prior to obtaining the Allergan Shareholder Approval, in response to an Allergan Superior Proposal in compliance with Section 5.3 of the Transaction Agreement and, substantially concurrently with such termination, a written definitive agreement providing for the consummation of the transactions contemplated by such Allergan Superior Proposal is duly executed and delivered by Allergan and all other parties thereto; or

(b)    all of the following occur:

(i)    the Transaction Agreement is terminated (x) by AbbVie if Allergan breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement, which breach or failure to perform (1) would have resulted in a failure of Condition 4(iii) and (2) was not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (A) the End Date and (B) 30 days following written notice by AbbVie thereof (such termination, a “Breach Termination”) or (y) by AbbVie or Allergan, if the Court Meeting or the EGM was completed and the Court Meeting Resolution or the Required EGM Resolutions, as applicable, were not approved by the requisite majorities; and

(ii)    prior to the Court Meeting, an Allergan Alternative Proposal was publicly disclosed or announced (or, in the case of a Breach Termination, was made publicly or privately to the Allergan Board), or any person shall have publicly announced an intention (whether or not conditional) to make an Allergan Alternative Proposal (it being understood that, for purposes of this Section 3.2(b)(ii) and Section 3.2(b)(iii) below, references to “twenty percent (20%)” in the definition of Allergan Alternative Proposal shall be deemed to refer to “fifty percent (50)%”); and

(iii)    (x) an Allergan Alternative Proposal is consummated within twelve months after such termination, or (y) a definitive agreement providing for an Allergan Alternative Proposal is entered into within twelve months after such termination and is subsequently consummated, in the case of each of clauses (x) and (y), regardless of whether such Allergan Alternative Proposal is the same Allergan Alternative Proposal referred to in Section 3.2(b)(ii).

Section 3.3    Requests for Reimbursement. Each request by AbbVie for an AbbVie Reimbursement Payment shall be (a) submitted in writing to Allergan no later than 60 calendar days following the occurrence of the applicable AbbVie Payment Event; (b) accompanied by written invoices or written documentation supporting the request for an AbbVie Reimbursement Payment; and (c) subject to compliance with Section 3.3(b), satisfied in full by payment in full by Allergan to AbbVie in cleared, immediately available funds within seven calendar days following such receipt of such invoices or documentation.

Section 3.4    VAT. AbbVie and Allergan consider that any amounts payable hereunder do not represent consideration for a taxable supply. If and to the extent that any relevant Tax Authority determines that any AbbVie Reimbursement Payment is consideration for a taxable supply and that Allergan (or any member of a VAT Group of which Allergan is a member) is liable to account to a Tax Authority for VAT in respect of such supply and such VAT is Irrecoverable VAT, then:

(a)    the AbbVie Reimbursement Payment shall be deemed to be exclusive of any VAT and any VAT shall be due and payable by Allergan or the relevant member of a VAT Group of which Allergan is a member to a Tax Authority in addition to the AbbVie Reimbursement Payment, in accordance with applicable VAT Law (subject to the provisions of Section 3.4(b) and (c) below);

(b)    the sum of the total amount payable by Allergan by way of any AbbVie Reimbursement Payment, together with any Irrecoverable VAT arising in respect of the supply for which the AbbVie Reimbursement Payment is consideration (“Allergan Irrecoverable VAT”), shall not exceed the Cap and the total amount of the AbbVie Reimbursement Payment shall be reduced to ensure such; and

(c)    to the extent that Allergan has already paid amounts in respect of any AbbVie Reimbursement Payment the sum of which, when combined with any Allergan Irrecoverable VAT, exceeds the Cap, AbbVie shall repay to Allergan, by way of a reduction in the amount of the AbbVie Reimbursement Payment, an amount necessary to ensure that the sum of the total remaining AbbVie Reimbursement Payment combined with any Allergan Irrecoverable VAT arising in connection with such does not exceed the Cap.

AbbVie shall (and shall procure that any applicable member of the AbbVie Group shall) accommodate any reasonable action that Allergan requests, in writing and without delay, to avoid, dispute, defend, resist, appeal or compromise any determination of a Tax Authority that the AbbVie Reimbursement Payment is consideration for a taxable supply for VAT purposes and/or that Allergan or any member of the Allergan Group is liable to account to the relevant Tax Authority for VAT in respect of such supply and/or that all or any part of such VAT is Irrecoverable VAT.

Section 3.5    Recovered VAT. If AbbVie makes any payments to Allergan under Section 3.4, and after making such a payment, Allergan becomes entitled to recover all, or any part, of the Allergan Irrecoverable VAT from the relevant Tax Authority, Allergan shall notify AbbVie without delay and, as soon as practicable, repay to AbbVie the lesser of:

(a)    the amount recovered (whether by way of credit or refund) from the Tax Authority; and

(b)    the sum paid by AbbVie to Allergan under Section 3.4.

Section 3.6    Outside the European Union. AbbVie confirms that it is established outside of the European Union for VAT purposes.

ARTICLE 4

GENERAL

Section 4.1    Governing Law.

(a)    This Agreement and all disputes, claims, actions, suits or proceedings (collectively, “Actions”) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware; provided, however, that the Laws of Ireland shall apply solely to the extent any provision hereof, or transaction contemplated hereby, is required by the Laws of Ireland to be governed by, and construed in accordance with, the Laws of Ireland (such provisions or transactions, the “Irish Matters”).

(b)    Each of the Parties irrevocably agrees that the state and federal courts sitting in the State of Delaware, and any appellate courts therefrom, are to have exclusive jurisdiction with respect to any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts and waives, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall therefore be brought in the state and federal courts sitting in the State of Delaware, and any appellate courts therefrom. Notwithstanding the forgoing, any Irish Matter shall be subject to the jurisdiction of the High Court and any appellate courts therefrom.

Section 4.2    Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by hand delivery, facsimile process, e-mail or otherwise).

Section 4.3    Notices.

(a)    Any notice or other document to be served under this Agreement may be delivered by overnight delivery service (with proof of service) or hand delivery, or sent in writing (including facsimile or email transmission), to the Party to be served as follows:

(i) if to AbbVie, to:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064-6400
Attention: Laura J. Schumacher, Vice Chairman, External Affairs and
Chief Legal Officer
Facsimile: (847) 935-3294

with copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Fax:	(212) 446-4900
Email:	eric.schiele@kirkland.com
jonathan.davis@kirkland.com
Attention:	Eric Schiele, P.C.
Jonathan L. Davis, P.C.

and

McCann FitzGerald
Riverside One, Sir John Rogerson’s Quay
Dublin 2, D02 X576, Ireland
Fax:	(+353) 1 829 0010
Email:	stephen.fitzsimons@mccannfitzgerald.com;
david.byers@mccannfitzgerald.com
Attention:	Stephen FitzSimons
David Byers

(ii) if to Allergan, to:

Allergan plc
Clonshaugh Business and Technology Park,
Coolock, Dublin, D17 E400, Ireland
Fax:	(862) 261-8223
Attention:	Executive Vice President, Chief Legal Officer and Corporate
Secretary

with copy to:

Allergan plc
5 Giralda Farms
Madison, New Jersey 07940
Fax:	(862) 261-8223
Attention:	Executive Vice President, Chief Legal Officer and Corporate
Secretary

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax:	(212) 403-2000
Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
ETetelbaum@wlrk.com
Attention:	Andrew R. Brownstein, Esq.
Igor Kirman, Esq.
Elina Tetelbaum, Esq.

and

Arthur Cox
Ten Earlsfort Terrace
D02 T380, Dublin, Ireland
Fax:	(+353) 1 920-1020
Email:	geoff.moore@arthurcox.com
cian.mccourt@arthurcox.com
john.barrett@arthurcox.com
Attention:	Geoff Moore
Cian McCourt
John Barrett

or such other postal or email address or fax number as it may have notified to the other Party in writing in accordance with the provisions of this Section 4.3.

(iii)    All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (addressee’s local time) on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 4.4    Severability.

(a)    If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an equitable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible in accordance with applicable Law.

(b)    If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair: (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or (ii) the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this Agreement.

Section 4.5    Amendments. No amendment of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by each Party.

Section 4.6    Due Authorization. Each Party hereto represents and warrants to the other that, assuming due authorization, execution and delivery by the other Party hereto, this Agreement constitutes the valid and binding obligation of that Party.

Section 4.7    Transaction Agreement. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Transaction Agreement, this Agreement shall control.

Section 4.8    Willful Breach. Upon AbbVie becoming entitled to an AbbVie Reimbursement Payment, Allergan shall have no further liability in connection with the valid termination of the Transaction Agreement (for the avoidance of doubt, other than the obligation to pay the AbbVie Reimbursement Payments pursuant to this Agreement), whether under the Transaction Agreement or this Agreement or otherwise, to AbbVie, its Subsidiaries or its shareholders; provided, that nothing herein shall release any Party from liability (including any monetary damages or other appropriate remedy) for Willful Breach, for fraud or as provided for in the Confidentiality Agreement.

IN WITNESS whereof the Parties hereto have caused this Agreement to be executed and delivered as a Deed on the day and year first before WRITTEN.

GIVEN under the common seal of ALLERGAN PLC

/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: EVP and Chief Legal Officer and Corporate Secretary

[Signature Page to Expenses Reimbursement Agreement]

IN WITNESS whereof the Parties hereto have caused this Agreement to be executed and delivered as a Deed on the day and year first before WRITTEN.

SIGNED for and on behalf of
ABBVIE INC.

/s/ Robert A. Michael
Name: Robert A. Michael
Title: Senior Vice President, Chief Financial Officer

[Signature Page to Expenses Reimbursement Agreement]

Annex D

June 24, 2019

The Board of Directors

Allergan plc

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of ordinary shares, par value $0.0001 per share (the “Company Ordinary Shares”), of Allergan plc (the “Company”) of the consideration to be paid to such holders in the Transaction (as defined below). Pursuant to the Transaction Agreement (the “Agreement”), among the Company, AbbVie Inc. (the “Acquiror”) and Venice Subsidiary, LLC, a direct wholly-owned subsidiary of the Acquiror (“Acquiror Sub”), the Company, the Acquiror and Acquiror Sub will implement a scheme of arrangement under Sections 449 to 455 of the Companies Act 2014 of Ireland, as amended (the “Act”), and the capital reduction of the Company under Sections 84 and 85 of the Act necessary to effect the proposed scheme of arrangement, pursuant to which the Company will be acquired by Acquiror Sub and become a wholly owned indirect subsidiary of the Acquiror, or, in the event a competing acquisition proposal is announced, the Acquiror may elect to make a takeover offer, followed by a compulsory acquisition of the remaining untendered shares of the Company (the “Transaction”). At the effective time of the Transaction, each outstanding share of the Company Ordinary Shares, other than shares of the Company Ordinary Shares held in treasury or owned by the Acquiror, Acquiror Sub or any subsidiaries of the Acquiror, will be converted into the right to receive (x) 0.8660 shares of common stock, par value $0.01 per share, of the Acquiror (the “Acquiror Stock Consideration” and the “Acquiror Common Stock”, respectively) and (y) an amount in cash equal to U.S.$120.30 (the “Acquiror Cash Consideration” and, together with the Acquiror Stock Consideration, the “Consideration”); provided that, if the Transaction would result in the issuance of Acquiror Common Stock in excess of 19.99% of Acquiror’s Common Stock outstanding immediately prior to the Transaction (the “Share Cap”), (i) the amount of Acquiror Common Stock issued per Company Ordinary Shares shall be reduced by a number (the “Modification Number”) such that the number of Acquiror Common Stock issuable in the Transaction shall not exceed the Share Cap and (ii) the Acquiror Cash Consideration shall be increased by an amount equal to the Modification Number multiplied by the volume weighted average price of the Acquiror Common Stock for a ten trading day period prior to the Completion Date, as defined in the Agreement (the “Exchange Ratio Adjustment”).

In connection with preparing our opinion, we have (i) reviewed the draft of the Agreement dated June 24, 2019 and the draft of the Expenses Reimbursement Agreement dated June 23, 2019 (as defined in the Agreement); (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Ordinary Shares and the Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Company and the Acquiror relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

We have also assumed that there will be no Exchange Ratio Adjustment and that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Ordinary Shares in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Ordinary Shares in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Ordinary Shares or the Acquiror Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on an offering of debt securities of a subsidiary of the Company in November 2018. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on a revolving credit facility of the Acquiror in August 2018 and acting as joint lead bookrunner on an offering of debt securities of the Acquiror in September 2018. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Acquiror, for which it receives customary compensation or other financial benefits. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Ordinary Shares in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. MORGAN SECURITIES LLC

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

PRELIMINARY PROXY CARD (FRONT SIDE)—SUBJECT TO COMPLETION

ALLERGAN PLC

FORM OF PROXY

COURT MEETING OF THE SCHEME SHAREHOLDERS

[                    ], 2019, [            ] [AM/PM] local time

This proxy is solicited by the Board of Directors

The Irish High Court has fixed ([                    ]) on ([                    ], 2019) as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Court Meeting of the Scheme Shareholders (as defined in the proposed scheme of arrangement referred to in the Notice convening the meeting to which this Form of Proxy relates) convened by order of the Irish High Court pursuant to Section 450(3) of the Companies Act 2014 (the “Court Meeting”). Only shareholders of record at ([                    ]) on ([                    ], 2019) will be entitled to receive notice of and to attend, speak and vote at the Court Meeting or any adjournment thereof. Your attention is directed to the proxy statement for more complete information regarding the matters to be acted upon at the Court Meeting.

The Board of Directors recommends that you vote “FOR” the proposed resolution.

The proxy statement is available at www.materials.proxyvote.com.

You may vote the shares in person at the Court Meeting. Whether or not you plan to attend the Court Meeting, we encourage you to vote the shares: (i) by accessing the Internet site www.proxyvote.com up until 3:59 p.m. Eastern Time (in the U.S.) on [                    , (ii) by calling the toll-free telephone number 1-800-690-6903 to submit your proxy up until 3:59 p.m. Eastern Time (in the U.S.) on [                    ], or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope as quickly as possible, to be received by 3:59 p.m. Eastern Time (in the U.S.) on [                    ] (which will be forwarded to Allergan plc’s registered address electronically). This proxy card can also be handed to the Chairman of the Court Meeting before the start of the Court Meeting.

A shareholder entitled to attend and vote is entitled, using the form provided (or the form in section 184 of the Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Court Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than the Board of Directors, please contact our Corporate Secretary and also note that your nominated proxy must attend the Court Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted at the discretion of the Chairman of the Court Meeting.

PRELIMINARY PROXY CARD (REVERSE SIDE)—SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Approve the scheme of arrangement	FOR	AGAINST	ABSTAIN
	☐	☐	☐

The signatory (or signatories) hereto acknowledge(s) receipt of the Notice of Court Meeting and the accompanying proxy statement and revoking any proxy or voting instructions previously given, hereby appoint(s) Brent L. Saunders and A. Robert D. Bailey as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and vote at the Court Meeting (and at any adjournments thereof) all of the ordinary shares held by the undersigned at [                    ] on [                    ], 2019, as indicated above.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or attorney or under its common seal.

Please indicate if you plan to attend this meeting.             Yes            No

Signature PLEASE SIGN WITHIN BOX	Date	Signature (Joint Owners)
Date

PRELIMINARY PROXY CARD (FRONT SIDE)—SUBJECT TO COMPLETION

ALLERGAN PLC

FORM OF PROXY

EXTRAORDINARY GENERAL MEETING

[                    ], 2019, [            ] [AM/PM] local time*

*(or, if later, as soon as possible after the conclusion or adjournment of the Court Meeting)

This proxy is solicited by the Board of Directors

The Board of Directors has fixed [                    ] on [                    ], 2019 as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Extraordinary General Meeting. Only shareholders of record at [                    ] on [                    ], 2019 will be entitled to receive notice of and to attend, speak and vote at the Extraordinary General Meeting or any adjournment thereof. Your attention is directed to the proxy statement for more complete information regarding the matters to be acted upon at the Extraordinary General Meeting.

The Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5 and 6.

The proxy statement is available at www.materials.proxyvote.com.

You may vote the shares in person at the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, we encourage you to vote the shares: (i) by accessing the internet site www.proxyvote.com up until 3:59 p.m. Eastern Time (in the U.S.) on [                    ], (ii) by calling the toll-free telephone number 1-800-690-6903 to submit your proxy up until 3:59 p.m. Eastern Time (in the U.S.) on [                    ], or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope as quickly as possible, to be received by 3:59 p.m. Eastern Time (in the U.S.) on [                    ] (which will be forwarded to Allergan plc’s registered address electronically). This proxy card can also be handed to the Chairman of the Extraordinary General Meeting before the start of the Extraordinary General Meeting.

A shareholder entitled to attend and vote is entitled, using the form provided (or the form in section 184 of the Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than the Board of Directors, please contact our Corporate Secretary and also note that your nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted at the discretion of the Chairman of the Extraordinary General Meeting.

PRELIMINARY PROXY CARD (REVERSE SIDE)—SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Approve the scheme of arrangement and authorize the directors of Allergan plc to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  Approve the cancellation of any Allergan plc ordinary shares in issue at 11:59 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Allergan plc ordinary shares which are held from time to time by AbbVie Inc., Acquirer Sub (as defined in the scheme of arrangement) or any other subsidiary of AbbVie Inc., if any.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Authorize the directors of Allergan plc to allot and issue new Allergan plc shares, fully paid up, to Acquirer Sub and/or its nominee(s) in connection with effecting the scheme.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  Amend the articles of association of Allergan plc so that any ordinary shares of Allergan plc that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Acquirer Sub or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Acquirer Sub and/or its nominee(s) for the scheme consideration.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Approve, on a non-binding, advisory basis, specified compensatory arrangements between Allergan plc and its named executive officers relating to the transaction.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.  Approve any motion by the Chairman to adjourn the extraordinary general meeting, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the extraordinary general meeting to approve resolutions 1 through 4.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The signatory (or signatories) hereto acknowledge(s) receipt of the Notice of Extraordinary General Meeting and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoint(s) Brent L. Saunders and A. Robert D. Bailey as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and vote at the Extraordinary General Meeting (and at any adjournments thereof) all of the ordinary shares held by the undersigned at [                    ] on [                    ], 2019, in each case as indicated above.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or attorney or under its common seal.

Please indicate if you plan to attend this meeting.            Yes            No

Signature PLEASE SIGN WITHIN BOX	Date	Signature (Joint Owners)
Date